Filed pursuant to Rule 424(b)(3)

Registration No. 333-282004

Rezolve AI Limited

Up to 7,499,994 Ordinary Shares (for issuance)

Up to 185,068,790 Ordinary Shares (for resale)

This prospectus relates to the issuance by us of up to 7,499,994 ordinary shares, par value £0.0001 (“Ordinary Shares”), issuable upon the exercise of public warrants to purchase Ordinary Shares at a price of $11.50 per share (“Public Warrants”).

We are also registering for resale by certain selling securityholders named herein (the “Selling Holders”) an aggregate of up to 185,068,790 Ordinary Shares, consisting of (i) up to 122,655,854 Ordinary Shares; (ii) up to 569,982 Ordinary Shares issuable upon the exercise of private warrants to purchase Ordinary Shares at a price of $8.00 per share (“Private Warrants” and together with the Public Warrants, the "Warrants"); (iii) 20,895,861 Ordinary Shares issuable upon the conversion of the Convertible Notes (as defined herein); (iv) 15,374,145 Ordinary Shares issuable pursuant to the advanced subscription agreements; (v) 4,838,779 Ordinary Shares issuable pursuant to an agreement with YA II PN, LTD; (vi) up to 1,071,429 Ordinary Shares issuable upon conversion of the YA Notes (as defined herein); (vii) up 400,625 Ordinary Shares issuable pursuant to the Northland Note (as defined herein) and (viii) 545,373 Ordinary Shares issuable upon the conversion of the Promissory Notes (as defined herein).

Certain of the Selling Holders may have acquired the securities registered hereunder at prices substantially below current market prices and may therefore have incentive to sell their securities in this offering. Public securityholders who purchased their Rezolve securities at higher prices than the Selling Holders may experience lower rates of return (if any) than the Selling Holders, due to differences in purchase prices and the potential trading price at which they may be able to sell (see “Risk Factors —  Risks Related to Ownership of Ordinary Shares and Rezolve Operating as a Public Company —  The trading price of Ordinary Shares could be volatile, and the value of Ordinary Shares may decline.”). The Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Holders represent approximately 107.48% of the outstanding Ordinary Shares as of the date of this prospectus, assuming the exercise of all Warrants. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Holders pursuant to this prospectus, the sale of shares by the Selling Holders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of the Ordinary Shares or result in a significant decline in the public trading price of the Ordinary Shares.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Holders may offer or sell the securities. More specific terms of any securities that the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Holders pursuant to this prospectus. We also will not receive any proceeds from the issuance of the Ordinary Shares by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants to the extent such Warrants are exercised for cash. However, as of the date of this prospectus, the Public Warrants are “out-of-the money,” which means that the trading price of Ordinary Shares underlying the Public Warrants is below the $11.50 exercise price of the Public Warrants. For so long as the Public Warrants remain “out-of-the money,” we do not expect warrant holders to exercise their Public Warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the risk factor entitled “There can be no assurance that the Public Warrants will ever be in the money at the time they become exercisable or otherwise, and they may expire worthless” for more information. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus. Our registration of the securities covered by this prospectus does not mean that either the Selling Holders will issue, offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

The Ordinary Shares and the Public Warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “RZLV” and “RZLVW,” respectively. On November 26, 2024, the closing price of the Ordinary Shares was $2.24 per share and the closing price of the Public Warrants was $0.1201 per warrant.

Given the substantial amount of redemptions in connection with the Business Combination, and the relative lack of liquidity in our stock, sales of the Ordinary Shares under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

Investing in our securities involves risks. See “Risk Factors” beginning on page 12 and in any applicable prospectus supplement.

None of the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 27, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-l that we filed with the SEC using a “shelf’ registration process. Under this shelf registration process, we and the Selling Holders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 7,499,994 Ordinary Shares upon exercise of the Public Warrants. The Selling Holders may use the shelf registration statement to sell up to an aggregate of 185,068,790 Ordinary Shares from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Ordinary Shares and/or warrants being offered and the terms of the offering the Selling Holders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On August 15, 2024 (the “Closing Date”) Armada Acquisition Corp. I, a Delaware corporation (“Armada”), Rezolve AI Limited, a private limited company registered under the laws of England and Wales with registration number 14573691 (the “Company” or “Rezolve”) and Rezolve Merger Sub, Inc., a Delaware corporation (“Rezolve Merger Sub”), consummated the business combination pursuant to the terms of the Business Combination Agreement, dated as of December 17, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (i) on July 4, 2024, Rezolve Limited, a private limited company organized under the laws of England and Wales ("Rezolve Limited") effected a pre-Closing demerger (the “Pre-Closing Demerger”) pursuant to UK legislation under which (x) part of Rezolve Limited’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch) were transferred to the Company in exchange for the issue by the Company of shares of the same classes as in Rezolve Limited for distribution among the original shareholders of Rezolve Limited in proportion to their holdings of shares of each class in Rezolve Limited as at immediately prior to the Pre-Closing Demerger, (y) the Company assumed the secured convertible notes issued by Rezolve Limited and (z) Rezolve Limited was wound up, (ii) on the Closing Date, the Company effected a company reorganization whereby the Company’s series A shares were reclassified as Ordinary Shares and (iii) on the Closing Date, Armada merged with and into Rezolve Merger Sub, with Armada surviving as a wholly owned subsidiary of Rezolve, with shareholders of Armada receiving Ordinary Shares in exchange for their existing Armada common stock and Armada warrant holders having their warrants automatically exchanged for warrants of Rezolve. Upon the closing of the Business Combination, the Company became the direct parent of Armada.

The directors of the Company have taken all reasonable care to ensure that the facts stated in this prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether or facts or of opinion. The directors accept responsibility accordingly.

It should be remembered that the price of securities and the income from them can go down as well as up.

If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant or financial adviser.

Unless the context indicates otherwise, references to the “Company,” “Rezolve,” “we,” “us” and “our”, prior to the Pre-Closing Demerger, refer to Rezolve Limited and after the Pre-Closing Demerger, Rezolve AI Limited, including its subsidiaries.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market and Industry Data

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

SELECTED DEFINITIONS

Terms defined in the body of this document shall have the meanings attributed to them therein and in addition the following terms shall have the following meanings:

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“Armada” means Armada Acquisition Corp. I, a Delaware corporation;
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“Armada Common Stock” means, prior to the Business Combination, an issued and outstanding share of common stock of Armada;
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“Armada Unit” means, prior to the Business Combination, an issued and outstanding unit of Armada;
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“Armada Warrant” means, prior to the Business Combination, an issued and outstanding warrant of Armada;
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“Articles” means Rezolve’s articles of association;
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“Business Combination Agreement” means the business combination agreement dated as of December 17, 2021, as amended on November 10, 2022 and as further amended and restated on June 16, 2023, as amended on August 4, 2023, and as may be amended from time to time, by and among Armada, Rezolve Limited, Rezolve and Rezolve Merger Sub;
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“Channels” means the Rezolve’s distribution partners who distribute Rezolve’s offerings and services;
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“Closing” has the meaning given to it in the Business Combination Agreement;
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“Closing Date” has the meaning given to it in the Business Combination Agreement;;
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“Convertible Notes” means the convertible loan notes issued on the terms of the Loan Note Instrument and the JVB Note;
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“Founder Shares” means, collectively, the shares of Armada Common Stock held by the Sponsor, the chief executive officer of Armada, the president of Armada and independent directors of Armada;
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“GeoZone” means a location-based marketing tool which is a feature of Rezolve’s platform;
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“Investor Rights Agreement” means the amended form investor rights agreements entered into by Rezolve, Armada, the Sponsor and certain stockholders of Rezolve;
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“JVB Note” means the convertible note issued by Rezolve to J.V.B. Financial Group, LLC, a registered broker-dealer,on August 14, 2024.
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“Loan Note Instrument” means the secured convertible loan note instrument dated December 16, 2021, as amended and restated on November 21, 2022 and May 23, 2023 and further amended on and on December 18, 2023, December 29, 2023 and January 26, 2024, to which Rezolve is party;
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“Major Investor” has the meaning given to it in the Loan Note Instrument.
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“Nasdaq” means The Nasdaq Stock Market LLC;
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“Noteholder Majority” means the prior consent of holders of more than two-thirds of the aggregate principal amount of the Convertible Notes outstanding from time to time;
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“Platform Transactions” means radio advertisement and ticketing transactions for the years ended December 31, 2021 and 2022 and following the year ended December 31, 2022, radio advertisement and ticketing transactions or an audio, visual, social media or watermark trigger which leads to the use of Rezolve’s platform;
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“Pre-Closing Demerger” means the demerger effected pursuant to UK legislation under which (x) part of Rezolve Limited’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch) were transferred to the Company in exchange for the issue by the Company of shares of the same classes as in Rezolve Limited for distribution among the original shareholders of Rezolve Limited in proportion to their holdings of shares of each class in Rezolve Limited as at immediately prior to the Pre-Closing Demerger, (y) the Company assumed the secured convertible notes issued by Rezolve Limited and (z) Rezolve Limited was wound up.
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“Registerable Securities” has the meaning given to it in the Investor Rights Agreement.
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“Rezolve” and the “Company” means Rezolve AI Limited, a private limited liability company registered under the laws of England and Wales with registration number 14573691 and, following its re-registration as a public limited company, Rezolve AI PLC;
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“Rezolve Founder” means Daniel Wagner;

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“Rezolve Incentive Equity Plan” means the incentive equity plan adopted by Rezolve;
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“Rezolve Limited” means Rezolve Limited, a private limited company organized under the laws of England and Wales;
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“Rezolve Merger Sub” means Rezolve Merger Sub, Inc., a Delaware corporation;
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“Ordinary Shares” means the ordinary shares of Rezolve, par value £0.0001;
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“Rezolve Options” means options to subscribe for Ordinary Shares;
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“Rezolve Shareholder” means a holder of shares of stock in the capital of Rezolve;
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“Private Warrant” means a private warrant to purchase one Ordinary Share;
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“Public Warrant” means a public warrant to purchase one Ordinary Share
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“Warrant” mean, collectively, the Private Warrants and the Public Warrants;
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“Selling Holders” means the selling security holders named in this Registration Statement on Form F-1;
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“SMBs” means small and medium-sized businesses;
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“Sponsor” means Armada Sponsor LLC;
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“UK” means the United Kingdom;
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“UK Companies Act” means the UK Companies Act 2006 (as amended from time to time);
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“U.S.” refers to the United States of America; and
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“USD” refers to the U.S. Dollar.

Unless otherwise stated in this prospectus or the context otherwise requires, all references in this prospectus to the Warrants include such Ordinary Shares underlying the Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We believe that certain of the information in this prospectus constitutes forward-looking statements. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

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discuss future expectations;
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contain projections of future results of operations or financial condition; or
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state other “forward-looking” information.

We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this prospectus, including in the section titled “Risk Factors,” provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations we described in such forward-looking statements, including among other things:

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our ability to recognize the anticipated benefits of the transactions with Armada;
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our ability to continue to meet Nasdaq’s listing standards;
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changes adversely affecting our business;
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the effect of the COVID-19 pandemic on our business;
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the outcome of any legal proceedings that may be instituted against us following the consummation of the Business Combination and the transactions contemplated thereby
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general economic conditions;
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the effect of the conflict in Ukraine or other hostilities;
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changes in applicable law or regulations;
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our business strategy and plans
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the result of future financing efforts; and
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other factors detailed in the section entitled “Risk Factors.”

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Armada and Rezolve undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

The forward-looking statements contained in this prospectus and in any document incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” beginning on page 12 of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult.

For additional information, please see the section of this prospectus titled “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in the Ordinary Shares or Warrants.

Overview

Rezolve

We are recognized1 to stand at the vanguard of the mobile commerce industry, providing an engagement platform, powered by cutting-edge artificial intelligence and machine learning. This platform empowers retailers, brands, and manufacturers to create robust, dynamic connections with consumers, transcending barriers of location and device, whether they are mobile or desktop. Harnessing the potential of AI, our platform fosters unprecedented mobile engagement, aiding businesses in their quest to reach their consumers in innovative ways. By leveraging the capabilities of mobile devices and personal computers—from cameras and microphones to location services and wireless connectivity—we bring the commercial experience directly into consumers’ hands. The hallmark of our platform is the integration of AI-driven systems, which simplify and enhance the purchasing process. Our technology enables merchants to understand their customers intent, provide the most relevant and helpful information to assist with their product selection and then enables them to complete transactions, access information, or contribute donations with a single tap on their device screen, depending on the context. This streamlined, seamless interaction, facilitated by the power of artificial intelligence, ensures an effortless and intuitive consumer experience. Since, the launch of our pilot platform, we believe we have harnessed the transformative potential of artificial intelligence, redefining the landscape of mobile commerce and engagement. As we continue to innovate, we remain committed to driving forward the digital commerce industry, shaping a future where technology and commerce intersect seamlessly for the benefit of both businesses and consumers.

Our platform allows for mobile engagement with merchants using our software to extend their business to consumers’ mobile devices and computers in innovative ways. By using a mobile device’s camera, microphone, location awareness, Bluetooth or Wi-Fi capabilities, our platform enables a user to make purchases, request information or make donations with only one tap on their screen, in certain circumstances. We deployed our pilot platform (which was developed prior to the Pre-Closing Demerger) in 2017.

We expect to commercialize the Rezolve platform in quarter 4 of 2024, initially in South America with Grupo Carso. Revenues from Brain are also forecast to begin in Q4 2024, increasing significantly in 2025. We also expect to generate revenues in Q4 2024 in Europe, South America and the Middle East. North American revenues are forecast in Q1 2025. We expect revenues to increase in Q4 2024 through our signed partner agreements with Adobe, ACI, Haendlerbund, Epages, JTL, Oxid and Chatwerk and others by marketing our products to their customer base and are in discussions with significant new partners in markets around the world. For additional information regarding the partner agreements, see “Business of Rezolve—Partner Agreements”

Rezolve was incorporated in England and Wales as a private limited company on January 5, 2023 under the name Rezolve Group Limited with company number 14573691 and changed its name on June 5, 2023 to Rezolve AI Limited. Rezolve Limited was incorporated in England and Wales as a private limited company on September 11, 2015 under the name Soul Seeker Limited with company number 09773823. Rezolve Limited changed its name in February 2016 to Powa Commerce Limited and to Rezolve Limited in March 2016.

The mailing address of Rezolve’s registered office is 5 New Street Square, London, United Kingdom, EC4A 3TW and its principal executive office is 3rd Floor, 80 New Bond Street, London, United Kingdom, W1S 1SB.

1 Please see Rezolve Press Release dated July 25, 2023, available at https://www.rezolve.com/investors/britains- brain-heralds-new-era-of-commerce-enabled-ai/

Background

Business Combination

On the Closing Date, we consummated the previously announced Business Combination with Armada.

On July 4, 2024, prior to the Closing Date, Rezolve Limited effected the Pre-Closing Demerger pursuant to UK legislation under which (x) part of Rezolve Limited’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch) were transferred to the Company in exchange for the issue by the Company of shares of the same classes as in Rezolve Limited for distribution among the original shareholders of Rezolve Limited in proportion to their holdings of shares of each class in Rezolve Limited as at immediately prior to the Pre-Closing Demerger, (y) the Company assumed the secured convertible notes issued by Rezolve Limited and (z) Rezolve Limited was wound up.

Pursuant to o the terms of the Business Combination Agreement, on the Closing Date (i) the Company effected a company reorganization whereby the Company’s series A shares were reclassified as Ordinary Shares and (ii) Armada merged with and into Rezolve Merger Sub, with Armada surviving as a wholly owned subsidiary of Rezolve, with shareholders of Armada receiving Ordinary Shares in exchange for their existing Armada common stock and Armada warrant holders having their warrants automatically exchanged for warrants of Rezolve. The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is incorporated by reference hereto as Exhibit 2.1.

In connection with the closing of the Business Combination, holders of an aggregate of 1,300,391 shares of Armada Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in Armada’s Trust Account. Following redemptions and the payment of transaction expenses, Armada delivered an aggregate of approximately $14.8 million to the Company on the Closing Date.

Lock-Up Restrictions

Investor Rights Agreement

At the Closing, the Company entered into that certain Investor Rights Agreement with certain directors and officers and certain other parties identified therein (such persons, the “Holders”) (the “Investor Rights Agreement”). Pursuant to the terms of the Investor Rights Agreement, the Holders are entitled to certain piggyback registration rights and customary registration rights.

Pursuant to terms of the Investor Rights Agreement, subject to certain exceptions, the Holders agreed to not transfer or make any announcement of any intention to effect a transfer, in respect of the shares beneficially owned or otherwise held by the Holders prior to the termination of the applicable lock-up period, subject to certain customary exceptions, including (i) transfers to permitted transferees, such as a member of a person’s immediate family or to a trust, the beneficiary of which is a member of a person’s immediate family or an affiliate of such person.

Convertible Notes

In connection with the Business Combination Agreement, on December 16, 2021, Rezolve Limited entered into a secured convertible loan note instrument, as amended and restated on November 21, 2022 and May 23, 2023 and as further amended on December 18, 2023, December 29, 2023 and January 26, 2024 (the “Loan Note Instrument”). Upon the closing of the Pre-Closing Demerger, the Loan Note Instrument was novated to Rezolve and was secured by a debenture over the assets of Rezolve. As of the date hereof, there is outstanding an aggregate amount of $49,892,080 loan notes of $1.00 each in the capital of Rezolve (the “Convertible Notes”), all of which are in issue. The principal and interest on the Convertible Notes is convertible into Ordinary Shares at a 30% discount to the equity value of such Ordinary Shares if less at any of the quarterly VWAPs for the four immediately preceding quarterly reset dates as selected by the noteholder. The Convertible Notes will mature on August 15, 2027, bear interest of 7.5% (save when an event of default has occurred and is continuing, an additional 10% interest rate will apply) and are redeemable by the noteholder on certain events, including, without limitation, the failure of Rezolve to pay any amount due thereunder when due.

Under the terms of the Loan Note Instrument, Rezolve has given certain covenants to the noteholders which remain in force while the Convertible Notes are outstanding, including that (i) Rezolve and its subsidiaries shall not incur any indebtedness that would rank pari passu or senior to the Convertible Notes without the prior consent of holders of more than two-thirds of the aggregate principal amount of the Convertible Notes outstanding from time to time (the “Noteholder Majority”); and (ii) for so long as one or more of Apeiron Investment Group Ltd, Bradley Wickens and any of their respective affiliates (including any other person with the prior written consent of Rezolve, not to be unreasonably withheld, delayed or conditioned) holds at least $20,000,000 in aggregate of the principal amount of the Convertible Notes from time to time, Rezolve and its subsidiaries shall not enter into any Extraordinary Transactions (as defined below) without the prior consent of a Noteholder Majority. The definition of “Extraordinary Transactions” covers the occurrence of (a) making, or permitting any subsidiary to make, any loan or advance to any person unless such person is wholly owned by Rezolve or, in the case of a natural person, is an employee or director of Rezolve and such loan or advance is made in the ordinary course of business under the terms of an employee stock or option plan that has been notified to the noteholders; (b) guaranteeing, directly or indirectly, or permitting any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of Rezolve or any of its subsidiaries arising in the ordinary course of business; (c) changing the principal business of Rezolve, entering new lines of business, or exiting the current line of business; (d) selling, assigning, licensing, charging, pledging, or encumbering material technology or intellectual property, other than licenses granted in the ordinary course of business; (e) entering into any corporate strategic relationship, joint venture, cooperation or other similar agreement, other than in the ordinary course of business; (f) acquiring or disposing of assets (including shares) (x) where the consideration paid or received exceeds 20% of the average market cap of Rezolve for the 90 calendar days prior to such transaction (calculated based on the volume-weighted average share price of the shares of Rezolve in that period) or (y) other than (A) on arm’s length terms, and (B) for the purpose of promoting the success of Rezolve; (g) amending the articles of association of Rezolve in a manner that is adverse to the noteholders; (h) effecting any merger, combination, reorganization, scheme of arrangement, restructuring plan or other similar transaction except for any merger, combination or scheme of arrangement undertaken solely to implement the acquisition or disposition of assets which would not constitute an Extraordinary Transaction (as defined in the Loan Note Instrument) under (f); and (i) liquidating, dissolving or winding up the affairs of Rezolve.

The Convertible Notes were not registered under the Securities Act and have been issued in reliance on the exemption from registration requirements thereof provided by Regulation S promulgated thereunder as a transaction solely to non-US persons (as defined in Regulation S).

Yorkville Convertible Promissory Note and Capital Commitment

On February 23, 2023, Rezolve Limited entered into a $250 million standby equity purchase agreement with YA II PN, LTD (“YA”), a Cayman Islands exempt limited company, which was amended and restated on February 2, 2024 to provide for, inter alia, Rezolve AI Limited joining as a party to the agreement (“YA Agreement”). Pursuant to the YA Agreement, Rezolve has the right to sell to YA up to $250,000,000 Ordinary Shares, subject to certain limitations and conditions set forth in the YA Agreement, from time to time during the term of the YA Agreement. In connection with the amendment and restatement of the YA Agreement, on February 2, 2024, Rezolve Limited and Rezolve issued a convertible note with a total principal amount of $2.5 million (the “YA Note”) to YA, pursuant to the terms of a convertible promissory note instrument entered into by Rezolve Limited and Rezolve (“YA Note Instrument”). The YA Note is convertible into Ordinary Shares, pursuant to its terms, at the noteholder’s election. Upon the closing of the Pre-Closing Demerger, the rights and obligations of Rezolve Limited under the YA Agreement and the YA Note Instrument were novated to Rezolve.

On September 6, 2024, YA and Rezolve amended and restated the YA Agreement (the “Second A&R YA Agreement”) to incorporate an additional prepaid advance arrangement pursuant to which YA committed to provide Rezolve with prepaid advances in an aggregate original principal amount of an additional Seven Million Five Hundred Thousand Dollars ($7,500,000), payable in three tranches, with the first tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) that was funded as part of the Additional YA Note (as defined below), the second tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) that was funded as part of the Additional YA Note and the third tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) to be funded upon effectiveness of this Registration Statement. The Second A&R YA Agreement superseded the original agreement.

In connection with the execution of the Second A&R YA Agreement, YA and Rezolve also entered into a second amendment to convertible promissory note and acknowledgement (the “YA Note Amendment” and the YA Note, as amended by the YA Note Amendment, the “Amended YA Note”) whereby certain terms of the YA Note were amended. In particular, the YA Note Amendment extended the Maturity Date of the YA Note to September 11, 2025, provides that for purposes of determining the Triggered Principal Amount, the term “Other Notes” will not include the additional promissory notes issuable pursuant to the Second A&R YA Agreement, and reduced the floor price to $0.25 per share.

Also in connection with the Second A&R YA Agreement, on September 9, 2024, Rezolve issued YA a promissory note in the principal amount of $5,000,000 (the “Additional YA Note”), reflecting the first and second tranche of the prepaid advances. The Additional YA Note was issued at a 5% issue discount. Upon the funding of the third tranche of the prepaid advance, Rezolve will issue YA a promissory note in the principal amount of $2,500,000 with the same terms as the Additional YA Note. The Additional YA Note bears interest at an annual rate of 10% of the outstanding principal balance of the YA Note and matures on September 11, 2025. Under the Additional YA Note, YA may elect to convert all or part of the amount outstanding under the Additional YA Note into ordinary shares of Rezolve at the Conversion Price (as defined in the Additional YA Note), subject to certain limitations. Rezolve has the right to redeem early a portion or all amounts outstanding under the Additional YA Note upon 10 days written notice upon the occurrence of certain events.

In accordance with Rezolve’s obligations under the Investor Rights Agreement, the YA Agreement (as amended or restated), the YA Registration Rights Agreement, among other things, Rezolve has filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by YA of up to 5,345,918 Ordinary Shares, including 4,838,779 Ordinary Shares that Rezolve may issue and sell to YA from time to time in accordance with the YA Agreement (as amended or restated). Upon the satisfaction of the conditions to the YA’s purchase obligation set forth in the YA Agreement (as amended or restated), including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC, we will have the right, but not the obligation, from time to time at our discretion until the first day of the month following the 36-month anniversary of the 6th trading day following the Closing, to direct YA to purchase a specified amount of Ordinary Shares (each such sale, an “Advance”) by delivering written notice to YA (each, an “Advance Notice”). While there is no mandatory minimum amount for any Advance, no Advance may exceed an amount of shares equal to the greater of: (i) one hundred percent (100%) of the average daily traded amount for the three (3) trading days immediately preceding an Advance Notice, or (ii) 2,000,000 Ordinary Shares (the “Maximum Advance”). The per share purchase price for the shares of Common Stock that we elect to sell to YA in an Advance will be determined by reference to the volume weighted average price of our Common Stock (the “VWAP”) and calculated in accordance with the YA Agreement (as amended or restated), less a discount of 3.0%.

Actual sales of Ordinary Shares to YA under the Second A&R YA Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Common Stock, and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the Second A&R YA Agreement, for so long as there is an outstanding balance under the YA Note, YA is entitled to require Rezolve to issue Ordinary Shares to YA (via the deemed delivery to YA of an Advance Notice), provided that any one deemed Advance Notice cannot call for more than the lesser of the (i) Maximum Advance and (ii) balance owed under the YA Note. The purchase price for YA in respect of a deemed advance notice shall be equal to the Conversion Price in effect on the date of the deemed Advance Notice, and YA shall pay the purchase price by offsetting such amount against an equal amount outstanding under the YA Note.

Under the applicable Nasdaq rules, in no event may we issue to YA under the Second A&R YA Agreement more than 34,419,336 Ordinary Shares, which number of shares is equal to 19.99% of the Ordinary Shares outstanding as of the "Effective Date", as such term is defined in the Second A&R YA Agreement (the “YA Exchange Cap”), unless (i) we obtain stockholder approval to issue Ordinary Shares in excess of the YA Exchange Cap in accordance with applicable Nasdaq rules, or (ii) all applicable sales of Ordinary Shares under the Second A&R YA Agreement equal or exceed the average Nasdaq official closing price for the five (5) trading days immediately prior to the Effective Date. Moreover, we may not issue or sell any Ordinary Shares to YA under the Second A&R YA Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by YA and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Selling Holder and its affiliates to exceed 4.99% of the then outstanding voting power or number of Ordinary Shares (the “Beneficial Ownership Limitation”). Notwithstanding the Beneficial Ownership Limitation, YA may sell Ordinary Shares in the public market at any time, so long as the registration statement of which this prospectus forms a part remains effective and this prospectus remains usable. In addition to YA, additional Selling Holders representing approximately 103.96% of the Ordinary Shares outstanding may sell all of their Ordinary Shares at the same time as YA. Sales of a substantial number of shares of our Ordinary Shares in the public market, including the number of securities being offered pursuant to this prospectus (which equals approximately 107.48% of the total outstanding Ordinary Shares as of the date of this prospectus, calculated as 185,068,790 Ordinary Shares divided by 172,182,769 currently outstanding Ordinary Shares), or the perception that these sales might occur, could depress the market price of our securities. The frequency of such sales could cause the market price of our securities to decline or increase the volatility in the market price of our securities.

Neither we nor the YA may assign or transfer any of our respective rights and obligations under the Second A&R YA Agreement, and no provision of the Second A&R YA Agreement may be modified or waived by the parties other than by an instrument in writing signed by both parties.

Other Convertible Promissory Notes and Warrants

In February 2024, certain persons (including Apeiron Investment Group Ltd and certain related parties of Rezolve) entered into subscription agreements (all on substantially the same terms) with Rezolve Limited and Rezolve (“Subscription Agreements”) to subscribe for convertible promissory notes with a total principal amount of $2,849,906 (the “Promissory Notes”) in consideration for an advance by each subscriber to Rezolve Limited of an amount equal to 80% of the principal amount subscribed (such amount being the “Net Investment Amount”).

The Promissory Notes were issued during the course of February, 2024 pursuant to the terms of convertible promissory note instruments entered into by Rezolve Limited and Rezolve (all on substantially the same terms) in favour of the subscribers (“Promissory Note Instruments”).

With effect from the completion of the Pre-Closing Demerger, the rights and obligations of Rezolve Limited under the Subscription Agreements and the Promissory Note Instruments were novated to Rezolve AI Limited.

Pursuant to the Promissory Note Instruments, the Promissory Notes will mature on the date falling 6 months from the date of their issue (or as extended at the option of the noteholder) unless an event of default occurs that triggers an acceleration of the repayment obligation, and bears interest of 10% per annum (save where an event of default has occurred and is continuing, an 18% interest rate will apply). The Promissory Notes are freely transferrable in whole or in part, subject to the terms of the Promissory Notes Instrument.

The Promissory Notes are convertible into Ordinary Shares pursuant to their terms. The noteholders may elect to convert all or part of the amount outstanding under their Promissory Note into Ordinary Shares at the “Promissory Note Conversion Price” (being the lower of (i) $10 per share (the “Promissory Note Conversion Fixed Price”) or (ii) 90% of the lowest daily VWAP during the ten (10) consecutive trading days immediately preceding the conversion date or other date of determination (the “Variable Price”) but which Variable Price shall not be lower than the “Promissory Note Conversion Floor Price” (being $2.00 per share unless reduced by Rezolve) then in effect), however subject to the conversion limitation whereby the issue of Ordinary Shares upon conversion would not exceed the number of Ordinary Shares that Rezolve AI Limited may issue in a transaction in compliance with its obligations under rules or regulations of Nasdaq (the “Promissory Note Exchange Cap”) (unless Rezolve AI Limited shareholders have approved such issuances, or if Rezolve AI Limited is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635).

Rezolve AI Limited has the right to redeem early a portion or all amounts outstanding under the Promissory Notes pursuant to a Redemption Notice, provided that on the date of the Redemption Notice the VWAP of the ordinary shares in Rezolve AI Limited is less than the Promissory Note Conversion Fixed Price. Upon such early redemption of a Promissory Note, and in addition to the principal and interest outstanding, a redemption premium of 10% of the principal amount being redeemed is payable to the noteholder. Upon receipt of a Redemption Notice, the noteholder shall have 10 trading days to elect to convert all or any portion of the Promissory Note.

If a Trigger Event occurs (being where (i) the daily VWAP is less than the Floor Price for five (5) trading days during a period of seven (7) consecutive trading days (the “Promissory Note Conversion Floor Price Trigger”), or (ii) Rezolve AI Limited has issued in excess of 99% of the Ordinary Shares available under the Promissory Note Exchange Cap unless Rezolve AI Limited shareholders have approved such issuances, or if Rezolve AI Limited is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635) (the “Promissory Note Conversion Exchange Cap Trigger”)), then Rezolve AI Limited shall make monthly payments equal to 25% of the original principal of such Promissory Note per month (or, if lesser, the then outstanding principal of the Promissory Note) plus a payment premium of 10% of the principal amount being paid, plus any accrued and unpaid interest as of each payment date, with such monthly payment obligation to cease if any time after the date of a Promissory Note Trigger Event, (i) in the event of a Promissory Note Floor Price Trigger, the daily VWAP is greater than 110% of the Floor Price for any 5 of 7 consecutive trading days, or the date Rezolve AI Limited reduces the Promissory Note Floor Price (in accordance with its rights to do so under the Promissory Note Instruments), or (ii) in the event of a Promissory Note Exchange Cap Trigger, the date Rezolve AI Limited has obtained stockholder approval to increase the number of Ordinary Shares under the Promissory Note Exchange Cap (or if the Promissory Note Exchange Cap no longer applies), unless a subsequent Trigger Event occurs.

Pursuant to the Subscription Agreements, each subscriber was granted freely transferrable Warrants upon completion of the Business Combination, with the warrant subscription value for each subscriber equal two (2) times the Net Investment Amount. The warrants confer the right to each warrantholder to subscribe for Ordinary Shares at the exercise price of $8.00 per share (which may be adjusted upon an alteration of Rezolve AI Limited’s share capital), and which may be exercised until 31 January 2027 (“Expiry Date”). If before the Expiry Date it comes to the attention of Rezolve AI Limited of an “Exercise Event” (being a takeover offer for Rezolve AI Limited, or an offer made to all ordinary shareholders by Rezolve AI Limited to purchase its own shares) it shall give notice to each warrantholder to allow such holder to exercise their warrants (on condition that such notified Exercise Event does occur within 14 days of the notice), and if such Exercise Event does occur then any unexercised warrants shall lapse.

Rezolve AI Limited may (and shall on the written request by warrantholders holding at least one-fifth of the warrants then outstanding) convene a meeting of warrantholders, and such meeting shall have power to sanction any modification or compromise in respect of rights of the warrantholders including any provisions of the warrant instrument, and to appoint any person as agent to represent the interests of warrantholders.

On August 14, 2024, Armada issued a promissory note to J.V.B. Financial Group, LLC (“JVB”) for an amount of $7,500,000 and agreed to pay interest on the principal amount outstanding from time to time from August 14, 2024, until the note is fully paid, at the rate of 4.95% per annum. The note is to be repaid in installments of $625,000 (the “JVB Amortization Payment”) beginning on January 31, 2025, and on each month end thereafter until December 31, 2025. Armada may, in its sole discretion, elect to pay all or any portion of the Amortization Payment or any interest due and payable on the maturity date in Ordinary Shares, with the number of such shares determined by dividing the JVB Amortization Payment by a price per Ordinary Share equal to 95% of the arithmetic average of the daily VWAP for the 5 days ending on the day immediately preceding the due date of the JVB Amortization Payment. All of Armada’s obligations under the Note were guaranteed by the Company and Rezolve Limited.

On August 14, 2024 Armada issued a promissory note to pay to Cohen & Company Financial Management LLC (“Cohen”) as an agent for the Sponsor, in the principal sum of $3,144,883.06 (the “Original Cohen Amount”), with the Original Cohen Amount, the accrued interest thereon and other amounts due and payable (unless prepaid earlier or converted into shares of common stock) on August 14, 2027 (the “Maturity Date’). The note bears interest at 4.95% per annum. Starting from January 31, 2025, upon Cohen’s request, the Company shall pay Cohen the principal amount plus all of the accrued interest in increments of 1/18 of the outstanding principal amount (the “Cohen Amortization Payment”) on a date determined by Cohen (a “Payment Date”) until the Original Cohen Amount has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, of prepayment of the note in accordance with the terms of the note. At the option of the Company, the Cohen Amortization Payments shall be made in cash or in shares of ordinary shares of the Company, based on the price described in the promissory note. From and after January 15, 2025, Cohen shall have the right, at Cohen’s sole option, on any business day, to convert at the conversion price described in the note all or any portion of the outstanding principal amount of the note up to an amount described in the note.

Lock-In Agreements

At the Closing, the Company entered into separate Lock-In Agreements (the "Lock-In Agreements") with certain holders of the Company (such persons, the "Rezolve Holders"), pursuant to which the Ordinary Shares held by the Rezolve Holders will be locked-up and subject to transfer restrictions for 180 days following the Closing, subject to certain customary exceptions, including: (i) transfers to permitted transferees, such as a member of the person's immediate family or to a trust, the beneficiary of which is a member of the person's immediate family or an affiliate of such person.

Corporate Information

The Company was incorporated under the laws of England and Wales with registration number 14573691 on January 5, 2023 under the name Rezolve Group Limited and changed its name to Rezolve AI Limited on June 6, 2023. The Company intends to alter its legal status under English law from a private limited company and has undertaken to re-register as a public limited company and change its name from Rezolve AI Limited to Rezolve AI PLC on or before January 9, 2025.

The Ordinary Shares and Public Warrants are listed on Nasdaq under the symbols “RZLV” and “RZLVW,” respectively. Our registered office is at 5 New Street Square London EC4A 3TW and our principal executive office is 3rd Floor, 80 New Bond Street, London, United Kingdom, W1S 1SB. Our register of members is kept at our registered office. Our website address is www.rezolve.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the closing of the IPO of Armada, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our outstanding Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

We qualify as a “foreign private issuer” under U.S. securities laws. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from compliance with certain laws and regulations of the Exchange Act including, but not limited to, those related to the solicitations of proxies, consents or authorizations, those related to the public reporting of insider stock ownership and trading activities, and those requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K.

We intend to take all actions necessary for us to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards. Because we are a foreign private issuer, our officers, directors and principal shareholders are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

We may utilize these exemptions until such time as we are longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

Risk Factors

You should consider carefully the risks and uncertainties described in this prospectus before investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” following this summary. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. These risks include, but are not limited to, the following:

Rezolve has generated limited revenues from existing Channels and there is no guarantee that it will be able to attract and retain new merchants and increase sales to new merchants.

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Rezolve is an early-stage company with a history of financial losses and expects to incur significant expenses and continuing losses for the foreseeable future.
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The impact of worldwide economic conditions, including the resulting effect on spending by SMBs and spending on technology, may adversely affect Rezolve’s business, operating results and financial condition.
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Rezolve’s limited operating history in a new and developing market makes it difficult to evaluate its current business and future prospects and may increase the risk that it will not be successful.
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Rezolve’s growth depends in part on the success of its strategic relationships with third parties.
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The markets for Rezolve’s offerings are new and evolving and may develop more slowly or differently than we expect. Rezolve’s future success is dependent on the growth and expansion of these markets, its ability to adapt and respond effectively to evolving market conditions and its relationship with its business partners.
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Non-performance under, termination, non-renewal or material modification of agreements with Rezolve’s business partners could have a material adverse effect on Rezolve’s business, financial condition and/or results of operations.

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Rezolve’s business could be harmed if it fails to manage its growth effectively.
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Rezolve’s operating and financial results forecast relies in large part upon assumptions and analyses developed by Rezolve. If these assumptions or analyses prove to be incorrect, Rezolve’s actual operating results may be materially different from its forecasted results.
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Rezolve does not have the history with its solutions or pricing models necessary to accurately predict optimal pricing necessary to attract new merchants and retain existing merchants.
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As a result of Rezolve’s business model, it may not be able to accurately assess its financial position and results of operations.
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Rezolve’s business is susceptible to risks associated with international sales and the use of its platform in various countries.
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As Rezolve and its channels and merchants adopt its proprietary machine learning systems, it may be exposed to risks related to systems efficiency and disclosure and changes to the political and regulatory framework for AI technology, which can adversely affect Rezolve’s business, financial condition and results of operations.
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Exchange rate fluctuations may negatively affect Rezolve’s results of operations.
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Rezolve’s operating results are expected to be subject to seasonal fluctuations.
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If Rezolve’s estimates or judgments relating to Rezolve’s critical accounting policies are ultimately incorrect, Rezolve’s results of operations could be adversely affected.
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Rezolve may not be able to compete successfully against current and future competitors.
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Payment transactions on Rezolve’s platform may be subject to regulatory requirements and other risks that could be costly and difficult to comply with or that could harm Rezolve’s business.
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Rezolve has in the past made and in the future may make acquisitions and investments, which could divert management’s attention, result in operating difficulties and dilution to Rezolve’s shareholders and otherwise disrupt Rezolve’s operations and adversely affect its business, operating results or financial position.
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Rezolve is a party to the Loan Note Instrument, which contains a number of covenants that may restrict our current and future operations and could adversely affect our ability to execute business needs.
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Rezolve may need to raise additional funds to pursue its growth strategy or continue its operations, and Rezolve may be unable to raise capital when needed or on acceptable terms.
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Failure to effectively develop and expand Rezolve’s marketing, sales, customer service, and content management capabilities could harm its ability to increase Rezolve’s customer base and achieve broader market acceptance of Rezolve’s platform.
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If the availability of Rezolve’s platform does not meet its service-level commitments to customers, Rezolve’s current and future revenues may be negatively impacted.
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Rezolve will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
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Rezolve does not intend to pay dividends for the foreseeable future.
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Expansion into geographies such as the U.S., Latin America, India, and China in the future, is important to the growth of Rezolve’s business, and if Rezolve does not manage the business and economic risks of international expansion effectively, it could materially and adversely affect Rezolve’s business, financial condition and results of operations.
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A regional or global health pandemic, including the global COVID-19 pandemic, may adversely impact Rezolve’s business, results of operations and financial performance.
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If Rezolve is unable to hire, retain and motivate qualified personnel, its business will be adversely affected.
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Rezolve is dependent on the continued services and performance of its senior management and other key employees, the loss of any of whom could adversely affect Rezolve’s business, operating results and financial condition.
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Rezolve is dependent upon consumers’ and merchants’ willingness to use the internet and internet-enabled mobile devices for commerce.
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If Rezolve’s software contains serious errors or defects, Rezolve may lose revenues and market acceptance and may incur costs to defend or settle claims with its merchants.

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A denial of service attack or security breach or incident could delay or interrupt service to Rezolve’s merchants and their customers, harm Rezolve’s reputation and subject Rezolve to significant liability.
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Rezolve uses a limited number of data centers to deliver its services. Any disruption of service at these facilities could harm Rezolve’s business.
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Rezolve’s business and prospects would be harmed if changes to technologies used in Rezolve’s platform or new versions or upgrades of operating systems and internet browsers adversely impact the process by which merchants and consumers interface with Rezolve’s platform.
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Rezolve relies on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to provide its solutions and run its business.
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If Rezolve does not or cannot maintain the compatibility of its platform with third-party applications that its customers use in their businesses, Rezolve’s revenues will decline.
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Mobile devices are increasingly being used to conduct commerce, and if Rezolve’s solutions do not operate as effectively when accessed through these devices, Rezolve’s merchants and their customers may not be satisfied with Rezolve’s services, which could harm Rezolve’s business.
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Rezolve may store and process personal data of its merchants and their customers. If the security of this information is compromised or otherwise subjected to unauthorized access, Rezolve’s reputation may be harmed and Rezolve may be exposed to liability.
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Rezolve’s brand is important to its success. If Rezolve fails to effectively maintain, promote and enhance Rezolve’s brand, Rezolve’s business and competitive advantage may be harmed.
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Activities of merchants or the content of their shops could damage Rezolve’s brand, subject Rezolve to liability and harm its business and financial results.
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If Rezolve fails to maintain a consistently high level of customer service, Rezolve’s brand, business and financial results may be harmed.
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Rezolve may be unable to maintain or protect its intellectual property rights and proprietary information, or obtain registrations in such rights or information, or otherwise prevent third parties from making unauthorized use of the foregoing, including its technology.
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Rezolve may be subject to claims by third parties of intellectual property infringement.
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Rezolve’s use of “open source” software could negatively affect its ability to sell its solutions and subject Rezolve to possible litigation.
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Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and adversely affect Rezolve’s results of operations.
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Changes in tax laws or tax rulings could materially affect Rezolve’s financial position, results of operations, and cash flows.
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Claims for indemnification by Rezolve’s directors and officers may reduce Rezolve’s available funds to satisfy successful third-party claims against Rezolve and may reduce the amount of money available to Rezolve.
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Rezolve is subject to anti-corruption and anti-bribery laws and similar laws, and non-compliance with such laws can subject Rezolve to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect its business, prospects, financial condition, results of operations and reputation.
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Enhanced trade tariffs, import restrictions, export restrictions, United States regulations or other trade barriers may materially harm Rezolve’s business.
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From time to time, Rezolve may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on Rezolve’s profitability and consolidated financial position.
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Certain provisions of the Articles and English law could deter takeover attempts.

THE OFFERING

We are registering the issuance by us of up to 7,499,994 Ordinary Shares that may be issued upon the exercise of Public Warrants.

We are also registering the resale by the Selling Holders or their permitted transferees of up to 185,068,790 Ordinary Shares. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 12 of this prospectus.

The following information is as of November 27, 2024 and does not give effect to issuances of Ordinary Shares or Warrants after such date, or the exercise of Warrants after such date.

Issuance of Ordinary Shares

Ordinary Shares to be issued upon exercise of all Public Warrants	7,499,994 Ordinary Shares.
Ordinary Shares outstanding prior to exercise of all Public Warrants	172,182,769 Ordinary Shares.
Use of proceeds

We will receive up to an aggregate of approximately $96.8 million from the exercise of all Public Warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, to the extent we elect the exercise of such warrants for cash, we intend to use the net proceeds from such exercise for general corporate purposes. To the extent the warrants are exercised on a “cashless” basis, we will receive no proceeds.

Resale of Ordinary Shares

Ordinary Shares offered by the Selling Holders

185,068,790 Ordinary Shares, consisting of (i) 122,655,854 Ordinary Shares; (ii) 569,982 Ordinary Shares underlying Private Warrants; (iii) 39,612,603 Ordinary Shares issuable upon conversion of the Convertible Notes; (iv) 15,374,145 Ordinary Shares issuable pursuant to the advanced subscription agreements; (v) 4,838,779 Ordinary Shares issuable pursuant to the Second A&R YA Agreement; (vi) 1,071,429 Ordinary Shares issuable upon conversion of the YA Notes; (vii) 400,625 Ordinary Shares issuable upon conversion of the Northland Note and (viii) and 545,373 Ordinary Shares issuable upon the conversion of the Promissory Notes.

Use of proceeds

We will not receive any proceeds from the sale of the Ordinary Shares and Public Warrants to be offered by the Selling Holders. With respect to Ordinary Shares underlying the Private Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such Private Warrants to the extent such Warrants are exercised for cash. The Private Warrants are currently out- of-the money. We do not expect warrant holders to exercise their Private Warrants and, therefore, we do not expect to receive cash proceeds from any such exercise, for so long as the Private Warrants remain out-of-the money. See the risk factor entitled “There can be no assurance that the Public Warrants will ever be in the money at the time they become exercisable or otherwise, and they may expire worthless” for more information.

Lock-up agreements

Certain securities that are owned by the Selling Holders are subject to the lock-up provisions pursuant to the Investor Rights Agreement, which provide for certain restrictions on transfer until the termination of applicable lock-up periods. See the Investor Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Risk factors

See the section titled “Risk Factors” beginning on page 12 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in Ordinary Shares and Warrants.

Nasdaq symbol for Ordinary Shares	“RZLV.”
Nasdaq symbol for our warrants	“RZLVW.”

RISK FACTORS

An investment in the Ordinary Shares and Warrants involves a high degree of risk. You should consider carefully the following risks, together with the financial and other information contained in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before you decide to purchase Ordinary Shares or Warrants. If any of the following risks actually occur, our business, financial condition and operating results could be materially and adversely affected. In that case, the market price of the Ordinary Shares and Warrants could decline and you may lose all or a part of your investment. The risks discussed below are not the only risks we face. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also have a material adverse effect on our business, financial condition and operating results. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

Rezolve has generated limited revenues from existing channels and there is no guarantee that it will be able to attract and retain new merchants and increase sales to new merchants.

Rezolve expects to generate revenues principally through subscription fees and one-time transaction fees. Rezolve expects to be dependent on agreements with certain business partners to service merchants and remit subscription fees to Rezolve, including ACI in North America and Europe, CompuTop in Germany, MobiKwik in India and Grupo Carso in Latin America. While we expect to generate revenues from these partners, these partnerships are currently pre-revenue. There is no guarantee that Rezolve will be able to renew existing agreements on similar terms or at all when they expire or that they will not be terminated at an earlier time. As a result, there can be no assurance that Rezolve will be able to retain these partnerships. Rezolve’s costs associated with subscription renewals are substantially lower than costs associated with generating revenues from new merchant relationships associated with new partners or costs associated with generating sales of additional solutions to merchants associated with existing partners. Therefore, if Rezolve is unable to retain partners, even if such losses are offset by an increase in new merchants associated with new partners or an increase in other revenues, Rezolve’s operating results could be adversely impacted.

Rezolve may also fail to attract new partners and retain existing partners as a result of a number of other factors, including

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competitive factors affecting the software as a service, or SaaS, business software applications market, including the introduction of competing platforms, discount pricing and other strategies that may be implemented by Rezolve’s competitors;
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Rezolve’s ability to execute on Rezolve’s growth strategy and operating plans;
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a decline in Rezolve’s partners’ level of satisfaction with Rezolve’s platform and usage of Rezolve’s platform;
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changes in Rezolve’s relationships with third parties, including Rezolve’s partners, app developers, theme designers, referral sources and payment processors;
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the timeliness and success of Rezolve’s solutions;
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the frequency and severity of any system outages
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technological change; and
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Rezolve’s focus on long-term value over short-term results, meaning that Rezolve may make strategic decisions that may not maximize Rezolve’s short-term revenues or profitability if Rezolve believes that the decisions are consistent with its mission and will improve its long-term financial performance.

Rezolve is an early-stage company with a history of financial losses and expects to incur significant expenses and continuing losses for the foreseeable future.

Rezolve incurred a net loss of, respectively, $110.7 million in the year ended December 31, 2022 and $30.7 million in the year ended December 31, 2023. At December 31, 2023, Rezolve had a total shareholders’ deficit of $54.3 million. These losses and accumulated deficit are a result of the substantial investments Rezolve made to grow its business, and Rezolve expects to make significant expenditures to expand its business in the future. Rezolve expects to increase its investment in sales and marketing as it continues to spend on marketing activities and expand its partner referral programs. Rezolve also plans to increase its investment in research and development as it continues to introduce new offerings and services to extend the functionality of its platform. Rezolve intends to invest in its merchant service and support operations, which it considers critical for its continued success. To support the continued growth of its business and to comply with continuously changing security and operational requirements, Rezolve plans to continue investing in its technical infrastructure, marketing and payroll systems. Rezolve expects that these increased expenditures will make it harder for Rezolve to achieve profitability, and Rezolve cannot predict if it will achieve profitability in the near-term or at all. Historically, Rezolve’s costs have increased each year due to these factors and Rezolve expects to continue to incur increasing costs to support its anticipated future growth. Rezolve also expects to incur additional general and administrative expenses as a result of both its growth and the increased costs associated with being a public company. Rezolve’s expenses may be greater than it anticipates, and Rezolve’s investments to improve the efficiency of its business, technical infrastructure, marketing and payroll systems may not be successful. Increases in costs may adversely affect Rezolve’s business and results of operations.

The impact of worldwide economic conditions, including the resulting effect on spending by SMBs and spending on technology, may adversely affect Rezolve’s business, operating results and financial condition.

Rezolve’s performance is subject to worldwide economic conditions and overall demand for technology and the impact of these factors on the economic performance of Rezolve’s current and prospective Channels and the levels of spending of their customers. In general, worldwide economic conditions may remain unstable, including inflation, and these conditions would make it difficult for Rezolve’s Channels, prospective Channels and merchants and Rezolve to forecast and plan future business activities accurately, and they could cause Rezolve’s Channels or prospective Channels and merchants to reevaluate their decision to purchase Rezolve’s solutions. Weak global economic conditions, changes in consumer behavior or a reduction in technology spending even if economic conditions stabilize, could adversely impact Rezolve’s business and results of operations in a number of ways, including longer sales cycles, lower demand or prices for Rezolve’s platform, fewer subscriptions and lower or no growth. For example, recent increased inflation, the residual effects of the collapse of Silicon Valley Bank and other financial institutions in March and April 2023, and resultant instability in global financial markets, may cause Rezolve’s customers to reduce spending, including on Rezolve’s services. Merchants and Channels may be disproportionately affected by economic downturns. Merchants and Channels frequently have limited budgets and may choose to allocate their spending to items other than Rezolve’s platform, especially in times of economic uncertainty or recessions.

Prolonged economic uncertainties or downturns could adversely affect Rezolve’s business, financial condition, and results of operations. Negative conditions in the global economy, including conditions resulting from financial and credit market fluctuations, heightened interest rates, changes in economic policy, trade uncertainty, including changes in tariffs, sanctions, international treaties and other trade restrictions, the occurrence of a natural disaster or global public health crisis, such as the COVID-19 pandemic, or armed conflicts, such as the conflict in Ukraine, and resulting sanctions imposed by countries, and retaliatory actions taken by Russia in response to such sanctions, could negatively affect the growth of Rezolve’s business.

Economic downturns may also adversely impact retail sales, which could result in merchants who use Rezolve’s platform going out of business or deciding to stop using Rezolve’s services in order to conserve cash. Weakening economic conditions may also adversely affect third-parties with whom Rezolve has entered into relationships and upon which Rezolve depends in order to grow its business. Uncertain and adverse economic conditions may also lead to increased refunds and chargebacks or reduced transaction fees, any of which could adversely affect Rezolve’s business.

Rezolve’s limited operating history in a new and developing market makes it difficult to evaluate its current business and future prospects and may increase the risk that it will not be successful.

Rezolve is constantly evolving with new offerings and services such as Instant Checkout. This evolving platform makes it difficult to accurately assess Rezolve’s future prospects. Rezolve also operates in developing markets that may not develop as it expects. You should consider Rezolve’s future prospects in light of the challenges and uncertainties that it faces, including the fact that it may not be possible to discern fully the trends that Rezolve is subject to, that Rezolve operates in developing markets, and that elements of its business strategy are new and subject to ongoing development. Rezolve has encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including, among other factors, increasing and unforeseen expenses as Rezolve continues to grow its business, undercapitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. If Rezolve does not manage these risks successfully, its business, results of operations and prospects will be harmed.

Rezolve’s growth depends in part on the success of its strategic relationships with third parties.

Rezolve anticipates that the growth of its business will continue to depend on third-party relationships, including relationships with its referral sources, resellers, payment processors and other partners. Identifying, negotiating and documenting relationships with third parties requires significant time and resources as does integrating third-party content and technology. Rezolve’s agreements with providers of cloud hosting, technology, content and consulting services are typically non-exclusive and do not prohibit such service providers from working with competitors or from offering competing services. These third-party providers may choose to terminate their relationship with Rezolve or to make material changes to their businesses, offerings or services. Rezolve’s competitors may be effective in providing incentives to third parties to favor their offerings or services or to prevent or reduce subscriptions to Rezolve’s platform. In addition, these providers may not perform as expected under Rezolve’s agreements or under their agreements with

Rezolve’s merchants, and Rezolve or its merchants may in the future have disagreements or disputes with such providers. If Rezolve loses access to products, offerings or services from a particular supplier, or experiences a significant disruption in the supply of products, offerings or services from a current supplier, including any single-source supplier, it could have an adverse effect on Rezolve’s business and operating results.

The markets for Rezolve’s offerings are new and evolving and may develop more slowly or differently than we expect. Rezolve’s future success is dependent on the growth and expansion of these markets, its ability to adapt and respond effectively to evolving market conditions and its relationship with its business partners.

The markets for Rezolve’s offerings are relatively new, rapidly evolving and unproven. Accordingly, it is difficult to predict customer adoption and renewals, demand for Rezolve’s platform and Rezolve’s offerings, the entry of competitive offerings, the success of existing competitive offerings, or the future growth rate, expansion, longevity and the size of Rezolve’s target markets. The expansion of, and Rezolve’s ability to penetrate, these new and evolving markets depends on a number of factors, including widespread awareness among key organizational decision makers of, and the cost, performance, effectiveness and perceived value associated with, digital adoption platforms and technologies. If we or other software and SaaS providers experience security incidents, loss or unauthorized acquisition or other processing of customer data, or disruptions in delivery or service, the market for these applications as a whole, including our platform and offerings, may be negatively affected. If digital adoption technologies and software do not continue to achieve market acceptance, or if there is a reduction in demand caused by decreased customer or user acceptance, technological challenges, weakening economic conditions (including in connection with international conflicts, economic downturns, and global pandemics like the COVID-19 pandemic), privacy, data protection, and cybersecurity concerns, governmental regulation, competing technologies and offerings, decreases in information technology spending or otherwise, or if software providers begin to implement digital adoption solutions natively within their existing products, the markets for our platform and offerings might not continue to develop or might develop more slowly than we expect, which could adversely affect our business, financial condition and results of operations.

Non-performance under, termination, non-renewal or material modification of agreements with Rezolve’s business partners could have a material adverse effect on Rezolve’s business, financial condition and/or results of operations.

Rezolve expects to be dependent on its business partners to service its existing customers and ensure that subscription payments from expected merchant customers are subsequently remitted to Rezolve. Rezolve’s business partners may fail to meet their settlement obligations on a timely basis or at all. Such failures to pay, payment delays or other non-performance may be due to their insolvency or bankruptcy, a downturn in the economic cycle or factors specific to the relevant business partner. The failure of Rezolve’s business partners to meet their settlement obligations and/or Rezolve’s inability to find new business partners in a timely manner could have a material adverse effect on Rezolve’s financial condition and/or results of operations.

No assurance can be given that business partners will renew their agreements upon expiration of those agreements or that they will not request unfavorable amendments to existing agreements. Also, no assurance can be given that Rezolve will be successful in negotiating favorable terms with these business partners. Any failure to obtain renewals of existing agreements or failure to successfully negotiate favorable terms for such renewals of or amendments to existing agreements could result in a reduction in revenues and, accordingly, have a material adverse effect on Rezolve’s business, prospects, financial condition and/or results of operations.

Rezolve’s business could be harmed if it fails to manage its growth effectively.

Rezolve’s plans to grow in Germany, Latin America, U.S. and India and to expand into new geographies places significant demands on its operational infrastructure. The scalability and flexibility of its platform depends on the functionality of its technology and network infrastructure and its ability to handle increased traffic and demand. As merchant numbers grow and merchants increase their use of Rezolve’s platform, the number of orders processed through Rezolve’s platform and the amount of data and requests that it processes will increase. Any problems with the transmission of increased data and requests could result in harm to Rezolve’s brand or reputation. Moreover, as Rezolve’s business grows, Rezolve will need to devote additional resources to improving its operational infrastructure and continuing to enhance its scalability to maintain the performance of its platform.

Rezolve’s growth will likely continue to place, a significant strain on its managerial, administrative, operational, financial and other resources. Rezolve has grown from 21 employees at December 31, 2019 to 70 employees at December 31, 2022. Rezolve intends to further expand its overall business, including headcount, with no assurance that its revenues will grow. As Rezolve grows, it will be required to continue to improve its operational and financial controls and reporting procedures and it may not be able to do so effectively. As such, Rezolve may be unable to manage its expenses effectively in the future, which may negatively impact its gross profit or operating expenses.

In addition, Rezolve believes that an important contributor to its success has been its corporate culture, which it believes fosters innovation, teamwork, passion for its merchants and a focus on attractive designs and technologically advanced and well-crafted software. Most of Rezolve’s employees have been with Rezolve or Rezolve Limited for fewer than two years as a result of its rapid growth. As Rezolve continues to grow, Rezolve must effectively integrate, develop and motivate a growing number of new employees. As a result, Rezolve may find it difficult to maintain its corporate culture, which could limit its ability to innovate and operate effectively. Any failure to preserve Rezolve’s culture could also negatively affect its ability to retain and recruit personnel, continue to perform at current levels or execute its business strategy.

Rezolve’s operating and financial results forecast relies in large part upon assumptions and analyses developed by Rezolve. If these assumptions or analyses prove to be incorrect, Rezolve’s actual operating results may be materially different from its forecasted results.

The projected financial and operating information appearing elsewhere in this proxy statement/prospectus reflect current management estimates of future performance. Whether actual operating and financial results and business developments will be consistent with Rezolve’s expectations and assumptions as reflected in its forecasts depends on a number of factors, many of which are outside Rezolve’s control, including, but not limited to:

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success and timing of existing and new market business development;
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success and timing of new software development activity
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competition, including from established and future competitors;
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Rezolve’s ability to manage its growth;
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whether Rezolve can manage relationships with business partners and key customers;
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Rezolve’s ability to retain existing key management, integrate recent hires and attract, retain and motivate qualified personnel; and
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the overall strength and stability of domestic and international economies.

While all projected financial and operating information is subject to significant uncertainties and contingencies, many of which are beyond Rezolve’s control, Rezolve believes that the preparation of projected financial information involves increasingly higher levels of uncertainty the further out the projected financial information extends from the date of preparation. Unfavorable changes in any of the above-listed or other factors, many of which are beyond Rezolve’s control, could cause Rezolve to fall materially short of its projections, which could materially and adversely affect its business, results of operations, prospects and financial results.

Rezolve does not have the history with its solutions or pricing models necessary to accurately predict optimal pricing necessary to attract new merchants and retain existing merchants.

Rezolve has limited experience determining the optimal prices for its solutions. Rezolve has changed its pricing model from time to time and expects to do so in the future. Given Rezolve’s limited experience with selling new solutions, Rezolve may not offer new solutions at the optimal price, which may result in Rezolve’s solutions not being profitable or not gaining market share. As competitors introduce new solutions that compete with Rezolve’s, especially in the payments space where Rezolve faces significant competition, Rezolve may be unable to attract new merchants at competitive pricing models. Pricing decisions may also impact the mix of adoption among Rezolve’s plans and negatively impact Rezolve’s overall revenues. Moreover, SMBs, which are generally sensitive to price and are expected to comprise a portion of the merchants using Rezolve’s platform, may be quite sensitive to price increases or prices offered by competitors. As a result, in the future, Rezolve may be forced to reduce its prices, which could adversely affect its financial results.

As a result of Rezolve’s business model, it may not be able to accurately assess its financial position and results of operations.

Rezolve intends to offer its platform primarily through a mix of monthly and single-year subscription agreements and is expected to recognize revenue ratably over the related subscription period. As a result, a large percentage of the revenues Rezolve expects to report each quarter may be derived from agreements entered into during prior months or years. In addition, Rezolve does not and will not record deferred revenues beyond amounts invoiced as a liability on its balance sheet. Such declines may negatively affect its revenues and deferred revenues balances in future periods, and the effect of significant downturns in sales and market acceptance of its platform, and potential changes in Rezolve’s rate of renewals, may not be fully reflected in Rezolve’s results of operations until future periods. Rezolve’s subscription model also may make it difficult for Rezolve to rapidly increase its total revenues and deferred revenues balance through additional sales in any period, as revenues from new customers must be recognized over the applicable subscription term. These factors may have an adverse effect on Rezolve’s business, results of operations and financial condition.

Rezolve’s business is susceptible to risks associated with international sales and the use of its platform in various countries.

Rezolve’s international sales and the use of its platform in various countries subject Rezolve to risks that include, but are not limited to:

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lack of familiarity and burdens and complexity involved with complying with multiple, conflicting and changing foreign laws, standards, regulatory requirements, tariffs, export controls and other barriers;
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difficulties in ensuring compliance with countries’ multiple, conflicting and changing international trade, customs and sanctions laws;
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difficulties in complying with laws relating to privacy, data protection, and cybersecurity, including the UK General Data Protection Regulation, some of which may require that merchant and customer data be stored and processed in a designated territory;
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difficulties in managing systems integrators and technology partners;
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differing technology standards;
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potentially adverse tax consequences, including the complexities of foreign value added tax (or other tax) systems and restrictions on the repatriation of earnings;
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greater difficulty in enforcing contracts, including Rezolve’s universal terms of service and other agreements;
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uncertain political and economic climates, including the economic impact of inflation, the possibility of a global economic recession, the COVID-19 pandemic and other geopolitical uncertainty and instability, such as the ongoing conflict in Ukraine, resulting sanctions imposed by countries, and retaliatory actions taken by Russia in response to such sanctions;
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currency exchange rates;
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reduced or uncertain protection for intellectual property rights in some countries; and
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new and different sources of competition.

These factors may cause Rezolve’s international costs of doing business to increase and may also require significant management attention and financial resources. Any negative impact from Rezolve’s international business efforts could adversely affect Rezolve’s business, results of operations and financial condition.

As Rezolve and its channels and merchants adopt its proprietary machine learning systems, it may be exposed to risks related to systems efficiency and disclosure and changes to the political and regulatory framework for AI technology, which can adversely affect Rezolve’s business, financial condition and results of operations.

Rezolve’s future success will depend in large part on establishing and growing a market for its solutions and systems, which proprietary machine learning algorithm processes vast amounts of data collected from user interactions. Rezolve’s AI capabilities analyze user behavior and preferences, and identify patterns and trends that inform the creation of personalized experiences for each user, which allows merchants to deliver marketing campaigns, content, offers, and promotions that cater specifically to individual users, leading to higher engagement and conversion rates. Rezolve’s machine learning systems may inadvertently reduce the efficiency of Rezolve’s systems, or may cause unintentional or unexpected outputs that are incorrect, do not match Rezolve’s business goals, do not comply with Rezolve’s policies, or otherwise are inconsistent with Rezolve’s brand. Any errors or vulnerabilities discovered in our code could also result in damage to its reputation, loss of its channels and merchants, unauthorized disclosure of personal and confidential information, loss of revenues or liability for damages, any of which could adversely affect Rezolve’s growth prospects and its business.

The political and regulatory framework for AI technology and machine learning is evolving and remains uncertain. It is possible that new laws and regulations will be adopted in the countries in which Rezolve operates, or existing laws and regulations may be interpreted in new ways, that would affect the operation of Rezolve’s network and the way in which Rezolve uses AI technology and machine learning, including with respect to laws related to privacy, data protection, cybersecurity and processing customer information. The cost to comply with such laws or regulations could be significant and would increase Rezolve’s operating expenses, which could adversely affect its business, financial condition and results of operations.

Exchange rate fluctuations may negatively affect Rezolve’s results of operations.

Exchange rate fluctuations may affect Rezolve’s merchant solutions as Rezolve may generate revenues in different currencies. For example, if in the future Rezolve generates revenues through Instant Buy in the local currency of the country in which the applicable merchant is located, Rezolve will be exposed to currency fluctuations to the extent revenues in foreign currencies from Instant Buy payments increase. Fluctuations in these foreign currencies could adversely affect Rezolve’s growth prospects and its business.

Rezolve’s operating results are expected to be subject to seasonal fluctuations.

Rezolve’s merchant transaction-based revenues are expected to be correlated with the number of transactions that Rezolve’s merchants process through its platform. Certain of its merchants are expected to be subject to seasonal fluctuations as a result of holidays in the countries in which they operate resulting in increased or decreased consumer spending. If Rezolve grows its merchant solutions offerings, Rezolve cannot guarantee that its business will not become more seasonal in the future, and historical patterns in its business may not be a reliable indicator of Rezolve’s future sales activity or performance.

If Rezolve fails to improve and enhance the functionality, performance, reliability, design, security and scalability of its platform in a manner that responds to merchants’ evolving needs, its business may be adversely affected.

The markets in which Rezolve competes are characterized by constant change and innovation, and Rezolve expects them to continue to evolve rapidly. Rezolve’s ability to attract new merchants and increase sales to new merchants will depend in large part on its ability to continue to improve and enhance the functionality, performance, reliability, design, security and scalability of its platform as well as introduce new features, capabilities and offerings to its platform.

Rezolve may experience difficulties with software development that could delay or prevent the development, introduction or implementation of new solutions and enhancements. Software development involves a significant amount of time for Rezolve’s research and development team, as it can take Rezolve’s developers months to update, code and test new and upgraded solutions and integrate them into its platform. Rezolve must also continually update, test and enhance its software platform. For example, Rezolve’s design team spends a significant amount of time and resources incorporating various design enhancements, such as customized colors, fonts, content and other features, into its platform. The continual improvement and enhancement of Rezolve’s platform requires significant investment and Rezolve may not have the resources to make such investment. To the extent Rezolve is not able to improve and enhance the functionality, performance, reliability, design, security and scalability of its platform in a manner that responds to Rezolve’s merchants’ evolving needs, Rezolve’s business, operating results and financial condition will be adversely affected.

Rezolve may not be able to compete successfully against current and future competitors.

Rezolve faces competition in various aspects of its business, and Rezolve expects such competition to grow in the future. Rezolve has competitors with longer operating histories, larger customer bases, greater brand recognition, more experience and more extensive commercial relationships in certain jurisdictions, and greater financial, technical, marketing and other resources than Rezolve. As a result, Rezolve’s current and potential competitors may be able to develop products, offerings and services better received by merchants or may be able to respond more quickly and effectively than Rezolve can to new or changing opportunities, technologies, regulations or merchant requirements. In addition, certain of Rezolve’s larger competitors may be able to leverage a larger installed customer base and distribution network to adopt more aggressive pricing policies and offer more attractive sales terms, which could cause Rezolve to lose potential sales or to sell Rezolve’s solutions at lower prices.

Competition may intensify as Rezolve’s competitors enter into business combinations or alliances or raise additional capital, or as established companies in other market segments or geographic markets expand into Rezolve’s market segments or geographic markets. For example, certain competitors could use strong or dominant positions in one or more markets to gain a competitive advantage against Rezolve in areas where Rezolve operates including: by integrating competing platforms or features into products or offerings they control such as search engines, web browsers, mobile device operating systems or social networks; by making acquisitions; or by making access to Rezolve’s platform more difficult. Further, current and future competitors could choose to offer a different pricing model or to undercut prices in an effort to increase their market share. If Rezolve cannot compete successfully against current and future competitors, Rezolve’s business, results of operations and financial condition could be negatively impacted.

Payment transactions on Rezolve’s platform may be subject to regulatory requirements and other risks that could be costly and difficult to comply with or that could harm Rezolve’s business.

Rezolve may become subject to a number of risks related to payments processed through Instant Buy, including:

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the payment of interchange and other fees, which may increase Rezolve’s operating expenses;
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if Rezolve is unable to maintain its chargeback rate at acceptable levels, its credit card fees may increase or credit card issuers may terminate their relationship with Rezolve;
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increased costs and diversion of management time and effort and other resources to deal with fraudulent transactions or chargeback disputes;
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potential fraudulent or otherwise illegal activity by merchants, their customers, developers, employees or third parties;
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restrictions on funds or required reserves related to payments; and
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additional disclosure and other requirements, including new reporting regulations and new credit card association rules.

Rezolve is required by its payment processors to comply with payment card network operating rules. The payment card networks set and interpret the card rules. Rezolve faces the risk that one or more payment card networks or other processors may, at any time, assess penalties against Rezolve or terminate its ability to accept credit card payments or other forms of online payments from customers, which would have an adverse effect on Rezolve’s business, financial condition and operating results.

If Rezolve fails to comply with the rules and regulations adopted by the payment card networks, including the Payment Card Industry Data Security Standard, or PCI DSS, Rezolve would be in breach of its contractual obligations to its payment processors, financial institutions, partners and merchants. Such failure to comply may subject Rezolve to fines, penalties, damages, higher transaction fees and civil liability, and could eventually prevent Rezolve from processing or accepting payment cards or could lead to a loss of payment processor partners, even if there is no compromise of customer information.

Rezolve is currently subject to a variety of laws and regulations in the U.S., Mexico, the UK, Europe, India and elsewhere related to payment processing, including those governing cross-border and domestic money transmission, electronic funds transfers, foreign exchange, anti-money laundering, counter-terrorist financing, banking and import and export restrictions. Depending on how Instant Buy and Rezolve’s other merchant solutions evolve, Rezolve may be subject to additional laws in the U.S., Mexico, China, the UK, Europe, India and elsewhere. In certain jurisdictions, the application or interpretation of these laws and regulations is not clear. Rezolve’s efforts to comply with these laws and regulations could be costly and result in diversion of management time and effort and may still not guarantee compliance. In the event that Rezolve is alleged to be in violation of any such legal or regulatory requirements, it may be subject to claims, demands, and litigation by private parties, and governmental investigations and other proceedings, which may result in Rezolve being subject to cease and desist orders, monetary fines or other penalties or liabilities, or being required to make changes to its platform or other aspects of its operations, any of which could have an adverse effect on its business, financial condition and results of operations.

Rezolve has in the past made and in the future may make acquisitions and investments, which could divert management’s attention, result in operating difficulties and dilution to Rezolve’s shareholders and otherwise disrupt Rezolve’s operations and adversely affect its business, operating results or financial position.

From time to time, Rezolve evaluates potential strategic acquisition or investment opportunities. Any transactions that Rezolve enters into could be material to its financial condition and results of operations. The process of acquiring and integrating another company or technology could create unforeseen operating difficulties and expenditures. Acquisitions and investments involve a number of risks, such as:

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diversion of management time and focus from operating Rezolve’s business;
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use of resources that are needed in other areas of Rezolve’s business;
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in the case of an acquisition, implementation or remediation of controls, procedures and policies of the acquired company;
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in the case of an acquisition, difficulty integrating the accounting systems and operations of the acquired company, including potential risks to Rezolve’s corporate culture;
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in the case of an acquisition, coordination of product, engineering and selling and marketing functions, including difficulties and additional expenses associated with supporting legacy services and offerings and hosting infrastructure of the acquired company and difficulty converting the customers of the acquired company onto Rezolve’s platform and contract terms, including disparities in the revenues, licensing, support or professional services model of the acquired company;

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in the case of an acquisition, retention and integration of employees from the acquired company;
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unforeseen costs or liabilities;
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adverse effects to Rezolve’s existing business relationships with partners and merchants as a result of the acquisition or investment;
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the possibility of adverse tax consequences;
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litigation or other claims arising in connection with the acquired company or investment; and
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in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries.

In addition, a significant portion of the purchase price of companies that Rezolve acquires may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment on at least an annual basis. In the future, if Rezolve’s acquisitions do not yield expected returns, Rezolve may be required to take charges to its operating results based on this impairment assessment process, which could adversely affect Rezolve’s results of operations.

Acquisitions and investments may also result in dilutive issuances of equity securities, which could adversely affect Rezolve’s share price, or result in issuances of securities with superior rights and preferences to the Ordinary Shares or the incurrence of debt with restrictive covenants that limit Rezolve’s future uses of capital in pursuit of business opportunities.

Rezolve may not be able to identify acquisition or investment opportunities that meet Rezolve’s strategic objectives, or to the extent such opportunities are identified, Rezolve may not be able to negotiate terms with respect to the acquisition or investment that are acceptable to Rezolve. At this time, Rezolve has made no commitments or agreements with respect to any such transaction.

Rezolve is a party to the Loan Note Instrument, which contains a number of covenants that may restrict our current and future operations and could adversely affect our ability to execute business needs.

The Loan Note Instrument contains a number of covenants that limit Rezolve’s ability and its subsidiaries’ ability to, among other things, incur indebtedness that would rank senior to the Convertible Notes, advance loans, create security interests, enter into a corporate strategic relationship other than in the ordinary course of business and to acquire or dispose of assets (including shares) (x) where the consideration paid or received exceeds 20% of the average market cap of Rezolve for the 90 calendar days prior to such transaction (calculated based on the volume-weighted average share price of the shares of Rezolve in that period) or (y) other than (A) on arm’s length terms, and (B) for the purpose of promoting the success of Rezolve without consent of the majority of noteholders. These covenants remain in force while the Convertible Notes are outstanding, including for so long as one or more of Apeiron Investment Group Ltd, Bradley Wickens and any of their respective affiliates or assignees holds at least an aggregate of $20 million of the principal amount of the Convertible Notes from time to time.

The terms of the Loan Note Instrument may restrict our current and future operations and could adversely affect our ability to finance our future operations or capital needs or to execute business strategies in the means or manner desired. In addition, complying with these covenants may make it more difficult for us to successfully execute our business strategy, invest in our growth strategy and compete against companies who are not subject to such restrictions. If Rezolve is unable to comply with the covenants under the Loan Note Instrument or with other Loan Note Instrument requirements, the noteholders may accelerate Rezolve’s obligations under the Loan Note Instrument and foreclose upon the collateral, or Rezolve may be forced to sell assets, restructure its indebtedness or seek additional equity capital, which would dilute Rezolve’s shareholders’ interests.

Rezolve may need to raise additional funds to pursue its growth strategy or continue its operations, and Rezolve may be unable to raise capital when needed or on acceptable terms.

From time to time, Rezolve may seek additional equity or debt financing to fund its growth, enhance its platform, respond to competitive pressures or make acquisitions or other investments. Rezolve’s business plans may change, general economic, financial or political conditions in its markets may deteriorate or other circumstances may arise, in each case that have a material adverse effect on Rezolve’s cash flows and the anticipated cash needs of Rezolve’s business. Any of these events or circumstances could result in significant additional funding needs, requiring Rezolve to raise additional capital. Rezolve cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, Rezolve may be unable to expand Rezolve’s business at the rate desired and Rezolve’s results of operations may suffer. Financing through issuances of equity securities would be dilutive to holders of Rezolve’s shares.

Failure to effectively develop and expand Rezolve’s marketing, sales, customer service, and content management capabilities could harm its ability to increase Rezolve’s customer base and achieve broader market acceptance of Rezolve’s platform.

Rezolve’s sales cycle, from initial contact to contract execution and implementation can take significant time. Rezolve’s sales efforts involve educating its clients about the use, technical capabilities and benefits of Rezolve’s platform. Certain of Rezolve’s clients undertake an evaluation process that frequently involves not only its platform but also the offerings of Rezolve’s competitors. As a result, it is difficult to predict when Rezolve will obtain new clients and begin generating revenues from new clients. Even if Rezolve’s sales efforts result in obtaining a new client, under Rezolve’s usage-based pricing model, to a large degree the client controls when and to what extent it uses Rezolve’s platform. As a result, Rezolve may not be able to add clients or generate revenues as quickly as Rezolve may expect, which could harm Rezolve’s revenue growth rates.

If the availability of Rezolve’s platform does not meet its service-level commitments to customers, Rezolve’s current and future revenues may be negatively impacted.

Rezolve typically commits to its customers that its platform will maintain a minimum service-level of availability. If Rezolve is unable to meet these commitments, Rezolve may be obligated to provide customers with additional capacity, which could significantly affect its revenues. Further, any failure to meet its service-level commitments could damage its reputation and adoption of its platform, and Rezolve could face loss of revenues from reduced future consumption of its platform. Any service-level failures could adversely affect Rezolve’s business, financial condition, and results of operations.

Rezolve will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

Rezolve intends to use the net proceeds that it receives in this offering for working capital and other general corporate purposes, which may include offering development, general and administrative matters and capital expenditures. Rezolve may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement its business, although Rezolve has no present commitments or agreements to enter into any acquisitions or investments. Consequently, Rezolve’s management will have broad discretion over the specific use of these net proceeds and may do so in a way with which Rezolve’s investors disagree. The failure by Rezolve’s management to apply and invest these funds effectively may not yield a favorable return to Rezolve’s investors and may adversely affect Rezolve’s business and financial condition. Pending their use, Rezolve may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If Rezolve does not use the net proceeds that it receives in this offering effectively, Rezolve’s business, results of operations, and financial condition could be adversely affected.

Rezolve does not intend to pay dividends for the foreseeable future.

Rezolve may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. As a result of Rezolve’s current dividend policy, you may not receive any return on an investment in Ordinary Shares unless you sell Ordinary Shares for a price greater than that which you paid for them. Any future determination to declare and pay cash dividends will be at the discretion of Rezolve’s board of directors and will depend on, among other things, Rezolve’s financial condition, results of operations, cash requirements, contractual restrictions and such other factors as Rezolve’s board of directors deems relevant.

Expansion into geographies such as the U.S., Latin America, India, and China in the future, is important to the growth of Rezolve’s business, and if Rezolve does not manage the business and economic risks of international expansion effectively, it could materially and adversely affect Rezolve’s business, financial condition and results of operations.

Rezolve’s future success depends, in part, on Rezolve’s ability to expand its penetration of the international markets in which it currently operates and to expand into additional international markets. Rezolve’s ability to expand internationally will depend upon its ability to deliver functionality and other features that reflect the needs and preferences of the international customers that we target and to successfully navigate the risks inherent in operating a business internationally. Any new geographic market could have different characteristics from the markets in which Rezolve currently operates, and Rezolve’s success in such markets will depend on its ability to adapt properly to these differences. These differences may include limited or unfavorable intellectual property protection, international political or economic conditions, restrictions on the repatriation of earnings, longer sales cycles, warranty expectations, differing regulatory requirements, tax laws, trade laws, labor regulations, corporate formation laws and requirements and tariffs. In addition, expanding into new geographic markets will increase Rezolve’s exposure to presently existing risks, such as fluctuations in the value of foreign currencies and difficulties and increased expenses in complying with U.S. and foreign laws, regulations and trade standards.

A regional or global health pandemic, including the global COVID-19 pandemic, may adversely impact Rezolve’s business, results of operations and financial performance.

A regional or global health pandemic, depending upon its duration and severity, could have a material adverse effect on our business. For example, in March 2020, the World Health Organization characterized COVID-19 as a global pandemic, which has had numerous effects on the global economy. The COVID-19 pandemic and efforts to control its spread significantly curtailed the movement of people, goods and services, including in most or all of the regions in which Rezolve sells its offerings and services and conducts its business operations. While Rezolve has so far been able to mitigate the impacts of the COVID-19 pandemic on its business, Rezolve cannot guarantee that this will continue to be the case or that a pandemic in the future will have the same outcome.

Although Rezolve’s results have not been materially affected by COVID-19 to date, Rezolve is unable to accurately predict the impact that other global health crises will have on Rezolve’s or its business partners’ or customers’ operations.

To the extent the COVID-19 pandemic, or any similar future pandemic or related events could have a material adverse effect on Rezolve’s or Rezolve’s customers’ and business partners’ business, financial condition, results of operations and/or liquidity, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

If Rezolve is unable to hire, retain and motivate qualified personnel, its business will be adversely affected.

Rezolve’s future success depends, in part, on its ability to continue to attract and retain highly skilled personnel. The inability to attract or retain qualified personnel or delays in hiring required personnel may seriously harmRezolve’s business, financial condition and operating results. Rezolve’s ability to continue to attract and retain highly skilled personnel, specifically employees with technical and engineering skills and employees with high levels of experience in designing and developing software and internet-related services, will be critical to Rezolve’s future success. Competition for highly skilled personnel can be intense due in part to the more limited pool of qualified personnel as compared to other types of employees. In addition, to the extent Rezolve hires personnel from competitors, Rezolve may be subject to allegations that such personnel have been improperly solicited or divulged proprietary or other confidential information. While Rezolve intends to issue stock options or other equity awards as key components of its overall compensation and employee attraction and retention efforts, it is required under U.S. GAAP to recognize compensation expense in its operating results for employee stock-based compensation under its equity grant programs which may increase the pressure to limit stock-based compensation.

Rezolve is dependent on the continued services and performance of its senior management and other key employees, the loss of any of whom could adversely affect Rezolve’s business, operating results and financial condition.

Rezolve’s future performance depends on the continued services and contributions of Rezolve’s senior management, including Rezolve’s Chief Executive Officer, Daniel Wagner, Chief Financial Officer, Richard Burchill, Chief Technology Officer, Salman Ahmad, and Chief Executive Officer for Technology, Product and Digital Services, Sauvik Banerjjee, and other key employees to execute its business plan and to identify and pursue new opportunities and offering innovations. The loss of services of senior management or other key employees could significantly delay or prevent the achievement of Rezolve’s strategic objectives. In addition, certain of the members of Rezolve’s current senior management team have only been working together for a short period of time, which could adversely impact Rezolve’s ability to achieve its goals. From time to time, there may be changes in Rezolve’s senior management team resulting from the hiring or departure of executives, which could disrupt Rezolve’s business. Rezolve does not maintain key person life insurance policies on any of its employees other than a policy providing limited coverage on the life of its Chief Executive Officer. The loss of the services of one or more of Rezolve’s senior management or other key employees for any reason could adversely affect Rezolve’s business, financial condition and operating results and require significant amounts of time, training and resources to find suitable replacements and integrate them within Rezolve’s business, and could affect Rezolve’s corporate culture.

Rezolve expects to be dependent upon consumers’ and merchants’ willingness to use the internet and internet-enabled mobile devices for commerce.

Rezolve’s success depends upon the general public’s continued willingness to use the internet and internet-enabled mobile devices as a means to pay for purchases, communicate, access social media, research and conduct commercial transactions, including through mobile devices. If consumers or merchants become unwilling or less willing to use the internet or internet-enabled mobile devices for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the internet, internet outages or delays, disruptions or other damage to merchants’ and consumers’ computers, increases in the cost of accessing the internet and cybersecurity, data protection, and privacy risks or the perception of such risks, Rezolve’s business could be adversely affected.

Risks related to Rezolve’s Software, Platform, and Security

If Rezolve’s software or platform contains serious errors or defects, Rezolve may lose revenues and market acceptance and may incur costs to defend or settle claims with its merchants.

Software or platforms such as Rezolve’s may contain errors, defects, security vulnerabilities or bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released. Despite internal testing, Rezolve’s software or platform may contain serious errors or defects, security vulnerabilities or bugs that Rezolve may be unable to successfully detect, correct or otherwise address in a timely manner or at all, which could result in security breaches or incidents, interruptions, lost revenues, significant expenditures of capital, a delay or loss in market acceptance, damage to Rezolve’s reputation and brand, and other harm, any of which could have an adverse effect on its business, financial condition, and operations. Furthermore, Rezolve’s software and platform is a multi-tenant cloud-based system that allows Rezolve to deploy new versions and enhancements to all of its merchants simultaneously. To the extent Rezolve deploys new versions or enhancements that contain errors, defects, security vulnerabilities or bugs to all of its merchants simultaneously, the consequences would be more severe than if such versions or enhancements were only deployed to a smaller number of its merchants.

Since Rezolve expects its merchants will use its software or platform for processes that are critical to their businesses, errors, defects, security vulnerabilities, service interruptions or bugs, or security breaches or incidents of, Rezolve’s software or platform could result in losses to its merchants. Rezolve’s merchants may seek significant compensation from Rezolve for any losses they suffer or believe they may have suffered or cease conducting business with Rezolve altogether. Further, merchants could share negative information about their experiences with Rezolve on social media or in other channels or forums, which could result in damage to Rezolve’s reputation and loss of future sales. There can be no assurance that provisions typically included in Rezolve’s agreements with its merchants that attempt to limit its exposure to claims would be enforceable or adequate or would otherwise protect Rezolve from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against Rezolve by any of its merchants would likely be time-consuming and costly to defend against and could seriously damage Rezolve’s reputation and brand, making it harder for Rezolve to sell its offerings and services.

A denial of service attack or security breach or incident could delay or interrupt service to Rezolve’s merchants and their customers, harm Rezolve’s reputation and subject Rezolve to significant liability.

Rezolve’s platform and systems may be subject to distributed denial-of-service (“DDoS”) attacks and other sources of disruption or interruption, or security breaches or incidents, including catastrophic events, error or malfeasance by employees, contractors, or other third parties, equipment malfunction or constraints, software defects or deficiencies, bugs, vulnerabilities, computer viruses, ransomware, and other malware, phishing attacks, and cyberattacks. Rezolve cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures or measures are or will be adequate to identify, detect, prevent or mitigate any such events. Techniques used to obtain unauthorized access to systems and data change frequently and the size of DDoS attacks is increasing while other threats, including ransomware, increasingly are prevalent in Rezolve’s industry. Such threats also may be heightened as a result of many of Rezolve’s employees and contractors working remotely. Rezolve may be unable to identify or implement adequate preventative measures for any cyberattack, disruption, interruption or other security breach or incident, cease or mitigate attacks or other sources of system disruptions or security breaches or incidents, or remediate them in a timely manner or at all. A DDoS attack or security breach or incident could delay or interrupt service to Rezolve’s merchants and their customers and may deter consumers from visiting Rezolve’s merchants’ shops. In addition, any actual or perceived DDoS attack or other source of system interruption or disruption, or security breach or incident, could result in a loss of or unauthorized use, alteration, unavailability, disclosure or other processing or compromise of personal data, intellectual property or confidential data of Rezolve and its customers, damage Rezolve’s reputation and brand, result in a loss of business, expose Rezolve to a risk of claims, demands and litigation by private parties, and investigations or other proceedings by governmental authorities, possible fines, penalties and other liabilities, and require Rezolve to expend significant capital and other resources in efforts to alleviate problems caused by the interruption, disruption or security breach or incident. Rezolve also may be required to incur significant costs in an effort to prevent and mitigate system and network disruptions and cyberattacks and other sources of security breaches and incidents. Rezolve engages third-party service providers to store and otherwise process certain of its data, including confidential information and personal and other data relating to individuals. Its service providers may also be the targets of cyberattacks and other malicious activity and other sources of security breaches and incidents, which create similar risks for Rezolve.

Certain jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and Rezolve’s agreements with certain customers require Rezolve to notify them in the event of a security incident. Such mandatory disclosures or any other disclosures regarding any such event could lead to negative publicity and may cause Rezolve’s merchants to lose confidence in the effectiveness of its data security measures. Moreover, if a high-profile security breach or incident occurs with respect to another SaaS provider, merchants may lose trust in the security of the SaaS business model generally, which could adversely impact Rezolve’s ability to retain existing merchants or attract new ones. Any of these circumstances could have an adverse effect on Rezolve’s business, financial condition and results of operations.

Rezolve uses a limited number of data centers to deliver its services. Any disruption of service at these facilities could harm Rezolve’s business.

Rezolve currently manages its services and serves all of its merchants from third-party data center facilities. While Rezolve owns the hardware on which its platform runs and deploys this hardware to the data center facilities, Rezolve does not control the operation of these facilities. Rezolve has experienced, and may in the future experience, failures at the third-party data centers where its hardware is deployed. Data centers are vulnerable to damage or interruption from human error, intentional bad acts, earthquakes, hurricanes, floods, fires, conflicts (including the conflict in Ukraine), terrorist attacks, power losses, hardware failures, systems failures, outages, telecommunications failures, and other events. Any of these events could result in lengthy interruptions in Rezolve’s services. Changes in law or regulations applicable to data centers in various jurisdictions, or in their interpretation or enforcement, could also cause a disruption in service. Certain jurisdictions may also impose data localization requirements, which mandate information to be stored in the jurisdiction of origin. These regulations may inhibit Rezolve’s ability to expand into those markets or prohibit Rezolve from offering services in those markets without significant additional costs. Interruptions in Rezolve’s services would reduce its revenues, subject Rezolve to potential liability and adversely affect its ability to retain its merchants or attract new merchants. The performance, reliability and availability of Rezolve’s platform are critical to its reputation and ability to attract merchants. Merchants could share negative information about experiences with Rezolve on social media and in other forums, which could result in damage to Rezolve’s reputation and loss of future sales. Any of the risks above, if realized, could have an adverse effect on Rezolve’s business, financial condition and results of operations.

Rezolve’s business and prospects would be harmed if changes to technologies used in Rezolve’s platform or new versions or upgrades of operating systems and internet browsers adversely impact the process by which merchants and consumers interface with Rezolve’s platform.

Providers of internet browsers may from time to time introduce new features that could make it difficult for merchants to use Rezolve’s platform. In addition, internet browsers for desktop or mobile devices could introduce new features or change existing browser specifications, which could result in them being incompatible with Rezolve’s platform, or preventing consumers from accessing Rezolve’s merchants’ shops. Any changes to technologies used in Rezolve’s platform, to existing features that Rezolve relies on, or to operating systems or internet browsers, that make it difficult for merchants to access Rezolve’s platform or consumers to access Rezolve’s merchants’ shops, could adversely impact Rezolve’s business, financial condition, results of operations, and prospects.

Rezolve relies on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to provide its solutions and run its business.

Rezolve relies on computer hardware, purchased or leased, and software licensed from and services rendered by third parties to provide its solutions and run its business. Third-party hardware, software and services may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use or any failures of third-party hardware, software or services, particularly when such third-party is a sole source supplier to Rezolve, could result in delays in Rezolve’s ability to provide its solutions or run its business until equivalent hardware, software or services are developed by Rezolve or, if available, identified, obtained and integrated, which could be costly and time-consuming and may not result in an equivalent solution, any of which could have an adverse effect on Rezolve’s business, financial condition and operating results. Further, merchants could assert claims against Rezolve in connection with such service disruptions or cease conducting business with Rezolve completely. Even if not successful, a claim brought against Rezolve by any of Rezolve’s merchants would likely be time-consuming and costly to defend and could seriously damage Rezolve’s reputation and brand, making it harder for Rezolve to sell its solutions.

If Rezolve does not or cannot maintain the compatibility of its platform with third-party applications that its customers use in their businesses, Rezolve’s revenues will decline.

Rezolve’s technologies that allow its platform to interoperate with various third-party applications are critically important to its business. Third-party systems are constantly evolving, and it is difficult to predict the challenges that Rezolve may encounter in developing its platform for use with such third-party systems, and Rezolve may not be able to modify its platform to assure its compatibility with the systems of other third parties following any changes to their systems. Without a convenient way for customers that Rezolve expects to have to integrate with Rezolve’s offerings and services, customers may be less likely to renew or upgrade their subscriptions or prospective customers may be less likely to acquire subscriptions, at current prices or at all.

Mobile devices are increasingly being used to conduct commerce, and if Rezolve’s solutions do not operate as effectively when accessed through these devices, Rezolve’s merchants and their customers may not be satisfied with Rezolve’s services, which could harm Rezolve’s business.

Rezolve is dependent on the interoperability of its platform with third-party mobile devices and mobile operating systems as well as web browsers that Rezolve does not control. Any changes in such devices, systems or web browsers that degrade the functionality of its platform or give preferential treatment to competitive services could adversely affect usage of its platform. Effective mobile functionality is integral to Rezolve’s current business and long-term development and growth strategy. In the event that Rezolve’s merchants and their customers have difficulty accessing and using Rezolve’s platform on mobile devices, its business, financial condition, and operating results could be adversely affected.

Rezolve may store and process personal data of its merchants and their customers. If the security of this information is compromised or otherwise subjected to unauthorized access, Rezolve’s reputation may be harmed and Rezolve may be exposed to liability.

Rezolve may in the future store and otherwise processes data, including personal data, credit card information, and other confidential information, of its merchants and their customers. Rezolve does not expect to regularly monitor or review the content of data that its merchants upload and store and, therefore, does not control the substance of the content on its servers, which may include personal data. Rezolve may experience successful attempts by third parties to obtain unauthorized access to, or to exfiltrate, alter, or otherwise process without authorization, data of its merchants and their customers. This data could also be lost, used, altered, rendered unavailable, disclosed or otherwise processed or compromised through human error or malfeasance. The unauthorized access to, or loss, unauthorized use, alteration, unavailability, disclosure, processing or other compromise of, this data could have an adverse effect on Rezolve’s business, financial condition and results of operations.

Rezolve is also subject to laws and regulations regarding privacy, data protection, and cybersecurity, including the EU General Data Protection Regulation, the UK General Data Protection Regulation, and the ePrivacy Directive (collectively, “European Data Protection Laws”). European Data Protection Laws regulate the collection, use and other processing of personal data, and impose requirements in connection with such processing that often are more restrictive than in other jurisdictions. For example, European Data Protection Laws may, for example, require companies processing personal data on behalf of customers to cooperate with data protection authorities, implement security measures, enter into data processing agreements, execute standard contractual clauses to effectuate data transfers to third countries, and keep records of data processing activities. Numerous other jurisdictions have also proposed or enacted laws and regulations addressing these matters.

European Data Protection Laws and other laws, regulations and other actual and asserted obligations applicable to privacy, data protection and cybersecurity evolve rapidly and are subject to varying interpretations, and Rezolve may not be or have been, and may face allegations that its activities are not or have not been, compliant with such applicable laws, regulation, or obligations. Certain jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and Rezolve’s agreements with certain merchants require Rezolve to notify them in the event of a security incident. Rezolve posts on its website its privacy policy and terms of service, which describe its practices concerning the use, transmission and disclosure of merchant data and certain other data relating to their customers. In addition, the interpretation of laws, regulations, and obligations in certain jurisdictions, and their application to Rezolve, are unclear and in a state of flux. There is a risk that these laws, regulations, and obligations may be interpreted and applied in conflicting ways, and in manners inconsistent with Rezolve’s practices. Changes to laws, regulations, and other obligations applicable or alleged to be applicable to Rezolve, including certain industry standards and contractual obligations, such as the Payment Card Industry Data Security Standard, may impose more stringent requirements for compliance and impose significant penalties for non-compliance or provide for significant damages in the event of breach or violation. Rezolve expects that there will continue to be new proposed laws, regulations, and obligations relating to privacy, data protection, and cybersecurity, including in the European Economic Area, the United Kingdom and other jurisdictions, and Rezolve cannot yet determine the impact such future laws, regulations, and obligations may have on its business. Any such new laws, regulations, or other actual or asserted obligations relating to privacy, data protection or cybersecurity, or changing interpretations of such laws, regulations, or obligations, may cause Rezolve to modify its policies and practices, which may involve expending substantial costs and require substantial time and effort from management and technical personnel, in efforts to comply with them. Because Rezolve’s services are accessible worldwide, certain foreign jurisdictions may claim that Rezolve is required to comply with their laws, regulations, and obligations, including in jurisdictions where Rezolve has no local entity, employees or infrastructure.

Rezolve’s failure or perceived failure to comply with federal, state, provincial, and foreign laws, regulations, or other actual and asserted obligations regarding privacy, data protection or cybersecurity could lead to investigations, inquiries, and other proceedings by governmental authorities, significant fines, penalties and other liabilities imposed by regulators, as well as claims, demands and litigation by Rezolve’s merchants or their customers or other private actors. These matters could force Rezolve to spend money in efforts to defend or settle proceedings, result in the imposition of monetary and other liabilities, including orders to modify or cease certain practices and other obligations, divert management’s time and attention, increase Rezolve’s costs of doing business, and adversely affect Rezolve’s reputation and market position and the demand for Rezolve’s solutions. For example, noncompliance with the UK General Data Protection Regulation can trigger fines of up to GBP 17.5 million or 4% of global annual revenues, whichever is higher. If Rezolve’s efforts to comply with laws, regulations, and obligations are not or are not perceived to be successful, Rezolve may be subject to penalties and fines that could adversely impact its business, financial condition, and operating results, and could face significant impairment of its ability to conduct business in the United Kingdom, the European Economic Area, and other jurisdictions. In addition, if Rezolve’s security measures fail to protect credit card information adequately, Rezolve could be liable to both its merchants and their customers for their losses, as well as Rezolve’s payments processing partners under its agreements with them. As a result, Rezolve could be subject to fines and higher transaction fees, Rezolve could lose its ability to accept certain types of payments, Rezolve could face regulatory and private action, and Rezolve’s merchants could end their relationships with it. There can be no assurance that the limitations of liability in Rezolve’s contracts would be enforceable or adequate or would otherwise protect Rezolve from any such liabilities or damages with respect to any particular claim. The successful assertion of one or more large claims against Rezolve could have an adverse effect on Rezolve’s business, financial condition and results of operations.

Risks related to Rezolve’s Brand

Rezolve’s brand is important to its success. If Rezolve fails to effectively maintain, promote and enhance Rezolve’s brand, Rezolve’s business and competitive advantage may be harmed.

Rezolve believes that maintaining, promoting and enhancing the Rezolve brand is important to expanding its business. Maintaining and enhancing Rezolve’s brand will depend largely on Rezolve’s ability to provide high-quality, well-designed, useful, reliable and innovative solutions, which Rezolve may not do successfully.

Errors, defects, disruptions or other performance problems with Rezolve’s platform may harm Rezolve’s reputation and brand. Rezolve may introduce new solutions or terms of service that its merchants and their customers do not like, which may negatively affect Rezolve’s brand. Additionally, if Rezolve’s merchants or their customers have a negative experience using Rezolve’s solutions such an experience may affect Rezolve’s brand.

Rezolve believes that the importance of brand recognition will increase as competition in its market increases. In addition to Rezolve’s ability to provide reliable and useful solutions at competitive prices, successful promotion of its brand will depend on the effectiveness of its marketing efforts. While Rezolve markets its platform primarily through advertisements, targeted media campaigns and social networking and media sites, Rezolve’s platform is also marketed through a number of free-traffic sources, including customer referrals and word-of-mouth. Rezolve’s efforts to market its brand have involved significant expenses, which Rezolve intends to increase. Rezolve’s marketing spend may not yield increased revenues, and even if it does, any increased revenues may not offset the expenses Rezolve incurs in building and maintaining its brand.

Activities of merchants or the content of their shops could damage Rezolve’s brand, subject Rezolve to liability and harm its business and financial results.

Rezolve’s terms of service prohibit Rezolve’s merchants from using Rezolve’s platform to engage in illegal activities and Rezolve’s terms of service permit Rezolve to take down a merchant’s shop if Rezolve becomes aware of such illegal use. Merchants may nonetheless engage in prohibited or illegal activities or upload store content in violation of applicable laws, which could subject Rezolve to liability. Furthermore, Rezolve’s brand may be negatively impacted by the actions of merchants that are deemed to be hostile, offensive, inappropriate or illegal. Rezolve does not proactively monitor or review the appropriateness of the content of Rezolve’s merchants’ shops and Rezolve does not have control over merchant activities. The safeguards Rezolve has in place, including deep-learning tools which analyze text, URLs, images, audio and video for unwanted material (including, but not limited to, profanity, mature or adult material, content depicting violence, hate speech, depictions of illegal drugs and data or internet locations recognized as spam), may not be sufficient for Rezolve to avoid liability or avoid harm to Rezolve’s brand, especially if such hostile, offensive, inappropriate or illegal use is high profile, which could adversely affect Rezolve’s business and financial results.

If Rezolve fails to maintain a consistently high level of customer service, Rezolve’s brand, business and financial results may be harmed.

Rezolve believes its focus on customer service and support is critical to onboarding new merchants and growing its business. As a result, Rezolve has invested heavily in the quality and training of its support team along with the tools used to provide this service. If Rezolve is unable to maintain a consistently high level of customer service, Rezolve may lose customers. In addition, Rezolve’s ability to attract new merchants is highly dependent on its reputation and on positive recommendations from its existing merchants. If Rezolve fails to achieve and maintain a consistently high level of customer service, or there is a market perception that Rezolve does not maintain high-quality customer service, such failure or perception could adversely affect Rezolve’s reputation and the number of positive merchant referrals that it receives.

Risks Relating to Rezolve’s Intellectual Property

Rezolve may be unable to maintain or protect its intellectual property rights and proprietary information, or obtain registrations in such rights or information, or otherwise prevent third parties from making unauthorized use of the foregoing, including its technology.

Rezolve’s intellectual property rights are important to its business. Rezolve relies on the rights and protections afforded by a combination of confidentiality clauses with employees and third parties, trade secrets, copyrights, patents and trademarks to protect its intellectual property, all of which offer only limited protection. The steps Rezolve takes to protect its intellectual property require significant resources and may be inadequate. Rezolve will not be able to protect its intellectual property if Rezolve is unable to enforce its rights or if Rezolve does not detect or is otherwise not made aware of unauthorized use of its intellectual property. Rezolve may be required to use significant resources to monitor and protect these rights. Despite Rezolve’s precautions, it may be possible for unauthorized third parties to copy its platform and use information that Rezolve regards as proprietary to create services that compete with, or otherwise undermine, Rezolve’s. Certain license provisions protecting against unauthorized use, copying, transfer and disclosure of Rezolve’s intellectual property and/or proprietary information may be unenforceable under the laws of certain jurisdictions and foreign countries, or, if legally enforceable, may otherwise be difficult to enforce for other business and legal reasons.

Rezolve enters into confidentiality and invention assignment agreements with its employees and consultants and enters into confidentiality agreements with the parties with whom it has strategic relationships and business alliances. No assurance can be given that these agreements will be effective in controlling access to Rezolve’s proprietary information and trade secrets. The confidentiality agreements on which Rezolve relies to protect certain technologies may be breached, may not be adequate to protect Rezolve’s confidential information, trade secrets and proprietary technologies and may not provide an adequate remedy in the event of unauthorized use or disclosure of its confidential information, trade secrets or proprietary technology. Further, these agreements do not prevent Rezolve’s competitors or others from independently developing software that is substantially equivalent or superior to Rezolve’s software. In addition, others may independently discover Rezolve’s trade secrets and confidential information, and in such cases, Rezolve likely would not be able to assert any trade secret rights against such parties. Additionally, Rezolve may from time to time be subject to opposition or similar proceedings with respect to applications for registrations of its intellectual property, including its patents and trademarks. While Rezolve aims to acquire adequate protection of its brand through trademark registrations in key markets, occasionally third parties may have already registered or otherwise acquired rights to identical or similar marks for similar, related, or complimentary services. Rezolve relies on its brand and trademarks to identify its platform and to differentiate its platform and services from those of its competitors, and if Rezolve is unable to adequately protect its trademarks, third parties may use its brand names or trademarks similar to Rezolve’s in a manner that may cause confusion in the market, which could decrease the value of Rezolve’s brand and adversely affect Rezolve’s business and competitive advantages.

Policing unauthorized use of Rezolve’s intellectual property and misappropriation of Rezolve’s technology and trade secrets is difficult and Rezolve may not always be aware of such unauthorized use or misappropriation. Despite Rezolve’s efforts to protect its intellectual property rights, unauthorized third parties may attempt to use, copy or otherwise obtain and market or distribute its intellectual property rights or technology or otherwise develop services with the same or similar functionality as Rezolve’s platform. If Rezolve’s competitors infringe, misappropriate or otherwise misuse Rezolve’s intellectual property rights and Rezolve is not adequately protected, or if Rezolve’s competitors are able to develop a platform with the same or similar functionality as Rezolve’s without infringing Rezolve’s intellectual property, Rezolve’s competitive advantage and results of operations could be harmed. Litigation brought to protect and enforce Rezolve’s intellectual property rights could be costly, time consuming and distracting to management and could result in the impairment, dilution, or loss of portions of Rezolve’s intellectual property rights. As a result, Rezolve may be aware of infringement by its competitors but may choose not to bring litigation to enforce its intellectual property rights due to the strategic considerations, cost, time and distraction of bringing such litigation. Furthermore, if Rezolve does decide to bring litigation, its efforts to enforce its intellectual property rights may be met with defenses, counterclaims or countersuits challenging or opposing Rezolve’s right to use and otherwise exploit particular intellectual property rights, services and technology or the enforceability of Rezolve’s intellectual property rights. Rezolve’s inability to protect its proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of Rezolve’s management’s attention and resources, could delay further sales or the implementation of Rezolve’s services and offerings, impair the functionality of Rezolve’s platform, prevent or delay introductions of new or enhanced services or offerings, result in Rezolve substituting inferior or more costly technologies into Rezolve’s platform or injure Rezolve’s reputation. Furthermore, many of Rezolve’s current and potential competitors have the ability to dedicate substantially greater resources to developing and protecting their technology or intellectual property rights than Rezolve does.

Rezolve may be subject to claims by third parties of intellectual property infringement.

The software industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patents and other intellectual property rights. Third parties may have in the past asserted, and may in the future assert, that Rezolve’s platform, solutions, technology, methods or practices infringe, misappropriate or otherwise violate their intellectual property or other proprietary rights. Such claims may be made by Rezolve’s competitors seeking to obtain a competitive advantage or by other parties. Additionally, in recent years, non-practicing entities have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements from companies like Rezolve. The risk of claims may increase as the number of solutions that Rezolve offers and competitors in Rezolve’s market increases and overlaps occur. In addition, to the extent that Rezolve gains greater visibility and market exposure, Rezolve faces a higher risk of being the subject of intellectual property infringement claims.

Any such claims, regardless of merit, that result in litigation could result in substantial expenses, divert the attention of management, cause significant delays in introducing new or enhanced services or technology, materially disrupt the conduct of Rezolve’s business and have a material and adverse effect on Rezolve’s brand, business, financial condition and results of operations. It is possible that patents have been issued to third parties that cover all or a portion of Rezolve’s business. As a consequence of any patent or other intellectual property claims, Rezolve could be required to pay substantial damages, develop non-infringing technology, enter into royalty-bearing licensing agreements, stop selling or marketing some or all of Rezolve’s solutions or re-brand its solutions. Rezolve may also be obligated to indemnify its merchants or partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. If it appears necessary, Rezolve may seek to secure license rights to intellectual property that Rezolve is alleged to infringe at a significant cost, potentially even if Rezolve believes such claims to be without merit. If required licenses cannot be obtained, or if existing licenses are not renewed, litigation could result. Litigation is inherently uncertain and can cause Rezolve to expend significant resources, time and attention to it, even if Rezolve is ultimately successful. Any adverse decision could result in a loss of Rezolve’s proprietary rights, subject Rezolve to significant liabilities, require Rezolve to seek licenses for alternative technologies from third parties, prevent Rezolve from offering all or a portion of its solutions and otherwise negatively affect its business and operating results.

Rezolve’s use of “open source” software could negatively affect its ability to sell its solutions and subject Rezolve to possible litigation.

Rezolve’s solutions incorporate and are significantly dependent on the use and development of “open source” software and Rezolve intends to continue the use and development of open source software in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses and is typically freely accessible, usable and modifiable. Pursuant to such open source licenses, Rezolve may be subject to certain conditions, including requirements that Rezolve offers its proprietary software that incorporates the open source software for no cost, that Rezolve makes available source code for modifications or derivative works it creates based upon, incorporating or using the open source software and that Rezolve licenses such modifications or derivative works under the terms of the particular open source license. If an author or other third party that uses or distributes such open source software were to allege that Rezolve had not complied with the conditions of one or more of these licenses, Rezolve could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of Rezolve’s solutions that contained or are dependent upon the open-source software and required to comply with the foregoing conditions, which could disrupt the distribution and sale of some of Rezolve’s solutions. Litigation related to the use of open-source software could be costly for Rezolve to defend, have a negative effect on its operating results and financial condition or require it to devote additional research and development resources to change its platform. The terms of many open-source licenses to which Rezolve is subject have not been interpreted by U.S. or foreign courts. As there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses, the potential impact of these terms on Rezolve’s business is uncertain and may result in unanticipated obligations regarding Rezolve’s solutions and technologies. It is Rezolve’s view that it does not distribute its software, since no installation of software is necessary and its platform is accessible solely through the “cloud.” Nevertheless, this position could be challenged. Any requirement to disclose Rezolve’s proprietary source code, termination of open-source license rights or payments of damages for breach of contract could be harmful to Rezolve’s business, results of operations or financial condition, and could help Rezolve’s competitors develop products, offerings and services that are similar to or better than Rezolve’s.

In addition to risks related to license requirements, usage of open-source software can lead to greater risks than the use of third-party commercial software, as open source licensors generally do not provide warranties, controls on the origin or development of the software, or remedies against the licensors. Many of the risks associated with usage of open source software cannot be eliminated and could adversely affect Rezolve’s business.

Although Rezolve believes that it has complied with its obligations under the various applicable licenses for open source software, it is possible that Rezolve may not be aware of all instances where open-source software has been incorporated into its proprietary software or used in connection with its solutions or its corresponding obligations under open-source licenses. Rezolve has open-source software usage policies or monitoring procedures in place but cannot assure that such policies and procedures will be effective in avoiding improper use of open-source software. To the extent that Rezolve has failed to comply with its obligations under particular licenses for open-source software, Rezolve may lose the right to continue to use and exploit such open-source software in connection with its operations and solutions, which could disrupt and adversely affect its business.

Risks Relating to Legal and Regulatory Compliance

Claims for indemnification by Rezolve’s directors and officers may reduce Rezolve’s available funds to satisfy successful third-party claims against Rezolve and may reduce the amount of money available to Rezolve.

Rezolve’s Memorandum and Articles of Association provide that Rezolve will indemnify its directors and officers, in each case to the fullest extent permitted by English law. More particularly, as permitted by English law, Rezolve’s Memorandum and Articles of Association and its indemnification agreements entered into with its directors and officers provide that, subject to the exceptions and limitations listed below, every person who is, or has been, a director or officer of Rezolve or a direct or indirect subsidiary of Rezolve shall be indemnified by Rezolve to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such director or officer and against amounts paid or incurred by him or her in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” include all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened, and the words “liability” and “expenses” include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director or officer of Rezolve or a direct or indirect subsidiary of Rezolve (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer has been finally adjudicated to have acted in bad faith and against the interest of Rezolve, or (iii) in the event of a settlement, unless approved by a court or the board of directors. Rezolve may, to the fullest extent permitted by law, purchase and maintain insurance or furnish similar protection or make other arrangements, against any liability asserted against a director or officer or incurred by or on behalf of him or her in his or her capacity as a director or officer of Rezolve or a direct or indirect subsidiary of Rezolve. The right of indemnification will be severable, will not affect any other rights to which any director or officer of Rezolve or a direct or indirect subsidiary of Rezolve may now or in the future be entitled, will continue as to a person who has ceased to be such director or officer and will inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification is not exclusive and will not affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding will be advanced by Rezolve prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, to repay such amount if it is ultimately determined that he or she is not entitled to indemnification.

Rezolve is subject to anti-corruption and anti-bribery laws and similar laws, and non-compliance with such laws can subject Rezolve to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect its business, prospects, financial condition, results of operations and reputation.

Rezolve is subject to the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, and possibly other anti-bribery and anti-corruption laws and anti-money laundering laws in countries outside of the United States where Rezolve conducts its activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, agents, representatives, business partners, and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector.

Rezolve may leverage third parties to sell its offerings and conduct its business abroad. Rezolve, its employees, agents, representatives, business partners and third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities, and Rezolve may be held liable for the corrupt or other illegal activities of these employees, agents, representatives, business partners or third-party intermediaries even if Rezolve does not explicitly authorize such activities. Rezolve cannot assure you that all of its employees and agents will not take actions in violation of applicable law, for which Rezolve may be ultimately held responsible. As Rezolve increases its international sales and business, Rezolve’s risks under these laws may increase.

These laws also require that Rezolve keeps accurate books and records and maintains internal controls and compliance procedures designed to prevent any such actions. While Rezolve has policies and procedures to address compliance with such laws, Rezolve cannot assure you that none of its employees, agents, representatives, business partners or third-party intermediaries will take actions in violation of Rezolve’s policies and applicable law, for which Rezolve may be ultimately held responsible.

Any allegations or violation of anti-corruption and anti-bribery laws could subject Rezolve to whistleblower complaints, adverse media coverage, investigations, severe civil and criminal sanctions, settlements, prosecution, enforcement actions, fines, damages, loss of export privileges, suspension or debarment from government contracts and other collateral consequences and remedial measures, all of which could adversely affect Rezolve’s business, prospects, financial condition, results of operations and reputation. Responding to any investigation or action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Enhanced trade tariffs, import restrictions, export restrictions, United States regulations or other trade barriers may materially harm Rezolve’s business.

Rezolve is continuing to expand its international operations and sales as part of its strategy which may present various risks to its business. Countries have imposed tariffs on imports from various jurisdictions, including on imports from jurisdictions where Rezolve sources products, which could increase the prices that Rezolve pays for certain products. Furthermore, governments have, and may continue to, impose tariffs and other trade restrictions that could increase the costs of Rezolve’s offerings in certain jurisdictions. The increased cost of Rezolve’s offerings may result in Rezolve losing Channels or merchants, which, in turn, could reduce Rezolve’s sales and harm Rezolve’s business and financial condition. Rezolve’s business also may be adversely impacted by retaliatory trade measures taken by the U.S. government or non-U.S. governments, which could materially harm Rezolve’s business, financial condition and operations. Rezolve’s business also could be adversely impacted by new economic sanctions, trade sanctions, and export controls. The imposition of economic sanctions, trade sanctions, or export controls could limit Rezolve’s ability to make sales in certain jurisdictions or to source products from certain jurisdictions, which could harm Rezolve’s business and its financial condition. Further, the continued threats of tariffs, trade restrictions (including sanctions and export controls) and trade barriers may have a disruptive impact on the global economy. Any such changes could directly and adversely impact Rezolve’s business and financial condition.

From time to time, Rezolve may be involved in legal proceedings and commercial or contractual disputes, which could have an adverse impact on Rezolve’s profitability and consolidated financial position.

Rezolve may be involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant. Such claims may include, without limitation, commercial or contractual disputes, including disputes with merchants, intellectual property matters, personal injury claims, tax matters, and employment matters. Efforts to defend against such claims may entail significant costs and harm Rezolve’s reputation, all of which could adversely affect Rezolve’s business, financial condition and results of operations.

Certain provisions of the Articles and English law could deter takeover attempts.

Certain provisions in the Articles and the application of the UK Takeover Code to Rezolve could delay, prevent or make more difficult a merger, tender offer, proxy contest or change of control. Rezolve’s shareholders might view any transaction of this type as being in their best interest since the transaction could result in a higher stock price than the then-current market price for Ordinary Shares.

Risks Related to Ownership of Ordinary Shares and Rezolve Operating as a Public Company

The trading price of Ordinary Shares could be volatile, and the value of Ordinary Shares may decline.

We cannot predict the prices at which Ordinary Shares will trade. The price of Ordinary Shares may not bear any relationship to the market price at which Ordinary Shares will trade after the Transactions or to any other established criteria of the value of our business and prospects, and the market price of Ordinary Shares following the Transactions may fluctuate substantially and may be lower than the price agreed by Armada with Rezolve in connection with the Transactions. In addition, the trading price of Ordinary Shares following the Transactions is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in Ordinary Shares as you might be unable to sell your shares at or above the price you paid in the Transactions. Factors that could cause fluctuations in the trading price of Ordinary Shares include the following:

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price and volume fluctuations in the overall stock market from time to time;

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volatility in the market prices and trading volumes of technology company stocks;
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changes in operating performance and stock market valuations of other technology companies generally, or those in Rezolve’s industry in particular;
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sales of shares of Ordinary Shares by shareholders;
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failure of securities analysts to initiate or maintain coverage of Rezolve, changes in financial estimates by securities analysts who follow Rezolve, or Rezolve’s failure to meet these estimates or the expectations of investors;
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the financial projections Rezolve may provide to the public, any changes in those projections, or Rezolve’s failure to meet those projections;
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announcements by Rezolve or its competitors of new offerings or contracts;
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the public’s reaction to Rezolve’s press releases, other public announcements, and filings with the SEC;
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changes in how customers perceive the benefits of Rezolve’s offerings and services, and future offerings;
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changes in the structure of payment systems;
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rumors and market speculation involving Rezolve or other companies in the same or similar industry;
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actual or anticipated changes in Rezolve’s results of operations or fluctuations in Rezolve’s results of operations;
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actual or anticipated developments in Rezolve’s business, Rezolve’s competitors’ businesses, or the competitive landscape generally;
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litigation involving Rezolve, Rezolve’s industry or both, or investigations by regulators into Rezolve’s operations or those of Rezolve’s competitors;
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developments or disputes concerning Rezolve’s intellectual property or other proprietary rights;
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any security breach or incident involving our offerings, services or site or data stored or processed by us or on our behalf;
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announced or completed acquisitions of businesses, commercial relationships, offerings, services, or technologies by Rezolve or its competitors;
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new laws or regulations or new interpretations of existing laws or regulations applicable to Rezolve’s business;
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changes in accounting standards, policies, guidelines, interpretations, or principles;
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any adverse consequences related to the Rezolve Founder weighted voting capital structure, such as stock index providers excluding companies with weighted voting capital structures from certain indices;
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any significant change in Rezolve’s management; and
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general economic conditions and slow or negative growth of Rezolve’s markets and war or other hostilities.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of Ordinary Shares could decline for reasons unrelated to our business, financial condition or results of operations. The trading price of Ordinary Shares might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, following periods of volatility in the trading price of a company’s securities, securities class action litigation has often been brought against that company. If our share price is volatile, we may become the target of securities litigation. Securities litigation could result in substantial costs and divert our management’s attention and resources from our business. This could have an adverse effect on our business, financial condition and results of operations.

There can be no assurance that the Public Warrants will ever be in the money at the time they become exercisable or otherwise, and they may expire worthless.

The exercise price for the Public Warrants is $11.50 per Ordinary Share. There is no guarantee that such Public Warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of Ordinary Shares.

Following the Closing, the price of Ordinary Shares may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, Rezolve’s general business condition and the release of Rezolve’s financial reports. Additionally, if our securities become delisted from the Nasdaq and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange) or Rezolve’s securities are not listed on the Nasdaq and are quoted on the OTC Bulletin Board, the liquidity and price of our securities may be more limited than if we were quoted or listed on the New York Stock Exchange, Nasdaq or another national securities exchange. The lack of an active market may impair your ability to sell your Rezolve securities at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling securities and may impair our ability to acquire other businesses or technologies using our shares as consideration, which, in turn, could materially adversely affect our business.

Because Rezolve became a public reporting company by means other than a traditional underwritten initial public offering, the shareholders of Rezolve may face additional risks and uncertainties.

Because Rezolve became a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of Rezolve’s common stock, and, accordingly, the shareholders of Rezolve will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling Rezolve’s Ordinary Shares, Armada Stockholders must rely on the information included in this proxy statement/prospectus. Although Armada’s management conducted a due diligence review and investigation of Rezolve in connection with the Business Combination, the lack of an independent due diligence review and investigation increases the risk of investment in Rezolve because it may not have uncovered facts that would be important to a potential investor.

Moreover, the shareholders of Rezolve will not benefit from possible recourse against an underwriter for material misstatements or omissions in this proxy statement/prospectus or additional roles of the underwriters in a traditional underwritten initial public offering, such as the book-building process, which helps inform efficient price discovery, and underwriter support to help stabilize the public price of the new issue immediately after listing. The lack of such recourse process and support in connection with Rezolve’s Ordinary Shares could result in greater potential for errors, diminished investor demand, inefficiencies in pricing and a more volatile public price for the shares during the period immediately following the listing.

In addition, because Rezolve will not become a public reporting company by means of a traditional underwritten initial public offering, securities or industry analysts may not provide, or be less likely to provide, coverage of Rezolve. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of Rezolve than they might if Rezolve became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with Rezolve as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for Rezolve’s Ordinary Shares could have an adverse effect on Rezolve’s ability to develop a liquid market for Rezolve’s Ordinary Shares.

If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline.

The trading market for our Ordinary Shares depends, to some extent, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts or the information contained in their reports. If one or more analysts publish research reports that are interpreted negatively by the investment community, or have a negative tone regarding our business, financial condition or results of operations, industry or end-markets, our share price could decline. In addition, if a majority of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Ordinary Shares less attractive to investors.

We are an “emerging growth company” as that term is used in the JOBS Act, and we may remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of the closing of the IPO of Armada, (B) in which we have total annual gross revenue of at least $1.07 billion, or (C) in which we are deemed to be a large accelerated filer, which means the market value of our outstanding Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may choose to take advantage of some, but not all, of these reduced reporting burdens. Accordingly, the information we provide to our shareholders may be different than the information you receive from other public companies in which you hold stock.

Rezolve will be a “foreign private issuer” and, as a result, we will be permitted to rely on exemptions from certain stock exchange corporate governance standards applicable to U.S. issuers. This may afford less protection to holders of Ordinary Shares.

Upon the Closing, as a foreign private issuer whose ordinary shares are listed on the Nasdaq, we will be permitted to follow certain home country corporate governance practices in lieu of requirements under U.S. securities laws that apply to U.S. domestic public companies, provided that we disclose the requirements we are not following and describe the home country practices we are following. Certain of the requirements that we are permitted to not comply with as a foreign private issuer include:

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
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the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the Nasdaq rules. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer we will be exempt from the provisions of Regulation Fair Disclosure (“Regulation FD”), which prohibits issuers from making selective disclosure of material nonpublic information. Even though we intend to comply voluntarily with Regulation FD, these exemptions and leniencies will reduce the frequency and scope of information and protections to which our shareholders are entitled as investors.

Furthermore, Rezolve shares are not listed, and we do not currently intend to list Rezolve shares on any market in the United Kingdom, Rezolve’s country of incorporation. As a result, we are not subject to the reporting and other requirements of companies listed in the United Kingdom. For more information, see “Management and Compensation—Foreign Private Issuer.”

We may lose our foreign private issuer status in the future, which could result in significant additional cost and expense.

In order to maintain our current status as a foreign private issuer, either (a) more than 50% of our outstanding voting securities must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our executive officers or directors may not be U.S. citizens or residents, (ii) more than 50% of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The additional requirements that we would become subject to if we were to lose our foreign private issuer status could lead us to incur significant additional legal, accounting and other expenses.

Our issuance of additional Ordinary Shares in connection with financings, acquisitions, investments, our stock incentive plans, or otherwise will dilute all other shareholders.

We expect to issue additional capital stock in the future that will result in dilution to all other shareholders. We expect to grant equity awards to employees, directors, consultants and contractors under our stock incentive plans. We may issue shares in the future upon conversion of the secured Convertible Notes into Ordinary Shares and pursuant to the Standby Purchase Agreement. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, offerings or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause shareholders to experience significant dilution of their ownership interests and the per share value of our Ordinary Shares to decline.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company” and/or a foreign private issuer. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Nasdaq listing requirements, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

In the event that we do not satisfy the conditions for re-registration as a public limited company by January 9, 2025 we will not be able to effect such re-registration by that date which could impact on the eligibility of our shares for DTC.

We have undertaken to re-register as a public limited company by January 9, 2025. In the event that the Company does not meet the conditions required to be satisfied for re-registration by that date then the company will remain a private limited liability company which could impact on the eligibility of our shares for DTC and limit the range of investors from whom new investment may be sought by the Company until such re-registration occurs.

U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of controlled foreign corporations.

A non-U.S. corporation generally will be classified as a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”), if “10% U.S. equityholders” (as defined below) own, directly, indirectly or constructively, more than 50% of either (i) the total combined voting power of all classes of stock of such corporation entitled to vote or (ii) the total value of the stock of such corporation. We do not currently expect that Rezolve will be classified as a CFC at the time of Closing, but CFC status is determined after taking into account complex constructive ownership rules, the application of which may depend on circumstances we are not aware of, and, accordingly, there can be no assurance in this regard. However, certain of Rezolve’s non-U.S. subsidiaries may be classified as CFCs (as a result of the application of certain constructive ownership rules which treat Rezolve’s U.S. subsidiaries as owning the equity of those non-U.S. subsidiaries), and it is possible that we may be classified as a CFC either now or in the future. The U.S. federal income tax consequences for U.S. holders who at all times are not 10% U.S. equityholders of any applicable CFC would not be affected by the CFC rules. However, a U.S. holder that owns (or is treated as owning, directly, indirectly or constructively, including by applying certain attribution rules) 10% or more of the combined voting power of all classes of our stock entitled to vote or the total value of our equity interests (including equity interests attributable to a deemed exercise of options and convertible debt instruments), or a “10% U.S. equityholder”, of us or an applicable subsidiary, if we or an applicable subsidiary were classified as a CFC, would generally be subject to current U.S. federal income taxation on a portion of our or our applicable subsidiaries’ earnings and profits (as determined for U.S. federal income tax purposes), regardless of whether such 10% U.S. equityholder receives any actual distributions. In addition, if we or an applicable subsidiary were classified as a CFC, a portion of any gains realized on the sale of our common shares by a 10% U.S. equityholder may be treated as ordinary income. A 10% U.S. equityholder will also be subject to additional U.S. federal income tax information reporting requirements with respect to our subsidiaries that are classified as CFCs and with respect to us (if we or any of our subsidiaries were classified as a CFC) and substantial penalties may be imposed for noncompliance. We cannot provide any assurances that Rezolve will assist U.S. Holders in determining whether Rezolve or any of its subsidiaries are treated as a controlled foreign corporation for U.S. federal income tax purposes or whether any U.S. Holder is treated as a 10% U.S. equityholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if Rezolve, or any of its subsidiaries, is treated as a controlled foreign corporation for U.S. federal income tax purposes. Each U.S. holder should consult its own tax advisor regarding the CFC rules and whether such U.S. holder may be a 10% U.S. equityholder for purposes of these rules.

Our U.S. shareholders may suffer adverse tax consequences if we are classified as a “passive foreign investment company.”

A non-U.S. corporation generally will be treated as a “passive foreign investment company” (“PFIC”), for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of Rezolve and its subsidiaries and certain factual assumptions, Rezolve does not currently expect to be treated as a PFIC for the taxable year ending December 31, 2023. However, there can be no assurances in this regard, because PFIC status is determined annually and requires a factual determination that depends on, among other things, the composition of a company’s income, assets and activities in each taxable year, and can only be made annually after the close of each taxable year, and is thus subject to significant uncertainty. Furthermore, because the value of our gross assets is likely to be determined in part by reference to our market capitalization, a decline in the value of our ordinary shares may result in Rezolve becoming a PFIC. Accordingly, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Material Tax Considerations”) holds our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. Prospective U.S. Holders should consult their tax advisors regarding the potential application of the PFIC rules to them.

The Internal Revenue Service may not agree that Rezolve should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although Rezolve is incorporated in England and Wales, the Internal Revenue Service (“IRS”) may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because Rezolve is an entity incorporated in England and Wales, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Rezolve does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that Rezolve will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

If Rezolve were treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, Rezolve and certain Rezolve shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Rezolve and future withholding taxes on certain Rezolve shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.

Section 7874 of the Code may limit the ability of Armada to use certain tax attributes following the Business Combination, increase Rezolve’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to Rezolve and Rezolve’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation and after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.

If these rules apply to the Business Combination, Rezolve and certain of Rezolve’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Rezolve include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

As more fully described in the section titled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of Rezolve,” based on the terms of the Business Combination and certain factual assumptions, Rezolve does not currently expected to be subject to these rules under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurances in this regard.

However, even if Rezolve is not subject to the above adverse consequences under Section 7874, Rezolve may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If Rezolve were to be treated as acquiring substantially all of the assets of a U.S. corporation or U.S. partnership within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of Rezolve attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code will apply to such subsequent acquisition.

See “Material Tax Considerations — Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of Rezolve” for a more detailed discussion of the application of Section 7874 of the Code to the Business Combination. Investors in Rezolve should consult their own advisors regarding the application of Section 7874 of the Code to the Business Combination.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

We could receive up to an aggregate of approximately $86 million from the exercise of all Public Warrants, and up to an aggregate of approximately $4.5 million from the exercise of all Private Warrants, assuming the exercise in full of all such Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, to the extent we elect the exercise of such Warrants for cash, we intend to use the net proceeds from such exercise for general corporate purposes. However, as of the date of this prospectus, our Public Warrants are “out-of-the money,” which means that the trading price of the Ordinary Shares underlying the Public Warrants is below the $11.50 exercise price of the Public Warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrant holders to exercise their Public Warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the risk factor entitled “There can be no assurance that the Public Warrants will ever be in the money at the time they become exercisable or otherwise, and they may expire worthless” for more information.

The Selling Holders will pay any underwriting commissions and discounts, and expenses incurred by the Selling Holders for brokerage, marketing costs, or legal services (other than those detailed below). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, securities or blue sky law compliance fees, Nasdaq listing fees and expenses of our counsel and our independent registered public accounting firm, and fees and expenses of one legal counsel.

DIVIDEND POLICY

We have not paid any cash dividends on the Ordinary Shares to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements we or our subsidiaries enter into from time to time.

MARKET PRICE OF OUR SECURITIES

The Ordinary Shares began trading on Nasdaq under the symbol “RZLV” on August 15, 2024. The Public Warrants began trading on Nasdaq under the symbol “RZLVW” on August 15, 2024. The Armada Ordinary Shares, Armada Warrants and Armada Units were previously listed on Nasdaq under the symbols “AACI,” “AACIW,” and “AACIU,” respectively. The Armada Units began trading on Nasdaq on August 13, 2021 and the Armada Ordinary Shares and Armada Warrants began trading on Nasdaq on November 16, 2021. The Armada Units automatically separated into the component securities upon consummation of the Business Combination. Prior to the Closing Date, each Armada Unit consisted of one Armada Ordinary Share and one half of one Armada Warrant, whereby each whole Armada Warrant entitled the holder to purchase one Armada Ordinary Share at an exercise price of $11.50 per share. Upon the closing of the Business Combination, the Armada Ordinary Shares were converted into Ordinary Shares. As of November 27, 2024, there were approximately 2 shareholders of record of Ordinary Shares and one shareholder of record of Warrants. Such numbers do not include beneficial owners holding our securities through nominee names. On November 26, 2024, the last reported closing sale prices of our Ordinary Shares and Public Warrants were $2.24 and $0.1201, respectively.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

Introduction

The following unaudited pro forma condensed combined financial information is based on Rezolve's historical consolidated financial statements and Armada's historical financial statements and gives effect to the consummation of the Business Combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma condensed combined Balance Sheet as of June 30, 2024 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024, present the combination of the financial information of Rezolve and Armada after giving effect to the Business Combination.

Armada is a newly organized blank check company incorporated in Delaware on November 5, 2020, for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.

Rezolve provides an engagement platform, powered by cutting-edge artificial intelligence and machine learning that empowers retailers, brands, and manufacturers to create robust, dynamic connections with consumers, transcending barriers of location and device, whether they are mobile or desktop.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the Combined Company would have been had the Business Combination taken place on June 30, 2024, nor is it indicative of the financial condition of the Combined Company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the Combined Company would have been had the Business Combination taken place on January 1, 2024, nor are they indicative of the results of operations of the Combined Company for any future period. The unaudited pro forma condensed combined financial information should be read in conjunction with:

•
the accompanying notes to the unaudited pro forma condensed combined financial statements;
•
the historical audited financial statements of Armada as of, and for the year ended, September 30, 2023 and 2022, included elsewhere in this proxy statement/prospectus;
•
the historical unaudited financial statements for Armada as of and for the quarter ended June 30, 2024, included elsewhere in this proxy statement/prospectus;
•
the historical audited carve-out financial statements of Rezolve as of, and for the year ended, December 31, 2023, included elsewhere in this proxy statement/prospectus;
•
the historical unaudited carve-out financial statements of Rezolve as of, and for the six months ended, June 30, 2024, included elsewhere in this proxy statements/prospectus;
•
the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, Armada will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Rezolve issuing shares for the net assets of Armada, accompanied by a reverse recapitalization. Rezolve has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•
Rezolve’s shareholders will have majority of the voting power under both the minimum redemption and maximum redemption scenarios described below;
•
Rezolve will appoint majority of the directors of Rezolve;
•
Rezolve’s existing management will comprise the management of Rezolve;
•
Rezolve’s operations will comprise the ongoing operations of Rezolve;
•
Rezolve is the larger entity based on historical revenues and business operations; and

•
Rezolve will continue to use Rezolve Limited’s name and Rezolve’s headquarters in London.

Description of the Transaction

Business Combination

A summary of the Business Combination and related transactions is as follows:

•
Under the Business Combination Agreement:

(i)
a pre-Closing demerger (the “Pre-Closing Demerger”) of Rezolve Limited will be effected pursuant to UK legislation under which (a) part of Rezolve Limited’s business and assets (being all of its business and assets except for shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch) are to be transferred to Rezolve in exchange for the issue by Rezolve of shares of the same classes as in Rezolve Limited for distribution among the original shareholders of Rezolve Limited in proportion to their holdings of shares of each class in Rezolve Limited as at immediately prior to the Pre-Closing Demerger, (b) Rezolve will be assigned, assume and/or reissue the secured Convertible Notes currently issued by Rezolve Limited, and (c) Rezolve Limited will then be wound up; and
(ii)
a company reorganization will be effected whereby the Company Series A Shares will be reclassified as Ordinary Shares and any other necessary resolutions are passed and steps taken such that immediately following such steps each Company Shareholder will hold his, her or its applicable pro rata portion of the aggregate stock consideration (to the extent that he, she or it does not already hold such pro rata portion after the Pre-Closing Demerger) in accordance with the terms and conditions set forth in the Business Combination Agreement (such steps and any additional necessary steps being collectively referred to as the “Company Reorganization”).

•
Pursuant to the Business Combination Agreement, following the Company Reorganization: among other things, Armada will merge with and into Rezolve Merger Sub, with Armada continuing as the surviving entity. Following completion of the merger described above, Armada will be a wholly-owned subsidiary of Rezolve, and each issued and outstanding security of Armada will be exchanged for securities of Rezolve. See the sections in this summary entitled “The Business Combination Proposal” for more information.
•
Under the Business Combination Agreement, upon the consummation of the Merger, each Armada Unit will be automatically detached and the holder thereof will exchange one share of Armada Common Stock for one Rezolve Ordinary Share and one half of one Armada Warrant for one half of one Rezolve Warrant. Each outstanding share of Armada Common Stock will be exchanged for one Rezolve Ordinary Share, and each outstanding Armada Warrant will be exchanged for a Rezolve Warrant that will entitle the holder to purchase one Rezolve Ordinary Share in lieu of one share of Armada Common Stock and otherwise on substantially the same terms and conditions as the Armada Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS AT JUNE 30, 2024

				Proforma Combined
	Rezolve AI Limited and Subsidiaries (Historical as of 6/30/2024		Armada Acquisition Corp. I (Historical as of 6/30/2024)	Transaction Accounting Adjustments		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$60,298		$13,242	(1,300,000)	(a)	$-
				(700,000)	(a)
				(6,035,757)	(b)
				(1,491,622)	(c)
				(3,056,726)	(d)
				12,510,565	(e)
Accounts receivable, net	11,434		-			11,434
Prepaid expenses and other current assets	430,691		41,788			472,479
Total current assets	502,423		55,030	(73,540)		483,913

Property and equipment, net	61,542		-			61,542
Goodwill and Intangible assets, net	3,396,489		-			3,396,489
Investment and investment held in trust account, net	-		16,126,337	(1,322,729)	(e)	-
				(14,803,608)	(f)
Total assets	$3,960,454		$16,181,367	(16,199,877)		$3,941,944

Liabilities and Equity
Current liabilities:
Bank overdraft	-		-	11,187,836	(e)	11,335,872
				148,036	(f)
Accounts payable	4,055,537		6,035,757	(6,035,757)	(b)	4,055,537
Due to related party	1,093,471		-			1,093,471
Short term debt to related party	860,778		-			860,778
Taxes payable	-		1,491,622	(1,491,622)	(c)	-
				148,036	(f)
				(148,036)	(f)
Promissory Notes-Related Party	-		3,056,726	(3,056,726)	(d)	-

Ordinary shares payable	10,236,655			(10,236,655)	(g)	-
Subscription agreement liability, net	-		354,503			354,503
Accrued expenses and other payables	4,708,590		-	-		4,708,590
Share-based payment liability	1,383,298		-	-		1,383,298
Promissory loan note	437,956		-	-		437,956
Total current liabilities	22,776,285		10,938,608	(9,484,888)		24,230,005

Convertible debt	38,737,594			(38,737,594)	(h)	28,641,250
				28,641,250	(q)
Convertible promissory notes	5,395,702		-			5,395,702
Total liabilities	$66,909,581	$-	$10,938,608	(19,581,232)		$58,266,957

Commitments and Contingencies
Common stock subject to possible redemption, 1,417,687 shares at redemption value of approximately $11.31 per share			16,040,786	(14,803,608)	(f)	-
				(1,237,178)	(i)
	-		16,040,786	(16,040,786)		-

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS AT JUNE 30, 2024

Proforma Combined
	Rezolve AI Limited and Subsidiaries (Historical as of 6/30/2024	Armada Acquisition Corp. I (Historical as of 6/30/2024)	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders' Equity:
Ordinary shares Shares issued and outstanding as of June 30, 2024 - 932,997,081; as of December 31, 2023 - 932,969,424 at par value £ 0.0001	127,313	-	863	(h)	141,390
			1,436	(g)
			39	(j)
			3,868	(k)
			103	(i)
			303	(l)
			7,464	(m)
Series A shares issued and outstanding as of June 30, 2024 and December 31, 2023 - 28,039,517 nil at par value £0.0001	3,868	-	(3,868)	(k)	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 5,709,500 shares issued and outstanding		570	(570)	(j)	-
Additional paid-in capital	176,274,941	261,161	(1,300,000)	(a)	(51,527,293)
			38,736,731	(h)
			10,235,219	(g)
			531	(j)
			1,237,075	(i)
			3,062,197	(l)
			36,731,490	(m)
			(11,059,758)	(n)
			(276,572,830)	(p)
			(28,641,250)	(q)
Stock subscription receivable	(178,720)	-			(178,720)
Accumulated deficit	(239,133,876)	(11,059,758)	(700,000)	(a)	(2,717,736)
			(148,036)	(f)
			(3,062,500)	(l)
			(36,738,954)	(m)
			11,059,758	(n)
			492,800	(o)
			276,572,830	(p)
Accumulated other comprehensive loss	(42,653)	-	-		(42,653)
Total shareholders' equity (deficit)	(62,949,127)	(10,798,027)	19,422,141		(54,325,013)
Total liabilities and shareholders' equity	3,960,454	16,181,367	(16,199,877)		3,941,944

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED JUNE 30, 2024

			Proforma Combined
	Rezolve AI Limited and Subsidiaries (Six months ended June 30, 2024)	Armada Acquisition Corp. I (Six months ended June 30, 2024)	Transaction Accounting Adjustments		Pro Forma Consolidated

Revenue	$53,399	$-			$53,399

Operating expenses
Cost of sales	16,177	-			16,177
Stock-based compensation	-	551,409	(551,409)	(aa)	-
Sales and marketing expense	1,431,430	-	4,599,000	(bb)	6,030,430
General and administrative expenses	8,066,209	-	1,856,038	(aa)	45,124,701
			32,139,954	(bb)
			3,062,500	(cc)
Formation cost	-	1,304,629	(1,304,629)	(aa)	-
Other operating costs and expenses	84,500				84,500
Depreciation and amortization expenses	120,841	-			120,841
Impairment of customer list	-	-			-
Impairment of goodwill	-	-			-
Total operating expenses	9,719,157	1,856,038	39,801,454		51,376,649

Loss from operations	$(9,665,758)	$(1,856,038)	$(39,801,454)		$(51,323,250)

Other (expense) income
Interest expense	(3,009,002)	(338,861)	(492,800)	(dd)	(3,840,663)
Interest income		476,445	(476,445)	(ee)	-
Other non-operating income (expense), net	(107,816)	-	(2,100,000)	(ff)	(2,207,816)

Total other (expenses) / income, net	(3,116,818)	137,584	(3,069,245)		(6,048,479)

Income (loss) before taxes	(12,782,576)	(1,718,454)	(42,870,699)		(57,371,729)

Provision for income taxes	(59,870)	(85,487)	85,487	(gg)	(207,906)
			(148,036)	(hh)

Net (loss) income	$(12,842,446)	$(1,803,941)	$(42,933,248)		$(57,579,635)

Earnings Per Share
Weighted average shares of Rezolve common stock used in computing net loss per share, basic and diluted	927,893,144
Basic and diluted weighted average shares outstanding	(0.01)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		8,770,367

Net loss per share, basic and diluted		(0.05)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		5,709,500
Net loss per share, basic and diluted		(0.05)

Proforma Basic and diluted weighted average shares outstanding, common stock subject to possible redemption					204,702,306
Proforma Net loss per share, basic and diluted					(0.28)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

Note 1—Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Armada will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on evaluation of the following facts and circumstances: (i) Rezolve’s shareholders will have majority of the voting power under both the minimum redemption and maximum redemption scenarios; (ii) Rezolve will appoint the majority of the board of directors of Rezolve; (iii) Rezolve’s existing management will comprise the management of Rezolve; (iv) Rezolve will comprise the ongoing operations of Rezolve; (v) Rezolve is the larger entity based on historical revenues and business operations; and (vi) Rezolve will continue to use Rezolve’s name and Rezolve’s headquarters in London. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Rezolve issuing shares for the net assets of Armada, accompanied by a recapitalization. The net assets of Armada will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Rezolve. Operations prior to the Business Combination will be those of Rezolve.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 presents the pro forma effect of the Business Combination and related transactions as if they had occurred on December 31, 2023. The unaudited pro forma condensed combined statements of operations for the year ended ended December 31, 2023 presents the pro forma effect of the Business Combination and related transactions as if they had been completed on December 31, 2023. These periods are presented on the basis of Rezolve as the accounting acquirer.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•
the accompanying notes to the unaudited pro forma condensed combined financial statements;
•
the historical audited financial statements of Armada as of and for the year ended September 30, 2023 and 2022, incorporated by reference in this filing;
•
the historical unaudited financial statements for Armada as of and for the quarter ended December 31, 2023, incorporated by reference to this filing;
•
the historical audited carve-out financial statements of Rezolve AI Limited as of, and for the year ended, December 31, 2023, included elsewhere in this proxy statement/prospectus; and
•
the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly Rezolve’s pro forma results of operations and financial position following the closing of the Business Combination and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Rezolve’s financial condition and results of operations as if the Business Combination was completed. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Rezolve. They should be read in conjunction with the audited financial statements and notes thereto of each of Armada and Rezolve included elsewhere in this proxy statement/prospectus.

Note 2—Unaudited pro forma condensed combined balance sheet adjustments

The pro forma adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 2023 are as follows:

(a)
Reflects the estimated transaction costs incurred including, but not limited to advisory fees, legal fees and demerger costs that will be paid in connection with the consummation of the Business Combination.
•
Fees. Fee payments of an aggregate of approximately $31.5 million to CCM, Northland and Cantor Fitzgerald due upon Closing of the Business Combination.
•
Demerger and Liquidation costs of approximately $3.1 million.
(b)
Reflects the settlement of Accounts payable of Armada primarily due to legal costs of the Business Combinations.
(c)
Reflects the payment of taxes payable using interest earned on cash held in trust.
(d)
Reflects a promissory note issued by Rezolve AI Limited to Cohen & Company Financial Management LLC for $3,056,726 with interest on the principal amount outstanding at a rate of 4.95% per annum with the principal amount and any accrued interest due and payable on August 14, 2027.
(e)
Reflects the withdrawals of cash from the Trust Account, excluding the redemptions in note (f). The Charter Limitation in the Armada Charter would prohibit Armada from closing the Business Combination if has net tangible assets less than $5,000,001 immediately prior to or upon consummation of its initial business combination. Armada currently has net tangible assets that are less than $5,000,001 and will be precluded from consummating the Business Combination, unless the Charter Limitation Amendment Proposal is approved and implemented or third-party financing is obtained through the issuance of equity by Armada sufficient to satisfy the Charter Limitation. The Business Combination Agreement was amended to eliminate the condition that upon the closing, and after giving effect to the Pre-Closing Demerger, the Company Reorganization, the Merger and the Promissory Note, Rezolve will have net tangible assets of at least $5,000,001. Armada did not present the Charter Limitation Amendment Proposal at the August special meeting of stockholders because the requirement in the Armada Charter to have net tangible assets of $5,000,001 is a condition to consummating a business combination. As such, Armada is presenting the Charter Limitation Amendment Proposal in this proxy statement/prospectus in connection with the special meeting at which the Business Combination is being approved. The Charter Limitation Amendment Proposal is not conditioned on any other proposal, though the Charter Limitation Amendment contemplated by the Charter Limitation Amendment Proposal will be adopted only if the Business Combination Proposal is approved.
(f)
Reflects the redemption of 1,300,391 shares in August 2024, respectively out of a total of 1,417,687 as at June 30, 2024.
(g)
Reflects the conversion of the ordinary shares payable under the rights issue upon the completion of the reorganization immediately before listing.
(h)
Reflects the conversion of short-term convertible debt into Rezolve Common stock at $1 per loan note to a 5% discount to the pre-equity consummation of the Business Combination. Reflects the conversion of long-term convertible debt at the close of the Business Combination at $1 per loan note with a discount of 0.7 to the pre-IPO share price of the Combined Company’s ordinary shares. A corresponding increase in Rezolve’s ordinary shares (at the nominal share value of £0.0001 per share), is reflected, with the remainder captured in Rezolve’s additional paid-in capital.
(i)
Reflects the exchange of Armada Common Stock having a nominal value of $0.0001 per share into the Combined Company’s ordinary shares of £0.0001 per share, with the remainder captured in Rezolve’s additional paid-in capital.
(j)
Reflects the conversion of Armada redeemable stock into Rezolve ordinary shares under the minimum redemption scenarios.
(k)
Pursuant to the Business Combination, each outstanding share of Rezolve’s Series A Preferred Stock will automatically convert into one Rezolve ordinary share and thereafter the ordinary shares will be the subject of the Company Reorganization. As a result, the adjustments reflect the reduction in Rezolve’s Series A shares, and a corresponding increase in Rezolve’s ordinary shares.
(l)
Reflects the issuance of 2.5 million ordinary shares at a valuation of $1.23 for employee shares options that vest immediately upon close of the Business Combination.

(m)
Reflects the grant of 58.3 million ordinary shares at a valuation of $0.63 for employee shares that will trigger a grant upon amending the articles of the company, anticipated before the close of the Business Combination.
(n)
Elimination of historical retained earnings of Armada as part of the acquisition accounting.
(o)
Issuance of Sponsor’s Founders Shares to Polar Asset Management reflected at $0.56 per share based on a valuation obtained as of June 1, 2023.
(p)
Reflects the reclass of accumulated deficit from Rezolve Limited into Additional Paid-in Capital of Rezolve Ai Limited upon demerger of Rezolve Limited,
(q)
Reflects an aggregate of $ 28,641,250 principal amount due under certain promissory notes, consisting of (1) a promissory note issued by Armada to Northland Securities, Inc. for $5,141,250 with interest on the principal amount outstanding at a rate of 10% per annum from July 30, 2024,until the note is fully paid; (2) a promissory note issued by Armada to J.V.B. Financial Group for $7,500,000 with interest on the principal amount outstanding at a rate 4.95% per annum from August 14, 2024, until the note is fully paid; and $16,000,000 in advisors fees payable to Cantor Fitzgerald & Co. The advisors shares may be paid in ordinary stock of Rezolve AI Limited provided that both of the above promissory notes are settled by issuing Ordinary shares.

Note 3—Unaudited pro forma condensed combined statements of operations adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:

(aa) Reflects a reclassification of Armada costs to conform with S-X 5-03.

(bb) Reflects the grant of 58.3 million ordinary shares at a valuation of $0.63 for employee shares. Upon amending the articles of the company, anticipated before the close of the Business Combination), a grant date will be triggered.

(cc) Reflects the issuance of 2.5 million ordinary shares at a valuation of $1.23 for employee shares options that vest immediately upon close of the Business Combination.

(dd) Issuance of Sponsor’s Founders Shares to Polar Asset Management reflected at $0.56 per share based on a valuation obtained as of June 1, 2023.

(ee) Reflects the adjustment to eliminate the interest income earned assuming the Business Combination completed on January 1, 2024.

(ff) Reflects the estimated costs of the Pre-Closing Demerger that will be paid in connection with the consummation of the Business Combination. This is a non-recurring item.

(gg) Reflects the adjustment to eliminate the taxes payable on interest income that would have not been incurred given the Business Combination completed on January 1, 2024.

(hh) Reflects the excise tax payable on the redemption of 1,300,391 shares in August 2024, respectively out of a total of 1,417,687 at June 30, 2024.

Note 4—Earnings per Share

Represents the net earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. If the maximum number of shares of common stock of Armada are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In this section, “we,” “us,” “our” and “Rezolve” refer to Rezolve Limited and its subsidiaries prior to the consummation of the Pre-Closing Demerger and to Rezolve AI Limited and its subsidiaries following the consummation of the Pre-Closing Demerger.

Overview

We are recognized2 to stand at the vanguard of the mobile commerce industry, providing an engagement platform, powered by cutting-edge artificial intelligence and machine learning. This platform empowers retailers, brands, and manufacturers to create robust, dynamic connections with consumers, transcending barriers of location and device, whether they are mobile or desktop. Harnessing the potential of AI, our platform fosters unprecedented mobile engagement, aiding businesses in their quest to reach their consumers in innovative ways. By leveraging the capabilities of mobile devices and personal computers—from cameras and microphones to location services and wireless connectivity—we bring the commercial experience directly into consumers’ hands. The hallmark of our platform is the integration of AI-driven systems, which simplify and enhance the purchasing process. Our technology enables merchants to understand their customers intent, provide the most relevant and helpful information to assist with their product selection and then enables them to complete transactions, access information, or contribute donations with a single tap on their device screen, depending on the context. This streamlined, seamless interaction, facilitated by the power of artificial intelligence, ensures an effortless and intuitive consumer experience. Since, the launch of our pilot platform, we believe we have harnessed the transformative potential of artificial intelligence, redefining the landscape of mobile commerce and engagement. As we continue to innovate, we remain committed to driving forward the digital commerce industry, shaping a future where technology and commerce intersect seamlessly for the benefit of both businesses and consumers.

Our platform allows for mobile engagement with merchants using our software to extend their business to consumers’ mobile devices and computers in innovative ways. By using a mobile device’s camera, microphone, location awareness, Bluetooth or Wi-Fi capabilities, our platform enables a user to make purchases, request information or make donations with only one tap on their screen, in certain circumstances. We deployed our pilot platform (which was developed prior to the Pre-Closing Demerger) in 2017.

We expect to commercialize the Rezolve platform in quarter 4 of 2024, initially in South America with Grupo Carso. Revenues from Brain are also forecast to begin in Q4 2024, increasing significantly in 2025. We also expect to generate revenues in Q4 2024 in Europe, South America and the Middle East. North American revenues are forecast in Q1 2025. We expect revenues to increase in Q4 2024 through our signed partner agreements with Adobe, ACI, Haendlerbund, Epages, JTL, Oxid and Chatwerk and others by marketing our products to their customer base and are in discussions with significant new partners in markets around the world. For additional information regarding the partner agreements, see “Business of Rezolve Limited—Partner Agreements”

Rezolve was incorporated in England and Wales as a private limited company on January 5, 2023 under the name Rezolve Group Limited with company number 14573691 and changed its name on June 5, 2023 to Rezolve AI Limited. Rezolve has undertaken to re-register as a public limited company on or before January 9, 2025. Rezolve Limited was incorporated in England and Wales as a private limited company on September 11, 2015 under the name Soul Seeker Limited with company number 09773823. Rezolve Limited changed its name in February 2016 to Powa Commerce Limited and to Rezolve Limited in March 2016.

We currently derive our revenue through the transaction fees based on sales of ticketing for La Liga football events in Spain.

Management has assessed whether they believe there are events or conditions that give rise to doubt the ability of the Company to continue as a going concern for a period of twelve months after the preparation of the condensed interim carve-out consolidated financial statements. The assessment includes knowledge of the Company’s subsequent financial position, the estimated economic outlook and identified risks and uncertainties in relation there to.

As of December 31, 2023, Rezolve had a loan from Igor Lychagov of $4.2 million which was in default. The loan was due to be repaid on the 31st of July 2023 including accrued borrowing fees of $1.4 million. On January 26, 2024, the two unsecured convertible loans were added to the Company’s senior secured convertible notes and are no longer in default.

2 Please see Rezolve Press Release dated July 25, 2023, available at https://www.rezolve.com/investors/britainsbrain-heralds-new-era-of-commerce-enabled-ai/

As a result of our losses and our projected cash needs combined with our current liquidity level, the Company’s ability to continue as a going concern is contingent upon successful execution of management’s intended plan over the next twelve months to improve the Company’s liquidity and profitability, which includes, without limitation:

•
Seeking additional capital through the issuance of debtor equity securities.
•
Generating revenue by execution of successful trials and long-term partner arrangements.
•
Reducing expenses by taking restructuring actions and reducing the number of employees and consultants.
•
Limiting capital expenditures.

Key Factors Affecting Our Performance

We believe our future performance will depend on many factors, including the following:

•
Growth from Transactions: Our growth depends on SaaS subscription fees and commissions earned from merchant’s transactions with their customers.
•
New Merchant Acquisition: Our growth depends in part on our ability to attract merchants to our platform. A key avenue of merchant acquisition is through strategic agreements with our Channels with world class organizations including in India, Mexico, Europe and the U.S. These strategic agreements with our Channels promote the Rezolve technology to their broad base of users. New merchant acquisitions are a key to scaling our platform. As a result of the recently signed agreements with our Channels in various regions, we expect that we will be able to obtain a merchant base.
•
Successful Expansion to Additional Geographies: We believe our platform can compete successfully in various geographic regions. This includes regions of the world where we have previously had a presence. We plan to add local sales support in further select international markets over time to support our growth. Specifically, we are putting efforts into expanding our sales operations and opportunities in India, Mexico, Europe and the U.S. which we view as significant opportunities and where we previously had a presence prior to our strategic decision to concentrate resources on the Asia-Pacific region.
•
Merchant Retention and Expansion: We care deeply about merchants. Our commitment to their success, we believe, increases retention and likelihood of expanding their activity on our platform. Supporting merchants begins with enhancing both the shopper and the merchant experience. We believe our core capabilities that focus around incentivizing customer loyalty, providing data insights, and allowing user friendly features such as mobile vouchering and payments (both on and offline) help us attract and retain a wide range of merchants. The effectiveness in attracting and retaining merchants’ sales is a critical component of our revenue growth and operating results.
•
Offering and service enhancement: We intend to continue investing in the capabilities of our offerings and services to deliver better value for our users and merchants and address new market opportunities. Additionally, we will work to perfect our platform service
•
Growth through Mergers & Acquisitions: The growth of our business can be supported by a successful merger agreement with a SPAC and access to financing through capital markets. Additionally, our growth may be supported by acquisitions of businesses where management identifies synergistic growth opportunities.

Components of our Results of Operations

Revenues

We generate transaction revenues through the sale of ticketing of football events using our technology with La Liga in Spain.

Our future strategy focuses on providing a technology platform to merchants in order to facilitate outreach to consumers. Triggers are generated when our platform prompts customer’s mobile devices to interact with merchants using geo-zones, audio and image watermarks, beacons and QR codes. Merchants are billed on a monthly basis for the services rendered.

Operating Expenses

Operating expenses consist of cost of revenues, employee benefit expenses, consultancy expense, sales and marketing expenses, business development expenses, general and administrative expenses, and depreciation and amortization.

•
Cost of revenues: Our cost of revenues consists primarily of the materials and consumables.
•
Sales and marketing: Costs primarily consist of consulting fees as well as salaries, pension contributions and share-based compensation for sales and marketing employees.
•
General and administrative: Costs consist primarily of finance, legal, listing and other non-specific costs as well as salaries, pension contributions, share-based compensation for employees and nonrecurring share-based payments for non-employees. General and administrative also consists of payments made to developers who contract with Rezolve, fees and share-based compensation for directors, as well as business development expenses for our investments in Rezolve China by Rezolve Limited.
•
Depreciation and amortization: primarily consists of amortization of a customer list and acquired information technology intangible assets as well as depreciation of fixed tangible assets. We note that all software development expenditure up until the end of December 2022 has been expensed.
•
Other operating expenses: consists of an impairment of loans and accounts receivable in the years ended December 31, 2023.
•
Impairment of investment in ANY: Consists of the value of the investment in ANY which was impaired following the Company’s loss of voting rights and indicators of impairment.

Interest expense

Interest expense consists primarily of costs associated with convertible debt. The group currently has no bank debt and no banking facilities which would incur interest.

Other Non-Operating Income (Expense)

Other non-operating income/ (expense), net consists of foreign exchange loss and research and development credits. Foreign exchange loss primarily consists of the revaluation of local currency bank ledger balances not denominated in U.S. dollars. Research and development credits primarily consists of activities related to government tax incentives on technology spent on certain operational activities in UK.

Income Tax Benefit

Income tax benefit consists primarily of the realization of a deferred tax liability, net of current income taxes payable related to the jurisdictions in which we conduct business. Our effective tax rate is affected by tax rates in jurisdictions and the relative amounts of income we earn in those jurisdictions, changes in the valuation of our deferred tax assets and liabilities, applicability of any valuation allowances, and changes in tax laws in jurisdictions in which we operate. We have not recognized any deferred tax assets in any of the periods under review.

Results of Operations for the year ended December 31, 2023.

The following tables set forth our consolidated statements of operations in dollar amounts and as a percentage of total revenues for each period presented:

	Year Ended December 31,
	2023	2022
Revenue
Other	$145,051	$115,159
Revenue	145,051	115,159
Operating expenses
Cost of revenues	34,791	745,040
Sales and marketing expenses	6,731,254	4,338,557
General and administrative expenses	17,986,528	86,640,500
Other operating expenses	1,156,316	334,952
Depreciation and amortization expenses	242,436	235,797
Impairment of investment in ANY	—	14,822,022
Impairment of goodwill	—	44,438
Total operating expenses	26,151,325	107,161,306
Operating loss	(26,006,274)	(107,046,147)
Other expenses
Interest expense	(4,791,782)	(3,884,695)
Other non-operating income (expense), net	125,366	256,659
Total other expenses, net	(4,666,416)	(3,628,036)
Loss before taxes	(30,672,690)	(110,674,183)
Income tax expense	(63,408)	(38,765)
Net loss for the year	(30,736,098)	(110,712,948)
Comparison of year ended December 31, 2023 and 2022

Revenues

The following shows total revenues from ticketing transactions for the year ended December 31, 2023, as compared to the year ended December 31, 2022:

	Year Ended December 31,		Change
	2023	2022	$	%
Revenues	145,051	115,159	29,892	26%
Total revenues	$145,051	$115,159	$29,892	26%

Revenues increased from $0.11 million for the year ended December 31, 2022 as compared to $0.15 million for the year ended December 31, 2023 is attributable to increased ticketing revenue from Spain.

Operating Expenses

The following shows operating expenses for the year ended December 31, 2023, as compared to the year ended December 31, 2022:

	Year Ended December 31,		Change
	2023	2022	$	%
Operating expenses
Cost of revenue	$34,791	$745,040	$710,259	(95)%
Sales and marketing expenses	6,731,254	4,338,557	2,392,697	55%
General and administrative expenses	17,986,528	86,640,500	(68,653,972)	(79)%
Other operating expenses	1,156,316	334,952	821,364	245%
Depreciation and amortization expenses	242,436	235,797	6,639	3%
Impairment of investment in ANY	—	14,866,460	(14,866,460)	100%
Impairment of goodwill	—	44,438
Total operating expenses	$26,151,325	$107,161,306	$(81,009,991)	(76)%

Percentages have been rounded for presentation purposes and may differ from unrounded results.

Cost of Revenues

Cost of revenues have decreased by $0.7 million, for the year ended December 31, 2023, compared to the year ended December 31, 2022. This was due to the impairment of inventory of $0.7 million in 2022.

Sales and Marketing Expenses

Sales and marketing expenses increased by $2.4 million, for the year ended December 31, 2023, compared to the year ended December 31, 2022. This was primarily due to an increase in share-based payments of $3.3 million from a grant made in September 2023, offset by a reduction of $0.5 million and $0.4 million in advertisement and salary costs, respectively due to reduced headcount.

General and Administrative Expenses

General and Administrative expenses decreased by $68.6 million, for the year ended December 31, 2023, compared to the year ended December 31, 2022. $14.6 million of the reduction related to the impairment of investment in ANY in 2022. Share-based payments to employees increased by $3.6 million due to a grant in September 2023. Share based payments to directors decreased by $36.5 million for payments to related parties due to a grant to DBLP Sea Cow and directors of the Company, and a decrease in share-based payments of $18.4 million for share based payments to consultants. Other general and administrative expenses decreased by $2.7 million due to the Company’s reduced head count and reduced activities and operations.

Other operating expenses

Other operating expenses increased by $0.8 million due to an impairment of a loan receivables to Swipeby and Moneymatic.

Depreciation and Amortization Expenses

Depreciation and amortization expenses remained unchanged at $0.24 million, for the year ended December 31, 2023, compared to the year ended December 31, 2022.

Impairment of goodwill

Impairment of investment in ANY in the year ended December 31, 2023 decreased by $14.8 million primarily due to an impairment charge in 2022. We impaired our investment in ANY due to the loss of voting rights, the uncertainty of completing the acquisition of control of ANY at the end of 2022.

Other Expenses

The following shows interest expense and other non-operating income for the year ended December 31, 2023, as compared to the year ended December 31, 2022:

	Year ended December 31,		Change
	2023	2022	$	%
Other expenses
Interest expense	$4,791,782	$3,884,695	$907,087	23%
Other non-operating (income) expense, net	(125,366)	(256,659)	(131,293)	(51)%
Total other expense, net	$4,666,416	$3,626,036	1,038,380	29%

Interest expense increased by $0.9 million for the year ended December 31, 2023 as compared to the year ended December 31, 2022. This was primarily due to an increase in borrowing in 2023 related to the convertible loan note. An additional loan from Igor Lychagov of $4.2 million added an additional $1.2 million of borrowing fees to interest costs, offset by the forbearance of $0.5 million of interest costs related to the convertible loan note.

Other non-operating (income) expense decreased by $0.1 million for the year ended December 31, 2023 as compared to the year ended December 31, 2022, this is due to an increase in foreign exchange losses of $0.2 million offset by the recognition of research and development tax credits of $0.5m in each of 2023 and 2022.

Operating Losses

Operating losses decreased from $107.1 million for the year ended December 31, 2022 million to $26.0 million for the year ended December 31, 2023. This was due to a decrease in Operating expenses from $107.2 million for the year ended December 31, 2022 to $26.2 million for the year ended 31 December, 2023. The drivers of decreased Operating expenses are as detailed above.

Key Business Metrics

In addition to information related to our financial performance, we regularly review the following key metrics to evaluate our business, measure our performance, identify trends in our business, prepare financial projections and make strategic decisions. We discuss revenues below under “—Components of Results of Operations.” Period-on-period revenues growth, EBITDA and total number of merchants are discussed immediately below the following table. The following financial metrics are used by management to monitor and analyze the operational performance of our business.

•
Ticketing: Total Ticketing revenue transactions reflect the number of loyalty card transactions in a calendar year, loyalty is linked to the consumers football ticket. We track ticketing transactions as an indicator of customer transactions and as a key driver of revenues.

EBITDA

We define EBITDA as net income (loss) adjusted for interest expense, income tax, depreciation of property and equipment and amortization of acquired intangibles. EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. Although it is frequently used by investors and securities analysts in their evaluations of companies, EBITDA has limitations as an analytical tool, including:

•
EBITDA does not reflect changes in, or cash requirements for, our working capital needs or contractual commitments;
•
EBITDA does not reflect our interest expense, or the cash requirements to service interest or principal payments on, our indebtedness;
•
EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•
EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often need to be replaced in the future, and EBITDA does not reflect any cash requirements for these replacements; and
•
other companies may calculate EBITDA differently than we do.

We compensate for the inherent limitations associated with using EBITDA through disclosure of these limitations, presentation of the Rezolve Financial Statements in accordance with GAAP and reconciliation of EBITDA and to the most directly comparable GAAP measure, net income (loss).

The table below provides a reconciliation of our net income (loss) to EBITDA:

	Year Ended December 31,
	2023	2022
Net income (loss)	$(30,736,098)	$(110,712,948)
Add (subtract)
Interest expense	4,791,782	3,884,695
Provision for income tax expense (benefit)	63,408	38,765
Depreciation and amortization	242,436	235,797
EBITDA	$(25,638,472)	$(106,553,691)

We have booked transaction-related costs in each of the years ended December 31, 2023 and December 31, 2022. PCAOB audit and U.S. legal counsel costs for the periods under review have been accrued as incurred in the year ended December 31, 2023.

Adjusted EBITDA

We define Adjusted EBITDA as EBITDA adjusted for unrealized foreign exchange gains (losses), impairment of goodwill and other assets, business development expenses, warrants issued and share-based compensation. Although it is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, including:

•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or contractual commitments;
•
Adjusted EBITDA does not reflect our interest expense, or the cash requirements to service interest or principal payments on, our indebtedness;
•
Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•
Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often need to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for these replacements; and
•
other companies may calculate Adjusted EBITDA differently than we do.

We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of the Rezolve Financial Statements in accordance with GAAP and reconciliation of Adjusted EBITDA and to the most directly comparable GAAP measure, net income (loss).

Rezolve believes that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition, results of operations and the valuation of the Company.

Adjusted EBITDA is used by management to understand and track underlying earnings performance by excluding one-time and non-recurring costs. The company believe it is appropriate to exclude theses costs from Adjusted EBITDA as they relate to:

•
Investments made in the China Business;
•
One-time impairments of the Taiwan and German businesses;
•
Impairments of loans and accounts receivable;
•
Share based compensation related to non-recurring capital raising activities;
•
Share based compensation related only to initial employees, consultants and related parties; and
•
Unrealized foreign exchange (gain)/loss are one-time costs.

Internally adjusted EBITDA and contribution margin by reportable segment are significant measures used by management for purposes of:

•
Supplementing the financial results and forecasts reported to the Company’s board of directors;
•
Evaluating the operating performance of which includes direct and incrementally controllable revenue and costs of operations but excludes items considered by management to be non-cash or non-operating; and
•
Establishing internal operating budgets and target.

Expenses

•
Business development expenses reflect the costs incurred by Rezolve Limited in funding our platform activities in China in 2022.
•
Share based compensation issued to related parties represents for the year ended December 31, 2023 represents share based compensation of $33.4 million issued to a related-party organization (DBLP Sea Cow Ltd) and $6.2 million of share-based compensation related to two directors of Rezolve Limited. For the year ended December 31, 2021 the charge represents a share-based payment of $13.2 million paid to the CEO. DBLP Sea Cow Limited is wholly legally owned by Daniel Wagner and is wholly beneficially owned by John Wagner. These fees were paid primarily in relation to capital raising activities.

•
Share based compensation for consultancy expenses relate to shares issued to consultants for advisory services. These fees were paid primarily in relation to capital raising activities in 2022.

All of these costs are recorded within General and Administrative expenses.

The table below provides a reconciliation of our net income (loss) to Adjusted EBITDA:

	Year Ended December 31,
	2023	2022
Net income (loss)	$(30,736,098)	$(110,712,948)
Add (subtract)
Interest expense	4,791,782	3,884,698
Provision for income tax expense (benefit)	63,408	38,765
Depreciation and amortization	242,436	235,797
EBITDA	$(25,638,472)	$(106,553,691)
Add (subtract)
Unrealized foreign exchange (gain) loss	(375,298)	(714,914)
Impairment in ANY	—	44,438
Impairment of goodwill	—	14,822,022
Impairment of prepayments and other current assets	—	731,940
Impairment of loan and accounts receivable .	1,156,316	334,952
Business development expenses	777,161	7,136,168
Share based compensation issued to related parties	3,002,021	39,501,701
Share based compensation for consultancy services	485,080	18,417,816
Employee and Other Share-based compensation	5,238,117	2,115,015
Adjusted EBITDA .	$(15,355,075)	$(24,164,553)

Total Number of Merchants

In the future, we believe that the size of our merchant base will be an indicator of our market penetration and that the number of merchants that we transact with within a period will be an indicator of the growth of our business. We expect to calculate the number of merchants for each period as the total number of separate merchants we transacted with during the period.

Employee share based compensation

Employee shares have significant restrictions including management’s and or the board’s rights to cancel the shares any time, restrictions on right to transfer, to vote and cumulative dividends. Considering the restrictions imposed on these shares, these shares are considered to be ungranted to the employees. Management expects to amend the articles of incorporation of the Company to remove these restrictions prior to the completion of the Demerger. After removal of such restrictions, it is expected that the employee shares will trigger a “grant date” as defined in ASC 718 and be fully vested. If such restrictions had been removed as at December 31, 2023, the Company estimates the total share-based payment expense to have been recognized immediately for the grant of 58,315,800 employee shares to be $36,738,954. This estimate uses a fair value per employee share of $.63 based on a recent funding of the Company at $.63 per Ordinary Share and an exercise price of £0.0001 for each employee share.

Balance Sheet Information

The following table sets forth our unrestricted cash and cash equivalents on our balance sheet and undrawn amounts under our revolving credit facility as of December 31, 2023 and December 31, 2022:

	Year Ended December 31,
	2023	2022
Unrestricted cash and cash equivalents	$10,441	$39,380
Undrawn convertible notes	—	—
Available liquidity	$10,441	$39,380

Cash Flows

The following table summarizes our cash flows for the periods presented:

	Year Ended December 31,
	2023	2022
Net cash used in operating activities	$(13,001,875)	$(26,788,906)
Net cash used in investing activities	(1,781,524)	(36,854)
Net cash provided by financing activities	14,712,061	23,999,920
Effect of exchange rate changes on cash and cash equivalents	42,399	177,287
Net (decrease) increase in cash and cash equivalents	$(28,939)	$(2,648,553)

Operating Activities

Net cash used in operating activities was $13.0 million for the year ended December 31, 2023, which resulted from a net loss of $31.6 million from operating activities, adjusted for non-cash items such as share based compensation of $8.7 million, impairments of $0.8 million, interest expense of $6.0 million and of changes in working capital of $2.4 million primarily due to an increase in trade payables.

Financing Activities

Net cash provided by financing activities of $14.7 million for the year ended December 31, 2023 was due to proceeds from rights issues of $7.8 million, $4.2 million of loans from related parties and $2.5 million from convertible loans.

Debt Obligations

We have debt outstanding to DBLP Sea Cow Limited (a company incorporated in the Seychelles) (“DBLP”), which is wholly legally owned by Daniel Wagner and beneficially owned by John Wagner, in the amounts of $447,067. There are no formal loan documents in place and no interest is payable.

As of December 31, 2023, Rezolve had a loan from Igor Lychagov of $4.2 million which was in default. The loan was due to be repaid on the 31st of July 2023 including accrued borrowing fees of $1.4 million. On January 26, 2024, the two unsecured convertible loans were added to the Company’s senior secured convertible notes and are no longer in default.

As at year ended December 31, 2023 we had a secured convertible Loan Note Instrument in respect of $39,625,000 in aggregate principal amount of loan notes of $1.00 each in the capital of Rezolve.

Off-Balance Sheet Arrangements

As of December 31, 2022, we did not have any significant off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies and Estimates

The Rezolve Financial Statements are prepared in conformity with U.S. generally accepted accounting principles. In preparing the Rezolve Financial Statements, we make assumptions, judgments and estimates that can have a significant impact on amounts reported in the Rezolve Financial Statements. We base our assumptions, judgments and estimates on historical experience and various other factors that we believe to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. We regularly reevaluate our assumptions, judgments and estimates. Our significant accounting policies are described in Note 2, “Basis of presentation and summary of significant accounting policies” in the Notes to the Rezolve Financial Statements included elsewhere in this prospectus. We believe that the following critical accounting policies affect the more significant judgments and estimates used in the preparation of the Rezolve Financial Statements.

The carve-out consolidated financial statements of Rezolve AI Limited and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States (the “Carve-out Consolidated Financial Statements”). The Carve-out Consolidated Financial Statements have been prepared using the United States Dollar as the reporting currency.

The Carve-out Consolidated Financial Statements include the financial statements of Rezolve AI Limited, Rezolve Limited, its consolidated subsidiaries and any variable interest entity in which we are the primary beneficiary, with the exception of the subsidiaries Rezolve Information Technology (Shanghai) Co., Ltd. (“Rezolve China”) and Rezolve China’s subsidiary Nine Stone (Shanghai) Ltd (“Nine Stone”) (collectively, the “China Business”).

In response to the lack of available audit evidence from counterparties to complete audit procedures related to the operations of Rezolve Shanghai, the Company’s directors approved a plan to abandon its operations in China completely on January 3, 2023. Subsequently, on January 5, 2023, the Company’s directors approved an application to the United Kingdom (the “UK”) tax authorities requesting tax clearance for a solvent demerger (the “Demerger”) of the Company under section 110 of the UK Insolvency Act, 1986 which clearance was subsequently granted. The Demerger involves establishing a new holding company, Rezolve AI Limited (“Rezolve AI”), which will acquire specified assets of Rezolve Limited and issue shares for distribution to the existing shareholders in Rezolve Limited in a tax-efficient manner. Assets relevant to the simplified structure in the Company will be segregated and transferred to Rezolve AI. The assets related to the Chinese business which include Rezolve Information Technology (Shanghai) Co. Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd will not be transferred to Rezolve AI. Rezolve AI will end up with the same business as the existing Rezolve Limited but without the Chinese business. If a contract is not assignable it will have to be novated from Rezolve Limited to Rezolve AI. It is anticipated that the Demerger will be completed before the completion of the business combination with Armada, which will be effected with Rezolve AI instead of Rezolve Limited. The listed company will consist of Rezolve AI and its subsidiaries, which will legally not include Rezolve Shanghai directly or indirectly.

These Carve-out Consolidated Financial Statements have been prepared on the basis that the Demerger was completed retrospectively on December 31, 2020, and thus reflects the predecessor company prior to completion of the Demerger. They are prepared on a carve-out basis. Investments made in the China Business by Rezolve Limited in the People’s Republic of China for the years ending December 31, 2022 and 2021 have been presented as “Business development expenses” in the Company’s Consolidated Statement of Operations in accordance with Staff Accounting Bulletin Topic 1-B1, Costs reflected in historical financial statements.

Revenue from Contracts with Customers

Under ASC 606, the Company determines revenue recognition through the following steps:

•
Identifying the contract, or contracts, with the customer;
•
Identifying the performance obligations in the contract;
•
Determining the transaction price;
•
Allocating the transaction price to performance obligations in the contract; and
•
Recognizing revenue when, or as, the Company satisfies performance obligations by transferring the promised goods or services.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position, results of operations or cash flows is disclosed in Note 3 to the Rezolve Financial Statements included elsewhere in this filing.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

We have no interest rate risk, as the interest rate on our senior secured convertible loan notes is fixed, and the accrued interest converts into ordinary shares upon completion of a listing on a recognized stock exchange.

As of December 31, 2023, the principal amount outstanding of our senior secured convertible loan notes was $39.5 million. We carry the senior secured convertible loan notes at face value on our consolidated balance sheets. We do not have any material debt issuance costs.

Foreign Currency Risk

All of our revenue is denominated in the Euro (“EUR”) since our sales are primarily in Spain. Based upon our level of operations for the year ended December 31, 2023, a sensitivity analysis shows that a 10% appreciation or depreciation in the EUR against the dollar would have increased or decreased, respectively, our revenue for the years ended December 31, 2023 and 2022 by approximately $0.01 million and $0.01 million respectively.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

Credit Risk

Cash and cash equivalents, other receivables, and accounts receivable are potentially subject to credit risk concentration. We have not experienced any material losses related to these concentrations during the years presented. We are in the process of spreading deposit risk across a number of financial institutions rated AA+ or AAA.

Liquidity and Capital Resources

Management has assessed whether they believe there are events or conditions that give rise to doubt the ability of the Company to continue as a going concern for a period of twelve months after the preparation of the condensed interim carve-out consolidated financial statements. The assessment includes knowledge of the Company’s subsequent financial position, the estimated economic outlook and identified risks and uncertainties in relation.

As of December 31, 2023, Rezolve had a loan from Igor Lychagov of $4.2 million which was in default. The loan was due to be repaid on the 31st of July 2023 including accrued borrowing fees of $1.4 million. On January 26, 2024, the two unsecured convertible loans were added to the Company’s senior secured convertible notes and no longer in default.

As a result of our losses and our projected cash needs combined with our current liquidity level, the Company’s ability to continue as a going concern is contingent upon successful execution of management’s intended plan over the next twelve months to improve the Company’s liquidity and profitability, which includes, without limitation:

•
Seeking additional capital through the issuance of debtor equity securities.
•
Generating revenue by execution of successful trials and long-term partner arrangements.
•
Reducing expenses by taking restructuring actions and reducing the number of employees and consultants.
•
Limiting capital expenditures.

In 2023 we financed our operations in large part with cash flows from financing activities through cash proceeds from issuance of convertible and short term-debt and a rights issue.

Yorkville Convertible Promissory Note and Capital Commitment

On February 23, 2023, Rezolve Limited executed the YA Agreement, which was amended and restated on February 2, 2024. With effect from the completion of the Pre-Closing Demerger, the rights and obligations of Rezolve Limited under the YA Agreement were novated to Rezolve AI Limited.

Under the YA Agreement, YA subscribed for the YA Note in consideration for an advance by YA to Rezolve Limited of an amount equal to 80% of the total principal amount. The YA Note was issued on February 2, 2024 pursuant to the terms of the YA Note Instrument. With effect from the completion of the Pre-Closing Demerger, the rights and obligations of Rezolve Limited under the YA Note Instrument were novated to Rezolve AI Limited. Pursuant to the YA Note Instrument, the YA Note will mature on December 31, 2024 (or as extended at the option of the noteholder) unless an event of default occurs that triggers an acceleration of the repayment obligation, and bears interest of 10% per annum (save where an event of default has occurred and is continuing, an 18% interest rate will apply). The YA Note is freely transferrable in whole or in part, subject to the terms of the YA Note Instrument.

On September 6, 2024, YA and Rezolve AI Limited executed the Second A&R YA Agreement to incorporate an additional prepaid advance arrangement pursuant to which YA committed to provide Rezolve with prepaid advances in an aggregate original principal amount of an additional Seven Million Five Hundred Thousand Dollars ($7,500,000), which will be in three tranches, with the first tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded upon execution of the Second A&R YA Agreement, the second tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded upon filing of this Registration Statement, and the third tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) to be funded upon the effectiveness of this Registration Statement. The Second A&R YA Agreement superseded the YA Agreement. In connection with the execution of the Second A&R YA Agreement, YA and Rezolve also entered into a second amendment to convertible promissory note and acknowledgement (the “YA Note Amendment” and the YA Note, as amended by the YA Note Amendment, the “Amended YA Note”) whereby certain terms of the YA Note were amended. In particular, the YA Note Amendment extended the Maturity Date of the YA Note to September 11, 2025, provides that for purposes of determining the Triggered Principal Amount, the term “Other Notes” will not include the additional promissory notes issuable pursuant to the Second A&R YA Agreement, and reduced the floor price to $0.25 per share. In connection with the initial prepaid advance of $2,500,000, YA will subscribe for a promissory note for such advance at a 5% original issuance discount (the “Additional YA Note” and together with the Amended YA Note, the “YA Notes”)

The Amended YA Note is, and the Additional YA Note will be, convertible into Ordinary Shares. The noteholder may elect to convert all or part of the YA Notes into ordinary shares in Rezolve AI Limited at the “Conversion Price” (being the lower of (i) $10 per share (the “Fixed Price”) or (ii) 90% of the lowest daily VWAP during the ten (10) consecutive trading days immediately preceding the conversion date or other later date of determination (the “YA Variable Price”) but which YA Variable Price shall not be lower than the “YA Floor Price” (being $0.25 per share unless reduced by Rezolve) then in effect), however subject to the conversion limitations whereby (i) the noteholder shall not be able to convert any portion of the YA Notes to the extent that after conversion the noteholder (together with any affiliates) would beneficially own in excess of 4.99% of the number of outstanding ordinary shares in Rezolve AI Limited (such prohibition on conversion being capable of waiver by the noteholder with not less than 65 days priors notice), and/or (ii) the issue of ordinary shares upon conversion would (together with any other issuances in accordance with the terms of the YA Agreement or any other related transactions) exceed the number of Ordinary Shares that Rezolve AI Limited may issue in a transaction in compliance with its obligations under rules or regulations of Nasdaq (the “YA Exchange Cap”) (unless Rezolve AI Limited shareholders have approved such issuances, or if Rezolve AI Limited is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635). In connection with the execution of the Second A&R YA Agreement, YA and Rezolve also entered into a second amendment to convertible promissory note and acknowledgement (the “YA Note Amendment” and the YA Note, as amended by the YA Note Amendment, the “Amended YA Note”) whereby certain terms of the YA Note were amended. In particular, the YA Note Amendment extended the Maturity Date of the YA Note to September 11, 2025, provides that for purposes of determining the Triggered Principal Amount, the term “Other Notes” will not include the additional promissory notes issuable pursuant to the Second A&R YA Agreement, and reduced the floor price to $0.25 per share.

Rezolve has the right to redeem early a portion or all amounts outstanding pursuant to a Redemption Notice, provided that on the date of the Redemption Notice the VWAP of the Ordinary Shares is less than the Fixed Price. Upon such early redemption of any of the YA Notes, and in addition to the principal and interest outstanding, a redemption premium of 10% of the principal amount being redeemed is payable to the noteholder. Upon receipt of a Redemption Notice, the noteholder shall have 10 trading days to elect to convert all or any portion of the applicable YA Note.

If a “YA Trigger Event” occurs (being where (i) the daily VWAP is less than the YA Floor Price for five (5) trading days during a period of seven (7) consecutive trading days (the “YA Floor Price Trigger”), or (ii) Rezolve AI Limited has issued in excess of 99% of the Ordinary Shares available under the YA Exchange Cap unless Rezolve AI Limited shareholders have approved such issuances, or if Rezolve AI Limited is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635) (the “YA Exchange Cap Trigger”)), then Rezolve AI Limited shall make monthly payments equal to the sum of $1,875,000 per month among the YA Notes and any additional notes issued pursuant to the Second A&R YA Agreement (or, if lesser, the then-outstanding principal of the YA Notes), or plus a payment premium of 10% of the principal amount being paid, plus any accrued and unpaid interest as of each payment date, with such monthly payment obligation to cease if any time after the date of a YA Trigger Event, (i) in the event of a YA Floor Price Trigger, the daily VWAP is greater than 110% of the YA Floor Price for any 5 of 7 consecutive trading days, or the date Rezolve AI Limited reduces the YA Floor Price (in accordance with its rights to do so under the YA Notes), or (ii) in the event of an YA Exchange Cap Trigger, the date Rezolve AI Limited has obtained stockholder approval to increase the number of ordinary shares under the YA Exchange Cap (or if the YA Exchange Cap no longer applies), unless a subsequent YA Trigger Event occurs.

The Amended YA Note has, and the Additional YA Note will have, certain rights and obligations under an Intercreditor Agreement entered into between Rezolve Limited, Rezolve AI Limited, YA, Apeiron Investment Group Ltd, and GLAS Trust Corporation Limited as security trustee for Apeiron Investment Group Ltd (“Intercreditor Agreement”), under which YA shall share recoveries (in accordance with the terms of the Intercreditor Agreement) enforced under the various debentures granted by Rezolve Limited in favour of Apeiron Investment Group Ltd, by Rezolve Limited in favour of GLAS Trust Corporation Limited, and by Rezolve AI Limited in favour of GLAS Trust Corporation Limited. Further, a global guaranty agreement was entered into by Rezolve’s subsidiaries in favour of YA pursuant to which the subsidiaries guaranty all of Rezolve’s obligations under the Second A&R YA Agreement, the YA Notes and all other ancillary instruments and agreements.

Under the Second A&R YA Agreement, YA will also provide Rezolve with up to $250 million in equity capital for a 36-month term following the 6th trading day following the closing date of the Business Combination (or August 23, 2024). Rezolve will not be obligated to draw the full $250 million but can do so in part or in whole at its discretion, provided that (i) no balance is outstanding under the YA Note, or if there is any balance outstanding, a YA Trigger Event has occurred, and (ii) Rezolve cannot call for more in any one advance notice than the daily-traded amount of Ordinary Shares during the three consecutive trading days immediately before the date of an advance notice or, if more, 2,000,000 Ordinary Shares (as determined after the Pre-Closing Demerger and Closing), provided that YA will not be obliged to acquire Ordinary Shares which would take its holding to over 4.99% of the outstanding voting power on all Ordinary Shares nor so that it would result in the issuance of in excess of 19.9% of the outstanding Ordinary Shares at the date of the equity purchase agreement subject to certain exceptions. Where there are outstanding amounts owing under the YA Note and a YA Trigger Event has occurred (and Rezolve’s obligation to make monthly payments under the YA Note as a result of the YA Trigger Event has not ceased), Rezolve may submit an advance notice to YA provided that the satisfaction of such amounts owed to Rezolve (under the advance notice) is by offsetting against the amount outstanding under the YA Note. The purchase price for YA is 97% of the Market Price, which is defined as the lowest of the daily VWAPs of the Ordinary Shares during the three consecutive days following the delivery of an advance notice by Rezolve to YA. The Company will pay a commitment fee in the amount equal to 1.25% of the commitment amount (the "Commitment Fee"), which the Company shall pay in cash by wire transfer to YA on or before the 12-month anniversary of the closing of the Business Combination. YA shall reduce by half any amount due to Rezolve under an advance notice by offsetting such amount against the outstanding amount of the Commitment Fee.

Under the Second A&R YA Agreement and in addition to Rezolve’s entitlement to draw down on YA’s commitment, for so long as there is an outstanding balance under the YA Note, YA is entitled to require Rezolve to issue Ordinary Shares to YA (via the deemed delivery to YA of an Advance Notice) provided that any one deemed advance notice cannot call for more than the balance owed under the YA Note nor for more than the daily-traded amount of Ordinary Shares during the three consecutive trading days immediately before the date of a deemed Advance Notice or, if more, 2,000,000 Ordinary Shares (as determined after the Pre-Closing Demerger and Closing). The purchase price for YA in respect of a deemed advance notice shall be equal to the Conversion Price in effect on the date of the deemed advance notice, and YA shall pay the purchase price by offsetting such amount against an equal amount outstanding under the YA Note.

During the period commencing the Effective Date (the sixth trading day following the closing of the Business Combination, or August 23, 2024) and ending on the termination of the Second A&R YA Agreement (which unless terminated earlier the Second A&R YA Agreement shall terminate no later than 36 months after the Effective Date or if the YA Note remains outstanding, the date that the YA Note has been repaid), the proceeds from YA under the Second A&R YA Agreement (including YA’s subscription for the YA Note) shall be used by Rezolve in the manner as set forth in the registration statement of which this prospectus forms a part (and any post-effective amendments) for the registration and resale by YA of Ordinary Shares acquired under the Second A&R YA Agreement and any prospectus (including any prospectus supplement) used by Rezolve in connection with a registration statement, and such proceeds shall not be used to repay any advances or loans to any executives, directors, or employees of Rezolve AI Limited or any subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of Rezolve AI Limited or any subsidiary.

Convertible Secured Loan Notes

In connection with the Business Combination Agreement, on December 16, 2021, Rezolve Limited entered into the Loan Note Instrument and currently is in respect of an aggregate amount of $49,892,080 Convertible Notes. Upon the closing of the Pre-Closing Demerger, the Loan Note Instrument was novated to Rezolve and is secured by a debenture over the assets of Rezolve. As of the date hereof, Rezolve is in respect of an aggregate amount of $49,892,080 Convertible Notes, all of which are in issue. The principal and interest on the Convertible Notes is convertible into Ordinary Shares at a 30% discount to the equity value of such Ordinary Shares if less at any of the quarterly VWAPs for the four immediately preceding quarterly reset dates as selected by the noteholder. The Convertible Notes will mature on the date that is three years from the Closing, bear interest of 7.5% (save when an event of default has occurred and is continuing, an additional 10% interest rate will apply) and are redeemable by the noteholder on certain events, including, without limitation, the failure of Rezolve to pay any amount due thereunder when due.

The Convertible Notes are redeemable by the noteholders in certain events, including, without limitation, the failure of Rezolve to pay any amount due thereunder when due.

Rezolve may, at any time up to and including 31 December 2024, irrevocably offer to redeem all, but not some only, of a noteholder’s Convertible Notes (including accrued interest thereon) in cash at a price equal to the sum of (i) the product of (x) 2 and (y) the then outstanding aggregate principal amount in respect of such notes and (ii) accrued and unpaid interest on the relevant notes.

Under the terms of the Loan Note Instrument, Rezolve has given certain covenants to the noteholders which remain in force while the Convertible Notes are outstanding, including that (i) Rezolve and its subsidiaries shall not incur any indebtedness that would rank pari passu or senior to the Convertible Notes without the prior consent of the Noteholder Majority and in each case such indebtedness shall be subject to an intercreditor agreement on terms satisfactory to the Noteholder Majority; and (ii) for so long as one or more of Apeiron Investment Group Ltd, Bradley Wickens and any of their respective affiliates (including any other person with the prior written consent of Rezolve, not to be unreasonably withheld, delayed or conditioned) holds at least $20,000,000 in aggregate of the principal amount of the Convertible Notes from time to time, Rezolve and its subsidiaries shall not enter into any Extraordinary Transactions without the prior consent of a Noteholder Majority.

The Convertible Notes will not be registered under the Securities Act and have been issued in reliance on the exemption from registration requirements thereof provided by Regulation S promulgated thereunder as a transaction solely to non-US persons (as defined in Regulation S).

Rezolve has agreed that, within forty five (45) days from the date of listing on Nasdaq (the “Registration Deadline”), it will file with the SEC a registration statement (the “Registration Statement”) registering the resale of the Registrable Securities held by any Major Investors from time to time (and shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the SEC notifies Rezolve Limited (or after the Pre-Closing Demerger, Rezolve) that it will “review” the Registration Statement) following the Registration Deadline.

Rezolve has agreed to cause such Registration Statement, or another shelf registration statement that includes the Registrable Securities to remain effective until the earlier of (i) the date on which each Major Investor and its affiliates cease to hold any Registrable Securities or (ii) on the first date on which each Major Investor and its affiliates are able to sell all of their Registrable Securities under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold. Prior to the effective date of the Registration Statement, Rezolve will use commercially reasonable efforts to qualify the Registrable Securities for listing on the applicable stock exchange.

If the SEC prevents Rezolve from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Rezolve securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Rezolve securities which is equal to the maximum number of Rezolve securities as is permitted by the SEC and (ii) the number of Rezolve securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. “Major Investor” means any noteholder that, individually or together with such noteholder’s affiliates, holds at least $5,000,000 in aggregate principal amount of Convertible Notes or at least 5,000,000 Ordinary Shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

In March 2023, the Company obtained two unsecured convertible loans from a related party (Igor Lychagov) consisting of $2,000,000 and €2,000,000. Each loan bears a borrowing fee of $660,000 and €660,000, respectively, which has been recorded in interest expense in the year ended December 31, 2023. The loans were due to mature on July 31, 2023 or at the option of the investor, can be converted into ordinary shares of the Company including the accrued borrowing fees at a conversion rate of 0.50 to the Company’s share price at listing after completing any reorganization. The loans were not repaid by the maturity date at which until further terms and conditions are negotiated such as extended repayment terms or conversion into ordinary shares of the Company, the Company was in default of the two unsecured convertible loans and the loans remained repayable on demand at December 31, 2023. On January 26, 2024, the two unsecured convertible loans were added to the Company’s senior secured convertible notes. The loan principal and accrued borrowing fees were rounded to a sum of $8,000,000. The key terms of the loan amendment include that of the senior secured convertible notes, as noted below.

The maturity date was extended to three years from the date of an IPO or Business Combination, or December 31, 2024 if an IPO or Business Combination with a publicly listed company has not yet occurred by December 31, 2024. The interest rate was reduced to 7.5% per annum from the date that the amendment was executed. Conversion into ordinary shares of the Company is at the option of the investor from any date of an IPO or Business Combination with a publicly listed company. The conversion price has been amended to the lesser of 1) 70% of the price per share implied in connection with an IPO or Business Combination with a publicly listed company and 2) any of the quarterly VWAPs for the four immediately preceding quarterly reset dates as selected by the noteholder after the date of an IPO or Business Combination with a publicly listed company and prior to the maturity date.

As a result of the loan amendment and addition to the Company’s senior secured convertible notes, the default was remediated.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price at which an asset could be exchanged or a liability transferred in an orderly transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.

The Company reports all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

Fair value measurement at reporting date:

Description	Level 1	Level 2	Level 3
December 31, 2023
Fair value on recurring basis
(1) Share-based payment liability	—	—	$1,177,617
December 31, 2022
Fair value on recurring basis
(1) Share-based payment liability	—	—	$1,311,028

(1)
The fair value of the share-based payment liability was valued using a discounted cash flow method using a risk adjusted discount rate of 10.8%.

The carrying amount of the Company’s cash, accounts receivable, accounts payable and accrued expenses approximated their fair values due to their short term to maturity.

Other Convertible Promissory Notes and Warrants

In February 2024, certain persons (including Apeiron Investment Group Ltd and certain related parties of Rezolve) entered into Subscription Agreements to subscribe for the Promissory Notes with a total principal amount of $2,849,906 in consideration for an advance by each subscriber to Rezolve Limited of the Net Investment Amount.

The Promissory Notes were issued during the course of February, 2024, pursuant to the terms of the Promissory Note Instruments.

With effect from the completion of the Pre-Closing Demerger, the rights and obligations of Rezolve Limited under the Subscription Agreements and the Promissory Note Instruments were novated to Rezolve AI Limited.

Pursuant to the Promissory Note Instruments, the Promissory Notes will mature on the date falling 6 months from the date of their issue (or as extended at the option of the noteholder) unless an event of default occurs that triggers an acceleration of the repayment obligation, and bears interest of 10% per annum (save where an event of default has occurred and is continuing, an 18% interest rate will apply). The Promissory Notes are freely transferrable in whole or in part, subject to the terms of the Promissory Notes Instrument.

The Promissory Notes are convertible into ordinary shares in Rezolve AI Limited. The noteholders may elect to convert all or part of the amount outstanding under their Promissory Note into ordinary shares at the Conversion Price, however subject to the conversion limitation whereby the issue of Ordinary Shares upon conversion would not exceed the Exchange Cap (unless Rezolve shareholders have approved such issuances, or if Rezolve is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635).

Rezolve has the right to redeem early a portion or all amounts outstanding under the Promissory Notes pursuant to a Redemption Notice, provided that on the date of the Redemption Notice the VWAP of the ordinary shares in Rezolve AI Limited is less than the Promissory Note Conversion Fixed Price. Upon such early redemption of a Promissory Note, and in addition to the principal and interest outstanding, a redemption premium of 10% of the principal amount being redeemed is payable to the noteholder. Upon receipt of a Redemption Notice, the noteholder shall have 10 trading days to elect to convert all or any portion of the Promissory Note.

Following the public listing of the ordinary shares in Rezolve AI Limited, if a “Promissory Note Trigger Event” occurs (being where (i) the daily VWAP is less than the Floor Price for five (5) trading days during a period of seven (7) consecutive trading days (the “Promissory Note Floor Price Trigger”), or (ii) Rezolve AI Limited has issued in excess of 99% of the ordinary shares available under the Exchange Cap unless Rezolve AI Limited shareholders have approved such issuances, or if Rezolve AI Limited is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635) (the “Promissory Note Exchange Cap Trigger”)), then Rezolve AI Limited shall make monthly payments equal to 25% of the original principal of such Promissory Note per month (or, if lesser, the then outstanding principal of the Promissory Note) plus a payment premium of 10% of the principal amount being paid, plus any accrued and unpaid interest as of each payment date, with such monthly payment obligation to cease if any time after the date of a Promissory Note Trigger Event, (i) in the event of a Promissory Note Floor Price Trigger, the daily VWAP is greater than 110% of the Floor Price for any 5 of 7 consecutive trading days, or the date Rezolve AI Limited reduces the Floor Price (in accordance with its rights to do so under the Promissory Note Instruments), or (ii) in the event of an Exchange Cap Trigger, the date Rezolve AI Limited has obtained stockholder approval to increase the number of ordinary shares under the Exchange Cap (or if the Exchange Cap no longer applies), unless a subsequent Promissory Note Trigger Event occurs.

Pursuant to the Subscription Agreements, each subscriber was granted freely transferrable warrants by Rezolve upon completion of the Business Combination, with the warrant subscription value for each subscriber to be two (2) times the Net Investment Amount. The warrants shall confer the right to each warrant holder to subscribe for Ordinary Shares at the exercise price of $8.00 per share (which may be adjusted upon an alteration of Rezolve’s share capital), and which may be exercised until the Expiry Date. If before the Expiry Date it comes to the attention of Rezolve of an Exercise Event, it shall give notice to each warrant holder to allow such holder to exercise their warrants (on condition that such notified Exercise Event does occur within 14 days of the notice), and if such Exercise Event does occur then any unexercised warrants shall lapse.

Rezolve may (and shall on the written request by warrant holders holding at least one-fifth of the warrants then outstanding) convene a meeting of warrant holders, and such meeting shall have power to sanction any modification or compromise in respect of rights of the warrant holders including any provisions of the warrant instrument, and to appoint any person as agent to represent the interests of warrant holders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In this section, “we,” “us,” “our” and “Rezolve” refer to Rezolve Limited and its subsidiaries prior to the consummation of the Pre-Closing Demerger and to Rezolve AI Limited and its subsidiaries following the consummation of the Pre-Closing Demerger.

Overview

We are recognized2 to stand at the vanguard of the mobile commerce industry, providing an engagement platform, powered by cutting-edge artificial intelligence and machine learning. This platform empowers retailers, brands, and manufacturers to create robust, dynamic connections with consumers, transcending barriers of location and device, whether they are mobile or desktop. Harnessing the potential of AI, our platform fosters unprecedented mobile engagement, aiding businesses in their quest to reach their consumers in innovative ways. By leveraging the capabilities of mobile devices and personal computers—from cameras and microphones to location services and wireless connectivity—we bring the commercial experience directly into consumers’ hands. The hallmark of our platform is the integration of AI-driven systems, which simplify and enhance the purchasing process. Our technology enables merchants to understand their customers intent, provide the most relevant and helpful information to assist with their product selection and then enables them to complete transactions, access information, or contribute donations with a single tap on their device screen, depending on the context. This streamlined, seamless interaction, facilitated by the power of artificial intelligence, ensures an effortless and intuitive consumer experience. Since, the launch of our pilot platform, we believe we have harnessed the transformative potential of artificial intelligence, redefining the landscape of mobile commerce and engagement. As we continue to innovate, we remain committed to driving forward the digital commerce industry, shaping a future where technology and commerce intersect seamlessly for the benefit of both businesses and consumers.

2 Please see Rezolve Press Release dated July 25, 2023, available at https://www.rezolve.com/investors/britainsbrain-heralds-new-era-of-commerce-enabled-ai/

Our platform allows for mobile engagement with merchants using our software to extend their business to consumers’ mobile devices and computers in innovative ways. By using a mobile device’s camera, microphone, location awareness, Bluetooth or Wi-Fi capabilities, our platform enables a user to make purchases, request information or make donations with only one tap on their screen, in certain circumstances. We deployed our pilot platform (which was developed prior to the Pre-Closing Demerger) in 2017.

We commenced the commercialization of the Rezolve platform in quarter 4 of 2024. Revenues from Brain are also forecast to begin in Q4 2024, increasing significantly in 2025. We also expect to generate revenues in Q4 2024 in Europe, North America and the Middle East. We expect revenues to increase in Q4 2024 through our signed partner agreements with Microsoft, Adobe, ACI, Haendlerbund, Epages, JTL, Oxid and Chatwerk and others by marketing our products to their customer base and are in discussions with significant new partners in markets around the world. For additional information regarding the partner agreements, see “Business of Rezolve Limited—Partner Agreements”

Rezolve was incorporated in England and Wales as a private limited company on January 5, 2023 under the name Rezolve Group Limited with company number 14573691 and changed its name on June 5, 2023 to Rezolve AI Limited. Rezolve has undertaken to re-register as a public limited company on or before January 9, 2025. Rezolve Limited was incorporated in England and Wales as a private limited company on September 11, 2015 under the name Soul Seeker Limited with company number 09773823. Rezolve Limited changed its name in February 2016 to Powa Commerce Limited and to Rezolve Limited in March 2016.

We currently derive our revenue through the transaction fees based on sales of ticketing for La Liga football events in Spain.

Management has assessed whether they believe there are events or conditions that give rise to doubt the ability of the Company to continue as a going concern for a period of twelve months after the preparation of the condensed interim carve-out consolidated financial statements. The assessment includes knowledge of the Company’s subsequent financial position, the estimated economic outlook and identified risks and uncertainties in relation there to.

As a result of our losses and our projected cash needs combined with our current liquidity level, the Company’s ability to continue as a going concern is contingent upon successful execution of management’s intended plan over the next twelve months to improve the Company’s liquidity and profitability, which includes, without limitation:

•
Seeking additional capital through the issuance of debtor equity securities.
•
Generating revenue by execution of successful trials and long-term partner arrangements.

•
Reducing expenses by taking restructuring actions and reducing the number of employees and consultants.
•
Limiting capital expenditures.

Key Factors Affecting Our Performance

We believe our future performance will depend on many factors, including the following:

•
Growth from Transactions: Our growth depends on SaaS subscription fees and commissions earned from merchant’s transactions with their customers.
•
New Merchant Acquisition: Our growth depends in part on our ability to attract merchants to our platform. A key avenue of merchant acquisition is through strategic agreements with our Channels with world class organizations including in India, Mexico, Europe and the U.S. These strategic agreements with our Channels promote the Rezolve technology to their broad base of users. New merchant acquisitions are a key to scaling our platform. As a result of the recently signed agreements with our Channels in various regions, we expect that we will be able to obtain a merchant base.
•
Successful Expansion to Additional Geographies: We believe our platform can compete successfully in various geographic regions. This includes regions of the world where we have previously had a presence. We plan to add local sales support in further select international markets over time to support our growth. Specifically, we are putting efforts into expanding our sales operations and opportunities in India, Mexico, Europe and the U.S. which we view as significant opportunities and where we previously had a presence prior to our strategic decision to concentrate resources on the Asia-Pacific region.
•
Merchant Retention and Expansion: We care deeply about merchants. Our commitment to their success, we believe, increases retention and likelihood of expanding their activity on our platform. Supporting merchants begins with enhancing both the shopper and the merchant experience. We believe our core capabilities that focus around incentivizing customer loyalty, providing data insights, and allowing user friendly features such as mobile vouchering and payments (both on and offline) help us attract and retain a wide range of merchants. The effectiveness in attracting and retaining merchants’ sales is a critical component of our revenue growth and operating results.
•
Offering and service enhancement: We intend to continue investing in the capabilities of our offerings and services to deliver better value for our users and merchants and address new market opportunities. Additionally, we will work to perfect our platform service
•
Growth through Mergers & Acquisitions: The growth of our business can be supported by a successful merger agreement with a SPAC and access to financing through capital markets. Additionally, our growth may be supported by acquisitions of businesses where management identifies synergistic growth opportunities.

Components of our Results of Operations

Revenues

We generate transaction revenues through the sale of ticketing of football events using our technology with La Liga in Spain.

Our future strategy focuses on providing a technology platform to merchants in order to facilitate outreach to consumers. Triggers are generated when our platform prompts customer’s mobile devices to interact with merchants using geo-zones, audio and image watermarks, beacons and QR codes. Merchants are billed on a monthly basis for the services rendered.

Operating Expenses

Operating expenses consist of cost of revenues, employee benefit expenses, consultancy expense, sales and marketing expenses, business development expenses, general and administrative expenses, and depreciation and amortization.

•
Cost of revenues: Our cost of revenues consists primarily of the materials and consumables.
•
Sales and marketing: Costs primarily consist of consulting fees as well as salaries, pension contributions and share-based compensation for sales and marketing employees.

•
General and administrative: Costs consist primarily of finance, legal, listing and other non-specific costs as well as salaries, pension contributions, share-based compensation for employees and nonrecurring share-based payments for non-employees. General and administrative also consists of payments made to developers who contract with Rezolve, fees and share-based compensation for directors, as well as business development expenses for our investments in Rezolve China by Rezolve Limited.
•
Depreciation and amortization: primarily consists of amortization of a customer list and acquired information technology intangible assets as well as depreciation of fixed tangible assets. We note that all software development expenditure up until the end of December 2022 has been expensed.
•
Other operating expenses: consists of an impairment of loans and accounts receivable in the six months ended June 30, 2023.

Interest expense

Interest expense consists primarily of costs associated with convertible debt. The group currently has no bank debt and no banking facilities which would incur interest.

Other Non-Operating Income (Expense)

Other non-operating income/ (expense), net consists of foreign exchange loss and research and development credits. Foreign exchange loss primarily consists of the revaluation of local currency bank ledger balances not denominated in U.S. dollars. Research and development credits primarily consists of activities related to government tax incentives on technology spent on certain operational activities in UK.

Income Tax Benefit

Income tax benefit consists primarily of the realization of a deferred tax liability, net of current income taxes payable related to the jurisdictions in which we conduct business. Our effective tax rate is affected by tax rates in jurisdictions and the relative amounts of income we earn in those jurisdictions, changes in the valuation of our deferred tax assets and liabilities, applicability of any valuation allowances, and changes in tax laws in jurisdictions in which we operate. We have not recognized any deferred tax assets in any of the periods under review.

Results of Operations for six months ended June 30, 2024.

The following tables set forth our consolidated statements of operations in dollar amounts and as a percentage of total revenues for each period presented:

	Six Months Ended June 30,
	2024	2023
Revenue
Other	$53,399	$46,764
Revenue	53,399	46,764
Operating expenses
Cost of revenues	16,177	16,111
Sales and marketing expenses	1,431,430	4,710,174
General and administrative expenses	8,066,209	8,743,377
Other operating expenses	84,500	785,000
Depreciation and amortization expenses	120,841	121,571
Total operating expenses	9,719,157	14,376,233
Operating loss	(9,665,758)	(14,329,469)
Other expenses
Interest expense	(3,009,002)	(3,054,946)
Other non-operating income (expense), net	(107,816)	171,751
Total other expenses, net	(3,116,818)	(2,883,195)
Loss before taxes	(12,782,576)	(17,212,664)
Income tax expense	(59,870)	(63,408)
Net loss for the year	(12,842,446)	(17,276,072)

Comparison of six months ended June 30, 2024 and 2023

Revenues

The following shows total revenues from ticketing transactions for the six months ended June 30, 2024, as compared to the six months ended June 30, 2023:

	Six Months Ended June 30,		Change
	2024	2023	$	%
Revenues	53,399	46,764	6,635	14%
Total revenues	$53,399	$46,764	$6,635	14%

Revenues increased from $0.047 million for the six months ended June 30, 2023 as compared to $0.053 million for the six months ended June 30, 2024 is attributable to increased ticketing revenue from Spain.

Operating Expenses

The following shows operating expenses for the six months ended June 30, 2024, as compared to the six months ended June 30, 2023:

	Six Months Ended June 30,		Change
	2024	2023	$	%
Operating expenses
Cost of revenue	$16,177	$16,111	$66	0%
Sales and marketing expenses	1,431,430	4,710,174	(3,278,744)	(70)%
General and administrative expenses	8,066,209	8,743,377	(677,168)	(8)%
Other operating expenses	84,500	785,000	(700,500)	(89)%
Depreciation and amortization expenses	120,841	121,571	(730)	(1)%
Total operating expenses	$9,719,157	$14,376,233	$(4,657,076)	(32)%

Percentages have been rounded for presentation purposes and may differ from unrounded results.

Cost of Revenues

Cost of revenues have remained unchanged at $0.02 million, for the six months ended June 30, 2024 compared to the six months ended June 30, 2023.

Sales and Marketing Expenses

Sales and marketing expenses decreased by $3.3 million, for the six months ended June 30, 2024, compared to the six months ended June 30, 2023. This was primarily due decrease in share-based payments of $2.8 million and a reduction in salary costs of $0.5 million due to reduced headcount.

General and Administrative Expenses

General and Administrative expenses decreased by $0.7 million, for the six months ended June 30, 2024, compared to the six months ended June 30, 2023. Share-based payments to employees increased by $2.0 million, professional fees increased by $0.4 million related to listing costs, general and administrative other expenses increased by $0.2 million, offset by a reduction in Business Development costs of $0.6 million and a reduction of $2.9 million staff and consulting costs due to lower headcount and level of IT resources.

Other operating expenses

Other operating expenses decreased by $0.8 million due to an impairment of a loan receivables to Swipeby in 2023.

Depreciation and Amortization Expenses

Depreciation and amortization expenses remained unchanged at $0.1 million, for the six months ended June 30, 2024, compared to the six months ended June 30, 2023.

Other Expenses

The following shows interest expense and other non-operating income for the six months ended June 30, 2024, as compared to the six months ended June 30, 2023:

	Six Months Ended June 30,		Change
	2024	2023	$	%
Other expenses
Interest expense	$(3,009,002)	$(3,054,946)	$45,944	(2)%
Other non-operating (income) expense, net	(107,816)	171,751	(279,567)	(163)%
Total other expense, net	$(3,116,818)	$(2,883,195)	(233,623)	8%

Interest expense remained unchanged at $3.0 million for the six months ended June 30, 2024 as compared to the six months ended June 2023. The increase in interest related to the promissory notes has been offset by the lower effective interest rate on the convertible secured loan. Further details of the Yorkville Convertible Promissory Note and Capital Commitment, the Convertible Secured Loan Notes and the Other Convertible Promissory Notes and Warrants can be found later in the Management’s discussion and analysis of financial discussion condition and results of operation.

Other non-operating (income) expense decreased by $0.3 million for the six months ended June 30, 2024 as compared to the six year ended June 30, 2023, this is due to an increase in foreign exchange losses of $0.3 million.

Operating Losses

Operating losses decreased from $14.3 million for the six months ended June 30, 2023 million to $9.7 million for the six months ended June 31, 2024. This was due to a decrease in Operating expenses from $14.4m million for the six months ended June 30, 2023 to $9.7 million for the six months ended June 30, 2024. The drivers of decreased Operating expenses are as detailed above.

Key Business Metrics

In addition to information related to our financial performance, we regularly review the following key metrics to evaluate our business, measure our performance, identify trends in our business, prepare financial projections and make strategic decisions. We discuss revenues below under “—Components of Results of Operations.” Period-on-period revenues growth, EBITDA and total number of merchants are discussed immediately below the following table. The following financial metrics are used by management to monitor and analyze the operational performance of our business.

•
Ticketing: Total Ticketing revenue transactions reflect the number of loyalty card transactions in a calendar year, loyalty is linked to the consumers football ticket. We track ticketing transactions as an indicator of customer transactions and as a key driver of revenues.

EBITDA

We define EBITDA as net income (loss) adjusted for interest expense, income tax, depreciation of property and equipment and amortization of acquired intangibles. EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. Although it is frequently used by investors and securities analysts in their evaluations of companies, EBITDA has limitations as an analytical tool, including:

•
EBITDA does not reflect changes in, or cash requirements for, our working capital needs or contractual commitments;
•
EBITDA does not reflect our interest expense, or the cash requirements to service interest or principal payments on, our indebtedness;
•
EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•
EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often need to be replaced in the future, and EBITDA does not reflect any cash requirements for these replacements; and
•
other companies may calculate EBITDA differently than we do.

We compensate for the inherent limitations associated with using EBITDA through disclosure of these limitations, presentation of the Rezolve Financial Statements in accordance with GAAP and reconciliation of EBITDA and to the most directly comparable GAAP measure, net income (loss).

The table below provides a reconciliation of our net income (loss) to EBITDA:

	Six Months Ended June 30,
	2024	2023
Net income (loss)	$(12,842,446)	$(17,276,072)
Add (subtract)
Interest expense	3,009,002	3,054,946
Provision for income tax expense (benefit)	59,870	63,408
Depreciation and amortization	120,841	121,571
EBITDA	$(9,652,733)	$(14,036,147)

We have booked transaction-related costs in each of the six months ended June 30, 2024 and June 30, 2023. PCAOB audit and U.S. legal counsel costs for the periods under review have been accrued as incurred in the six months ended June 30, 2024.

Adjusted EBITDA

We define Adjusted EBITDA as EBITDA adjusted for unrealized foreign exchange gains (losses), impairment of goodwill and other assets, business development expenses, warrants issued and share-based compensation. Although it is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, including:

•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or contractual commitments;
•
Adjusted EBITDA does not reflect our interest expense, or the cash requirements to service interest or principal payments on, our indebtedness;
•
Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•
Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often need to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for these replacements; and
•
other companies may calculate Adjusted EBITDA differently than we do.

We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of the Rezolve Financial Statements in accordance with GAAP and reconciliation of Adjusted EBITDA and to the most directly comparable GAAP measure, net income (loss).

Rezolve believes that the presentation of adjusted EBITDA provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition, results of operations and the valuation of the Company.

Adjusted EBITDA is used by management to understand and track underlying earnings performance by excluding one-time and non-recurring costs. The company believe it is appropriate to exclude theses costs from Adjusted EBITDA as they relate to:

•
Investments made in the China Business;
•
Impairments of loans and accounts receivable;
•
Share based compensation related only to initial employees, consultants and related parties; and
•
Unrealized foreign exchange (gain)/loss are one-time costs.

Internally adjusted EBITDA and contribution margin by reportable segment are significant measures used by management for purposes of:

•
Supplementing the financial results and forecasts reported to the Company’s board of directors;
•
Evaluating the operating performance of which includes direct and incrementally controllable revenue and costs of operations but excludes items considered by management to be non-cash or non-operating; and
•
Establishing internal operating budgets and target.

Expenses

•
Business development expenses reflect the costs incurred by Rezolve Limited in funding our platform activities in China in 2023 and are recorded within General and Administrative expenses.

The table below provides a reconciliation of our net income (loss) to Adjusted EBITDA:

	Six Months Ended June 30,
	2024	2023
Net income (loss)	$(12,842,446)	$(17,276,072)
Add (subtract)
Interest expense	3,009,002	3,054,946
Provision for income tax expense (benefit)	59,870	63,408
Depreciation and amortization	120,841	121,571
EBITDA	$(9,652,733)	$(14,036,147)
Add (subtract)
Unrealized foreign exchange (gain) loss	108,224	327,383
Impairment of prepayments and other current assets	—	785,000
Business development expenses	—	570,731
Employee and Other Share-based compensation	4,043,184	4,880,389
Adjusted EBITDA .	$(5,501,325)	$(7,472,644)

Total Number of Merchants

In the future, we believe that the size of our merchant base will be an indicator of our market penetration and that the number of merchants that we transact with within a period will be an indicator of the growth of our business. We expect to calculate the number of merchants for each period as the total number of separate merchants we transacted with during the period.

Employee share based compensation

Employee shares have significant restrictions including management’s and or the board’s rights to cancel the shares any time, restrictions on right to transfer, to vote and cumulative dividends. Considering the restrictions imposed on these shares, these shares are considered to be ungranted to the employees. Management expects to amend the articles of incorporation of the Company to remove these restrictions prior to the completion of the Demerger. After removal of such restrictions, it is expected that the employee shares will trigger a “grant date” as defined in ASC 718 and be fully vested. If such restrictions had been removed as at June 30, 2024 the Company estimates the total share-based payment expense to have been recognized immediately for the grant of 58,315,800 employee shares to be $13,995,792. This estimate uses a fair value per employee share of $.24 based on a recent funding of the Company at $.24 per Ordinary Share and an exercise price of £0.0001 for each employee share.

Balance Sheet Information

The following table sets forth our unrestricted cash and cash equivalents on our balance sheet and undrawn amounts under our revolving credit facility as of June 30, 2024 and June 30, 2023:

	June 30	December 31
	2024	2023
Unrestricted cash and cash equivalents	$60,298	$10,441
Available liquidity	$60,298	$10,441

Cash Flows

The following table summarizes our cash flows for the periods presented:

	Six Months Ended June 30,
	2024	2023
Net cash used in operating activities	$(4,898,451)	$(8,818,307)
Net cash used in investing activities	(1,364,375)	(112,666)
Net cash provided by financing activities	6,274,161	9,171,912
Effect of exchange rate changes on cash and cash equivalents	38,522	(159,230)
Net (decrease) increase in cash and cash equivalents	$49,857	$81,709

Operating Activities

Net cash used in operating activities was $4.9 million for the six months ended June 30, 2024, which resulted from a net loss of $12.8 million from operating activities, adjusted for non-cash items such as share based compensation of $4.0 million, interest expense of $3.0 million, unrealized foreign exchange losses of $0.1m and of changes in working capital of $0.7 million primarily due to an increase in trade and other payables.

Financing Activities

Net cash provided by financing activities of $6.3 million for the six months ended June 30, 2024 was due to proceeds from rights issues of $1.4 million, $0.4 million of short term loans and $4.3 million from convertible loans.

Debt Obligations

Unsecured interest free loan taken from DBLP Sea Cow Ltd of $860,778 consists of $447,067 loan repayable on demand and DBLP Sea Cow Ltd is owed $413,711 for amounts to be re-imbursed for expenses incurred on behalf of Rezolve at June 30, 2024 (December 31, 2023, $191,405). DBLP is a company incorporated in the Seychelles and is wholly legally owned by Daniel Wagner and beneficially owned by John Wagner, there are no formal loan documents in place and no interest is payable.

The Company entered into a promissory note (“the promissory note”) agreement with an investor in the amount of $400,000. The promissory note bears a borrowing fee of $100,000 and matures on November 1st, 2024. The borrowing fee has been recognized in interest expense over the term of the loan using the effective interest rate method. As at June 30th 2024, $37,956 of borrowing fees have been recognized.

As at June 30, 2024 the Company had Convertible Loans of $38,473,892, plus a Convertible promissory notes of $5,395,702, comprising of a Convertible promissory note of $2,508,685and a Promissory loan note of $2,887,017. Further details of the Yorkville Convertible Promissory Note and Capital Commitment, the Convertible Secured Loan Notes and the Other Convertible Promissory Notes and Warrants can be found later in the Management’s discussion and analysis of financial discussion condition and results of operation.

Off-Balance Sheet Arrangements

As of December 31, 2022, we did not have any significant off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies and Estimates

The Rezolve Financial Statements are prepared in conformity with U.S. generally accepted accounting principles. In preparing the Rezolve Financial Statements, we make assumptions, judgments and estimates that can have a significant impact on amounts reported in the Rezolve Financial Statements. We base our assumptions, judgments and estimates on historical experience and various other factors that we believe to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. We regularly reevaluate our assumptions, judgments and estimates. Our significant accounting policies are described in Note 2, “Basis of presentation and summary of significant accounting policies” in the Notes to the Rezolve Financial Statements included elsewhere in this prospectus. We believe that the following critical accounting policies affect the more significant judgments and estimates used in the preparation of the Rezolve Financial Statements.

The carve-out consolidated financial statements of Rezolve AI Limited and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States (the “Carve-out Consolidated Financial Statements”). The Carve-out Consolidated Financial Statements have been prepared using the United States Dollar as the reporting currency.

The Carve-out Consolidated Financial Statements include the financial statements of Rezolve AI Limited, Rezolve Limited, its consolidated subsidiaries and any variable interest entity in which we are the primary beneficiary, with the exception of the subsidiaries Rezolve Information Technology (Shanghai) Co., Ltd. (“Rezolve China”) and Rezolve China’s subsidiary Nine Stone (Shanghai) Ltd (“Nine Stone”) (collectively, the “China Business”).

In response to the lack of available audit evidence from counterparties to complete audit procedures related to the operations of Rezolve Shanghai, the Company’s directors approved a plan to abandon its operations in China completely on January 3, 2023. Subsequently, on January 5, 2023, the Company’s directors approved an application to the United Kingdom (the “UK”) tax authorities requesting tax clearance for a solvent demerger (the “Demerger”) of the Company under section 110 of the UK Insolvency Act, 1986 which clearance was subsequently granted. The Demerger involves establishing a new holding company, Rezolve AI Limited (“Rezolve AI”), which will acquire specified assets of Rezolve Limited and issue shares for distribution to the existing shareholders in Rezolve Limited in a tax-efficient manner. Assets relevant to the simplified structure in the Company will be segregated and transferred to Rezolve AI. The assets related to the Chinese business which include Rezolve Information Technology (Shanghai) Co. Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd will not be transferred to Rezolve AI. Rezolve AI will end up with the same business as the existing Rezolve Limited but without the Chinese business. If a contract is not assignable it will have to be novated from Rezolve Limited to Rezolve AI. It is anticipated that the Demerger will be completed before the completion of the business combination with Armada, which will be effected with Rezolve AI instead of Rezolve Limited. The listed company will consist of Rezolve AI and its subsidiaries, which will legally not include Rezolve Shanghai directly or indirectly.

These Carve-out Consolidated Financial Statements have been prepared on the basis that the Demerger was completed retrospectively on December 31, 2020, and thus reflects the predecessor company prior to completion of the Demerger. They are prepared on a carve-out basis. Investments made in the China Business by Rezolve Limited in the People’s Republic of China for the years ending December 31, 2022 and 2021 have been presented as “Business development expenses” in the Company’s Consolidated Statement of Operations in accordance with Staff Accounting Bulletin Topic 1-B1, Costs reflected in historical financial statements.

Revenue from Contracts with Customers

Under ASC 606, the Company determines revenue recognition through the following steps:

•
Identifying the contract, or contracts, with the customer;
•
Identifying the performance obligations in the contract;
•
Determining the transaction price;
•
Allocating the transaction price to performance obligations in the contract; and
•
Recognizing revenue when, or as, the Company satisfies performance obligations by transferring the promised goods or services.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position, results of operations or cash flows is disclosed in Note 2.6 to the Rezolve Financial Statements included elsewhere in this filing.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

We have no interest rate risk, as the interest rate on our senior secured convertible loan notes is fixed, and the accrued interest converts into ordinary shares upon completion of a listing on a recognized stock exchange and the other loans are either convertible or have a fixed interest rate. The Convertible secured loan notes are reported as debt under troubled debt restructuring. Further details of the Yorkville Convertible Promissory Note and Capital Commitment, the Convertible Secured Loan Notes and the Other Convertible Promissory Notes and Warrants can be found later in the Management’s discussion and analysis of financial discussion condition and results of operation.

Foreign Currency Risk

All of our revenue is denominated in the Euro (“EUR”) since our sales are primarily in Spain. Based upon our level of operations for the year ended December 31, 2023, a sensitivity analysis shows that a 10% appreciation or depreciation in the EUR against the dollar would have increased or decreased, respectively, our revenue for the six months ended June 30, 2024 and 2023 by approximately $0.01 million and $0.01 million respectively.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

Credit Risk

Cash and cash equivalents, other receivables, and accounts receivable are potentially subject to credit risk concentration. We have not experienced any material losses related to these concentrations during the years presented. We are in the process of spreading deposit risk across a number of financial institutions rated AA+ or AAA.

Liquidity and Capital Resources

Management has assessed whether they believe there are events or conditions that give rise to doubt the ability of the Company to continue as a going concern for a period of twelve months after the preparation of the condensed interim carve-out consolidated financial statements. The assessment includes knowledge of the Company’s subsequent financial position, the estimated economic outlook and identified risks and uncertainties in relation.

As a result of our losses and our projected cash needs combined with our current liquidity level, the Company’s ability to continue as a going concern is contingent upon successful execution of management’s intended plan over the next twelve months to improve the Company’s liquidity and profitability, which includes, without limitation:

•
Seeking additional capital through the issuance of debtor equity securities.
•
Generating revenue by execution of successful trials and long-term partner arrangements.
•
Reducing expenses by taking restructuring actions and reducing the number of employees and consultants.
•
Limiting capital expenditures.

In 2024 we financed our operations in large part with cash flows from financing activities through cash proceeds from issuance of convertible and short term-debt and a rights issue.

Yorkville Convertible Promissory Note and Capital Commitment

On February 23, 2023, Rezolve Limited executed the YA Agreement, which was amended and restated on February 2, 2024. With effect from the completion of the Pre-Closing Demerger, the rights and obligations of Rezolve Limited under the YA Agreement were novated to Rezolve AI Limited.

Under the YA Agreement, YA subscribed for the YA Note in consideration for an advance by YA to Rezolve Limited of an amount equal to 80% of the total principal amount. The YA Note was issued on February 2, 2024 pursuant to the terms of the YA Note Instrument. With effect from the completion of the Pre-Closing Demerger, the rights and obligations of Rezolve Limited under the YA Note Instrument were novated to Rezolve AI Limited. Pursuant to the YA Note Instrument, the YA Note will mature on December 31, 2024 (or as extended at the option of the noteholder) unless an event of default occurs that triggers an acceleration of the repayment obligation, and bears interest of 10% per annum (save where an event of default has occurred and is continuing, an 18% interest rate will apply). The YA Note is freely transferrable in whole or in part, subject to the terms of the YA Note Instrument.

On September 6, 2024, YA and Rezolve executed the Second A&R YA Agreement to incorporate an additional prepaid advance arrangement pursuant to which YA committed to provide Rezolve with prepaid advances in an aggregate original principal amount of an additional Seven Million Five Hundred Thousand Dollars ($7,500,000), which will be in three tranches, with the first tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded in connection with the Additional YA Note, the second tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded in connection with the Additional YA Note, and the third tranche in an original principal amount of Two Million Five Hundred

Thousand Dollars ($2,500,000) to be funded upon the effectiveness of this Registration Statement. The Second A&R YA Agreement superseded the YA Agreement.

In connection with the execution of the Second A&R YA Agreement, YA and Rezolve also entered into a second amendment to convertible promissory note and acknowledgement (the “YA Note Amendment” and the YA Note, as amended by the YA Note Amendment, the “Amended YA Note”) whereby certain terms of the YA Note were amended. In particular, the YA Note Amendment extended the Maturity Date of the YA Note to September 11, 2025, provides that for purposes of determining the Triggered Principal Amount, the term “Other Notes” will not include the additional promissory notes issuable pursuant to the Second A&R YA Agreement, and reduced the floor price to $0.25 per share.

Also in connection with the Second A&R YA Agreement, on September 9, 2024, Rezolve issued the Additional YA Note to YA in the principal amount of $5,000,000 reflecting the first and second tranche of the prepaid advances. The Additional YA Note was issued at a 5% issue discount. Upon the funding of the third tranche of the prepaid advance, Rezolve will issue YA a promissory note in the principal amount of $2,500,000 with the same terms as the Additional YA Note. The Additional YA Note bears interest at an annual rate of 10% of the outstanding principal balance of the Note, which such rate will increase to 18% in the Event of Default (as defined in the Additional YA Note) and matures on September 11, 2025. If, at any time after September 9, 2024, and from time to time thereafter, a Trigger Event (as defined in the Additional YA Note) occurs, then Rezolve shall make monthly payments by the 7th trading day after the Trigger Date (as defined in the Additional YA Note) and continuing on the same day of each successive month. Each monthly payment shall be in an amount equal to the sum of (i) $1,875,000 of the principal amount outstanding in the aggregate among the Additional YA Note and any other notes outstanding (or the outstanding principal of the Note if less than such amount) (the “Triggered Principal Amount”), plus (ii) 10% of the premium amount being paid in respect of such Triggered Principal Amount, plus (iii) accrued and unpaid interest under the Additional YA Note as of each payment date.

The Amended YA Note and Additional YA Note (together, the “YA Notes”) are convertible into Ordinary Shares. The noteholder may elect to convert all or part of the YA Notes into ordinary shares in Rezolve AI Limited at the “Conversion Price” (being the lower of (i) $10 per share (the “Fixed Price”) or (ii) 90% of the lowest daily VWAP during the ten (10) consecutive trading days immediately preceding the conversion date or other later date of determination (the “YA Variable Price”) but which YA Variable Price shall not be lower than the “YA Floor Price” (being $0.25 per share unless reduced by Rezolve) then in effect), however subject to the conversion limitations whereby (i) the noteholder shall not be able to convert any portion of the YA Notes to the extent that after conversion the noteholder (together with any affiliates) would beneficially own in excess of 4.99% of the number of outstanding ordinary shares in Rezolve AI Limited (such prohibition on conversion being capable of waiver by the noteholder with not less than 65 days priors notice), and/or (ii) the issue of ordinary shares upon conversion would (together with any other issuances in accordance with the terms of the YA Agreement or any other related transactions) exceed the number of Ordinary Shares that Rezolve AI Limited may issue in a transaction in compliance with its obligations under rules or regulations of Nasdaq (the “YA Exchange Cap”) (unless Rezolve AI Limited shareholders have approved such issuances, or if Rezolve AI Limited is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635).

Rezolve has the right to redeem early a portion or all amounts outstanding pursuant to a Redemption Notice, provided that on the date of the Redemption Notice the VWAP of the Ordinary Shares is less than the Fixed Price. Upon such early redemption of any of the YA Notes, and in addition to the principal and interest outstanding, a redemption premium of 10% of the principal amount being redeemed is payable to the noteholder. Upon receipt of a Redemption Notice, the noteholder shall have 10 trading days to elect to convert all or any portion of the applicable YA Note.

If a “YA Trigger Event” occurs (being where (i) the daily VWAP is less than the YA Floor Price for five (5) trading days during a period of seven (7) consecutive trading days (the “YA Floor Price Trigger”), or (ii) Rezolve AI Limited has issued in excess of 99% of the Ordinary Shares available under the YA Exchange Cap unless Rezolve AI Limited shareholders have approved such issuances, or if Rezolve AI Limited is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635) (the “YA Exchange Cap Trigger”)), then Rezolve AI Limited shall make monthly payments equal to the sum of $1,875,000 per month among the YA Notes and any additional notes issued pursuant to the Second A&R YA Agreement (or, if lesser, the then-outstanding principal of the YA Notes), or plus a payment premium of 10% of the principal amount being paid, plus any accrued and unpaid interest as of each payment date, with such monthly payment obligation to cease if any time after the date of a YA Trigger Event, (i) in the event of a YA Floor Price Trigger, the daily VWAP is greater than 110% of the YA Floor Price for any 5 of 7 consecutive trading days, or the date Rezolve AI Limited reduces the YA Floor Price (in accordance with its rights to do so under the YA Notes), or (ii) in the event of an YA Exchange Cap Trigger, the date Rezolve AI Limited has obtained stockholder approval to increase the number of ordinary shares under the YA Exchange Cap (or if the YA Exchange Cap no longer applies), unless a subsequent YA Trigger Event occurs.

The YA Notes have certain rights and obligations under an Intercreditor Agreement entered into between Rezolve Limited, Rezolve AI Limited, YA, Apeiron Investment Group Ltd, and GLAS Trust Corporation Limited as security trustee for Apeiron

Investment Group Ltd (“Intercreditor Agreement”), under which YA shall share recoveries (in accordance with the terms of the Intercreditor Agreement) enforced under the various debentures granted by Rezolve Limited in favour of Apeiron Investment Group Ltd, by Rezolve Limited in favour of GLAS Trust Corporation Limited, and by Rezolve AI Limited in favour of GLAS Trust Corporation Limited. Further, a global guaranty agreement was entered into by Rezolve’s subsidiaries in favour of YA pursuant to which the subsidiaries guaranty all of Rezolve’s obligations under the Second A&R YA Agreement, the YA Notes and all other ancillary instruments and agreements.

Under the Second A&R YA Agreement, YA will also provide Rezolve with up to $250 million in equity capital for a 36-month term following the 6th trading day following the closing date of the Business Combination (or August 23, 2024). Rezolve will not be obligated to draw the full $250 million but can do so in part or in whole at its discretion, provided that (i) no balance is outstanding under the YA Note, or if there is any balance outstanding, a YA Trigger Event has occurred, and (ii) Rezolve cannot call for more in any one advance notice than the daily-traded amount of Ordinary Shares during the three consecutive trading days immediately before the date of an advance notice or, if more, 2,000,000 Ordinary Shares (as determined after the Pre-Closing Demerger and Closing), provided that YA will not be obliged to acquire Ordinary Shares which would take its holding to over 4.99% of the outstanding voting power on all Ordinary Shares nor so that it would result in the issuance of in excess of 19.9% of the outstanding Ordinary Shares at the date of the equity purchase agreement subject to certain exceptions. Where there are outstanding amounts owing under the YA Note and a YA Trigger Event has occurred (and Rezolve’s obligation to make monthly payments under the YA Note as a result of the YA Trigger Event has not ceased), Rezolve may submit an advance notice to YA provided that the satisfaction of such amounts owed to Rezolve (under the advance notice) is by offsetting against the amount outstanding under the YA Note. The purchase price for YA is 97% of the Market Price, which is defined as the lowest of the daily VWAPs of the Ordinary Shares during the three consecutive days following the delivery of an advance notice by Rezolve to YA. The Company will pay a commitment fee in the amount equal to 1.25% of the commitment amount (the "Commitment Fee"), which the Company shall pay in cash by wire transfer to YA on or before the 12-month anniversary of the closing of the Business Combination. YA shall reduce by half any amount due to Rezolve under an advance notice by offsetting such amount against the outstanding amount of the Commitment Fee.

Under the Second A&R YA Agreement and in addition to Rezolve’s entitlement to draw down on YA’s commitment, for so long as there is an outstanding balance under the YA Note, YA is entitled to require Rezolve to issue Ordinary Shares to YA (via the deemed delivery to YA of an Advance Notice) provided that any one deemed advance notice cannot call for more than the balance owed under the YA Note nor for more than the daily-traded amount of Ordinary Shares during the three consecutive trading days immediately before the date of a deemed Advance Notice or, if more, 2,000,000 Ordinary Shares (as determined after the Pre-Closing Demerger and Closing). The purchase price for YA in respect of a deemed advance notice shall be equal to the Conversion Price in effect on the date of the deemed advance notice, and YA shall pay the purchase price by offsetting such amount against an equal amount outstanding under the YA Note.

During the period commencing the Effective Date (the sixth trading day following the closing of the Business Combination, or August 23, 2024) and ending on the termination of the Second A&R YA Agreement (which unless terminated earlier the Second A&R YA Agreement shall terminate no later than 36 months after the Effective Date or if the YA Note remains outstanding, the date that the YA Note has been repaid), the proceeds from YA under the Second A&R YA Agreement (including YA’s subscription for the YA Note) shall be used by Rezolve in the manner as set forth in the registration statement of which this prospectus forms a part (and any post-effective amendments) for the registration and resale by YA of Ordinary Shares acquired under the Second A&R YA Agreement and any prospectus (including any prospectus supplement) used by Rezolve in connection with a registration statement, and such proceeds shall not be used to repay any advances or loans to any executives, directors, or employees of Rezolve AI Limited or any subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of Rezolve AI Limited or any subsidiary.

Convertible Secured Loan Notes

In connection with the Business Combination Agreement, on December 16, 2021, Rezolve Limited entered into the Loan Note Instrument and currently is in respect of an aggregate amount of $49,892,080 Convertible Notes. Upon the closing of the Pre-Closing Demerger, the Loan Note Instrument was novated to Rezolve and is secured by a debenture over the assets of Rezolve. As of the date hereof, Rezolve is in respect of an aggregate amount of $49,892,080 Convertible Notes, all of which are in issue. The principal and interest on the Convertible Notes is convertible into Ordinary Shares at a 30% discount to the equity value of such Ordinary Shares if less at any of the quarterly VWAPs for the four immediately preceding quarterly reset dates as selected by the noteholder. The Convertible Notes will mature on the date that is three years from the Closing, bear interest of 7.5% (save when an event of default has occurred and is continuing, an additional 10% interest rate will apply) and are redeemable by the noteholder on certain events, including, without limitation, the failure of Rezolve to pay any amount due thereunder when due.

The Convertible Notes are redeemable by the noteholders in certain events, including, without limitation, the failure of Rezolve to pay any amount due thereunder when due.

Rezolve may, at any time up to and including 31 December 2024, irrevocably offer to redeem all, but not some only, of a noteholder’s Convertible Notes (including accrued interest thereon) in cash at a price equal to the sum of (i) the product of (x) 2 and (y) the then outstanding aggregate principal amount in respect of such notes and (ii) accrued and unpaid interest on the relevant notes.

Under the terms of the Loan Note Instrument, Rezolve has given certain covenants to the noteholders which remain in force while the Convertible Notes are outstanding, including that (i) Rezolve and its subsidiaries shall not incur any indebtedness that would rank pari passu or senior to the Convertible Notes without the prior consent of the Noteholder Majority and in each case such indebtedness shall be subject to an intercreditor agreement on terms satisfactory to the Noteholder Majority; and (ii) for so long as one or more of Apeiron Investment Group Ltd, Bradley Wickens and any of their respective affiliates (including any other person with the prior written consent of Rezolve, not to be unreasonably withheld, delayed or conditioned) holds at least $20,000,000 in aggregate of the principal amount of the Convertible Notes from time to time, Rezolve and its subsidiaries shall not enter into any Extraordinary Transactions without the prior consent of a Noteholder Majority.

The Convertible Notes will not be registered under the Securities Act and have been issued in reliance on the exemption from registration requirements thereof provided by Regulation S promulgated thereunder as a transaction solely to non-US persons (as defined in Regulation S).

Rezolve has agreed that, within forty five (45) days from the date of listing on Nasdaq (the “Registration Deadline”), it will file with the SEC a registration statement (the “Registration Statement”) registering the resale of the Registrable Securities held by any Major Investors from time to time (and shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the SEC notifies Rezolve Limited (or after the Pre-Closing Demerger, Rezolve) that it will “review” the Registration Statement) following the Registration Deadline.

Rezolve has agreed to cause such Registration Statement, or another shelf registration statement that includes the Registrable Securities to remain effective until the earlier of (i) the date on which each Major Investor and its affiliates cease to hold any Registrable Securities or (ii) on the first date on which each Major Investor and its affiliates are able to sell all of their Registrable Securities under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold. Prior to the effective date of the Registration Statement, Rezolve will use commercially reasonable efforts to qualify the Registrable Securities for listing on the applicable stock exchange.

If the SEC prevents Rezolve from including any or all of the Registrable Securities proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Rezolve securities by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Rezolve securities which is equal to the maximum number of Rezolve securities as is permitted by the SEC and (ii) the number of Rezolve securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. “Major Investor” means any noteholder that, individually or together with such noteholder’s affiliates, holds at least $5,000,000 in aggregate principal amount of Convertible Notes or at least 5,000,000 Ordinary Shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

In March 2023, the Company obtained two unsecured convertible loans from a related party (Igor Lychagov) consisting of $2,000,000 and €2,000,000. Each loan bears a borrowing fee of $660,000 and €660,000, respectively, which has been recorded in interest expense in the year ended December 31, 2023. The loans were due to mature on July 31, 2023 or at the option of the investor, can be converted into ordinary shares of the Company including the accrued borrowing fees at a conversion rate of 0.50 to the Company’s share price at listing after completing any reorganization. The loans were not repaid by the maturity date at which until further terms and conditions are negotiated such as extended repayment terms or conversion into ordinary shares of the Company, the Company was in default of the two unsecured convertible loans and the loans remained repayable on demand at December 31, 2023. On January 26, 2024, the two unsecured convertible loans were added to the Company’s senior secured convertible notes. The loan principal and accrued borrowing fees were rounded to a sum of $8,000,000. The key terms of the loan amendment include that of the senior secured convertible notes, as noted below.

The maturity date was extended to three years from the date of an IPO or Business Combination, or December 31, 2024 if an IPO or Business Combination with a publicly listed company has not yet occurred by December 31, 2024. The interest rate was reduced to 7.5% per annum from the date that the amendment was executed. Conversion into ordinary shares of the Company is at the option of the investor from any date of an IPO or Business Combination with a publicly listed company. The conversion price has been amended to the lesser of 1) 70% of the price per share implied in connection with an IPO or Business Combination with a publicly listed company and 2) any of the quarterly VWAPs for the four immediately preceding quarterly reset dates as selected by the noteholder after the date of an IPO or Business Combination with a publicly listed company and prior to the maturity date.

As a result of the loan amendment and addition to the Company’s senior secured convertible notes, the default was remediated.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price at which an asset could be exchanged or a liability transferred in an orderly transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.

The Company reports all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

Fair value measurement at reporting date:

Description	Level 1	Level 2	Level 3
June 30, 2024
Fair value on recurring basis
(1) Share-based payment liability	—	—	$1,383,298
December 31, 2023
Fair value on recurring basis
(1) Share-based payment liability	—	—	$1,311,028

(1)
The fair value of the share-based payment liability was valued using a discounted cash flow method using a risk adjusted discount rate of 10.8%.

The carrying amount of the Company’s cash, accounts receivable, accounts payable and accrued expenses approximated their fair values due to their short term to maturity.

Other Convertible Promissory Notes and Warrants

In February 2024, certain persons (including Apeiron Investment Group Ltd and certain related parties of Rezolve) entered into Subscription Agreements to subscribe for the Promissory Notes with a total principal amount of $2,877,319 in consideration for an advance by each subscriber to Rezolve Limited of the Net Investment Amount.

The Promissory Notes were issued during the course of February, 2024, pursuant to the terms of the Promissory Note Instruments.

With effect from the completion of the Pre-Closing Demerger, the rights and obligations of Rezolve Limited under the Subscription Agreements and the Promissory Note Instruments were novated to Rezolve AI Limited.

Pursuant to the Promissory Note Instruments, the Promissory Notes will mature on the date falling 6 months from the date of their issue (or as extended at the option of the noteholder) unless an event of default occurs that triggers an acceleration of the repayment obligation, and bears interest of 10% per annum (save where an event of default has occurred and is continuing, an 18% interest rate will apply). The Promissory Notes are freely transferrable in whole or in part, subject to the terms of the Promissory Notes Instrument.

The Promissory Notes are convertible into ordinary shares in Rezolve AI Limited. The noteholders may elect to convert all or part of the amount outstanding under their Promissory Note into ordinary shares at the Conversion Price, however subject to the conversion limitation whereby the issue of Ordinary Shares upon conversion would not exceed the Exchange Cap (unless Rezolve shareholders have approved such issuances, or if Rezolve is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635).

Rezolve has the right to redeem early a portion or all amounts outstanding under the Promissory Notes pursuant to a Redemption Notice, provided that on the date of the Redemption Notice the VWAP of the ordinary shares in Rezolve AI Limited is less than the Promissory Note Conversion Fixed Price. Upon such early redemption of a Promissory Note, and in addition to the principal and interest outstanding, a redemption premium of 10% of the principal amount being redeemed is payable to the noteholder. Upon receipt of a Redemption Notice, the noteholder shall have 10 trading days to elect to convert all or any portion of the Promissory Note.

Following the public listing of the ordinary shares in Rezolve AI Limited, if a “Promissory Note Trigger Event” occurs (being where (i) the daily VWAP is less than the Floor Price for five (5) trading days during a period of seven (7) consecutive trading days (the “Promissory Note Floor Price Trigger”), or (ii) Rezolve AI Limited has issued in excess of 99% of the ordinary shares available under the Exchange Cap unless Rezolve AI Limited shareholders have approved such issuances, or if Rezolve AI Limited is permitted to follow (and has elected to do so) its home country practices instead of the stockholder approval requirements of Nasdaq Rule 5635) (the “Promissory Note Exchange Cap Trigger”)), then Rezolve AI Limited shall make monthly payments equal to 25% of the original principal of such Promissory Note per month (or, if lesser, the then outstanding principal of the Promissory Note) plus a payment premium of 10% of the principal amount being paid, plus any accrued and unpaid interest as of each payment date, with such monthly payment obligation to cease if any time after the date of a Promissory Note Trigger Event, (i) in the event of a Promissory Note Floor Price Trigger, the daily VWAP is greater than 110% of the Floor Price for any 5 of 7 consecutive trading days, or the date Rezolve AI Limited reduces the Floor Price (in accordance with its rights to do so under the Promissory Note Instruments), or (ii) in the event of an Exchange Cap Trigger, the date Rezolve AI Limited has obtained stockholder approval to increase the number of ordinary shares under the Exchange Cap (or if the Exchange Cap no longer applies), unless a subsequent Promissory Note Trigger Event occurs.

Pursuant to the Subscription Agreements, each subscriber was granted freely transferrable warrants by Rezolve upon completion of the Business Combination, with the warrant subscription value for each subscriber to be two (2) times the Net Investment Amount. The warrants shall confer the right to each warrant holder to subscribe for Ordinary Shares at the exercise price of $8.00 per share (which may be adjusted upon an alteration of Rezolve’s share capital), and which may be exercised until the Expiry Date. If before the Expiry Date it comes to the attention of Rezolve of an Exercise Event, it shall give notice to each warrant holder to allow such holder to exercise their warrants (on condition that such notified Exercise Event does occur within 14 days of the notice), and if such Exercise Event does occur then any unexercised warrants shall lapse.

Rezolve may (and shall on the written request by warrant holders holding at least one-fifth of the warrants then outstanding) convene a meeting of warrant holders, and such meeting shall have power to sanction any modification or compromise in respect of rights of the warrant holders including any provisions of the warrant instrument, and to appoint any person as agent to represent the interests of warrant holders.

BUSINESS OF REZOLVE

Shareholders should read this section in conjunction with the more detailed information about Rezolve contained in this prospectus, including the Financial Statements and the other information appearing in the section entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operations.” In this section, references to “we,” “us,” the “Company,” “Rezolve” and “our” are intended to refer to Rezolve Limited and its subsidiaries prior to the Pre-Closing Demerger, and to Rezolve AI Limited and its subsidiaries following the Pre-Closing Demerger, unless the context clearly indicates otherwise.

Overview

We are recognized3 to stand at the vanguard of the mobile commerce industry, providing an engagement platform, powered by cutting-edge artificial intelligence and machine learning. This platform empowers retailers, brands, and manufacturers to create robust, dynamic connections with consumers, transcending barriers of location and device, whether they are mobile or desktop. Harnessing the potential of AI, our platform fosters unprecedented mobile engagement, aiding businesses in their quest to reach their consumers in innovative ways. By leveraging the capabilities of mobile devices and personal computers—from cameras and microphones to location services and wireless connectivity—we bring the commercial experience directly into consumers’ hands. The hallmark of our platform is the integration of AI-driven systems, which simplify and enhance the purchasing process. Our technology enables merchants to understand their customers intent, provide the most relevant and helpful information to assist with their product selection and then enables them to complete transactions, access information, or contribute donations with a single tap on their device screen, depending on the context. This streamlined, seamless interaction, facilitated by the power of artificial intelligence, ensures an effortless and intuitive consumer experience. Since, the launch of our pilot platform, we believe we have harnessed the transformative potential of artificial intelligence, redefining the landscape of mobile commerce and engagement. As we continue to innovate, we remain committed to driving forward the digital commerce industry, shaping a future where technology and commerce intersect seamlessly for the benefit of both businesses and consumers.

Our platform allows for mobile engagement with merchants using our software to extend their business to consumers’ mobile devices and computers in innovative ways. By using a mobile device’s camera, microphone, location awareness, Bluetooth or Wi-Fi capabilities, our platform enables a user to make purchases, request information or make donations with only one tap on their screen, in certain circumstances. We deployed our pilot platform (which was developed prior to the Pre-Closing Demerger) in 2017.

Consumers and merchants expect to be able to transact anywhere, anytime, in a simple, seamless and secure way. We built our platform to address these challenges while simplifying complex processes. Merchants can deploy Rezolve technology quickly and easily and consumers can interact with most Rezolve capabilities intuitively. For example, our platform prompts a consumer’s device to react to certain triggers such as location, audio, images, beacons, touch or QR codes. These triggers result in various instant transaction events, ranging from checkout to e-ticketing to engagement events such as requesting a brochure or booking an appointment. Merchants can utilize our solution to enable consumers to immediately engage via a web-based dashboard which facilitates instant transactions via social media and other digital channels, and for enhanced capabilities, merchants can easily integrate our technology with their mobile applications, which requires minimal time and training.

We provide an actionable platform for merchants that utilizes proprietary technology to engage directly with consumers. Our platform is able to manage large spikes in traffic that accompany events such as new offering releases, holiday shopping seasons and flash sales, and has been benchmarked to process at least 10,000 concurrent requests per second based on results from platform load testing. This capacity enables our merchants and brands on our platform to continuously engage with consumers in real time, gathering valuable engagement data. Our platform can scale to meet the needs of large merchants, and we focus on selling to merchants regardless of size, including small and medium-sized businesses, or SMBs.

Our enterprise SaaS commerce platform has a global reach, including in our key geographies: India, the U.S., Latin America, and Europe. We believe that there are significant geographies and distribution and consumer-facing networks, which we refer to as our Channels, to expand as we establish new strategic alliances in new geographies.

3 Please see Rezolve Press Release dated July 25, 2023, available at https://www.rezolve.com/investors/britainsbrain-heralds-new-era-of-commerce-enabled-ai/

We expect to commercialize the Rezolve platform in quarter 4 of 2024, initially in South America with Grupo Carso. Revenues from Brain are also forecast to begin in Q4 2024, increasing significantly in 2025. We also expect to generate revenues in Q4 2024 in Europe, South America and the Middle East. North American revenues are forecast in Q1 2025. We expect revenues to increase in Q4 2024 through our signed partner agreements with Adobe, ACI, Haendlerbund, Epages, JTL, Oxid and Chatwerk and others by marketing our products to their customer base and are in discussions with significant new partners in markets around the world. For additional information regarding the partner agreements, see “—Partner Agreements”

Our total revenues were $0.1 million and $0.1 million, for the years ended December 31, 2022 and 2023, respectively. We had net losses of $110.7 million and $31.7 million inclusive of non-cash items representing $10.2m and $28.6m, respectively for the years ended December 31, 2022 and 2023, respectively. We currently generate our revenue from Transaction fees based on sales of ticketing for La Liga football events in Spain.

Recent Developments

On July 25, 2023, Rezolve announced the introduction of two new offerings: (1) myBrain, Rezolve’s offering to individual users; and (2) Brain, Rezolve’s offering to businesses using AI and GPT technologies, with Brain offered in the following geographies: (a) Latin America, (b) Europe, (c) Asia and (d) North America. As a result, Rezolve’s business model is transitioning from a transaction-based revenue model, whereby fees would be earned by Rezolve based upon the level of engagement using Rezolve’s offerings, towards a subscription-based model of the Rezolve platform in which subscribers to Rezolve’s Brain offering would be entitled to use Rezolve’s other offerings, including Geozone, audio triggers, watermarks, Instant Act and Instant Buy, inclusive of a set amount of anticipated transactions which would be reviewed with customers annually (or half yearly). Rezolve’s myBrain and Brain offerings are discussed in further detail in this Section captioned “—Business of Rezolve Limited.”

Industry Overview and Trends

The global proliferation of mobile devices has fundamentally altered the way in which consumers engage with brands and retailers. As of December 31, 2021, there were approximately 5.48 billion unique mobile phone users globally, representing approximately two-thirds of the entire worldwide population. Approximately 92% of these unique mobile users are estimated to have smart phones with internet connectivity. The number of unique mobile phone users with internet connectivity globally has tripled since December 2012.

This massive shift towards a global, mobile economy caused important paradigm shifts with regard to merchant strategy and consumer decision making. In conjunction with the trend of mobile proliferation, consumers tended to interact with merchants primarily through expensive third-party facilitators resulting in both limited consumer engagement and eroded profit margins for merchants. Regardless of the interaction, consumers prioritize seamless buying interactions and omnichannel purchasing experiences.

Merchants prefer direct interactions with consumers to build relationships and better understand consumer purchasing trends; historically, merchants have struggled with meeting consumer needs while managing costs and addressing technical challenges.

Consumers Are Increasingly Engaging Through Digital Channels

Globally, mobile commerce sales during the year ended December 31, 2021 were expected to exceed $3.5 trillion, representing 73% of all e-commerce sales. How consumers discover, learn about and ultimately purchase products has transformed and continues to evolve as technology improves. A consumer may discover a product on social media, learn more about the product through reviews and blogs, physically see the product at a nearby brick-and-mortar store, assess price comparisons of the product using a mobile phone, and ultimately purchase the product from a different merchant.

Given heightened access to information and data concern for rising inflation, consumers have become increasingly focused and educated on both products and pricing. For example, according to a March 2023 report by INMAR Intelligence, 52% of shoppers find grocery purchase inspiration on social media, almost matching in-store display inspiration at 54%. Consumers have more choices than ever before with regard to what they buy and who they buy from, which has set an extremely high bar for consumer expectations and merchant standards. We believe consumers want an experience and product that allows them to express their own unique personalities, styles and interests. Good consumer experiences drive consumer loyalty and attract new consumers through word of mouth and online reviews. A disappointing consumer experience may result in the permanent loss of customers and irreparable damage to the merchant’s reputation on social media.

While the growth in digital consumption has increasingly become mainstream for shopping, it has not completely replaced traditional offline purchasing. Consumers have adopted an “Online to Offline,” or O2O model which lends itself to mobile applications. 38% of U.S shoppers start their journey on a smartphone and finish their purchase offline, according to an April 2019 report by RetailMeNot.

Merchants have Lost Connectivity to the End Consumer

We believe it is imperative for merchants to have a dynamic and comprehensive view of their customers, product, merchandising & marketing strategy and associated data. The proliferation of intermediaries has resulted in a fragmented view of customer wants and needs. For example, according to a January 2022 report, 40% of brands say offering experiential retail would be a top priority for them in the next year, but 57% of these brands say coordinating it will be a top challenge, while 55% of retailers report concerns with respect to driving in-store traffic. To help boost sales, retailers look to sell through online marketplaces such as Amazon, which as of February 2021, represented about 40% of total US retail eCommerce sales. This limited connectivity to the end-consumer puts pressure on profit margins and allows proprietary data to spread to competing platforms. At the same time, the lost interaction deprives a merchant of critical data and direct relationships that help them market to and engage with their customers.

Merchants simultaneously try to interact with consumers at a local level. According to a September 2021 report, 47% of global consumers are likely to buy from brands with a local presence; however, retailers have experienced headwinds while seeking to increase consumer retention and generate repeat traffic to their local stores. Currently, geolocation services are limited given the complicated nature of engaging with local consumers daily. Marketing to multitudes of consumers while providing a frictionless platform from outreach to engagement to eventual purchase can be highly costly and difficult to execute. Merchants therefore seek to actively engage with consumers through omnichannel experiences to maximize connectivity in a cost-efficient manner.

Consumers Expect a Seamless Interaction Between Offline and Online Channels

Consumers expect to be able to seamlessly access a merchant’s online store from their mobile device, tablet and computer, and expect the same breadth of information from online channels as they would receive in a brick-and-mortar store. A merchant’s failure to deliver on any channel can frustrate consumers and lead them to shop elsewhere. The technical requirements to deliver seamless access are complex and ever evolving. As a result, according to a September 2021 report, approximately 53% of global brands are already investing in providing an omnichannel consumer experience, seeking to eliminate friction during the purchasing process and enhance sales. SMBs are also looking to adopt omnichannel strategies but face similar issues regarding complicated data integration and continuous investment. Improving marketing and consumer engagement is important for many brands irrespective of size.

Merchants Are Struggling to Differentiate

In a world where consumers have more choices than ever, differentiating a merchant’s brand takes on increased importance. A merchant needs to stand out from the crowd. If a consumer searches a third-party marketplace or e-Commerce site and selects a merchant’s product from among thousands of search results, the consumer is more likely to remember the brand of the third-party site than the brand of the merchant. The average shopper is increasingly paying close attention to the values of consumer-goods brands.

82% of shoppers want a consumer brand’s values to align with their own, according to an April 2022 report, and 75% of shoppers reported parting ways with a brand over a conflict in values. Experiences that enable merchants to connect directly with consumers allow merchants to make a memorable impression. Globally, 60% of consumers say they will make repeat purchase at a retailer after a personalized shopping experience, according to a June 2021 report.

A merchant’s brand and personality must shine through in every interaction to help build customer loyalty. Unfortunately, merchants have difficulty in getting consistent data due to fragmented interactions with consumers resulting in difficulties in creating personalized experiences.

Complicated Experiences Result in Lost Opportunities with Consumers

Consumers expect every interaction to be quick, problem-free, intuitive and secure. Consumers will abandon a website that is not loaded quickly and are reluctant to return to a website that has trouble with performance. Consumers tend to hold merchants responsible for the entire retail experience, regardless of whether a merchant or a third party provides the platform. Consumers value their time spent on making purchases and seek to find methods to reduce that time – 76% of consumers say they shop on mobile devices because it “saves them time,” according to a July 2020 report. However, even mobile apps can be time consuming if the sale process is not simple. Merchants that are able to offer one-click engagement, are far less likely to lose the attention of the consumer in the purchasing decision. If a consumer tries to purchase a product from a brick-and-mortar store but in-store inventory is unavailable, a merchant should be able to search its dynamic inventory count and ship the product to the consumer’s home before the consumer looks elsewhere. 46% of global online shoppers confirmed inventory online before shopping offline according to a February 2019 report. In fact, retailers that implemented personalized experiences on-site or through marketing efforts resulted in a 25% sales lift, according to a June 2019 report.

Our Solution

We provide a AI- and cloud-based advertising, engagement and commerce platform designed for merchants of all sizes. We expect merchants to be able to use our software to create sales events across all of their channels—web, tablet and mobile storefronts, social media storefronts, print and radio advertising and brick-and-mortar locations. Our technology enabled on a consumer’s phone react to those triggers and provide immediate opportunities for sales interactions in any of 95 languages.

Our platform provides the following key benefits to merchants:

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eCommerce-Specific AI Platform and Suite—Brain. Rezolve’s Brain allows customers, either online or instore, to ask, via voice or text and in any of 95 languages, any question of a merchant’s product catalogue and customer support knowledge base using conversational prompts and immediately be recommended the most appropriate products and answers. They will also be able to see product comparisons, reviews, and pricing information all in one place.
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Instant Checkout. Rezolve’s Instant Checkout allows websites to convert passive browsers into actors or buyers with one click directly from the product detail pages on merchant websites. Our Instant Checkout offering includes Buy Now, our commerce solution, and Act Now, our engagement solution. This capability bypasses traditional web checkout portals, collapsing multiple clicks into one or two, allowing our merchants to enable prospective purchasers to immediately convert web and social media browsers without the need for software on consumers’ phones. For example, through Act Now, a consumer could be offered the opportunity to schedule an appointment to test drive a new car immediately upon seeing a broadcast advertisement of the car, or through Buy Now, be offered the opportunity to purchase tickets for a Broadway show that starts in 30 minutes while in close proximity to the theatre. Our solution enables merchants to exploit the moment of maximum attention at the time leading to transactions which otherwise may result in lost transactions.
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Anti-counterfeiting Solution. Our watermarking solution is based on our proprietary machine-learning technology that hides encoded images, invisible to the naked eye, onto a merchant’s products. Those images can be viewed from a phone camera to verify the authenticity of the product. This solution can be applied to color-rich images, graphical images and text. The versatility of our solution is in its ability to watermark printed content on different surfaces such as leather, plastic, and wood. These watermarks further protect a merchants’ products by including encoded messages that enhance tracking and traceability.
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Omnichannel Interactions. The Rezolve platform provides multiple opportunities for interaction. For example, triggers can include a location or GeoZone, which is a location-based marketing tool, an audio cue “watermarked” in broadcast or streaming media, a visual image cue in posters, print ads or product labels, proximity beacons, direct touch links or QR-codes. The resulting trigger can drive instant transactions on a consumer’s mobile device ranging from a product purchase, a reservation at a restaurant, an electronic ticketing for an event, or other promotional offers.

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Direct Brand Engagement. We deliver a comprehensive commerce and engagement platform that allows merchants to easily create direct engagements with consumers via their mobile phone. A merchant is able to manage user experience and encourage engagement with end-consumers based on personalized context. By incorporating Rezolve into a merchant’s application, a merchant can build brand awareness and loyalty within its customer base.
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Seamless Integration with Existing Applications. We expect the Rezolve solution to be able to be integrated with a merchant’s application and expect it to require minimal time or training to implement and use. Once our solution is integrated, merchants can easily establish geographic triggers, called GeoZones, establish watermarks in an image or audio file, or activate another mobile trigger (such as a beacon) using our SaaS platform. Our consumer-friendly application Shop Beautiful integrates seamlessly with brands helping generate immediate consumer engagement. Additionally, Rezolve’s interface is already available on a number of platforms such as Apple iOS and Google Android and is integrated with certain mobile applications available on those platforms, including WeChat. We expect that this will make it easy for both merchants and consumers to use the Rezolve platform. We expect merchants will be able to add Rezolve technology to their platforms and gain access to a self-service portal where they can manage their campaigns all on one dashboard, and consumers with access to existing and widely used mobile applications have the benefit of the Rezolve platform without additional installation.
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Actionable Analytics and Insights. With our platform, we expect merchants will be able to receive direct insights into consumer behavior that are often not shared by third-party intermediaries. For example, when consumers use a third-party service for food delivery, the third-party delivery service has access to information on the customers’ preferences on where to eat, what time they usually order food and the average amount spent per order. These are insights that merchants can use to improve their consumers’ experiences and to enhance their marketing targets. However, the third-party delivery service does not share all of this information with its merchants. Our platform aims to fix this gap in information access by equipping merchants with insights to make more informed decisions to drive further engagement and brand affinity.
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A Frictionless Consumer Experience. We expect that our platform will provide consumers with an intuitive and immediate user experience. Consumers only need a mobile phone (for Rezolve Instant Checkout, SmartLinks and SmartCodes) or a device that has an application with our technology embedded to allow consumers to interact with a trigger such as location, audio, or a beacon to transact. The consumer can also be prompted with proximity-based notifications highlighting relevant advertisements or transactions. Consumers benefit from real time awareness and engagement with relevant transactions.

We have agreements with distribution and consumer-facing networks, which we refer to as our Channels, to sign up merchants to the Rezolve platform. Our Channels also receive significant benefits from deploying our solutions to their merchant base.

Our platform provides the following key benefits to these Channels:

The Opportunity

We believe we have a significant opportunity to transform the customer engagement journey for new merchants and our Channels with targeted instant marketing and software. Our mobile commerce and engagement platform enables retailers, brands, media, and others to deliver rich and engaging mobile experiences to consumers that, in turn, increases sales for our Channels through seamless transactions.

Our enterprise SaaS commerce platform has a global reach including in our key geographies: India, the U.S. Latin America, and Europe. We believe that there are significant geographies and distribution channels to expand to as we establish new strategic alliances in new geographies.

We expect to commercialize the Rezolve platform in quarter 4 of 2024, initially in South America with Grupo Carso. Revenues from Brain are also forecast to begin in Q4 2024, increasing significantly in 2025. We also expect to generate revenues in Q4 2024 in Europe, South America and the Middle East. North American revenues are forecast in Q1 2025. We expect revenues to increase in Q4 2024 through our signed partner agreements with Adobe, ACI, Haendlerbund, Epages, JTL, Oxid and Chatwerk and others by marketing our products to their customer base and are in discussions with significant new partners in markets around the world. For additional information regarding the partner agreements, see “—Partner Agreements.”

Following the completion of the Pre-Closing Demerger, we ceased operations in China and are currently focused on growing our footprint in other geographic markets, but at a future date, we will consider re-engaging with the Chinese market.

We initially entered the Chinese market in 2016 in order to trial the Rezolve platform on a large scale. This was done with support from China Union Pay (“CUP”) and Allinpay (“AP”). Rezolve’s former subsidiary, Rezolve Information Technology (Shanghai) Limited (“Rezolve Shanghai”) is a Wholly owned Foreign Entity (“WoFE”), which limits its influence locally in China. A WoFE in China must generally contract with a local third-party company if it wants to do business with a state-owned enterprise (“SOE”), such as CUP. This requirement is part of the foreign investment restrictions and regulations in China that aim to protect local interests and limit foreign control over certain sectors of the economy. Our board of directors’ decision to abandon operations in China completely and approve the Pre-Closing Demerger was based, in part, on our inability to complete an audit as a result of not having access to certain information from our local third-party company.

If in the future, a new Rezolve entity can be accredited to operate directly with CUP and AP, the board will consider re-entering the China market. However, the current focus is on rolling out our technologies with partners in other markets around the world.

We believe Rezolve’s Brain and our Instant Checkout (Act Now and Buy Now) offerings will operate in large global market opportunities. We believe Rezolve’s Brain can supplement existing retailer site search platforms and that AI enabled search platforms, like Rezolve’s Brain, will replace all existing retailer site search platforms. Act Now will operate in the Global Search Advertising market that is estimated to be $279 billion in 2023 according to the Statista Digital Market Outlook.

As the global economy becomes more connected and transactions become increasingly digital, retail spend is expected to continue growing in the coming years. Buy Now participates in a $250 billion retail sales market (applying Rezolve’s 1.0% transaction fee to the $25 trillion in global retail sales in 2021). According to eMarketer’s 2021 Global Ecommerce Forecast, global retail sales are projected to grow at a 5% CAGR to $30 trillion by 2025.

We believe that the market for our GeoZone offering can be measured as a proxy of global location based advertising, which is poised for rapid growth over the next few years as it is expected to become a widespread advertising practice. Global location based advertising spending was approximately $80.5 billion in 2022 and is expected to grow at a 13.3% CAGR to $219.4 billion in 2027 according to a Global Industry Analysts report.

Location-based advertising allows organizations to target consumers at a granular, consumer level with online or offline messaging based on their physical location. Location-based marketing has become an important and high ROI method of customer engagement as smartphone user penetration rates increase globally. Using location data through smartphone geolocators, marketing teams are able to reach consumers based on qualifiers like proximity to a store, events happening in their region, and more.

Location-based marketing has proven effective across customer lifecycles from discovery and purchase to engagement and retention. When used properly, location-based marketing allows marketers to focus on specific customer segments with targeted offers, while improving customer experience for a population that increasingly values instant gratification.

Search advertising, which is targeted marketing based on search terms, or keywords, entered on a search engine, allows advertisers to target consumers and tailor advertisements based on their search history and consumer profiles. Search advertising has expanded over the recent years as mobile search has started to outpace desktop searches in 2021 according to Statista’s Digital Market Outlook. Consumers continue to use search engines as a primary means of buying decisions and is a mainstay for most businesses.

Key web search statistics:

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98% of consumers use the Internet to find a local business in 2022. (BrightLocal survey)
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76% of consumers “always” or “regularly” read online reviews for local businesses. (BrightLocal survey)
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29% of consumers search for local businesses at least every week. (BrightLocal survey)

Growth Strategy

Key elements of our strategy include:

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Scaling Existing Channels. We believe that we have a significant opportunity to work with our existing Channels to grow their customer base. We intend to continue to strategically invest in marketing and strategic relationships. Our existing Channels deliver an opportunity for growth in the near term within our existing geographies and current platform.
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Win New Channels. We see significant potential in opening up new distribution channels in other markets, such as Telcos and banks, who we believe will be able to replicate the success we are experiencing in our current markets. Opening new distribution channels will allow us to accelerate our growth.
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New Offering Features. We plan to add to and expand our platform with further functionality including live event notifications, dynamic coupons, more personalization and personal experiences as well as provided artificial intelligence layers to enable more convenient and segmented merchandizing.
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Upsell/Cross Sell. We expect to further penetrate our customer base. We intend to expand direct and indirect sales capabilities, drive dynamic customer segmentation capabilities, introduce analytics to improve customer insights and improve customer lifetime value. Combined with additional functionalities and offering capabilities, we expect to upsell and cross sell across our new merchants, increasing our revenues.
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Enter New Geographies. We intend to capitalize on our global growth momentum in India, the U.S., Latin America, East Asia, broader Europe, Australia, Canada and Brazil.

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Strategic Acquisitions. We intend to selectively pursue acquisitions that enhance our existing platform capabilities and are consistent with our overall growth strategy, although we currently have no agreements, commitments or understandings with respect to any such transaction. We may consider different-stage technology companies which can complement our global AI-enabled technology, customer and partner ecosystem, increase our customer base and market reach, enhance revenue, expand access to merchants and diversify our offerings and leverage synergies.

The Rezolve Platform

The cloud-based Rezolve AI platform integrates the features and functionalities that merchants need to seamlessly transact across different Channels. Capabilities include:

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Ecommerce Chat and Search. Rezolve’s Brain allows customers, either online or instore, to ask, via voice or text and in any language, any question of a merchant’s product catalogue and customer support knowledge base using conversational prompts and immediately be recommended the most appropriate products and answers. They will also be able to see product comparisons, reviews, and pricing information all in one place. Our UI and frontend is fully responsive with a multi-tenant configuration that can be embedded and easily setup via the Rezolve Experience Portal (RXP) in merchant store sites with RESTful endpoints, and connection to most popular eCommerce platforms out of the box (e.g. Shopify ,WooCommerce, Magento etc.).

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Customer Loyalty Programs. We expect to bring together merchants and consumers with the goal of empowering merchants to engage directly with their customers and not solely through third-party intermediaries. By enabling direct consumer engagement, merchants are able to build customer loyalty and can launch campaigns or targeted offers through the Rezolve platform with a higher level of engagement and relevancy.
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Direct Customer Insights. We expect our platform to provide merchants with direct access to their customers and their key information about shopping preferences, which they can use to drive further consumer engagement. For brands that typically sell their products through third-party intermediaries, these insights are useful for building brand affinity and loyalty.
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Mobile Vouchering. We expect to enable merchants to be more flexible in their offerings to consumers. With the Rezolve platform integrated into merchants’ apps, consumers are able to scan products and buy them through the app, eliminating the need to wait online in retail stores.
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Retailer Point-of-Sale / Back office. We expect to provide merchants with a self-service portal, featuring an accessible dashboard to manage shoppable campaigns and to track consumers’ shopping trends.
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Mobile Payments. We expect to enhance merchants’ platforms by making the checkout process frictionless. Consumers only need a mobile device to use the Rezolve platform to instantly buy products that are featured in advertisements or scan and buy products in retail stores.
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Ability to Pay Online or Offline. We expect to offer instant salesware through one-click checkouts that enable seamless transactions through the app. Consumers are able to find offers nearby and browse through products both online and offline. For local offers, consumers can simply go into the brick-and-mortar stores or can order through an app.

Engagement Opportunities

We expect our platform to integrate with and address the following engagement opportunities:

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Chat and Search. Merchants can interact naturally with customers via Rezolve Brain.
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GeoZones. Merchants can interact with consumers based on proximity to certain locations.
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Media with Audio. Merchants can integrate watermarks in broadcast and streaming media.
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Visual Events. Merchants can integrate watermarks in posters, advertising, product labels and merchandise.
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Beacons. Merchants can establish near-proximity beacons which allow near-field proximity engagements (3 inches to 36 inches plus) in both indoor and outdoor locations.
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SmartLinks. Merchants can embed URL links into social media posts and email communications (amongst others) which trigger Instant Checkout and Instant Act engagements.
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SmartCodes. Merchants can establish QR codes integrated with their media with a richer engagement experience for the consumer.
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Instant Checkout. Merchants can embed Buy Now and Act Now buttons on their websites and advertisements for instant engagement and conversion.

Transaction Events

Using the Rezolve dashboard, we expect that merchants can link a trigger from one of the above Channel opportunities with the following types of events or actions as examples of use cases:

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Fast Checkout: Consumers can scan products, bag and exit the store without waiting in line
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Expanding Walls: Consumers can view a broader selection of products than available in a store (e.g., furniture and clothing) that can be sold from a display wall
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Stay at Table or Reserve: Consumers can scan advertisement or menu, order items, pay and either pick up at counter or have delivered to table
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Buy and Fly: Consumers can pick up items, scan, buy, bag, leave
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e-Ticketing and Access Control: Tickets are electronically delivered to their handset to enable secure and streamlined access control
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Pre-Order Queue-Busting: Enable supporters to pre-order food, beverage and merchandise from their seat
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Location sensitive: Offers and promotions nearby, navigate to the location
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Instant engagement: Buy or get more information directly from any form of advertising or directly from posters in shop windows

Technology

The Rezolve platform is a multi-tenant cloud-based system that is engineered for high scalability, reliability and performance.

We host our platform using cloud-based servers. Maintaining the integrity and security of our technology infrastructure is critical to our business, and we plan to invest further in our data center and network infrastructure to meet our merchants’ needs and maintain their trust. The key attributes of our platform are as follows:

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Artificial Intelligence. Our Large Language Model (“LLM”) uses proprietary AI to interrogate presales, sales and post-sales content as well as transactional and customer data to build one of the world’s first dedicated eCommerce and Sales LLMs. This allows Rezolve’s Brain to offer smart product discovery, recommendations, bundled offers, personalized offers and more, based on a targeted set of 30-billion parameters, and to optimize resource allocation by focusing on the most relevant data for product recommendations. Rezolve’s Brain is able to recognize and handle the differences between product data from store to store, and then standardize the product specifications to guarantee high-quality data. By building a domain specific, leaner, cost-effective custom LLM, we believe Rezolve has achieved superior performance to existing language models while significantly reducing the financial burden associated with training and deploying language models. By creating our own language model specifically trained on eCommerce data and industry-specific terminology, we have gained high control over the behavior and functionality of our conversational AI. We are constantly fine-tuning the model to provide accurate and relevant responses to customer inquiries, ensuring compliance with financial regulations and maintaining the desired tone and style. Furthermore, Rezolve’s AI-powered personalized recommendations enhance customer experiences by leveraging advanced algorithms to deliver tailored product suggestions based on individual preferences and behavior.

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Security. Our proprietary AI-Platform keeps both merchant and customer confidential and PII data secure and is regulated by the strict GDPR policies.
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Encryption. All data is encrypted at rest (AES-256) and in transit.
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Data usage. All uploaded content such as support documentation, manuals, knowledge base and product catalogue is stored in isolated containers and processed by our ingestor and embedding services only. Customer data is never used for any reason other than servicing API Calls for search and query. Credit card processing on our platform is performed by a dedicated, highly scalable, geographically redundant, high security environment with specialized policies and procedures in place. The environment is designed to be highly isolated and secure and exceeds the requirements of PCI DSS. We have been certified as a PCI DSS Level 1 compliant service provider, which is the highest level of compliance available. We use firewalls, denial of service mitigation appliances, advanced encryption, intrusion detection systems, two-factor authentication and other technology to keep our merchants’ data secure.
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Anti-counterfeiting Solution. Rezolve’s watermarking solution is based on our proprietary machinelearning technology that hides encoded images, invisible to the naked eye, onto a merchant’s products. Those images can be viewed from a phone camera to verify the authenticity of the product. This solution can be applied to color rich images, graphical images and text. The versatility of Rezolve’s solution is in its ability to watermark printed content on different surfaces like leather, plastic and wood. These watermarks further protect a merchants’ products by including encoded messages that enhance tracking and traceability.
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Scalability. Our platform Core services are built on Open Telecom Platform technology Erlang which allows us to create highly distributed microservices to easily and quickly scale end user activity and transactions. Rezolve’s CORE gateway can spawn a massive number of processes with little overhead on demand which makes it highly scalable and reliable.
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Resilience. Our platform applications and system architectures are designed to support High Availability and Redundancy across all services and network layers. The use of CI/CD pipelines to automate build and deployment of services, Kubernetes cluster with high availability of nodes, Regions and Zones at the Cloud Provider level and clusters spanning multiple zones, cloud storage synchronized between regions, load balancing between regions creates a safety net of high resilience.
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Embedded Connectivity. Rezolve’s mobile SDK provides a quick and easy solution to embed and enable Rezolve platform functionality in any Android and iOS app. The accompanying SDK sample app and documents allow third-party developers to quickly leverage the power of our solution.

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Central Management. Rezolve maintains a central management and configuration tool that allows it to quickly setup partners, merchants, payments, apps and index content from its merchants so it’s available via the SDK.
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Analytics & Reporting. Rezolve SDK and Backend Data Ingestor Service gathers metrics on usage, transactions, interactions and feeds it to the Analytics Engine to churn out smart Dashboards and Reports.
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Snap-on Integrations. Rezolve’s Platform supports a snap-on integration design that allows integrations to any payment provider or gateway as well as eCommerce platforms with minimum effort. Rezolve already supports a large number of payment providers and ramping up support for e-commerce platforms via its unique plugin architecture and webhooks.
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Mass Onboarding. Bulk Onboarding of Merchants is a new and unique offering of our platform that allows us to set up and configure more than 10,000 merchants. Admin portal provides an easy to operate tool for operations teams to quickly add a large merchant base in any market on demand.
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Smart Triggers. Rezolve’s implementation of GeoZones, Beacons and Watermarking are important elements of its platform. The creation of these triggers via Rezolve’s Experience Platform when combined with its SDK delivers a powerful tool to Merchants to deliver non spamming targeted engagements.
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Developer Friendly. Rezolve’s REST API provides another integration point for any partner or client not using native mobile apps. We can easily support progressive web applications, hybrid applications, web-based services and other applications.

Our Channels

We have preliminarily established relationships with Channels such as Grupo Carso (Latin America), ACI Worldwide (U.S. and Europe), Concardis (Germany), CompuTop (Germany) and MobiKwik (India), among others, although these Channels are currently pre-revenue. Our Channels are either categorized as merchant acquirors or consumer acquirors or sometimes they represent both. Merchant acquirors typically have large merchant-based customers and upsell/cross sell Rezolve to those customers with Rezolve’s support. Merchant acquirors include (but are not limited to) payment gateways, banks, telecommunications companies, eCommerce or point-of-sale providers, and media entities (such as broadcasters, social media firms and publishers). The type of partnership entered into with these firms determines the level of revenue share, for example, referral, reseller or white label reseller. Larger merchants can have their own mobile app strategy, and, in these cases, our merchant acquiror Channels promote the use of Rezolve technology embedded into their apps directly (using Rezolve’s SDK and mobile application libraries). All merchants are encouraged to use our Rezolve Experience Platform to create engagements with their end-customers, whether it is labelled with the brand of the Channel or our brand.

Competition

Our market is transforming, competitive and highly fragmented, and we expect competition to increase in the future. We believe the principal competitive factors in our market are:

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proprietary actionable AI-engineered products and solutions focused on commerce;
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simplicity and ease of use;;
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integration of multiple Channels;
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breadth and depth of functionality;
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pace of innovation;
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ability to scale;
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security and reliability;
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support for brand development; and
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brand recognition and reputation.

With respect to each of these factors, we believe that we provide a number of favorable offerings.

We believe no individual competitor or AI or LLM company offers an integrated, cloud-based commerce platform with comparable functionality to our eCommerce-specific AI platform with its fully conversational discovery experience and connects the upper and lower funnel journeys for an end-to-end user experience that is seamless and frictionless. However, certain competitors such as Shopify or BigCommerce or individual merchants with access to large numbers of consumers, may elect to piece together technology from other companies, including AI-driven search and relevance platforms or digital assistants such as Cohere or Zoovu, that overlaps with certain functions and features that we provide.

Partner Agreements

Adobe

On March 19, 2024, Rezolve entered into an agreement with Adobe, Inc. (“Adobe”), pursuant to which, among other things, Rezolve granted Adobe a worldwide, non-exclusive, royalty free, license to copy, display, perform and transmit Rezolve’s marks and logos in exchange for Adobe granting Rezolze a limited, non-transferable, non-exclusive, license, to integrate its AI-driven customer interaction tools into Adobe’s Magento eCommerce platform. Under the agreement, revenue will be generated through subscription fees paid by merchants who adopt Rezolve technology. Adobe may terminate the agreement at any time and for any reason.

ACI Worldwide

On March 31, 2022, Rezolve entered into an agreement with ACI Worldwide (EMEA) Limited (“ACI”), pursuant to which, among other things, Rezolve granted ACI a non-sublicensable, non-transferable, non-exclusive license to use certain Rezolve technology in exchange for ACI agreeing to introduce and onboard merchants to the Rezolve platform as well as introduce Rezolve to banking partners to facilitate conversation around mutual collaboration and developing the market for Rezolve’s services in the US, EU, UK and Latin America. Under the agreement, ACI will receive 50% of all net revenues generated by merchants acquired or introduced by ACI. In addition, ACI agreed to pay a fee of $39,000 for the provision of a single instance of Rezolve RXP, branded for ACI. The agreement may be terminated by either party, without good cause, with 90 days written notice.

Haendlerbund

On November 20, 2023, Rezolve entered into an agreement with HB Marketplace GmbH (“Haendlerbund”), pursuant to which, among other things, Rezolve granted Haendlerbund a non-exclusive distribution and marketing license of the Brain in exchange for Handlerbund selling and marketing Brain on its digital marketplace to online retailers. Under the agreement, Handlerbund will receives 25% of the net sales actually received by Handlerbund from the sale of Brain. The agreement may be terminated without notice for good cause. Good cause exists if Handlerbund has received multiple justified complaints from the end customer related to use of the service (e.g., technical malfunctions) or Rezolve actively encourages end customers of Handlerbund’s to get services from Rezolve directly or if technical integration cannot be achieved or can only be achieved with disproportionate effort.

Epages

On January 22, 2024, Rezolve entered into an agreement with Epages GMBH (“Epages”), pursuant to which, among other things, Epages agreed to introduce merchants to Rezolve’s services as well as introduce Rezolve to partners to facilitate conversations around mutual collaboration. Under the agreement, Epages will receive 25% of all net revenues generated by merchants acquired or introduced by Epages. The agreement is for a term of two years and may be terminated by either party by providing six months’ notice.

JTL

On March 19, 2024, Rezolve entered into an agreement with JTL Software GmbH (“JTL”), pursuant to which, among other things, JTL agreed to cooperate with Rezolve on co-marketing of Rezolve’s products and services. Any renumeration or commissions are to be agreed upon in a separate individual agreement. The agreement is for an initial term of 12 months. After the 12 months have passed, the contract runs for an indefinite period of time unless it is terminated by one of the parties. The contract may be terminated by either party with 2 months’ notice within the initial 12-month term and thereafter with three months’ notice.

Oxid

On March 22, 2024, Rezolve entered into an agreement with OXID eSales AG (“OXID”), pursuant to which, among other things, OXID agreed to co-market and sell Rezolve’s products and services in order to generate new customers for Rezolve and to integrate Rezolve’s products into OXID’s software. Under the agreement, OXID will receive a commission of 25% on all sales made by Rezolve with an OXID customer. The agreement is for an initial term of 24 months, after which the term shall be 12 months, unless terminated upon six months’ notice at the end of the initial term.

Chatwerk

On May 23, 2023, Rezolve entered into a non-binding offer with Chatwerk by Inbox Solutions GmbH (“Chatwerk”) to purchase Rezolve’s products. Under the agreement, Chatwerk will receive 20% on all Rezolve services-based revenues generated by Chatwerk.

Current Operations

Current revenues generating part of our business relates to transaction fees based on sales of ticketing for La Liga football events in Spain. Rezolve has a contract with La liga to run ticketing for all Spanish La Liga clubs. This allows us to generate revenue from individual clubs. Rezolve provides the ability for individuals to purchase tickets online using its technology. Rezolve has contracts with clubs including Sporting Gijon, Club Deportivo Leganes, Club Deportivo Sociedad and others.

Intellectual Property

Our intellectual property and proprietary rights are important to our business. In our efforts to safeguard them, we rely on a combination of copyright, trade secret, trademark, patent and other rights in jurisdictions in which we conduct our business. We also have confidentiality and/or license agreements with employees, contractors, merchants, distributors and other third parties that limit access to and use of our proprietary intellectual property. Though we rely, in part, upon these legal and contractual protections, we believe that factors such as the skills and ingenuity of our employees, as well as the functionality and frequent enhancements to our platform, make our intellectual property rights difficult to replicate.

We have several US and international patents pending for our eCommerce-specific AI Platform and Language Model such as for its Hierarchical Data relations generator machine, which employs supervised learning models to analyze the product catalogue ingested to build a multidimensional relationship hierarchy that feeds the embedding process, and for its eCommerce Product categorization dictionary that analyzes the product title, images and description data to identify nested categories the product belongs to. Rezolve does this regardless of merchant specified categories which is only reinforced by Merchant provided categories to build a deep and wide category classification that aides the embedding process.

We have been issued trademark registrations in Canada, Japan, Mexico, China, Europe, the U.S. and the UK including the term “Rezolve.” We have pending patent applications in the U.S., Canada, China, Europe, Japan, South Korea, Mexico, and Hong Kong. We are subject to certain risks related to our intellectual property. For more information, see “Risk Factors—Risks Related to our Business and Industry.”

Employees

As of December 31, 2023, we had 35 employees and 29 contractors. None of our employees is represented by a labor organization or is a party to a collective bargaining arrangement. We consider our relationship with our employees to be excellent.

Facilities

We are headquartered in London, England, United Kingdom. We do not own any real property. All of our employees based in the United Kingdom work remotely.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business online, many of which are still evolving and could be interpreted in ways that could harm our business. Concern about the use of SaaS platforms for illegal conduct, such as money laundering or to support terrorist activities, may in the future result in legislation or other governmental action that could require changes to our platform.

We are subject to laws and regulations that govern or restrict our business and activities in certain countries and with certain persons. We are currently subject to a variety of laws and regulations in the U.S., Mexico, the UK, Europe, India and elsewhere related to payment processing, including those governing cross-border and domestic money transmission, gift cards and other prepaid access instruments, electronic funds transfers, foreign exchange, anti-money laundering, counter-terrorist financing, banking and import and export restrictions. Depending on how our merchant solutions evolve, we may be subject to additional laws.

We are also subject to various laws, regulations, and obligations regarding privacy, data protection, and cybersecurity. Some jurisdictions require companies to notify individuals of data security breaches involving certain types of personal data and our agreements with certain merchants require us to notify them in the event of a security incident. We post on our website our privacy policy and terms of service, which describe our practices concerning the use, transmission and disclosure of merchant data and data relating to their customers. Any actual or perceived failure by us to comply with our posted privacy policy or laws, regulations, or obligations relating to privacy, data protection or cybersecurity could lead to investigations, inquiries, and other proceedings by governmental authorities, significant fines, penalties and other liabilities imposed by regulators, as well as claims, demands, and litigation by our merchants or their customers or other private actors, any of which could harm our business, financial condition, and results of operations. Laws, regulations, and other actual and asserted obligations relating to privacy, data protection and cybersecurity evolve rapidly and are subject to varying interpretations, and we may not be or may not have been compliant with such laws, regulations or obligations, and we may face allegations that our activities or practices are not or have not been, compliant with each such law, regulation or other obligation. Because our services are accessible worldwide, certain foreign jurisdictions have claimed and others may claim that we are required to comply with their laws, regulations, and obligations, including in jurisdictions where we have no local entity, employees or infrastructure. Working to comply with these varying international requirements could cause us to incur additional costs and change our business practices.

Further, our reputation and brand may be negatively affected by the actions of merchants or their users that are deemed to be hostile, offensive, inappropriate or unlawful. We do not monitor or review the appropriateness of the content accessible through merchants’ shops in connection with our services, and we do not have control over the activities in which merchants’ customers engage. While we have adopted policies regarding illegal or offensive use of our platform, merchants or their customers could nonetheless engage in these activities. The safeguards we have in place may not be sufficient to avoid harm to our reputation and brand, especially if such hostile, offensive or inappropriate use was high profile, which could adversely affect our ability to expand our merchant subscription base and harm our business and financial results. It is possible that we could also be subject to liability. In many jurisdictions, laws relating to the liability of providers of online services for activities of their customers and other third parties are currently being tested by a number of claims, including actions based on defamation, invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature of the relevant content. Any court ruling or other governmental regulation or action that imposes liability on providers of online services in connection with the activities of their customers or their customers’ users could harm our business. In such circumstances we may also be subject to liability under applicable law in a way which may not be fully mitigated by our terms of service. Any liability attributed to us could adversely affect our brand, reputation, our ability to expand our subscriber base and our financial results.

Legal Proceedings

From time to time, we may become involved in legal or regulatory proceedings arising in the ordinary course of our business. We are not currently a party to any material litigation or regulatory proceeding and we are not aware of any pending or threatened litigation or regulatory proceeding against us that could have a material adverse effect on our business, operating results, financial condition or cash flows.

MANAGEMENT and compensation

The following sets forth the names, business addresses and functions of the Company’s directors and senior management as of August 30, 2024. The Company’s Amended and Restated Memorandum and Articles of Association provide that the Company Board of Directors (the “Company Board”) has three classes of directors with the directors of each class serving staggered three-year terms. Class I directors shall serve a term expiring at the Company’s 2025 annual meeting of shareholders, Class II directors shall serve a term expiring at the Company’s 2026 annual meeting of shareholders, and Class III directors shall serve a term expiring at the Company’s 2027 annual meeting of shareholders.

Name	Age	Position
Directors
Daniel Wagner	61	Class III Director
John Wagner	91	Class III Director
Anthony Sharp	62	Class II Director
Sir David Wright	80	Class II Director
Stephen Perry	64	Class II Director
Derek Smith	78	Class II Director
Stephen Herbert	62	Class I Director
Executive Officers
Daniel Wagner	61	Chief Executive Officer and Director
Richard Burchill	52	Chief Financial Officer
Peter Vesco	62	Chief Commercial Officer and General Manager (EMEA)
Sauvik Banerjjee	49	CEO Products, Technology, and Digital Services
Salman Ahmad	51	Chief Technology Officer

Executive Director

Daniel Wagner.

Mr. Wagner founded Rezolve and has served as Chief Executive Officer and as a director on the board of directors of Rezolve Limited since June 2016. Prior to joining Rezolve, Mr. Wagner founded M.A.I.D. in 1984, an online information service, and built the business into a leading player, when it was sold to Thomson Reuters for $500 million. He then developed Venda in 1998, a provider of on-demand enterprise eCommerce (which included Tesco, Laura Ashley, Neiman Marcus, Lands End, Under Armor and TJX Companies among its clients), which was sold in 2014 to NetSuite, a subsidiary of Oracle Corporation. Mr. Wagner has founded numerous other internet-commerce businesses including SmartLogik in 2000, BuyaPowa in 2010, Powa in 2009, and Attraqt in 2003. Rezolve believes Mr. Wagner is qualified to serve on the board because of his historical knowledge, operational expertise, leadership and the continuity that he brings to our board as our founder and Chief Executive Officer.

Non-Executive Directors

Stephen Perry.

Dr. Perry served on the board of directors of Rezolve as a non-executive director from October 2016 to April 2019 and rejoined in January 2022. Dr. Perry also serves as a Senior Advisor for Fintech and Payments. Prior to joining Rezolve, he worked at Visa for 25 years, first, as Head of Strategy, then as Chief Financial Officer for three years, then as Chief Commercial Officer for 15 years and finally as Chief Digital Officer until December 2015. He also served as an advisor for B-Secur from 2016 to 2018, an advisory board member of Syntel from 2016 to 2017, a non-executive director of MYPINPAD from 2016 to 2018, an advisor for Splitit from 2016 to 2019, an advisor for Good Causes from 2017 to 2019, a strategic advisor for A2P from 2017 to 2019, a non-executive chairman for V9 Group from 2016 to 2020, a non-executive director for Bink from 2016 to 2021, an advisor for 1818 Venture Capital from 2019 to 2021. He also serves as the non-executive chair of Willo and myNexus. He holds a degree in Economics from Wolverhampton Polytechnic, a Masters in Economics from the University of London and a PhD from Keele University. He was awarded the honour of Order of Merit (Cavalieri) in Italy in 2005. Rezolve believes Dr. Perry is qualified to serve on the board because of his experience as a director of technology companies and his experience with investments in technology companies.

Dr. Derek Smith.

Dr. Smith has served on the board of directors of Rezolve since January 2022. He has also served as chairman of Rhinegold Publishing Ltd from 2007 to 2019. He also served on the board of Opinion Research Corporation from 1997 to 2003. Dr Smith has a

BA in Economics from the University of Nottingham and a PhD in Economics from the University of Nottingham. Rezolve believes Dr. Smith is qualified to serve on the board because of his history of holding leadership roles in various companies.

John Wagner.

Mr. Wagner has served as a director on the board of directors of Rezolve since February 2016. Prior to joining Rezolve, he was a non-executive director of Powa Technologies from 2008 to 2016 and chairman of Folding Helmet Technology from 2012 to 2019. He was also chairman of Preventon, a provider of cybersecurity software. He studied law and economics at the London School of Economics and marketing at the Institute of Marketing. He is also an alumnus of the British and American programme in marketing management at Harvard Business School. Rezolve believes Mr. Wagner is qualified to serve on the board because he brings significant experience to the Rezolve board, having been the managing director or executive director of several businesses, including BMW (GB) Ltd, Volvo GB, Volkswagen/Audi, Grundig (GB) Ltd, and Hasselblad (US and UK).

Anthony Sharp.

Mr. Sharp has served as a director on the board of directors of Rezolve since August 2016. Prior to joining Rezolve, he has been an early-stage investor, including in lastminute.com, GoAmerica, and Silicon.com. He has participated on 42 boards across the fintech, security, marine, media, leisure, manufacturing, hospitality and property sectors as a chairman, non-executive director and executive director. Rezolve believes Mr. Sharp is qualified to serve on the board because of his long history of serving on the boards of various companies.

Sir David Wright.

Sir Wright has served as a director on the board of directors of Rezolve since August 2019. Prior to joining Rezolve, he was Vice-Chairman of Barclays from 2003 to 2018, Private Secretary to HRH The Prince of Wales from 1988 to 1990 and the first CEO of British Trade International, subsequently UK Trade and Investment, from 1976 to 1980. He served as ambassador to South Korea from 1990 to 1994 and ambassador to Japan from 1996 to 1999. He also holds the honours of GCMG (Knight Grand Cross of the Order of St Michael and St George) and LVO (Lieutenant Royal Victorian Order Grand Cordon of the Rising Sun). Rezolve believes Sir David Wright is qualified to serve on the board because of his diverse diplomatic and financial experience.

Stephen Herbert.

Mr. Herbert has served as a director on the board of directors of Rezolve since August 2024. Prior to joining Rezolve, he served as Chief Executive Officer and Chairman of Armada since its inception in November 2020. Mr. Herbert was affiliated with USAT in various positions from April 1996 to October 2019, most recently as CEO from November 2011 until he left the company. From 1986 to April 1996, Mr. Herbert was employed by Pepsi-Cola, the beverage division of PepsiCo, Inc., in various capacities, most recently as Manager of Market Strategy where he was responsible for directing development of market strategy for the vending channel, and subsequently, the supermarket channel for Pepsi-Cola in North America. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University. Rezolve believes Mr. Herbert is qualified to serve on the board because of his executive leadership at USAT, including his significant knowledge of and experience with its financial technology and payments business, his experience building and scaling high growth fintech companies, and his public board experience with Armada.

Executive Officers

Peter Vesco.

Mr. Vesco has served as the Chief Commercial Officer and General Manager (EMEA) of Rezolve since March 2020. Prior to joining Rezolve, he has held executive roles in numerous companies, including as CEO of ClickandBuy and SVP of Deutsche Telekom Payments (between 2011 and 2016) and President Hypercom EMEA (between 2009 and 2016). He also served on the Advisory Board of Mastercard Europe from 2012 to 2016. He holds a Masters degree in Philosophy and Theology from Goethe-Universität Frankfurt, a degree in Marketing and Product Management and a degree in business administration from the University of Huddersfield.

Richard Burchill.

Mr. Burchill has served as the Chief Financial Officer of Rezolve since September 2021. Prior to serving as Chief Financial Officer of Rezolve, Mr. Burchill served as Group Finance Director with Rezolve. Prior to joining Rezolve, he was the Group Treasurer at Arcadia Group Ltd from 1999 to 2021. From 2014 to 2021, he served as a director of the main operating board of Arcadia

Group Ltd. He also served as director of card services at Arcadia Group Ltd from 2006 to 2021. He holds a degree in Accounting and Finance from Middlesex University and is a member of the Chartered Institute of Management Accountants.

Sauvik Banerjjee.

Mr. Banerjjee has served as the CEO Products, Technology, and Digital Services of Rezolve since August 2022. Prior to serving as the Chief Executive Officer of Products, Technology, and Digital Services of Rezolve, Mr. Banerjee was the Chief Technology Officer and founding team member at Tata Digital and Tata Neu- The Super App. He was also the founding Chief Technology Officer of TataCli0. Prior to that, he held various management positions, including positions at SAP, Accenture and Infosys. He completed research on Natural Language Processing and Physical Robotics at the University of Sunderland and the University of Durham, and he holds a Master’s Degree in Economics and Financial Computing from the University of Calcutta.

Dr. Salman Ahmad.

Dr. Ahmad has served as the Chief Technology Officer of Rezolve since October 2017. Prior to joining Rezolve, he was the CTO and co-founder of Kenja Corp, an enterprise workflow platform, from 2011 to 2017. Prior to that, he was Engineering Director at Picsel Technologies from 2006 to 2011. Salman earned a First Class Honours degree in computer science and a doctorate in 3D graphics and AI from Loughborough University.

Family Relationships

Except for Daniel Wagner, CEO and director, being the son of John Wagner, a non-executive director on the board of directors, there are no family relationships between any of the executive officers and directors.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with Nasdaq rules, we will comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While we expect to voluntarily follow most Nasdaq corporate governance rules, we may choose to take advantage of certain limited exemptions, such as:

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Exemption from filing quarterly reports on Form 10-Q containing unaudited financial and other specified information or current reports on Form 8-K upon the occurrence of specified significant events;
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Exemption from Section 16 under the Exchange Act, which requires insiders to file public reports of their securities ownership and trading activities and provides for liability for insiders who profit from trades in a short period of time;
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Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers;
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Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans;
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Exemption from the requirement that our board have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
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Exemption from the requirements that director nominees are selected, or recommended for selection by our board, either by (i) independent directors constituting a majority of our board’s independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which means that we are permitted to follow certain corporate governance rules that conform to U.K. requirements in lieu of many of the Nasdaq corporate governance rules. Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Controlled Company Exemption

Daniel Wagner, the Rezolve Founder and Chief Executive Officer controls 75% of the voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of the Nasdaq listing standards. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

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the requirement that a majority of the board of directors consist of independent directors;
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the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
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the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
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the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

In the event that we cease to be a “controlled company” and our shares continue to be listed on the Nasdaq, we will be required to comply with these provisions within the applicable transition periods.

Corporate Governance

We are a “foreign private issuer,” under the securities laws of the U.S. and the rules of Nasdaq. Under the applicable securities laws of the U.S., “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. Under Nasdaq’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, Nasdaq permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirementsof Nasdaq. Accordingly, our shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

In addition, we are an “emerging growth company” as defined in the JOBS Act and have elected to comply with certain reduced public company reporting requirements.

Independence of Directors

As a result of the Ordinary Shares and Public Warrants being listed on Nasdaq, we adhere to the rules of Nasdaq in determining whether a director is independent. Our board of directors has consulted, and will consult, with its counsel to ensure that our board of directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the Rezolve Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of our directors, except for Daniel Wagner, John Wagner and Stephen Herbert, is independent.

Rezolve Board of Directors Composition

Our board of directors is comprised of eight directors (provided that Daniel Wagner has the right to appoint an additional director to the Board from time to time), five of whom qualify as independent directors as defined in the Nasdaq listing requirements. Daniel Wagner serves as the Chairman of the board of directors and Anthony Sharp serves as deputy Chairman.

Directors may be appointed and removed by an ordinary resolution of the shareholders. In addition, directors may be appointed either to fill a vacancy arising from the resignation of a former director or as an addition to the existing board by the affirmative vote of a simple majority of the directors present and voting at a board meeting. A director may be removed by a resolution passed by all of the other directors at a meeting of the directors, or by written notice from all of the other directors. Each of our directors holds office until he or she resigns or is vacated from office. There will be a three-year rotation pattern.

Our board is divided into three classes serving staggered three year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of our board of directors. Mr. Stephen Herbert is a Class I director and will serve until our annual meeting in 2025. Messrs. Anthony Sharp, Sir David Wright, Stephen Perry and Derek Smith, are Class II

directors and will serve until our annual meeting in 2026. Messrs. Dan Wagner and John Wagner are Class III directors and will serve until our annual meeting in 2027.

Our board of directors has determined that Anthony Sharp, Sir David Wright, Stephen Perry and Derek Smith would satisfy the general independence requirements under SEC and Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing requirements of the Nasdaq.

Role of Rezolve Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee but our board of directors oversees risk management, and the various standing committees of the board of directors addresses risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our remuneration committee also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Rezolve Board of Directors

Following the Closing, the board of directors established three standing committees: (i) an audit committee (the "Audit Committee"), (ii) a remuneration committee (the "Remuneration Committee"), and (iii) a nominating and corporate governance committee (the "Nominating and Corporate Governance Committee"). In addition, from time to time, special committees may be established under the direction of our board of directors when necessary to address specific issues.

Audit Committee

Our Audit Committee is responsible for, among other things:

•
meeting with our independent registered accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;
•
monitoring the independence of the independent registered public accounting firm;
•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•
inquiring and discussing with management our compliance with applicable laws and regulations;
•
pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;
•
appointing or replacing the independent registered public accounting firm;
•
determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
•
reviewing our policies on risk assessment and risk management; and
•
reviewing related person transactions.

Our Audit Committee consists of Anthony Sharp, Derek Smith and Sir David Wright, with Sir David Wright serving as the chair of the committee. Each of the directors who serves on the audit committee qualifies as an independent director according to the applicable rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, all of the audit committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules and at least one of the audit committee members will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. Our board of directors has adopted written terms of reference for the Audit Committee, which are available on our website.

Remuneration Committee

Our Remuneration Committee is responsible for, among other things:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;
•
reviewing and approving the compensation of all of our other executive officers;
•
reviewing our executive compensation policies and plans;
•
implementing and administering our incentive compensation equity-based remuneration plans;
•
assisting management in complying with any disclosure requirements;
•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.; and
•
retaining and overseeing any compensation consultants.

Our Remuneration Committee consists of Anthony Sharp and Steve Perry, with Steve Perry serving as the chair of the committee. Our board of directors has adopted a written terms of reference for the Remuneration Committee, which is available on our website.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•
identifying individuals qualified to become members of our board of directors;
•
recommending to our board of directors the persons to be nominated for election as directors and to each of the committees of our board of directors;
•
reviewing and making recommendations to our board of directors with respect to our board leadership structure;
•
reviewing and making recommendations to our board of directors with respect to management succession planning; and
•
developing and recommending to our board of directors corporate governance principles.

Our Nominating and Corporate Governance Committee consists of Daniel Wagner, Sir David Wright and Derek Smith, with Derek Smith serving as the chair of the committee. Our board of directors has adopted a written terms of reference for the Nominating and Corporate Governance Committee, which is available on our website.

Code of Ethics

Our board of directors has adopted a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of the SEC and Nasdaq. The Code of Ethics is available on our website.

Limitation on Liability and Indemnification of Officers and Directors

English law limits in certain respects the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. Accordingly a provision will be void if it provides an indemnity against (i) any liability of the director to pay a fine imposed in criminal proceedings, or a sum payable to a regulatory authority as a penalty for non-compliance with a regulatory requirement or (ii) liability incurred by the director in defending criminal proceedings in which he is convicted, in defending civil proceedings brought by the company in which judgement is given against him or in connection with an application for relief in which the court refuses to grant him relief. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under English law, subject to certain exceptions contained in those agreements. We has also purchased a policy of directors’ and officers’ liability insurance effective upon completion of the Business Combination that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit Rezolve and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

For further details on the indemnity provisions referred to in our articles of association, see the section entitled “Description of Ordinary Shares and Articles of Association” of this prospectus, and for a summary of the indemnification agreement, see the section entitled “Indemnification Agreements with Officers and Directors”.

Rezolve Executive Officer and Director Compensation

The aggregate cash compensation paid by Rezolve and its subsidiaries to its executive officers and directors for the year ended December 31, 2022 was $2,213,626.

Executive Officer and Director Compensation Following Completion of the Proposed Transactions

Rezolve’s policies with respect to the compensation of its executive officers will be administered by its board of directors in consultation with the remuneration committee. The compensation decisions regarding Rezolve’s executives will be based on the need to attract individuals with the skills necessary for the company to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the company’s expectations. To that end, following completion of the Business Combination, Rezolve intends to establish an executive compensation program that is competitive with other similarly-situated companies in its industry. This is expected to include establishment of base salary, cash annual bonus and long-term equity compensation awards that are, in each case, consistent with market practices and designed to incentivize, motivate and retain key employees.

Service Agreement with Daniel Wagner

Daniel Wagner is currently engaged as Rezolve’s Chief Executive Officer under a service agreement entered into on April 1, 2016. He is entitled to a base salary of £600,000 per annum. In addition to his base salary, he is entitled to participate in a bonus scheme, which may be paid from time to time at the discretion of the remuneration committee.

The agreement may be terminated by either party on one year’s written notice or, immediately by us, in the event of default, which includes, but is not limited to circumstances in which, Mr. Wagner is disqualified from acting as a director, convicted of a criminal offence, declared bankrupt, found guilty of fraud or conducting gross misconduct. In the event of early termination not caused by an event of default, we may exercise our discretion to make a payment in lieu of notice to Mr. Wagner. The agreement includes certain restrictive covenants, and, upon termination, Mr. Wagner is restricted from becoming involved, directly or indirectly, with any business which is similar to or competitive with Rezolve, for a period of six months.

Service Agreement with Richard Burchill

Richard Burchill entered into a service agreement on September 6, 2021 with a commencement date of September 13, 2021. He is entitled to an initial salary of £220,000 per annum. In addition, Richard has been granted 2,000,000 options over Ordinary Shares exercisable at nominal value per share (the number of shares to be adjusted as a result of the Company Reorganization) which are exercisable on listing of the Company or three years from the date of execution of the agreement, whichever is the earlier.

During the first three months of the agreement, it could be terminated on one months’ notice. After the first three months, the agreement may be terminated by either party providing not less than three month’s written notice to the other party. The agreement can be terminated for cause by the Company with immediate effect for reasons including, but not limited to, if Mr. Burchill (i) is in breach of the Company’s corruption, bribery or related policies, (ii) is guilty of any gross misconduct affecting the business of Rezolve, (iii) commits any serious or repeated breach, (iv) is negligent and incompetent, (v) is declared bankrupt, (vi) is convicted of any criminal offence or any insider dealing offence, (vii) ceases to be eligible to work in England, (viii) is guilty of fraud or dishonesty, (ix) is guilty of a serious breach of any rules issued by the Company regarding its electronic communications systems, or (x) is unable by reason of incapacity to perform his duties for 26 weeks in a 52 week period. The agreement contains various restrictive covenants for a period of three or four months after termination, depending on the restriction in question.

Non-executive Director Letters of Appointment (John Wagner, Anthony Sharp, Sir David Wright, Derek Smith, Stephen Perry, and Stephen Herbert)

Terms of non-executive director appointment letters (John Wagner, Anthony Sharp, Sir David Wright, Derek Smith, and Stephen Perry)

Rezolve has entered into letters of appointment with the above named non-executive directors which provides each director with cash compensation of £75,000 per annum for service on our board of directors. The appointment of Rezolve’s non-executive directors is for an initial period of three years and can be terminated thereafter by either Rezolve or the director upon three calendar months’ written notice.

Under the non-executive director appointment letters, Rezolve may also terminate each appointment with immediate effect and without notice including when the non-executive director is disqualified from acting as a director; is not re-elected as a director when the director submits himself or herself for re-election; vacates their office under Rezolve’s articles; commits a material breach of his or her obligations under the letter of appointment and it is not remedied within 14 days of Rezolve specifying the breach and requiring its remedy; has been guilty of any fraud or dishonesty or acts in any manner which, in Rezolve’s opinion, brings or is likely to bring Rezolve into disrepute or is materially adverse to Rezolve’s interests.

Terms of non-executive director appointment letters (d Stephen Herbert)

Rezolve has entered into letters of appointment with the above named non-executive director on the same terms as set out above with the exception of the term of appointment and compensation, which will be for a period of one year with no cash compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Daniel Wagner

We have debt outstanding to DBLP Sea Cow Limited (a company incorporated in the Seychelles) (“DBLP”), which is wholly legally owned by Daniel Wagner and beneficially owned by John Wagner, in the amounts of $175,000 and $477,077, an aggregate of $652,077. The loans provided by DBLP were to provide liquidity to Rezolve in 2020 and 2021. There are no formal loan documents in place and the loan is non-interest bearing and remains callable at any time. We expect the loan to be called and repaid in H2 2023.

Rezolve and DBLP entered into a rolling annual consultancy agreement dated November 1, 2016. Pursuant to the terms of the agreement, DBLP is to be paid between $20,000 and $50,000 each month of the agreement. The agreement is not limited in time but has a rolling minimum 12 calendar month period and shall continue for as long as Rezolve requires services from DBLP.

Indemnification Agreements with Officers and Directors

Rezolve have entered into indemnification agreements with each of our directors and officers. The agreements provide the indemnitees with contractual rights to indemnification and expense advancement and reimbursement, to the fullest extent permitted under English law, subject to certain exceptions contained in those agreements. No indemnification, hold harmless or exoneration rights shall be available where the conduct of the indemnitee constitutes a breach of indemnitee’s fiduciary duties to the Company or its shareholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law.

Rezolve has also purchased a policy of directors’ and officers’ liability insurance to be effective upon completion of the Business Combination that insures Rezolve’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Rezolve against its obligations to indemnify its officers and directors. Rezolve shall not be obligated under the indemnification agreements to make any indemnification, advance expenses, hold harmless or exoneration payment in connection with any claim made against the indemnitee for which payment has actually been received by or on behalf of the indemnitee under any insurance policy or other indemnity or advancement provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise.

Policies and Procedures for Related Person Transactions

The Rezolve board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which Rezolve or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•
any person who is, or at any time during the applicable period was, one of Rezolve’s executive officers or directors;
•
any person who is known by Rezolve to be the beneficial owner of more than 5% of Rezolve voting shares;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother in- law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of Rezolve’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of Rezolve’s voting shares; and
•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Rezolve has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related party transactions.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding the beneficial ownership of our Ordinary Shares as of November 27, 2024:

•
each person known by us to be the beneficial owner of more than 5% of ordinary shares;;
•
each of our executive officers and directors; and
•
all our executive officers and directors as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Ordinary Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below. The Company’s major shareholders do not have different voting rights from other holders of Ordinary Shares.

The percentage of Ordinary Shares beneficially owned is computed on the basis of 172,182,769 Ordinary Shares outstanding as of November 27, 2024, after giving effect to the Business Combination, and does not include (i) 8,069,976 Ordinary Shares issuable upon the exercise of outstanding Warrants; (ii) 20,895,861 Ordinary Shares issuable upon the conversion of the Convertible Notes; (iii) 15,374,145 Ordinary Shares issuable pursuant to the advanced subscription agreements; (iv) 4,838,779 Ordinary Shares issuable pursuant to an agreement with YA II PN, LTD; (v) 1,071,429 Ordinary Shares issuable upon conversion of the YA Notes; (vii) 400,625 Ordinary Shares issuable pursuant to the Northland Note and (viii) 545,373 Ordinary Shares issuable upon the conversion of the Promissory Notes (as defined herein). .

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. To our knowledge, no Ordinary Shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Name of Beneficial Owners(1)
Directors and Executive Officers	Number of Shares	%
Daniel Wagner(2)	39,965,221	23.21%
John Wagner(3)	36,082,705	20.96%
Anthony Sharp	1,879,352	1.09%
Sir David Wright	495,343	*
Stephen Perry	564,935	*
Derek Smith	---	---
Stephen Herbert	298,436	*
Peter Vesco	1,142,384	*
Richard Burchill	300	*
Sauvik Banerjee	---	---
All directors and executive officers as a group	45,565,901	26.46%

Five Percent Holders
DBLP Sea Cow Limited(4)	35,266,716	20.48%
Igor Lychagov	34,771,000	20.19%
Brooks Newmark	15,170,676	8.81%
Brad Wickens	9,138,778(5)	5.31%
Aperion Investment Group Limited	14,712,645(6)	8.54%
Cocoa Wagner	9,955,060	5.78%

* Less than one percent.

(1) Unless otherwise indicated, the business address of each of the following owners is 3rd Floor, 80 New Bond Street, London, W1S 1SB, United Kingdom.

(2) Includes (i) 4,698,505 shares directly held by Daniel Wagner and (ii) 35,266,716 shares directly held by DBLP Sea Cow Limited (“DBLP”). DBLP is wholly legally owned by Mr. Wagner and Mr. Wagner is a director of DBLP and therefore Mr. Wagner may be deemed to share voting and investment power over the shares held by DBLP.

(3) Includes (i) 815,989 shares directly held by John Wagner and (ii) 35,266,716 shares directly held by DBLP. DBLP is beneficially owned by Mr. John Wagner and Mr. John Wagner is a director of DBLP and therefore Mr. Wagner may be deemed to share voting and investment power over the shares held by DBLP.

(4) DBLP is wholly legally owned by Daniel Wagner and is wholly beneficially owned by John Wagner. Both Daniel Wagner and John Wagner are directors of DBLP.

(5) Includes (i) 7,897,913 Ordinary Shares and (ii) 1,240,865 Ordinary Shares currently held by Apeiron on Brad Wickens' behalf.

(6 Based on the Schedule 13G filed by Apeiron on September 24, 2024.

SELLING HOLDERS

This prospectus also relates to the resale by certain of the Selling Holders of up to 185,068,790 Ordinary Shares, consisting of (i) 122,655,854 Ordinary Shares; (ii) 569,982 Ordinary Shares issuable in respect of the Private Warrants; (iii) 39,612,603 Ordinary Shares issuable upon conversion of the Convertible Notes; (iv) 15,374,145 Ordinary Shares issuable pursuant to the advanced subscription agreements; (v) 4,838,779 Ordinary Shares issuable pursuant to the Second A&R YA Agreement; (vi) 1,071,429 Ordinary Shares issuable upon conversion of the YA Notes; (vii) 400,625 Ordinary Shares issuable upon conversion of the Northland Note and (viii) and 545,373 Ordinary Shares issuable upon the conversion of the Promissory Notes.

Following the expiration of the applicable lock-up restrictions described herein, the sale of all of the securities registered for resale hereunder (and the Ordinary Shares issuable upon exercise of the Private Warrants and the conversion of the Rezolve Convertible Notes, the YA Note and the Promissory Notes), or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. Despite such a decline in price, Armada’s Sponsor and our holders may still experience a positive rate of return on the shares purchased by them due to the lower price per share at which its shares were purchased. See “Risk Factors—Risks Related to the Company” for more information.

In February 2021, Armada issued 4,312,500 shares of common stock to its Sponsor for $25,000 in cash, at a purchase price of approximately $0.006 per share, in connection with its organization. On June 16, 2021, Armada’s Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, resulting in the Sponsor holding an aggregate of 5,012,500 Founder Shares. On June 16, 2021, Armada’s Sponsor transferred 50,000 Founder Shares to each of Messrs. Herbert and Lurio and 35,000 Founder Shares to each of Messrs. Khan, Decker and White. On July 23, 2021, Armada’s Sponsor purchased an additional 1,200,000 shares of common stock at a purchase price of $0.006 per share, resulting in the Sponsor holding an aggregate of 6,007,500 shares of common stock. Because Armada’s underwriters did not exercise their over-allotment option, Armada’s Sponsor forfeited 1,125,000 shares of common stock as of October 1, 2021. Additionally, upon consummation of Armada’s initial business combination, the Sponsor allocated membership interests representing Founder Shares to each anchor investor.

Armada’s Sponsor purchased an aggregate of 459,500 private shares at a price of $10.00 per share for an aggregate purchase price of $4,595,000.

Upon the consummation of the Business Combination, (i) each issued and outstanding share of common stock of Armada immediately prior to the Merger Effective Time was exchanged for one Ordinary Share; (ii) each issued and outstanding Armada Warrant immediately prior to the Merger Effective Time was exchanged for one Public Warrant; (iii) each issued and outstanding Armada Unit immediately prior to the Merger Effective Time was separated into its component parts (one share of Armada Common Stock and one-half of one Armada Warrant), with each share of Armada Common Stock to be exchanged for one Ordinary Share and each Armada Warrant to be exchanged for one Public Warrant. The Ordinary Shares, Public Warrants, the Ordinary Shares issuable upon exercise of the Private Warrants and the conversion of the Convertible Notes, the YA Note and the Promissory Notes are being registered by the registration statement of which this prospectus forms a part pursuant to the registration rights granted under certain of the Subscription Agreements and the Registration Rights Agreement.

The Selling Holders may from time to time offer and sell any or all of the Ordinary Shares a set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus is a part or by supplement to this prospectus), and any pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the Class A ordinary shares or warrants after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of Ordinary Shares that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. Except as otherwise indicated in the table below, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. We have based percentage ownership prior to this offering on 172,182,769 Ordinary Shares outstanding as of November 27, 2024. In calculating percentages of Ordinary Shares owned by a particular Selling Holder, we treated as outstanding the number of Ordinary Shares issuable upon exercise of that particular Selling Holder’s Warrants and upon the conversion of that Selling Holder’s Convertible Notes, YA Note or Promissory Notes, if any, and did not assume the exercise of any other Selling Holder’s Warrants or the conversion of any other Selling Holder’s Convertible Notes, YA Note or Promissory Notes.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Ordinary Shares. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each of the following owners is 3rd Floor, 80 New Bond Street, London, W1S 1SB, United Kingdom.

	Ordinary Shares(1)
Name	Number Beneficially Owned Prior to Offering	Maximum Number Registered for Sale Hereby	Number Beneficially Owned After the Offered Shares are Sold(2)	Percent Owned After the Offered Shares are Sold
Daniel Wagner(3)	4,698,504(15)	4,698,504	--	--
John Wagner(4)	822,793(5) (15)	822,793	--	--
Anthony Sharp(6)	1,948,964(7)	1,948,964	--	--
Sir David Wright(8)	495,343	495,343	--	--
Stephen Perry(9)	715,723(10)	715,723	--	--
Douglas Lurio(11)	403,941	403,941	--	--
Stephen Herbert(12)	298,436	298,436	--	--
Peter Vesco(13)	1,153,633(14)	1,153,633	--	--
DBLP Sea Cow Limited(15)	39,845,287(16)	39,845,287	--	--
Igor Lychagov(17)	35,913,857(18)	35,913,857	--	--
Apeiron Investment Group Limited (19)	32,973,312(20)	32,973,312	--	--
YA II PN, Ltd. (21)	6,210,200(22)	6,060,204	149,996	*
ACM Alameda Special Purpose Investment Fund II LP(23)	45,634	45,634	--	--
ACM Alamosa (Cayman) Holdco LP(24)	51,889	51,889	--	--
ACM ASOF VII (Cayman) Holdco LP(25)	48,967	48,967	--	--
Adam Krupczynski(26)	91,593(27)	67,113	24,480	*
Adam Wagner	989,900(28)	10,714	979,186	*
Antara Capital Total Return SPAC(29)	265,483	131,250	134,233	*
Aperitus Limited	1,665,310(30)	33,333	1,631,977	*
AQR Absolute Return Master Account, L.P. (31)	13,750(32)	4,125	9,625	*
AQR Diversified Arbitrage Fund, a series of AQR Funds(33)	84,041(34)	19,875	64,166	*
AQR Global Alternative Investment Offshore Fund, L.P(35)	62,857(36)	18,857	44,000	*
Arthur Yao(37)	1,274,429(38)	82,094	1,192,335	*
ASJC Global LLC - Series 14 (39)	1,036,863	1,036,863	--	--

Atalaya Special Purpose Investment Fund II LP(40)	35,177	35,177	--	--
Berenberg Capital Markets LLC	50,000(41)	50,000	--	--
Boston Patriot Merrimack ST. LLC(42)	29,495	29,495	--	--
Bradley Wickens	12,544,460(43)	12,544,460	--	--
Brooks Newmark	24,470,676(44)	24,470,676	--	--
Cantor Fitzgerald & Co(45)	1,930,036(46)	1,930,036	--	--
Cecil Levy	30,553(47)	10,000	20,553	*
Celso L. White(48)	125,000	125,000	--	--
Cohen & Company Financial Management LLC(49)	0	12,579,532(50)	--	--
Cohen Sponsor LLC - A14 RS(51)	494,203	494,203	--	--
Context Partners Master Fund LP(52)	131,250	131,250	--	--
Corbin ERISA Opportunity Fund, Ltd. (53)	24,583	24,583	--	--
Julius Meller Management Services LTD	12,857(54)	12,857	--	--
David Weinberger	201,300(55)	201,000	300	*
Derek Smith	33,334(56)	33,334
Dionysios Kolyris(57)	65,209(58)	11,951	--	--
DXG Deutsche Digital GmbH	7,333(59)	7,333	--	--
EarlyBirdCapital, Inc.(60)	162,500(61)	162,500	--	--
EF Hutton LLC(62)	50,000(63)	50,000	--	--
Ercan Kilic(64)	18,175(65)	18,175	--	--
Fir Tree Capital Opportunity Master Fund LP(66)	9,122	9,122	--	--
Fir Tree Capital Opportunity Master Fund III, LP(67)	15,414	15,414	--	--
Fir Tree Value Master Fund, LP(68)	14,048	14,048	--	--
FT SOF XIII (SPAC) Holdings, LLC(69)	6,921	6,921	--	--
Fujian Limatong XinXi Keji Youxian Gongsi	225,714(70)	225,714
George Bellow	8,000(71)	8,000
Highbridge Tactical Credit Master Fund, L.P. (72)	59,775	59,775	--	--
Highbridge Tactical Credit Institutional Fund Ltd.(73)	15,225	15,225	--	--
Jamie Beadle	10,286(74)	10,286

J.V.B. Financial Group, LLC	--	1,888,888(75)	--	--
Justin King	23,517(76)	16,329	7,188	*
Julien Nurse	43,275(77)	43,275	--	--
Kantor Investment Company LLC	79,785(78)	10,000	69,785	*
Karen Kalaris	86,708(79)	21,429	65,279	*
Kepos Alpha Master Fund L.P. (80)	155,000	155,000	--	--
Kepos Special Opportunities Master Fund L.P. (81)	51,250	51,250	--	--
Northland Securities Inc.	--	400,625(82)	--	--
Magnetar Capital Master Fund Ltd.(83)	2,277	2,277	--	--
Magnetar Constellation Fund II, Ltd. (83)	14,140	14,140	--	--
Magnetar Constellation Master Fund, Ltd. (83)	44,075	44,075	--	--
Magnetar Discovery Master Fund Ltd. (83)	1,587	1,587	--	--
Magnetar Lake Credit Fund LLC(83)	13,503	13,503	--	--
Magnetar SC Fund Ltd. (83)	11,592	11,592	--	--
Magnetar Structured Credit Fund, LP(83)	16,052	16,052	--	--
Magnetar Xing He Master Fund Ltd.(83)	17,323	17,323	--	--
Mark Israel	71,785(84)	40,000	31,785	*
Maxim Group LLC	50,000(85)	50,000	--	--
Meteora Capital Partners, L.P. (86)	131,250	131,250	--	--
Mohammad Anwar Khan(87)	125,000	125,000	--	--
Nautilus Master Fund, L.P. (88)	106,000(89)	70,200	35,800	*
Patel Family Investment LLC	206,398(90)	166,667	39,731
Polar Multi-Strategy Master Fund(91)	1,086,250	1,086,250	--	--
Purpose Alternative Credit Fund Ltd(83)	7,898	7,898	--	--
Purpose Alternative Credit Fund T LLC(83)	2,803	2,803	--	--
Quality Kiosk	35,402(92)	35,402	--	--
Radcliffe SPAC Master Fund, L.P. (93)	206,250	206,250	--	--
Jingquain Hou(94)	2,321(95)	2,321	--	--
RiverNorth Capital Partners, LP(96)	47,438(97)	10,313	37,125	*

RiverNorth Institutional Partners, LP(98)	364,957(99)	92,812	272,145	*
RiverNorth SPAC Arbitrage Fund, LP(100)	474,375(101)	103,125	371,250	*
Roth Capital Partners, LLC	60,000(102)	60,000	--	--
Rong Lin	25,603(103)	9,283	16,320	*
Sam Lewis	137,832(104)	20,000	117,832	*
Sandia Investment Management LP(105)	53,503	53,503	--	--
Sharat Williams	3,372(106)	3,372	--	--
Susan Briggs	35,155(107)	35,155	--	--
Tanist Group Limited	999,978(108)	209,523	790,455	*
Techouts Solutions India Pvt ltd	17,078(109)	17,078
The K2 Principal Fund L.P. (110)	184,825(111)	131,250	53,575
Thomas Decker(112)	125,000	125,000	--	--
Trustees of Risol Limited Pension	462,063(113)	21,429	440,634	--
UBIRY GmbH	21,429(114)	21,429	--	--
Walleye Investments Fund LLC (115)	7,166	7,166	--	--
Walleye Opportunities Master Fund Ltd(116)	72,239(117)	14,331	57,908	*
Vellar Opportunities Fund Master, Ltd.(118)	33,000	33,000	--	--
Yi-Han Pao(119)	1,000(120)	1,000	--	--
Zedfesto Holding Ltd.	100,000(121)	100,000	--	--
Zheng Jie	1,857(122)	1,857	--	--

* Less than 1%.

(1)
Includes Ordinary Shares underlying Warrants.
(2)
Assumes the sale of all Ordinary Shares being offered pursuant to this prospectus.
(3)
Mr. Daniel Wagner is the CEO and a director of Rezolve.
(4)
Mr. John Wagner is a director of Rezolve.
(5)
Consists of (i) 815,989 Ordinary Shares; (ii) 2,835 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by Mr. Wagner, when converted at $7 per share; and (iii) 3,969 Ordinary Shares underlying the Private Warrants held by Mr. Wagner.
(6)
Mr. Sharp is a director of Rezolve.
(7)
Consists of (i) 1,879,352 Ordinary Shares; (ii) 11,321 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by Mr. Sharp, when converted at $7 per share; (iii) 42,441 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Sharp; and (iv) 15,850 Ordinary Shares underlying the Private Warrants held by Mr. Sharp.
(8)
Sir David Wright is a director of Rezolve.
(9)
Mr. Perry is a director of Rezolve.

(10)
Consists of (i) 564,935 Ordinary Shares; (ii) 9,071 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by Mr. Perry, when converted at $7 per share; (iii) 110,000 Ordinary Shares; which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Perry; (iv) 12,700 Ordinary Shares underlying the Private Warrants held by Mr. Perry; and (v) 19,017 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon conversion of the Convertible Note held by Mr. Perry.
(11)
Mr. Lurio served as President and a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since Armada’s inception in November 2020. Mr. Lurio became a director of Rezolve following the Business Combination and served in such capacity until his resignation on August 20, 2024. Mr. Lurio’s business address is 1007 Canterbury Lane, Villanova, PA 19805.
(12)
Mr. Herbert is a director of Rezolve. Mr. Herbert served as Chief Executive Officer and Chairman of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since Armada’s inception in November 2020. Mr. Herbert’s business address is PO Box 2339, Breckenridge, CO 80424.
(13)
Mr. Vesco is the Chief Commercial Officer and General Manager (EMEA) of Rezolve.
(14)
Consists of (i) 1,142,384 Ordinary Shares and (ii) 11,249 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Vesco.
(15)
DBLP Sea Cow Limited ("DBLP") is wholly legally owned by Daniel Wagner and is wholly beneficially owned by John Wagner. Messrs. Daniel and John Wagner are each directors of DBLP and may be deemed to share voting and investment power over the shares held by DBLP. Messrs. Daniel and John Wagner are each directors of Rezolve.
(16)
Consists of (i) 35,266,716 Ordinary Shares; (ii) 178,571 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by DBLP, when converted at $7 per share; (iii) 4,150,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by DBLP; and (iv) 250,000 Ordinary Shares underlying the Private Warrants held by DBLP.
(17)
Mr. Lychagov has sole voting and investment power over these securities. These securities are held directly by Mr. Lychagov, with no agreements or understandings with any other parties regarding the distribution of the securities. Mr. Lychagov resigned as a director of Rezolve on May 19, 2023, having served in such position since August 2019. Mr. Lychagov’s business address is c/o LakeShore International Management AG, Obergrundstrasse 44, 6003 Luzern, Switzerland.
(18)
Consists of (i) 34,771,000 Ordinary Shares and (ii) 1,142,857 Ordinary Shares issuable upon conversion of the Convertible Note held by Mr. Lychagov. The aforementioned 1,142,857 Ordinary Shares figure accounts for only the principal amount of the loan and excludes accrued interest.
(19)
Christian Angermayer is the majority shareholder of Apeiron Investment Group Limited (“Apeiron”) and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. The principal business address of Apeiron and Mr. Angermayer is 66 & 67, Beatrice, Amery Street, Sliema SLM1707, Malta.
(20)
In its Schedule 13G filing on September 24, 2024, Apeiron reported beneficial ownership of 18,281,638 Ordinary Shares representing 10.4% of the class of Ordinary Shares, comprised of (i) 14,712,645 Ordinary Shares held beneficially and of record by Apeiron, (ii) 62,500 Ordinary Shares underlying currently exercisable warrants which Apeiron may be deemed to beneficially own, (iii) 3,173,160 Ordinary Shares that Apeiron has the right to acquire upon conversion of various convertible debt instruments which Apeiron may be deemed to beneficially own and (iv) 333,333 Ordinary Shares that Apeiron has the right to acquire pursuant to a contractual obligation with the Issuer which Apeiron may be deemed to beneficially own. The number of Ordinary Shares registered for resale by Apeiron pursuant to this Registration Statement has been calculated based on the aggregate of: (i) 10,712,645 Ordinary Shares, (ii) 182,886 Ordinary Shares with respect to Ordinary Shares issuable upon potential conversion of the Promissory Note held by Apeiron, (iii) 333,333 Ordinary Shares with respect to the potential conversion of the Advance Subscription made by Apeiron, (iv) 62,500 Ordinary Shares underlying the Private Warrants held by Apeiron; and (v) 21,681,948 Ordinary Shares with respect to Ordinary Shares issuable upon potential conversion of the Convertible Note held by Apeiron. Excludes 1,240,865 Ordinary Shares held by Apeiron on Brad Wickens' behalf.
(21)
YA II PN, Ltd. ("Yorkville") is managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.
(22)
Consists of (i) 149,996 Ordinary Shares directly held; (ii) 1,071,429 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the YA Notes by Yorkville, when converted at $7 per share; and (iii) 4,988,775 Ordinary Shares, which is the number of Ordinary Shares issuable upon a $50 million draw by the Company on the Second A&R YA Agreement.

(23)
The principal business address of ACM Almeda Special Purpose Investment Fund II LP is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(24)
Mr. Ivan Zinn may be deemed to share beneficial ownership of the securities beneficially owned by ACM Alamosa (Cayman) Holdco LP (“ACM Alamosa”). The principal business address of ACM Alamosa is One Rockefeller Center, 32ndFloor, New York, NY 10020.
(25)
Mr. Ivan Zinn may be deemed to share beneficial ownership of the securities beneficially owned by ACM ASOF VII (Cayman) Holdco LP (“ACM ASOF”). The principal business address of ACM ASOF is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(26)
Mr. Krupczynski is a long-term employee of Rezolve and currently holds an active employment contract with the Company. The principal business address for Mr. Krupczynski is Przy Agorze 26/191, 01-930 Warsaw, Poland.
(27)
Consists of (i) 24,480 Ordinary Shares; (ii) 67,113 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Krupczynski; and (iii) 16,230 Rezolve Options pursuant to an option grant agreement between Mr. Krupczynski and the Company.
(28)
Consists of (i) 979,186 Ordinary Shares, (ii) 4,464 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by Mr. Adam Wagner, when converted at $7 per share, and (iii) 6,250 Ordinary Shares underlying the Private Warrants held by Mr. Adam Wagner.
(29)
Mr. Himanshu Gulati is the Managing Member of the general partner of Antara Capital Total Return SPAC Master Fund L.P. ("Antara Capital Total Return") and may be deemed to beneficially own the securities owned by Antara Capital Total Return. The principal business address of Antara Capital Total Return is 2005 Market Street, Suite 3120, Philadelphia, PA 19103.
(30)
Consists of (i) 1,631,977 Ordinary Shares and (ii) 33,333 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Aperitus Limited.
(31)
AQR Absolute Return Master Account, L.P. (“AQR Absolute Return”) is a Cayman Islands exempted limited partnership. AQR Principal Global Asset Allocation LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC (“AQR Capital Management”) and AQR Arbitrage, LLC (“AQR Arbitrage”), each a Delaware limited liability company, act as investment adviser to AQR Absolute Return. AQR Arbitrage is deemed to be controlled by AQR Capital Management. AQR Capital Management is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company (“AQR Capital Management Holdings”). AQR Absolute Return is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that AQR Absolute Return did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of AQR Absolute Return is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(32)
Consists of (i) 4,125 Ordinary Shares and (ii) 9,625 Ordinary Shares underlying the Public Warrants owned by AQR Absolute Return that will be exercisable within 60 days of the date hereof.
(33)
AQR Diversified Arbitrage Fund (“AQR Diversified Arbitrage”) is a series of AQR Funds, a Delaware statutory trust registered as an open-end management investment company with the U.S. Securities and Exchange Commission. AQR Capital Management and AQR Arbitrage act as investment adviser and sub-adviser, respectively, to AQR Diversified Arbitrage. AQR Arbitrage is deemed to be controlled by AQR Capital Management. AQR Capital Management is a wholly-owned subsidiary of AQR Capital Management Holdings. AQR Diversified Arbitrage is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that AQR Diversified Arbitrage did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of AQR Diversified Arbitrage is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(34)
Consists of (i) 19,875 Ordinary Shares and (ii) 66,166 Ordinary Shares underlying the Warrants owned by AQR Diversified Arbitrage that will be exercisable within 60 days of the date hereof.
(35)
AQR Global Alternative Investment Offshore Fund, L.P. (“AQR Global”) is a Cayman Islands exempted limited partnership AQR Capital Management GP Ltd., a Cayman Islands company, is its general partner. AQR Capital Management and AQR Arbitrage act as investment adviser to AQR Global. AQR Arbitrage is deemed to be controlled by AQR Capital Management. AQR Capital Management is a wholly owned subsidiary of AQR Capital Management Holdings. AQR Global is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that AQR Global did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of AQR Global is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(36)
Consists of (i) 18,857 Ordinary Shares and (ii) 44,000 Ordinary Shares underlying the Public Warrants owned by AQR Global that will be exercisable within 60 days of the date hereof.
(37)
Mr. Yao is the Chief Executive Officer of Rezolve’s China office. The principal business address for Mr. Yao is No. 2 Zhuang, 268 Hao, Qinggong Lu, Fengxianqu, Shanghai, China.
(38)
Consists of (i) 1,192,335 Ordinary Shares; (ii) 13,393, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by Mr. Yao, when converted at $7 per share; (iii) 49,951 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Yao; and (iv) 18,750 Ordinary Shares underlying the Private Warrants held by Mr. Yao.
(39)
Mr. Andrew Davilman, in his capacity as the Chief Operating Officer, may be deemed to control the securities owned by ASJC Global LLC - Series 14 ("ASJC Global"). ASJC Global is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that ASJC Global did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of ASJC Global is 3 Columbus Circle, 24th Floor, New York, NY 10019.
(40)
The principal business address of Atalaya Special Purpose Investment Fund II LP is One Rockefeller Center, 32nd Floor, New York, NY 10020.
(41)
Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Berenberg Capital Markets LLC (“Berenberg”), a registered broker-dealer, as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination. The business address of Berenberg is 1251 Avenue of the Americas, 53rd Floor, New York, NY 10020. Berenberg's sole member is Berenberg Asset Management LLC ("BAM"). BAM's sole member is Berenberg Americas LLC, which in turn is a wholly owned subsidiary of Berenberg Beteiligungsholding GmbH ("BBH"). BBH is the holding company for Joh. Berenberg, Gossler & Co. KG, a German regulated bank. The business address of Joh. Berenberg, Gossler & Co. KG is Neuer Jungfernstieg 20, 20354 Hamburg, Germany. No natural person holds more than 25% of the ownership interests in Joh. Berenberg, Gossler & Co. KG or controls more than 25% of the voting rights thereof and can therefore be regarded as the beneficial owner of the Ordinary Shares held by the Selling Holder.
(42)
The principal business address of Boston Patriot Merrimack ST. LLC is c/o PRIM Board, 84 State St. Suite 250, Boston, MA 02109.
(43)
Consists of (i) 7,897,913 Ordinary Shares, (ii) 1,240,865 Ordinary Shares currently held by Apeiron on Mr. Wickens' behalf, (iii) 44,643 Ordinary Shares, which is the amount of Ordinary Shares issuable upon conversion of the Promissory Note held by Mr. Wickens when converted at $7 per share, (iv) 333,333 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Wickens, (v) 62,500 Ordinary Shares underlying the Private Warrants held by Mr. Wickens; and (vi) 2,965,206 Ordinary Shares issuable upon conversion of the Convertible Note held by Mr. Wickens.
(44)
Consists of (i) 15,170,676 Ordinary Shares and (ii) 9,200,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Newmark.
(45)
Cantor Fitzgerald & Co. ("CF&CO")is the record owner of the securities. The business address of CF&CO is 110 East 59th Street, New York, NY 10022. Cantor Fitzgerald Securities ("CFS") controls the managing general partner of CF&CO. Cantor Fitzgerald, L.P. ("CFLP") indirectly controls each of CFS and CF&CO. CFLP is controlled by CF Group Management, Inc. ("CFGM"), its managing general partner. Mr. Howard Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of CFGM's sole stockholder and therefore controls CFGM. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(46)
Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to CF&CO, a registered broker-dealer, as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination.
(47)
Consists of (i) 20,553 Ordinary Shares and (ii) 10,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Cecil Levy.
(48)
Mr. White served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. Mr. White’s principal business address is 34 N. Calibogue Cay Road, Hilton Head Island, SC 29928.
(49)
Cohen & Company Financial Management LLC ("Cohen") is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of Cohen is 2929 Arch Street, Suite 1703, Philadelphia, PA.
(50)
Consists of 12,579,532 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the unsecured convertible loan (the "Cohen Note") issued to Cohen on August 14, 2024. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the Ordinary Shares that Cohen may receive under the Cohen Note, because the issuance of such Ordinary Shares is at our discretion and is subject to conditions contained in the Cohen Note, the satisfaction of which are entirely outside of Cohen's control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, pursuant to the terms of the Cohen Note, we cannot issue Ordinary Shares to Cohen, and we cannot convert the Cohen Note, to the extent that Cohen would beneficially own, after any such issuance or conversion, more than 9.9% of the then issued and outstanding Ordinary Shares.
(51)
Cohen Sponsor LLC - A14 RS is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business office of Cohen Sponsor LLC - A14 RS is 2929 Arch Street, Suite 1703, Philadelphia, PA.
(52)
The principal business address of Context Partners Master Fund, LP is 27 Hospital Road, George Town, Grand Cayman KY1-9008 C.
(53)
Corbin Capital Partners, L.P. (“Corbin”) is the investment manager of Corbin ERISA Opportunity Fund, Ltd (“Corbin ERISA”). Craig Bergstrom, as the chief investment officer of Corbin, directs the voting and investment decisions with respect to the Ordinary Shares as listed herein. The foregoing statement and table shall not be construed as an admission that Mr. Bergstrom is, for purposes of Sections 13(d) or 13(g) of the Exchange Act, the beneficial owner of such securities and Mr. Bergstrom disclaims any such beneficial ownership. The principal business address of Corbin ERISA is 474 Madison Avenue, 21st Floor, New York, NY 10022.
(54)
Consists of (i) 5,357 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by Mr. Meller, when converted at $7 per share and (ii) 7,500 Ordinary Shares underlying the Private Warrants held by Mr. Meller.
(55)
Consists of (i) 300 Ordinary Shares and (ii) 201,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Weinberger.
(56)
Consists of 33,334 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Smith.
(57)
Mr. Kolyris has provided services to Rezolve as a contractor since November 2018. The principal business address for Mr. Kolyris is Noyaroy 12, Maroysi, 15126, Athens, Greece.
(58)
Consists of 65,209 Ordinary Shares, of which 11,951 Ordinary Shares are beneficially owned by Mr. Kolyris and is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Nadenco P.C., a company Mr. Kolyris may be deemed to control.
(59)
Consists of 7,333 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by DXG Deutsche Digital GmbH.

(60)
Messrs. Steven Levine and David Nussbaum and Ms. Amy Kaufmann may be deemed to share beneficial ownership of the securities beneficially owned by EarlyBirdCapital, Inc. (“EarlyBird”). The principal business address of EarlyBird is One Huntington Quadrangle 1C15, Melville, NY 11747.
(61)
Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to EarlyBird, a registered broker-dealer, as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the initial public offering of Armada, which became a wholly-owned subsidiary of the Company in connection with the Business Combination.
(62)
Mr. David Boral, CEO and Manager of EF Hutton LLC (“EF Hutton”), may be deemed to beneficially own the securities owned by EF Hutton. Mr. Ben Reed, in his capacity as the Head of Wealth Management and Power of Attorney, may also be deemed to control the securities owned by EF Hutton and thereby may be deemed to beneficially own the securities owned by EF Hutton. Mr. Reed has sole investment power over these securities. The principal address of EF Hutton LLC is 590 Madison Avenue, 39th Floor New York, NY 10022.
(63)
Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to EF Hutton, a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination.
(64)
Mr. Kilic is employed as Vice President Global Head of Payments and Director DACH & TR at Rezolve. The principal business address for Mr. Kilic is Manstedtener Berg 19, 50259, Pulheim, Germany.
(65)
Consists of 18,175 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Kilic.
(66)
Messrs. Clinton Biondo and David Sultan are Managing Partners of Fir Capital Management LP (“Fir Capital Management”), the Investment Manager of Fir Tree Capital Opportunity Master Fund LP (“Fir Tree Opportunity Master Fund”) and may be deemed to share beneficial ownership of the securities beneficially owned by Fir Tree Opportunity Master Fund. The principal business address of Fir Tree Master Fund is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-1205.
(67)
Messrs. Clinton Biondo and David Sultan are Managing Partners of Fir Capital Management, the Investment Manager of Fir Tree Capital Opportunity Master Fund III, LP (“Fir Tree Capital Opportunity Master Fund III”) and may be deemed to share beneficial ownership of the securities beneficially owned by Fir Tree Capital Opportunity Master Fund III. The principal business address of Fir Tree Capital Opportunity Master Fund III is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-1205.
(68)
Messrs. Clinton Biondo and David Sultan are Managing Partners of Fir Capital Management, the Investment Manager of Fir Tree Value Master Fund, LP (“Fir Tree Value Master Fund”) and may be deemed to share beneficial ownership of the securities beneficially owned by Fir Tree Value Master Fund. The principal business address of Fir Tree Fir Tree Value Master Fund is 89 Nexus Way, Camana Bay, Grand Cayman, KY1-1205.
(69)
The principal business address of FT SOF XIII (SPAC) Holdings, LLC is 500 Fifth Ave, 9thFloor, New York, NY 10110.
(70)
Consists of (i) 35,714 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by FMS China when converted at $7 per share; (ii) 50,000 Ordinary Shares underlying the Private Warrants held by FMS China; and (iii) 140,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Fujian Global Services Co., Ltd. (collectively, with FMS China “Fujian Limatong XinXi Keji Youxian Gongsi”).
(71)
Consists of 8,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Bellow.
(72)
Highbridge Capital Management, LLC (“Highbridge Capital Management”) is the trading manager of Highbridge Tactical Credit Master Fund, L.P. (“Highbridge Tactical Credit Master Fund”). Highbridge Tactical Credit Master Fund disclaims beneficial ownership over these shares. The address of Highbridge Capital Management is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge tactical Credit Master Fund is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(73)
Highbridge Capital Management is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. (“Highbridge Tactical Credit Institutional Fund”) Highbridge Tactical Credit Institutional Fund disclaims beneficial ownership over these shares. The address of Highbridge Capital Management is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge tactical Credit Master Fund is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(74)
Consists of 10,286 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Jamie Beadle.

(75)
Consists of up to 758,294 of Ordinary Shares that may be issued upon conversion of the convertible note issued to J.V.B. Financial Group, LLC ("JVB"), a registered broker-dealer, on August 14, 2024 (the “JVB Note”). In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the Ordinary Shares that JVB may receive under the JVB Note, because the issuance of such Ordinary Shares is at our discretion and is subject to conditions contained in the JVB Note, the satisfaction of which are entirely outside of JVB's control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, pursuant to the terms of the JVB Note, we cannot issue Ordinary Shares to JVB, and we cannot convert the JVB Note, to the extent that JVB would beneficially own, after any such issuance or conversion, more than 9.9% of the then issued and outstanding Ordinary Shares. The Company issued the JVB Note and the shares of Ordinary Shares underlying the JVB Note as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the recently completed Business Combination. The business address of JVB is 2929 Arch Street Ste. 1703, Philadelphia, PA 19104.
(76)
Consists of (i) 7,188 Ordinary Shares; (ii) 6,804 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by Mr. King, when converted at $7 per share; and 9,525 Ordinary Shares underlying the Private Warrants held by Mr. King.
(77)
Consists of (i) 5,670 Ordinary Shares, which is the maximum amount of Ordinary Shares issuable upon conversion of the Promissory Note held by Mr. Nurse, when converted at $7 per share; (ii) 29,667 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Nurse; and (iii) 7,938 Ordinary Shares underlying the Private Warrants held by Julian Nurse.
(78)
Consists of (i) 69,785 Ordinary Shares and (ii) 10,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Kantor Investment Company LLC.
(79)
Consists of (i) 65,279 Ordinary Shares; (ii) 8,929 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Promissory Note held by Ms. Kalaris, when converted at $7 per share; and (iii) 12,500 Ordinary Shares underlying the Private Warrants held by Ms. Kalaris.
(80)
Kepos Capital LP (“Kepos Capital”) is the investment manager of Kepos Alpha Master Fund L.P. (“Kepos Alpha Master Fund”) and Kepos Partners LLC (“Kepos Partners”) is the General Partner of Kepos Alpha Master Fund and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners is Kepos Partners MM (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Alpha Master Fund. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Alpha Master Fund. The address of Kepos Capital and Mr. Carhart is c/o Kepos Capital LP 11 Times Square, 35th Floor, New York, NY 10036.
(81)
Kepos Capital is the investment manager of Kepos Special Opportunities Master Fund L.P. (“Kepos Special Opportunities Master Fund”) and Kepos Partners is the General Partner of Kepos Special Opportunities Master Fund and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital is the Kepos GP and the Managing Member of Kepos Partners is Kepos M. Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by Kepos Special Opportunities Master Fund. Mr. Carhart disclaims beneficial ownership of the shares held by Kepos Special Opportunities Master Fund. The address of Kepos Capital and Mr. Carhart is c/o Kepos Capital LP 11 Times Square, 35th Floor, New York, NY 10036.
(82)
Consists of 400,625 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the unsecured convertible loan (the "Northland Note") issued to Northland Securities, Inc. ("Northland"), a registered-broker dealer, on July 30, 2024. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of Ordinary Shares beneficially owned prior to the offering all of the Ordinary Shares that Northland may receive under the Northland Note, because the issuance of such Ordinary Shares is at our discretion and is subject to conditions contained in the Northland Note, the satisfaction of which are entirely outside of Northland's control. Furthermore, pursuant to the terms of the Northland Note, we can only convert all but $1,135,000 of the Northland Note into Ordinary Shares. The Company issued the Northland Note and the shares of Ordinary Shares underlying the Northland Note as transaction-based compensation for the performance of investment banking services rendered to the Company in connection with the initial public offering of Armada, which became a wholly-owned subsidiary of the Company in connection with the Business Combination. The business address of Northland is 150 South Fifth Street, Suite 3300, Minneapolis, MN 55402.
(83)
The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC(“MFL”), which serves as investment manager of Magnetar Capital Master Fund Ltd, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Magnetar Discovery Master Fund Ltd, Magnetar Xing He Master Fund Ltd, Purpose Alternative Credit Fund Ltd, Purpose Alternative Credit Fund – T LLC, and Magnetar SC Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC, and general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is David Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The principal business address of MFL and each of the Magnetar Funds is 1603 Orrington Ave., 13th Floor, Evanston, IL 60201.
(84)
Consists of (i) 31,785 Ordinary Shares and (ii) 40,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Israel.
(85)
Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Maxim Group LLC (“Maxim”), a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. The business address of Maxim is 300 Park Ave., 16th Floor, New York, NY 10022.
(86)
Vikas Mittal is the Managing Member of Meteora Capital Partners, L.P. (“Meteora”) and in such capacity may be deemed to be the beneficial owner having shared voting power and shared investment power over the securities described in this footnote. Mr. Mittal expressly declares that he is not the beneficial owner for the purposes of sections 13(d) or 13(g) of the Act. The business address of Meteora is 1200 N. Federal Hwy #200 Boca Raton, Florida 33432.
(87)
Mr. Khan served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. Mr. Khan’s principal business address is 2238 Bentley Ridge Drive, San Jose, CA 95138.
(88)
Voting and investment power over the interests held by Nautilus Master Fund, L.P. (“Nautilus”) resides with its investment manager, Periscope Capital Inc. (“Periscope Capital”). Jamie Wise is the Chief Executive Officer of Periscope Capital and may be deemed to be the beneficial owner of the interests held by Nautilus. Jaime Wise and Periscope Capital, however, disclaim any beneficial ownership of the interests held by Nautilus. The principal business address of Nautilus is c/o 333 Bay Street, Suite 1240, Toronto, ON M5H 2R2, Canada.
(89)
Consists of (i) 70,200 Ordinary Shares and (ii) 35,800 Ordinary Shares underlying the Public Warrants owned by Nautilus that will be exercisable within 60 days of the date hereof.
(90)
Consists of (i) 39,731 Ordinary Shares and (ii) 166,667 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Patel Family Investment LLC.
(91)
Polar Multi-Strategy Master Fund (“Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Adviser to the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The principal business address the Polar Fund is C/O Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6 Canada.
(92)
Consists of 35,402 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Quality Kiosk.
(93)
Pursuant to an investment management agreement, Radcliffe Capital Management, L.P. (“RCM”) serves as the investment manager of the Radcliffe SPAC Master Fund, L.P. (“Radcliffe Fund”). RGC Management Company, LLC (“Management”) is the general partner of RCM. Steve Katznelson and Christopher Hinkel serve as managing members of Management. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein. The principal business address of Radcliffe Fund is c/o Radcliffe Capital Management, L.P., 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.
(94)
The principal business address of Jingquain Hou is 610, Haitian Ge, Haiwaihuayuan, Ligang Lu, Haizhuqu, Guangzhou, Zhongguo.
(95)
Consists of 2,321 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Jingquain Hou.
(96)
The principal business address of RiverNorth Capital Partners, L.P. (“RiverNorth Capital Partners”) is 360 S. Rosemary Avenue, Suite 1420, West Palm Beach, Florida 33401.
(97)
Consists of (i) 10,313 Ordinary Shares and (ii) 37,125 Ordinary Shares underlying the Warrants owned by RiverNorth Capital Partners that will be exercisable within 60 days of the date hereof.

(98)
The principal business address of RiverNorth Institutional Partners, L.P. (“RiverNorth Institutional Partners”) is 360 S. Rosemary Avenue, Suite 1420, West Palm Beach, Florida 33401.
(99)
Consists of (i) 92,812 Ordinary Shares and (ii) 272,145 Ordinary Shares underlying the Warrants owned by RiverNorth Institutional Partners that will be exercisable within 60 days of the date hereof.
(100)
The principal business address of RiverNorth SPAC Arbitrage Fund, L.P. (“RiverNorth SPAC Arbitrage Fund”) is 360 S. Rosemary Avenue, Suite 1420, West Palm Beach, Florida 33401.
(101)
Consists of (i) 103,125 Ordinary Shares and (ii) 371,250 Ordinary Shares underlying the Warrants owned by RiverNorth SPAC Arbitrage Fund that will be exercisable within 60 days of the date hereof.
(102)
Offered securities consist of the maximum number of Ordinary Shares that may be issued in relation to those Ordinary Shares the Company issued to Roth Capital Partners, LLC (“Roth Capital”), a registered broker-dealer, as transaction-based compensation for the performance of advisory services rendered to the Company in connection with the recently completed Business Combination. The business address of Roth Capital is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.
(103)
Consists of (i) 16,320 Ordinary Shares and (ii) 9,283 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Mr. Lin.
(104)
Consists of (i) 117,832 Ordinary Shares and (ii) 20,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Sam Lewis.
(105)
Consists of Ordinary Shares held by Boothbay Absolute Return Strategies, LP, BoothBay Diversified Alpha Master Fund, LP, Sandia Crest LP, WWJr. Enterprises, Inc., Crestline Summit Master, SPC – Peak SPC and Crestline Summit Master, SPC – Crestline Summit APEX SP, each of which is managed by Sandia Investment Management LP (“Sandia Investment Management”). Tim Sichler is the majority owner of Sandia Investment Management. The principal business address of Sandia Investment Management is 201 Washington Street, Suite 2600, Boston, MA 02108.
(106)
Consists of 3,372 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Sharat Williams.
(107)
Consists of 35,155 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon conversion of the Convertible Note held by Ms. Briggs.
(108)
Consists of (i) 790,455 Ordinary Shares; (ii) 17,857 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Promissory Note held by Tanist Group Limited, when converted at $7 per share; (iii) 166,666 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Tanist Group Limited; and (iv) 25,000 Ordinary Shares underlying the Private Warrants held by Tanist Group Limited.
(109)
Consists of 17,078 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Techouts Solutions India Pvt ltd.
(110)
K2 Genpar 2017 Inc., the General Partner of The K2 Principal Fund L.P. (the “K2 Partnership”), has appointed K2 & Associates Investment Management Inc. as the manager of the K2 Partnership. These corporations are controlled by Shawn Kimel, who is the chairman and Chief Investment Officer of K2 & Associates Investment Management Inc. and may be deemed to have voting and dispositive power of the securities held by the K2 Partnership. The principal business address of the K2 Partnership is 2 Bloor S West – Suite 801, Toronto Ontario, M4W 3E2, Canada.
(111)
Consists of (i) 131,250 Ordinary Shares and (ii) 207,659 Ordinary Shares underlying the Warrants owned by the K2 Partnership that will be exercisable within 60 days of the date hereof.
(112)
Mr. Decker served as a director of Armada, which became a wholly owned subsidiary of the Company in connection with the Business Combination, since August 2021. The principal business office of Mr. Decker is 517 Old Gulph Road, Bryn Mawr, PA 19010.
(113)
Consists of (i) 440,634 Ordinary Shares, (ii) 8,929 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Promissory Note held by Trustees of Risol Limited Pension, when converted at $7 per share, and (iii) 12,500 Ordinary Shares underlying the Private Warrants held by Trustees of Risol Limited Pension.
(114)
Consists of (i) 8,929 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Promissory Note held by UBIRY GmbH, when converted at $7 per share and (ii) 12,500 Ordinary Shares underlying the Private Warrants held by UBIRY GmbH.
(115)
Walleye Investments Fund LLC (“Walleye Investments Fund”) is a private investment fund managed by Walleye Capital LLC (“Walleye Capital”). William England serves as the Chief Executive Officer of Walleye Capital. As a result, Walleye Capital and Mr. England may be deemed to have shared voting and dispositive power with respect to the shares held by Walleye

Investments Fund. Walleye Capital and Mr. England disclaim beneficial ownership of such shares except to the extent of each of their pecuniary interest therein. Walleye Investments Fund is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of Walleye Investment Fund is 2800 Niagara Lane, Plymouth, MN 55447.
(116)
Walleye Opportunities Master Fund Ltd (“Walleye Opportunities Fund”) is a private investment fund managed by Walleye Capital. William England serves as the Chief Executive Officer of Walleye Capital. As a result, Walleye Capital and Mr. England may be deemed to have shared voting and dispositive power with respect to the shares held by Walleye Opportunities Fund. Walleye Capital and Mr. England disclaim beneficial ownership of such shares except to the extent of each of their pecuniary interest therein. Walleye Opportunities Fund is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of Walleye Opportunities Fund is 2800 Niagara Lane, Plymouth, MN 55447.
(117)
Consists of (i) 72,208 Ordinary Shares and (ii) 31 Ordinary Shares underlying the Warrants owned by Walleye Opportunities Fund that will be exercisable within 60 days of the date hereof.
(118)
Solomon J. Cohen, in his capacity as Director of Vellar Opportunities Fund Master, Ltd. ("Vellar") may be deemed to control the securities owned by Vellar. Vellar is an affiliate of a registered broker-dealer and has represented to us that the Ordinary Shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their Ordinary Shares in the ordinary course of business, or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms part to designate such affiliate as an “underwriter” within the meaning of the Securities Act. The principal business address of Vellar is 3 Columbus Circle, 24th Floor, New York, NY 10019.
(119)
Ms. Pao has been employed as a junior employee at the Taiwan branch of Rezolve since April 2022. The principal business address for Ms. Pao is 5F., No. 15, Ln. 128, Xinhu 1st Rd., Neihu District, Taipei City 114065, Taiwan (R.O.C.).
(120)
Consists of 1,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Ms. Pao.
(121)
Consists of 100,000 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Zedfesto Holding Ltd.
(122)
Consists of 1,857 Ordinary Shares, which is the maximum number of Ordinary Shares issuable upon the conversion of the Advance Subscription made by Zheng Jie.

DESCRIPTION OF ORDINARY SHARES, ARTICLES OF

ASSOCIATION AND CERTAIN LEGAL CONSIDERATIONS

Introduction

Set forth below is (i) a summary of certain information concerning Rezolve’s share capital, (ii) a description of certain provisions of Rezolve’s articles of association (the “Articles”), and (iii) a summary of relevant provisions of the UK Companies Act 2006 (as amended) (the “UK Companies Act”) and certain other English law considerations. The summary below contains only material information concerning Rezolve’s share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to the Articles, which are filed as an exhibit to the registration statement of which this prospectus forms a part.

General Description of Ordinary Shares

Ordinary Shares comprise a single class of ordinary shares with a nominal value of £0.0001 each.

The following information is a summary of Ordinary Shares:

•
Ordinary Shares carry the right to receive dividends and distributions paid by Rezolve, if any.
•
The holders of Ordinary Shares have the right to receive notice of, and to attend and vote at, all Rezolve’s general meetings provided that the aggregate number of votes attaching to all shares in Rezolve held by the Rezolve Founder and/or in which he is interested or of which he is beneficial owner will be equal to the higher of: (i) 75% of the votes attaching to all shares in the capital of Rezolve and (ii) the total number of votes that would have been conferred on the Rezolve Founder if (i) did not apply.
•
Subject to the UK Companies Act, any equity securities issued by Rezolve for cash must first be offered to Rezolve shareholders in proportion to their existing holdings of Ordinary Shares.
•
The UK Companies Act allows for the disapplication of pre-emption rights, which may be waived by a special resolution of not less than three quarters of Rezolve shareholders, either generally or specifically, for a maximum period not exceeding five years.
•
Ordinary Shares are not redeemable; however, Rezolve may purchase or contract to purchase any of its Ordinary Shares on-market or off-market, subject to the UK Companies Act and Rezolve’s Articles. Rezolve may only purchase its Ordinary Shares out of distributable reserves or the proceeds of a new issue of shares made for the purpose of funding the repurchase.

If Rezolve is wound up (whether the liquidation is voluntary, under supervision of the Court or by the Court), the liquidator is under a duty to collect in and realize Rezolve’s assets and to distribute them to Rezolve’s creditors and, if there is a surplus, to Rezolve’s shareholders according to their entitlements. This applies whether the assets consist of property of one kind or of different kinds.

Rezolve may convert Ordinary Shares into deferred shares of £0.0001 each (or other nominal value) in the capital of Rezolve (the “Deferred Shares”) in certain limited circumstances or issue Deferred Shares. The Deferred Shares have no rights to vote and do not entitle their holder to receive any dividend; distribution declared, made or paid; or any return of capital. The Deferred Shares also do not entitle their holder to any further or other right of participation in the assets of Rezolve (including on a winding-up). All or any part of the Deferred Shares from time to time shall be redeemable at the option of Rezolve for $1.00.

If at any time an employee or consultant (other than the Rezolve Founder) ceases to be an employee or consultant of or to Rezolve or any subsidiary (such that he or she is neither an employee or consultant of or to Rezolve or any subsidiary), then unless the board of directors of Rezolve resolves otherwise with the written consent of the Rezolve Founder, all the Ordinary Shares held by such holder and/or his permitted transferees shall automatically convert into Deferred Shares (on the basis of one Deferred Share for each Rezolve Share held) on the date of such cessation (rounded down to the nearest whole share).

Share Register

Rezolve is required by the UK Companies Act to keep a register of its shareholders. Under the laws of England and Wales, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in the share register. The share register therefore is prima facie evidence of the identity of Rezolve’s shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of Rezolve’s Ordinary Shares. Rezolve’s share register is maintained by its registrar, Computershare Inc.

Under the UK Companies Act, Rezolve must enter an allotment of shares in its share register as soon as practicable and in any event within two months of the allotment. Rezolve also is required by the UK Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.

Rezolve, any of its shareholders or any other affected person may apply to the court for rectification of the share register if:

•
the name of any person, without sufficient cause, is wrongly entered in or omitted from Rezolve’s register of shareholders; or
•
there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder or on which Rezolve has a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Public Warrants

Each whole Public Warrant entitles the holder to purchase one Ordinary Share at a price of $11.50 per share subject to adjustment as discussed below. The Public Warrants will become exercisable 30 days after the Closing Date and terminating at 5:00pm New York City time on the earlier to occur of (i) five years from the consummation of the Business Combination, (ii) the date on which the warrants are redeemed, and (iii) the liquidation of Rezolve, provided in each case that Rezolve has an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder.

We will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue an Ordinary Share upon exercise of a warrant unless the Ordinary Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have agreed that as soon as practicable after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the Warrant Agreement which will then apply to the Public Warrants.

Redemption of Public Warrants when the price per Ordinary Share equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (subject to any restrictions under the UK Companies Act):

•
in whole and not in part;
•
at a price of $0.01 per warrant;
•
upon a minimum of 30 days’ prior written notice of redemption; and
•
if, and only if, the closing price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable the redemption right may be exercised even if it is not possible to register or qualify the underlying securities for sale under all applicable state securities laws. The last of the redemption criterion discussed above has been included to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

No fractional Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of Ordinary Shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Ordinary Shares pursuant to the applicable Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Ordinary Shares, Rezolve (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Holder Election to Limit Exercise. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split up of common stock or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Articles of Association of Rezolve

The following information is a summary of the material terms of the Ordinary Shares as specified in the Articles. The following summary does not purport to be complete and is qualified in its entirety by reference to the Articles.

Share rights

Subject to the UK Companies Act, the Articles and to any rights for the time being attached to any existing share, Ordinary Shares may be issued with such rights or restrictions as Rezolve may from time to time by ordinary resolution determine, or, if not so determined, as Rezolve’s board of directors may determine.

Subject to the UK Companies Act, any share may be issued which is to be redeemed or is to be liable to be redeemed at the option of Rezolve or the holder, on such terms, conditions and in such manner as Rezolve’s board of directors may determine.

Voting rights and quorum

Subject as provided below and to any rights or restrictions attached to any shares from time to time, every member who is present in person or by a duly appointed proxy at a general meeting shall on a poll have one vote for each share of which he or she is the holder.

The aggregate number of votes attaching to all the shares held by Daniel Wagner as the “Rezolve Founder” or in which he is interested shall be equal to the higher of:

(i)
75% of the votes attaching to all shares in the capital of the Company; and
(ii)
the total number of votes that would otherwise have been conferred on Daniel Wagner.

No business (other than the appointment of a chair) shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business. Two persons entitled to vote upon the business to be transacted, each being a member, the proxy of a member or a duly authorized representative of a corporation which is a member, shall be a quorum (provided that, for so long as the Rezolve Founder is the holder, directly or indirectly or beneficially interested in Ordinary Shares and is entitled to exercise not less than 10% of the votes attaching to all shares of Rezolve immediately prior to the beginning of the general meeting, he must be present for a general meeting to be quorate).

Restrictions on Voting

No shareholder shall, unless the directors otherwise determine, be entitled to vote, either in person or by proxy, at any general meeting or at any separate class meeting in respect of any share held by such shareholder unless all calls or other sums payable by such shareholder in respect of that share have been paid.

Rezolve’s board of directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to Rezolve serving on such shareholder at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on such holder’s shares.

Variation of Rights

The rights attached to any class of shares may be varied in accordance with the provisions of the UK Companies Act and with either the written consent of the holders of not less than three-quarters of the voting rights attached to the issued shares of that class (calculated excluding any shares held as treasury shares), or with the sanction of a special resolution (being a 75% majority of Rezolve shareholders of the relevant class, present at a general meeting in person or by proxy) passed at a separate meeting of the holders of those class of shares. At every such separate general meeting (except an adjourned meeting), subject to the application of all other provisions of the articles of association with regard to general meetings, the quorum must be two or more persons holding, or representing by proxy, issued shares of the class (calculated excluding any shares held as treasury shares), provided that Daniel Wagner is also present so long as he is the holder, directly or indirectly or beneficially interested in Ordinary Shares and is entitled to exercise not less than 10% of the votes attaching to all shares in Rezolve.

The rights conferred upon the holders of any shares are not, unless otherwise expressly provided in the rights attaching to those shares, deemed to be varied by the creation or issue of further shares ranking equally with them or the purchase, or redemption by Rezolve of its own shares.

Share transfers

The Ordinary Shares are in registered form. Any Ordinary Shares may be held in uncertificated form.

A member may transfer certificated shares to another person by a written instrument of transfer in any usual form (or any other form approved by Rezolve’s board of directors) executed by or on behalf of the transferor and, in the case of a share which is not fully paid, by or on behalf of the transferee. Rezolve’s board of directors may refuse to register the transfer of a certificated share which is in respect of a partly paid share provided that any refusal does not prevent open and proper dealings of any class of shares which are admitted to trading on Nasdaq and may also refuse to register the transfer of any certificated (or uncertificated) share if Company has a lien on that share. The Rezolve board of directors may also refuse to register the transfer of a certificated share unless the transfer is in respect of only one class of share, is duly stamped (or certified as not chargeable to stamp duty) and is deposited to Rezolve’s registered office or any place the Rezolve board of directors may determine for registration and is accompanied by the relevant share certificate or such other evidence the Rezolve board of directors may reasonably require.

The transferor of an ordinary share is deemed to remain the holder until the transferee’s name is entered in the share register.

Subject to the provisions of Rezolve’s articles of association, title to uncertificated shares may be transferred in accordance with the Uncertificated Securities Regulations 2001. Rezolve’s board of directors is required to register a transfer of any uncertificated share in accordance with those regulations. Rezolve’s board of directors may refuse to register any such transfer which is in favor of more than four persons jointly or in any other circumstances permitted by those regulations. Provisions of the articles of association do not apply to any uncertificated shares to the extent that such provisions are inconsistent with the holding of shares in uncertificated form or with the transfer of shares by means of a relevant system.

Dividends

Subject to it having sufficient distributable reserves, Rezolve may, by ordinary resolution (being a resolution passed by a 50% majority of Rezolve shareholders in person or by proxy), from time to time declare dividends not exceeding the amount recommended by Rezolve’s board of directors. Rezolve’s board of directors may pay interim dividends, and any fixed rate dividend, whenever its financial position, in the opinion of its board of directors, justifies its payment.

All dividends on shares are to be paid according to the amounts paid up on their nominal value, or otherwise in accordance with the terms concerning entitlement to dividends on which shares were issued.

All unclaimed dividends may be made use of by Rezolve’s board of directors for Rezolve’s benefit until claimed.

Any dividend unclaimed for a period of 10 years from the date when it was declared or became due for payment shall revert to Rezolve.

Rezolve’s board of directors may, by way of ordinary resolution (being a resolution passed by a simple majority of votes of Rezolve shareholders in person or by proxy), from time to time offer any holders of a particular class of shares the right to elect to receive further fully paid shares of that class by way of scrip dividend instead of cash in respect of any dividend.

Shareholder meetings

Rezolve’s board of directors is required to convene annual general meetings in accordance with the UK Companies Act. The UK Companies Act provides that a general meeting (other than an adjourned meeting) must be called by notice of at least 21 days’ in the case of an annual general meeting (unless shareholders approve a notice period of 14 days’ by special resolution (being a resolution passed by a 75% majority of Rezolve shareholders present at a general meeting in person or by proxy) and at least 14 days’ in any other case). Rezolve’s board of directors may convene a general meeting which is not an annual general meeting whenever it thinks fit.

Rezolve is required to give notice of a general meeting to each member (other than a person who, under Rezolve’s articles of association or pursuant to any restrictions imposed on any shares, is not entitled to receive such a notice or to whom Rezolve, in accordance with applicable law, has not sent and is not required to send its latest annual report and accounts), to its directors and to its auditors. For these purposes “members” are the persons registered in the register of members as being holders of shares at any particular time on any particular record date fixed by the board of directors that (in accordance with the Uncertificated Securities Regulations 2001) is not more than 21 days before the sending out of the notice convening the meeting. The notice of a general meeting may specify a time by which a person must be entered on Rezolve’s register of members in order to have the right to attend or vote at the meeting.

A member who is entitled to attend and vote at a general meeting is entitled to appoint another person, or two or more persons in respect of different classes of shares held by him, as his proxy to exercise all or any of his rights to attend, to speak and to vote at the meeting.

The voting rights of each member at a general meeting are as set out under the heading “Voting Rights and Quorum” above.

Alteration of share capital

Rezolve may alter its share capital in any way permitted by the UK Companies Act and applicable law and confer any preference or other advantage on one or more of the shares resulting from any division or sub-division of its share capital. Rezolve may, by special resolution (being a resolution passed by a 75% majority of Rezolve shareholders present at a general meeting in person or by proxy), reduce its share capital, share premium account, capital redemption reserve or any other undistributable reserves.

Rezolve may agree with any member terms and conditions upon which all or any part of the Ordinary Shares held by such member from time to time shall be automatically converted into deferred shares.

If at any time an employee or consultant (other than the Rezolve Founder) ceases to be an employee or consultant of or to Rezolve or any subsidiary (such that he is neither an employee or consultant of or to Rezolve or any subsidiary), then unless the Board resolves otherwise with the written consent of the Rezolve Founder all the Shares held by such holder and/or his Permitted Transferees shall automatically convert into Deferred Shares on the date of such cessation. Deferred shares carry no right to a dividend, nor any right to vote or to participate on a winding up and can be redeemed at any time by Rezolve for a total payment for all deferred shares in issue of $1.

Change of Control

There is no specific provision in the articles of association that would have the effect of delaying, deferring or preventing a change of control. Our board will be divided into three classes serving staggered three-year terms with the first class being eligible for re-election at the annual general meeting of the Rezolve held in 2025, the second class being eligible for re-election at the annual general meeting of the Rezolve held in 2026 and the third class being eligible for re-election at the annual general meeting of the Rezolve held in 2027. The Board may remove any directors appointed by Armada from 12 months after Closing. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of our board of directors.

Distributions on Winding Up

On a winding up, the liquidator may, with the sanction of a special resolution of shareholders and any other sanctions required by law, divide amongst the shareholders (excluding the company itself to the extent it is a shareholder by virtue only of its holding of shares as treasury shares) in specie or in kind the whole or any part of its assets (whether they shall consist of property of the same kind or not) and may set such values and may determine how such division shall be carried out as between the shareholders or different classes of shareholder. The liquidator may, with the sanction of a special resolution of the shareholders and any other sanctions required by law, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

Directors

Number of Directors

Unless and until otherwise determined by an ordinary resolution of shareholders, Rezolve may not have less than three directors and there shall be no maximum number of persons permitted to sit on the board of directors.

Rezolve’s board is divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which his term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of Rezolve’s board of directors. Any directors appointed by Armada may be removed by Rezolve’s board of directors after the initial 12 months following the Closing Date.

Appointment of Directors

Subject to the provisions of the articles of association Rezolve may, by ordinary resolution of the shareholders, elect any person who is willing to act to be a director, either to fill a casual vacancy or as an addition to the existing board. No person that is not a director retiring from the existing board is eligible for appointment as a director unless recommended by the board of directors, or unless not less than seven and not more than 42 days before the date appointed for the meeting a notice is given to the company by a member expressing an intention to propose such person for appointment as a director, and such notice has also been signed by that person expressing a willingness to be elected.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board has power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing board but so that the total number of directors does not exceed any maximum number fixed by or in accordance with the Articles.

At the end of the period of 12 months after his appointment or from when the Sponsor group ceases to beneficially own any Ordinary Shares, if earlier, the Board may remove any of the two directors nominated by the Sponsor group and the independent director mutually determined by the nomination committee of the Board and the Sponsor group.

Retirement of Directors

Each retiring director that holds office on the date seven days before the date of notice of the annual general meeting shall retire from office ahead of the annual general meeting and be eligible for re-election, with all re-elected directors being treated as continuing in office without a break in their duties. A retiring director shall, if not re-appointed at such meeting, retain office until the conclusion of such meeting. If a vacated office is not filled the retiring director shall be deemed to be re-appointed, unless at such meeting a resolution is passed not to fill the vacancy or to elect another director in that retiring director’s place, or unless a resolution to re-elect that retiring director is put to the meeting and defeated.

Directors’ Interests

Subject to the requirements of the UK Companies Act, a director who is any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with Rezolve shall declare the nature of his interest at a meeting of the directors.

The directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his or her duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with Rezolve’s interests. A director shall not, save as otherwise agreed by him or her, be accountable to Rezolve for any benefit which he or she derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit. This authorization does not extend to any conflicts of interest arising in relation to a transaction or arrangement with Rezolve. Such authorization is subject to any requirement as to quorum at the meeting at which the matter is considered being met without counting the director in question, or if the matter was agreed to without their voting or would have been agreed to without their voting. Such authorization is subject to any limitations imposed by the directors and is liable to be varied or revoked at any time.

A director shall not vote or be counted in the quorum at a meeting in relation to any resolution in respect of any transaction or arrangement with Rezolve in which the director has an interest that may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he or she is debarred from voting.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

•
any contract, transaction or arrangement in which the director is interested by virtue of an interest in shares, debentures or other securities of Rezolve or any of its subsidiary undertakings;
•
the giving of any guarantee, security or indemnity in respect of (i) money lent or obligations incurred by him or any other person at the request of, or for the benefit of, Rezolve or any of its subsidiary undertakings, or (ii) a debt or obligation of Rezolve or any of its subsidiary undertakings for which he himself has assumed responsibility under a guarantee or indemnity or by the giving of security;
•
indemnification by Rezolve in relation to the performance of the director’s duties on behalf of the Company or any of its subsidiary undertakings;

•
any issue or offer of shares or debentures or other securities of or by Rezolve or any of its subsidiary undertakings for subscription or purchase, in respect of which the director is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;
•
any transaction or arrangement concerning another company in which the director does not hold, directly or indirectly, an interest representing one per cent or more of any class of the equity share capital of such company;
•
any arrangement for the benefit of employees of Rezolve or of any of its subsidiary undertakings which does not accord to the director any privilege or benefit not generally accorded to the employees to whom the contract or arrangement relates; and
•
the purchase or maintenance of insurance either for or for the benefit of any director or for persons who include directors.

If a question arises at a meeting of the board or of a committee of the board as to whether an interest may reasonably be regarded as likely to give rise to a conflict of interest or as to the entitlement of any director to vote in relation to a transaction or arrangement with Rezolve, and such question is not resolved by his or her voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by the chairman and their ruling in relation to any director other than themselves shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to said director, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by the chairman voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the Rezolve board of directors (for which purpose, the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chair of the meeting, so far as known to the chair, has not been fairly disclosed.

Subject to the UK Companies Act, the Company may, by ordinary resolution, suspend the above provisions to any extent or ratify any transaction or arrangement not duly authorized by reason of a contravention of these provisions.

Directors’ Fees and Remuneration

Special remuneration may be granted to any director who performs any special or extra services to, or at the request of, Rezolve, to be paid by way of lump sum, salary, commission, participation in profits or otherwise as the Rezolve board of directors may decide.

Each director may be paid all proper and reasonable expenses incurred in the discharge of the director’s duties, including attending and returning from meetings of the directors or committees of the directors or general meetings of Rezolve.

Borrowing Powers

Rezolve’s board of directors may exercise all the powers to borrow money and to mortgage or charge all or any part of Rezolve’s undertaking, property, assets (present or future) and uncalled capital and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of Rezolve or of any third party, subject to and in accordance with the UK Companies Act.

Indemnity

Subject to the provisions of the UK Companies Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every one of the directors or other officers shall be indemnified out of the assets of Rezolve against any liability incurred by them for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of Rezolve or the affairs of an associated company or in connection with the activities of Rezolve, or of an associated company, as a trustee of an occupational pension scheme (as defined in section 235(6) of the UK Companies Act), or in connection with Rezolve’s activities, or the activities of an associated company.

Other English Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the UK Companies Act, where a takeover offer has been made for Rezolve and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he, she or it wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.

Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze-out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to Rezolve, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the UK Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The UK Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of Rezolve’s Ordinary Shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his, her or its shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of all the voting shares of Rezolve, and (ii) not less than 90% of the voting rights of Rezolve’s shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his, her or its rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the UK Companies Act, Rezolve may by notice in writing to any person whom Rezolve knows or has reasonable cause to believe to be interested in its shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to Rezolve particulars of that person’s interest and (so far as is within such person’s knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under the Articles, if a person defaults in supplying Rezolve with the required particulars in relation to the shares in question, or default shares, within the prescribed period of 14 days from the date of the service of notice, the directors may by notice direct that:

•
in respect of the default shares, the relevant shareholder shall not be entitled to vote (either in person or by proxy) at any general meeting or to exercise any other right conferred by a shareholding in relation to general meetings; and
•
where the default shares represent at least 0.25% of their class, (i) any dividend or other money payable in respect of the default shares shall be retained by Rezolve without liability to pay interest and/or (ii) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder is not in default and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be transferred are default shares).

Purchase of Own Shares

Under the laws of England and Wales, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles of association. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased. Subject to the above, Rezolve may purchase its own shares in the manner prescribed below. Rezolve may make an “on-market” purchase of its own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing an on-market purchase must:

•
specify the maximum number of shares authorized to be acquired;
•
determine the maximum and minimum prices that may be paid for the shares; and
•
specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Rezolve may purchase its own fully paid shares in an “off-market” purchase otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom Rezolve proposes to purchase shares votes on the resolution and the resolution would not have been passed if he, she or it had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the UK Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to Rezolve and to each of its subsidiaries that has been incorporated under the laws of England and Wales.

It is not sufficient that Rezolve, once re-registered as a public company, has made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•
if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and
•
if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Anti-Money Laundering

If any person in the United Kingdom knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to the National Crime Agency of the United Kingdom, pursuant to the Proceeds of Crime Act 2002 of the United Kingdom. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Enforceability of Civil Liabilities

Rezolve is a company incorporated under the laws of England and Wales. A substantial portion of Rezolve’s assets and a number of its directors and executive officers are located, and reside, outside of the United States of America. Due to this, it may not be possible for investors to serve process within the United States upon Rezolve or upon such persons with respect to matters arising under the United States federal securities laws, or to enforce against Rezolve or persons located outside of the United States judgments of the courts of the United States which are asserted under the civil liability provisions of the United States federal securities laws.

Rezolve understands that there is doubt as to the enforceability in the United Kingdom, with respect to original actions or actions for enforcement of judgements of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. Further, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom, by way of it being a penalty.

Rezolve has appointed Cogency Global Inc. to act as process agent in respect of any action against the company in any state or federal court in the State of New York arising out of the Merger as described in this prospectus or any issuance of Rezolve shares in connection with the Merger.

Data Protection - United Kingdom

Rezolve has certain duties under the General Data Protection Regulation (as implemented in the UK) and the Data Protection Act 2018 (“UK GDPR”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

All shareholders in Rezolve will provide the Company with certain information which constitutes personal data within the meaning of the UK GDPR (“personal data”). In the following discussion, the “Company” refers to Rezolve and its affiliates and/or delegates, except where the context requires otherwise.

Investor Data

Rezolve will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. Rezolve will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct its activities on an ongoing basis or to comply with legal and regulatory obligations to which Rezolve is subject. Rezolve will only transfer personal data in accordance with the requirements of the UK GDPR and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In its use of this personal data, Rezolve will be characterized as a “data controller” for the purposes of the UK GDPR, while its affiliates and service providers who may receive this personal data from Rezolve in the conduct of its activities may either act as our “data processors” for the purposes of the UK GDPR or may process personal information for their own lawful purposes in connection with services provided to Rezolve. Rezolve will ensure it has appropriate contractual agreements in place with any processors to ensure the protection of any shared personal data.

Rezolve may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a member and/or any individuals connected with a member as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the member’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides Rezolve with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How Rezolve May Use a Member’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

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where this is necessary for the performance of its rights and obligations under any purchase agreements;
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where this is necessary for compliance with a legal and regulatory obligation to which the company is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or
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where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should Rezolve wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), it will contact you.

Why Rezolve May Share Your Personal Data

In certain circumstances Rezolve may be legally obliged to share personal data and other information with respect to your shareholding, for instance with relevant regulatory authorities such as HMRC or other authorities. They, in turn, may exchange this information with foreign authorities, including tax authorities.

Rezolve anticipates disclosing personal data to persons who provide services to the company and their respective affiliates (which may include certain entities located outside the United States, the United Kingdom or the European Economic Area), who will process your personal data on its behalf.

Rezolve may share your personal data with our affiliates for any of the purposes described in this privacy notice.

Rezolve may disclose and transfer your personal data to service providers, advisors, potential transactional partners, or third parties in connection with the consideration, negotiation or completion of a corporate transaction in which we are acquired by or merged with another company or we sell, liquidate, or transfer all or a portion of our business or assets.

International Data Transfers

Where any personal data is transferred internationally, Rezolve will take reasonable steps to ensure that a safe transfer mechanism is in place to protect the personal data in question, such as Standard Contractual Clauses approved by the European Commission or the UK government.

The Data Protection Measures Rezolve Takes

Rezolve and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data. However, as no electronic transmission or storage of information can be entirely secure, Rezolve can make no guarantees as to the security or privacy of your personal data.

Retention

We take measures to delete your personal data or keep it in a form that does not permit identifying you when this personal data is no longer necessary for the purposes for which we process it, unless we are required by law to keep this personal data for a longer period. When we process personal data for our own purposes, we determine the retention period taking into account various criteria, such as the nature and length of our relationship with you, and mandatory retention periods provided by law and the statute of limitations.

Material TAX CONSIDERATIONS

Material United Kingdom Tax Considerations

The following statements are based on current UK law as applied in England and HMRC published practice (which may not be binding on HMRC) as at the date of this document, both of which are subject to change, possibly with retrospective effect.

These statements are intended only as a general guide and are not a complete analysis of all potential UK tax consequences relating to the holding or disposing of Ordinary Shares or Warrants. They do not purport to provide any analysis of the UK tax consequences of the Business Combination.

The statements apply only to persons who hold Ordinary Shares or Warrants as an investment and who are the absolute beneficial owners of the Ordinary Shares or Warrants. The statements do not apply to special categories of holders such as dealers in securities, insurance companies, collective investment schemes, charities, exempt pension funds or holders who have, or are deemed to have, acquired their Ordinary Shares or Warrants by virtue of an office or employment.

The statements are not directed at and do not apply to persons who are resident, or in the case of individuals, domiciled for tax purposes in the UK.

IF YOU ARE IN ANY DOUBT AS TO YOUR TAX POSITION, YOU SHOULD CONSULT YOUR PROFESSIONAL TAX ADVISER.

Taxation of Rezolve

Rezolve is subject to UK corporation tax on its taxable profits and gains, as it is tax resident in the UK. The Business Combination will not give rise to any taxable profits or gains for Rezolve.

Taxation of Disposals

Holders who are not resident in the UK will not generally be subject to UK taxation of capital gains on the disposal or deemed disposal of Ordinary Shares or Warrants unless they are carrying on a trade, profession or vocation in the UK through a branch or agency there (or, in the case of a company, they are carrying on a trade in the UK through a permanent establishment there) in connection with which the Ordinary Shares or Warrants are used, held or acquired. Non-UK tax resident holders may be subject to non-UK taxation on any gain under local law.

An individual holder who has been resident for tax purposes in the UK but who ceases to be so or becomes treated as resident outside the UK for the purposes of a double tax treaty for a period of five years or less and who disposes of all or part of his or her Ordinary Shares or Warrants during that period may be liable to capital gains tax on his or her return to the UK, subject to any available exemptions or reliefs.

Taxation of Dividends

Rezolve is not required to withhold UK tax when paying a dividend.

Rezolve shareholders resident outside the UK will generally not be subject to UK taxation on dividend income unless they are carrying on a trade, profession or vocation through a branch or agency in the UK (or, in the case of a corporate holder, they are carrying on a trade in the UK through a permanent establishment there) and the dividends are either a receipt of that trade, profession or vocation (or, in the case of a corporate holder, Ordinary Shares are used by, or held by or for, that UK permanent establishment). Rezolve shareholders resident outside the UK should consult their own tax adviser concerning their tax position on dividends received from Rezolve.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

No UK stamp duty or UK SDRT should arise on the issue of Ordinary Shares.

An agreement to transfer Ordinary Shares or Warrants other than to a depository trust company (“DTC”) will normally give rise to a charge to UK SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer, subject to the application of certain exclusions and reliefs. SDRT is, in general, payable by the purchaser. Instruments transferring Ordinary Shares or Warrants will generally be subject to UK stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the next £5), subject to the application of certain exclusions and reliefs. The purchaser normally pays the stamp duty. Any SDRT should be cancelled and any SDRT that has been paid should be repaid where an instrument of transfer has been executed in respect of the transfer of securities within six years of the incident giving rise to the SDRT and stamp duty has been paid on that instrument of transfer.

The transfer of existing Ordinary Shares or Warrants to a DTC will normally give rise to a charge to UK stamp duty or SDRT at the higher rate of 1.5% of the amount or value of the consideration payable for the transfer (subject to certain exceptions). Although the DTC should be liable for any UK stamp duty or SDRT, this will be payable by the existing holder in practice. However, no stamp duty or SDRT should, in practice, be required to be paid in respect of transfers or agreements to transfer Ordinary Shares or Warrants within the facilities of the DTC, provided the transfer from a holder of Ordinary Shares or Warrants to a DTC occurs within four months of the listing.

Material U.S. Federal Tax Considerations

This section describes the material U.S. federal income tax considerations of the ownership and disposition of Ordinary Shares and Warrants. This discussion applies only to Ordinary Shares and Warrants held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not discuss all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances or status, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, including:

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brokers, dealers and other investors that do not own their Ordinary Shares or Warrants as capital assets;
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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
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tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;
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banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;
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U.S. expatriates or former long-term residents of the United States;
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persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of the Armada Common Stock or Ordinary Shares;
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partnerships or other pass-through entities for U.S. federal income tax purposes, or beneficial owners of partnerships or other pass-through entities;
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persons holding Ordinary Shares or Warrants as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;
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persons required to accelerate the recognition of any item of gross income with respect to Ordinary Shares or Warrants as a result of such income being recognized on an applicable financial statement;
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persons whose functional currency is not the U.S. dollar;
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persons that received Ordinary Shares or Warrants as compensation for services; or
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controlled foreign corporations or passive foreign investment companies.

This discussion is based on the Code, its legislative history, existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”), published rulings by the IRS and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of the U.S. federal alternative minimum tax, or U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws to a holder of Ordinary Shares or Warrants. We have not and do not intend to seek any rulings from the IRS regarding the Business Combination. Additionally, we have not sought, and will not seek, an opinion of counsel, and the completion of the Business Combination is not conditioned on the receipt of an IRS ruling or opinion of counsel. There is no assurance that the

IRS will not take positions concerning the tax consequences of the Business Combination that are different from those discussed below, or that any such different positions would not be sustained by a court.

Except as specifically provided, the discussion below applies only to U.S. holders. For purposes of this discussion, a U.S. holder means a beneficial owner of Ordinary Shares or Warrants that is, for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;
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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Holders who are not U.S. holders should consult with their own tax advisors regarding the U.S. federal income tax consequences of holding Rezolve Securities.

ALL HOLDERS OF ORDINARY SHARES AND WARRANTS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND WARRANTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

Distributions on Ordinary Shares

Subject to the discussion under the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules,” the gross amount of any distribution on Ordinary Shares that is made out of Rezolve’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds Rezolve’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange.

Subject to the discussion under the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules,” dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. There is currently an income tax treaty between the United States and the United Kingdom. Notwithstanding, there can be no assurances that Rezolve will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on Nasdaq (which Ordinary Shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of Rezolve’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Rezolve will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Rezolve may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as income from sources outside the

United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their own tax advisors regarding the availability of the U.S. foreign tax credit under particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the discussion under the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. holder on a taxable disposition of Ordinary Shares or Warrants generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares and/or warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale or exchange of Ordinary Shares or Warrants generally will be treated as U.S. source gain or loss.

Exercise or Lapse of a Warrant

A U.S. holder generally will not recognize gain or loss upon the acquisition of a Ordinary Share on the exercise of a Warrant for cash. A U.S. holder’s tax basis in a Ordinary Shares received upon exercise of the Warrant generally should be an amount equal to the sum of the U.S. holder’s tax basis in the Warrant exchanged therefor and the exercise price. The U.S. holder’s holding period for a Ordinary Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section entitled “Description of Rezolve Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a Warrant would, however, be treated as receiving a constructive distribution from Rezolve if, for example, the adjustment increases the holder’s proportionate interest in Rezolve’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the Ordinary Shares which is taxable to the U.S. holders of such shares as described under the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — Distributions on Ordinary Shares.” Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from Rezolve equal to the fair market value of such increased interest. The rules regarding constructive distributions are complex. U.S. holders should consult their own tax advisors regarding the application of the rules to them in light of their own circumstances.

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. holders of the Ordinary Shares could be materially different from that described above if Rezolve is treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

Based on the projected composition of Rezolve’s income and assets, including goodwill, Rezolve does not currently expect to be classified as a PFIC for its taxable year that includes the date of the Business Combination. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of Rezolve is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of Rezolve. Further, because Rezolve may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets (including as a result of the Business Combination) would increase the relative percentage of its passive assets. Moreover, any interest income that Rezolve earns on its cash deposits would generally be treated as passive income and increase the risk that Rezolve would be treated as a PFIC. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that Rezolve will not be a PFIC for the taxable year that includes the date of the Business Combination or in a future year.

If Rezolve is or becomes a PFIC during any year in which a U.S. holder holds Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) mark-to-market regime and (iii) QEF regime. A U.S. holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If a U.S. holder does not make a mark-to-market election, as described below, the U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of Ordinary Shares, and (ii) any “excess distribution” received on Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or the U.S. holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:

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the gain or excess distribution will be allocated ratably over the period during which the U.S. holder held Ordinary Shares;
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the amount allocated to the current taxable year, will be treated as ordinary income; and
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the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of Ordinary Shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

Mark-to-Market Regime. Alternatively, a U.S. holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the Securities and Exchange Commission or on the national market system established under Section 11A of the Securities Exchange Act of 1934; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Ordinary Shares, which are expected to be listed on Nasdaq, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, a U.S. holder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. A U.S. holder may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly-traded holding company (such as Rezolve) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. U.S. holders should consult their own tax advisors to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election. In addition, U.S. holders of Warrants will not be able to make a mark-to-market election with respect to their Warrants.

QEF Regime. Alternatively, a U.S. holder of a PFIC may avoid the adverse PFIC tax consequences described above in respect of stock of the PFIC (but not warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the PFIC’s taxable year ends and each subsequent taxable year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the PFIC. Rezolve does not presently intend to provide a PFIC Annual Information Statement in order for U.S. Holders to make or maintain a QEF election. However, as described above, Rezolve does not currently expect to be classified as a PFIC for the taxable year that includes the Business Combination.

PFIC Reporting Requirements. A U.S. holder of Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. holders of Ordinary Shares, and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and non-U.S. holders may be subject to backup withholding on amounts received in respect of their Ordinary Shares, unless the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the non-U.S. holder otherwise establishes an exemption. Dividends paid with respect to Ordinary Shares and proceeds from the sale of other disposition of Ordinary Shares received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 7,499,994 Ordinary Shares. We are also registering the resale, from time to time, by the Selling Holders or their permitted transferees of up to 185,068,790 Ordinary Shares, consisting of (i) 122,655,854 Ordinary Shares; (ii) 569,982 Ordinary Shares issuable in respect of the Private Warrants; (iii) 39,612,603 Ordinary Shares issuable upon conversion of the Convertible Notes; (iv) 15,374,145 Ordinary Shares issuable pursuant to the advanced subscription agreements; (v) 4,838,779 Ordinary Shares issuable pursuant to the Second A&R YA Agreement; (vi) 1,071,429 Ordinary Shares issuable upon conversion of the YA Notes; (vii) 400,625 Ordinary Shares issuable upon conversion of the Northland Note and (viii) and 545,373 Ordinary Shares issuable upon the conversion of the Promissory Notes.

The Selling Holders may offer and sell, from time to time, their respective Ordinary Shares or Resolve Warrants covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may offer and sell their securities by one or more of, or a combination of, the following methods:

•
on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•
through trading plans entered into by a Selling Holder pursuant to Rule 10b5-l under the Exchange Act that are in place at the time of an offering pursuant to this prospectus or any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•
directly to purchasers, including through a specific bidding, auction or other process, or in in privately negotiated transactions;
•
in one or more underwritten offerings;
•
in block trades in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
•
through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•
in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•
through the writing or settlement of options (including put or call options) or other hedging transactions, whether the options are listed on an options exchange or otherwise;
•
in short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•
through agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
•
by pledge to secured debts and other obligations;
•
to or through underwriters or agents;
•
in “at the market” or through market makers or into an existing market for the securities; or
•
any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on Nasdaq or any other exchange or market.

If a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities in connection with a foreclosure or otherwise, we will, to the extent required, promptly file a prospectus supplement or, if necessary, a post-effective amendment to the registration statement that includes this prospectus, to name specifically such person as a Selling Holder. The Selling Holders also may transfer our securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Holders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the

Selling Holders. The Selling Holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Selling Holders party to the Investor Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Holders. The anti manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement or, if necessary, a post-effective amendment to the registration statement that includes this prospectus, will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Lock-Up Agreements

Certain of our shareholders are subject to the transfer restrictions in the Investor Rights Agreement, which is incorporated by reference herein as Exhibit 4.7 to the registration statement of which this prospectus is a part, and the Lock-In Agreement, the form of which isincorporated by reference herein as Exhibits 4.8 to the registration statement of which this prospectus is a part.

EXPENSES RELATED TO THIS OFFERING

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

Expenses	Amount
SEC registration fee	$224,719.14
Legal fees and expenses Accounting fees and expenses Transfer agent fees and expenses Miscellaneous expenses	*
Total	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

LEGAL MATTERS

DLA Piper LLP, New York, New York, and Taylor Wessing LLP, have passed upon the validity of the securities of Rezolve AI Limited offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements of Armada as of September 30, 2023 and 2022 and for each of the two years in the period ended September 30, 2023, included in this registration statement have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Armada to continue as a going concern as described in Note 1 to the financial statements), and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

The audited financial statements of Rezolve included in this prospectus and elsewhere in the registration statement have been audited by Grassi & Co., CPAs, P.C., an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITY

Rezolve is a company incorporated under the laws of England and Wales. A substantial portion of Rezolve’s assets and most of its directors and executive officers are located and reside, respectively, outside the United States. Because of the location of Rezolve’s assets and board members, it may not be possible for investors to serve process within the United States upon Rezolve or such persons with respect to matters arising under the United States federal securities laws or to enforce against Rezolve or persons located outside the United States judgments of United States courts asserted under the civil liability provisions of the United States federal securities laws.

Rezolve understands that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the federal securities laws of the United States insofar as they are fines or penalties. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom by reason of being a penalty.

Rezolve has appointed Cogency Global Inc. as its agent to receive service of process in any action against it in any state or federal court in the State of New York arising out of the transaction described in this proxy statement/prospectus or any issuance of Ordinary Shares in connection with this transaction.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.rezolve.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

REZOLVE AI LIMITED

Unaudited interim condensed carve-out Consolidated Financial Statements

For the six months ended June 30, 2024 and 2023

Condensed Interim Carve-out Consolidated Financial Statements (Unaudited)
Condensed interim Carve-out Consolidated Balance Sheets as of June 30, 2024 (Unaudited) and December 31, 2023	F-3
Condensed interim Carve-out Consolidated Statements of Operations for the six months ended June 30, 2024 and 2023 (Unaudited)	F-5
Condensed interim Carve-out Consolidated Statements of Comprehensive Loss (Unaudited)	F-6
Condensed interim Carve-out Consolidated Statements of Changes in Stockholders’ deficit for the six and the six months ended June 30, 2024 and 2023 (Unaudited)	F-7
Condensed interim Carve-out Consolidated Statements of Cash Flows for the six and the six months ended June 30, 2024 and 2023	F-8
Notes to the Condensed interim Carve-out Consolidated Financial Statements June 30, 2024 (Unaudited)	F-9

Carve-out Consolidated Financial Statements

As of and for the years ended December 31, 2023 (Restated) and 2022

ARMADA ACQUISITION CORP. I

Unaudited Condensed Financial Statements

For the Three and Nine Month Periods Ended June 30, 2024

Unaudited Condensed Balance Sheets as of June 30, 2024 and September 30, 2023	F-61
Unaudited Condensed Statements of Operations for the three and nine months-ended June 30, 2024 and 2023	F-62
Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the three and nine months-ended June 30, 2024 and 2023	F-63
Unaudited Condensed Statements of Cash Flows for the nine months ended June 30, 2024 and 2023	F-64
Notes to Unaudited Condensed Financial Statements	F-65

Unaudited Condensed Financial Statements

For the Three and Six Month Periods Ended March 31, 2024

Unaudited Condensed Balance Sheets as of March 31, 2024 and September 30, 2022	F-85
Unaudited Condensed Statements of Operations for the three and six months-ended March 31, 2024 and 2023	F-86
Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the three and six months-ended March 31, 2024 and 2023	F-87
Unaudited Condensed Statements of Cash Flows for the six months ended March 31, 2024 and 2023	F-88
Notes to Unaudited Condensed Financial Statements	F-89

Unaudited Condensed Financial Statements

For the Three Month Periods Ended December 31, 2023

Financial Statements

For the years ended September 30, 2023 and 2022

REZOLVE AI LIMITED AND SUBSIDIARIES

Condensed Interim Carve-out Consolidated Balance Sheets

	June 30, 2024 (Unaudited)	December 31, 2023
	$	$
Assets
Current assets
Cash	60,298	10,441
Accounts receivable	11,434	12,534
Prepayments and other current assets	430,691	299,013
Total current assets	502,423	321,988
Non-current assets
Property and equipment, net	61,542	79,593
Intangible assets, net	3,396,489	2,134,903
Total non-current assets	3,458,031	2,214,496
Total assets	3,960,454	2,536,484
Liabilities and Stockholders’ deficit
Current liabilities
Accounts payable	4,055,537	4,569,703
Due to related party	1,093,471	777,576
Accrued expenses and other payables	4,708,590	4,492,790
Ordinary shares payable	10,236,655	8,223,928
Short term convertible debt to related party	—	132,269
Short term debt to related party	860,778	6,225,815
Share-based payment liability	1,383,298	1,311,028
Promissory loan note	437,956	—
Convertible debt (current)	—	31,088,259
Total current liabilities	22,776,285	56,821,368
Non-current liabilities
Convertible debt (includes related party balances of $6,291,581)	38,737,594	—
Convertible promissory notes (includes related party balances of $1,565,007)	5,395,702	—
Total non-current liabilities	44,133,296	—
Total liabilities	66,909,581	56,821,368
Commitments and contingencies	—	—

The accompanying notes are an integral part of these unaudited condensed interim carve-out consolidated financial statements.

REZOLVE AI LIMITED

Condensed Interim Carve-out Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
	(Unaudited)$	$
Shareholders’ deficit
Common stock, £0.0001 nominal value 932,997,081 issued and outstanding as of June 30, 2024 932,969,424 issued and outstanding as of December 31, 2023	127,313	127,310
Series stock series A, £0.0001 nominal value	3,868	3,868
Additional paid-in capital	176,274,941	172,204,832
Stock subscription receivable	(178,720)	(178,720)
Accumulated deficit	(239,133,876)	(226,291,430)
Accumulated other comprehensive loss	(42,653)	(150,744)
Total stockholders’ deficit	(62,949,127)	(54,284,884)
Total liabilities and stockholders’ deficit	3,960,454	2,536,484

The accompanying notes are an integral part of these condensed interim carve-out consolidated financial statements.

REZOLVE AI LIMITED

Condensed Interim Carve-out Consolidated Statements of Operations

(unaudited)

	Six months ended June 30, 2024	Six months ended June 30, 2023 (as restated)
	$	$
Revenue	53,399	46,764
Operating expenses
Cost of revenue	16,177	16,111
Sales and marketing expenses (includes related party transactions of 1,370,214 and 1,361,168, refer to Note 8)	1,431,430	4,710,174
General and administrative expenses (includes related party transactions of 5,754,682 and 1,733,938, refer to Note 8)	8,066,209	8,743,377
Other Operating costs and expenses	84,500	785,000
Depreciation and amortization expenses	120,841	121,571
Total operating expenses	9,719,157	14,376,233
Operating loss	(9,665,758)	(14,329,469)
Other (expenses) / income
Interest expense	(3,009,002)	(3,054,946)
Other non-operating expense, net	(107,816)	171,751
Total other expenses, net	(3,116,818)	(2,883,195)
Loss before taxes	(12,782,576)	(17,212,664)
Income tax expense	(59,870)	(63,408)
Net loss	(12,842,446)	(17,276,072)
Net loss per share – Basic and diluted	(0.01)	(0.02)
Weighted average number of shares	927,893,144	922,013,028

The accompanying notes are an integral part of these condensed interim carve-out consolidated financial statements.

REZOLVE AI LIMITED AND SUBSIDIARIES

Condensed Interim Carve-out Consolidated Statements of Comprehensive Loss

(Unaudited)

	Six months ended June 30, 2024	Six months ended June 30, 2023 (as restated)
	$	$
Net loss	(12,842,446)	(17,276,072)
Other comprehensive loss, net of tax
Foreign currency translation (loss)	108,091	2,901
Total comprehensive loss	(12,734,355)	(17,273,171)

REZOLVE AI LIMITED

Condensed Interim Carve-out Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Common Stock		Series A Shares		Additional paid-in	Accumulated	Stock	Accumulated other Comprehensive	Total stockholders’
	Shares	Amount $	Shares	Amount $	capital $	deficit $	subscription receivable	loss $	deficit $
Balance as at January 1, 2023	927,806,159	126,677	28,039,517	3,868	163,165,083	(195,555,332)	(178,720)	(81,179)	(32,519,603)
Common stock issued to related parties	163,265	20	—	—	199,954	—	—	—	199,974
Common stock issued from the exercise of stock options	5,000,000	613	—	—	(613)	—	—	—	—
Share-based compensation to related parties	—	—	—	—	115,190	—	—	—	115,190
Employee share-based compensation					4,880,389				4,880,389
Net Loss	—	—	—	—	—	(17,276,072)	—	—	(17,276,072)
Foreign currency translation gain	—	—	—	—	—	—	—	2,901	2,901
Balance as at June 30, 2023	932,969,424	127,310	28,039,517	3,868	168,360,003	(212,831,404)	(178,720)	(78,278)	(44,597,221)

Balance as at January 1, 2024	932,969,424	127,310	28,039,517	3,868	172,204,832	(226,291,430)	(178,720)	(150,744)	(54,284,884)
Common stock issued	27,757	3	—	—	25,143	—	—	—	25,146
Warrants issued with loan	—	—	—	—	1,782	—	—	—	1,782
Share-based compensation to related parties					2,190,482				2,190,482
Employee share-based compensation	—	—	—	—	1,852,702	—	—	—	1,852,702
Net Loss	—	—	—	—	—	(12,842,446)	—	—	(12,842,446)
Foreign currency translation gain	—	—	—	—	—	—	—	108,091	108,091
Balance as at June 30, 2024	932,997,181	127,313	28,039,517	3,868	176,274,941	(239,133,876)	(178,720)	(42,653)	(62,949,127)

The accompanying notes are an integral part of these condensed interim carve-out consolidated financial statements.

REZOLVE AI LIMITED

Condensed Interim Consolidated Carve-out Statements of Cash Flows

(Unaudited)

	Six months ended June 30, 2024 $	Six months ended June 30, 2023 (as restated) $
Cash flows from operating activities:
Net loss	(12,842,446)	(17,276,072)
Adjustments to reconcile net loss to net cash (used in)
operating activities:
Depreciation and amortization	120,841	121,571
Unrealized Foreign Exchange loss	108,224	327,383
Share based compensation – related parties	2,190,482	1,291,429
Share based compensation – employees	1,852,702	3,588,960
Impairment of prepayment and other current assets	—	1,156,316
Interest expense	3,009,002	3,054,946
Changes in operating assets and liabilities:
Decrease in accounts receivable	1,100	534
(Increase) in prepayment and other current assets	(131,679)	(695,026)
Increase/(decrease) in accounts payable, accrued expenses and other payables	477,428	(263,348)
Increase/(Decrease) in other payables with related parties	315,895	(125,000)
Net cash (used in) operating activities	(4,898,451)	(8,818,307)
Cash flows from investing activities:
Development of intangible asset	(1,360,525)	(104,604)
Purchase of property and equipment	(3,850)	(8,060)
Net cash (used in) investing activities	(1,364,375)	(112,664)
Cash flows from financing activities:
Proceeds from rights issuance	1,350,000	1,653,882
Call up capital received from related parties	222,306	—
Proceeds from issuance of common stock to related parties	—	199,974
Repayment of short term debt obligation from related parties	—	(250,000)
Proceeds from short-term debt from related party	—	4,178,008
Proceeds from short-term debt	400,000	762,505
Proceeds from convertible debt	4,301,855	2,627,543
Net cash flow generated from financing activities	6,274,161	9,171,912
Effect of exchange rate changes on cash	38,522	(159,230)
Net change in cash	49,857	81,711
Cash and cash equivalents, beginning of year	10,441	39,380
Cash and cash equivalents, end of period	60,298	121,091
Supplemental disclosure of non-cash investing and financing activities
Share-based payment for development of intangible asset	—	115,190
Cash paid for interest	—	—
Cash paid for taxes	—	—
Accrued interest payable converted to principal	—	3,000,000
Conversion of expenses under advanced subscription agreements	25,143	132,453

The accompanying notes are an integral part of these condensed interim carve-out consolidated financial statements.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

1.
Organization and nature of operations

Rezolve Group Limited (“Rezolve” or "the Company") was incorporated in England and Wales on January 5, 2023 and changed its name on June 5, 2023 to Rezolve AI Limited.

Rezolve is a mobile commerce and engagement platform that enables retailers and brands to deliver rich and engaging mobile experiences to consumers. The mailing address of Rezolve’s registered office is 3rd Floor, 80 New Bond Street, London, United Kingdom, W1S 1SB.

2.
Significant Accounting Policies
2.1.
Basis of preparation and consolidation

These condensed interim carve-out consolidated financial statements are for the six month period ended June 30, 2024 and are presented in United States Dollars ($) which is the functional currency of the parent company, Rezolve AI Limited. The accompanying unaudited condensed financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. They have been prepared in accordance with Accounting Standards Codification (“ASC”)- 270 “Interim Reporting” and Article 10 of Regulation S-X for interim financial information. They do not include all of the information required in annual consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying unaudited condensed interim carve-out consolidated financial statements should be read in conjunction with the consolidated carve-out financial statements for the year ended December 31, 2023. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Company’s financial position and performance since the last annual financial statements. The interim results for the six months ended June 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future interim periods.

The accounting policies used for the condensed interim consolidated carve-out financial statements for the six-month period ended June 30, 2024 are consistent with those used in the annual carve-out consolidated financial statements for the year ended December 31, 2023. There has been no material change to the Company’s significant accounting policies during the six months ended June 30, 2024.

The accompanying Carve-out Consolidated Financial Statements include the financial statements of Rezolve AI Limited, Rezolve Limited, its consolidated subsidiaries and any variable interest entity ("VIE") in which we are the primary beneficiary, with the exception of the subsidiaries Rezolve Information Technology (Shanghai) Co., Ltd. (“Rezolve China”) and Rezolve China’s subsidiary Nine Stone (Shanghai) Ltd (“Nine Stone”)(collectively “the China Business”).

On January 3, 2023, the Company’s directors approved a plan to abandon its operations in China completely. Subsequently, on January 5, 2023, the Company’s directors approved an application to the United Kingdom (the “UK”) tax authorities requesting tax clearance for a solvent demerger (the “Demerger”) of the Company under section 110 of the UK Insolvency Act, 1986 which clearance was subsequently granted. Our board of directors decision to abandon operations in China completely and approve the Pre-Closing Demerger was based, in part, on our inability to complete an audit as a result of not having access to certain information from our local third-party company.

The Demerger involves establishing a new holding company, Rezolve AI Limited (“Rezolve AI”), which will acquire specified assets of Rezolve Limited and issue shares for distribution to the existing shareholders in Rezolve Limited in a tax-efficient manner. Assets relevant to the simplified structure in the Company will be segregated and transferred to Rezolve AI. The assets related to the Chinese business which include Rezolve Information Technology (Shanghai) Co. Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd will not be transferred to Rezolve AI. Rezolve AI will end up with the same business as the existing Rezolve Limited but without the Chinese business. If a contract is not assignable it will have to be novated from Rezolve Limited to Rezolve AI. The Demerger was completed on July 4, 2024 before the completion of the business combination with Armada on August 15, 2024, which was effected with Rezolve AI instead of Rezolve Limited. The listed company consists of Rezolve AI and its subsidiaries, which will legally not include Rezolve Shanghai directly or indirectly.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

These Carve-out Consolidated Financial Statements have been prepared on the basis that the Demerger was completed retrospectively on December 31, 2021, and thus reflects the predecessor company prior to completion of the Demerger. They are prepared on a carve-out basis. All costs of doing business in Rezolve Limited have been reflected in Rezolve AI Limited on a 100% allocation basis since management feels that this fully reflects the Carve-out Consolidated Financial Statements had the Demerger completed on December 31, 2021. Investments made in the China Business by Rezolve Limited in the People’s Republic of China (“China”) for the six months ending June 30, 2024 and 2023 have been recorded as “Business development expenses”, a component of General and Administrative expenses within the Company’s Consolidated Statement of Operations in accordance with Staff Accounting Bulletin Topic 1-B1, Costs Reflected in Historical Financial Statements ("SAB 1-B1"). Management asserts that this method used is reasonable.

2.2.
Basis of consolidation

We consolidate investments in companies in which we control directly or indirectly through the control of more than 50% of the voting rights. We also consolidate entities in which we hold a variable interest where we are the primary beneficiary of the entity. A variable interest entity “VIE” is defined as a legal entity where either (a) the total equity at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) equity interest holders as a group lack either (i) the power to direct the activities of the entity that most significantly impact on its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the voting rights of some investors in the entity are not proportional to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest. We are the primary beneficiary of a VIE when we have both (1) the power to direct the activities of the entity which most significantly impact on the entity’s economic performance, and (2) the right to receive benefits or the obligation to absorb losses from the entity which could potentially be significant to the entity.

The Company does not have any VIEs to which we are the primary beneficiary.

All intercompany balances and transactions have been eliminated.

All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. A list of subsidiary entities and the groups holding as at June 30, 2024, and December 31, 2023, are as follows:

Name of the entity	Date of incorporation	Country of incorporation	Group shareholding (%)
Rezolve Mobile Commerce Inc.	April 20, 2016	United States of America	100%
Rezolve Technology S.L.	August 25, 2020	Spain	100%
Rezolve Taiwan Limited	November 9, 2000	Taiwan	100%
Rezolve Technology (India) Private Limited	March 20, 2021	India	100%

2.3.
Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and to disclose contingent assets and liabilities at the date of financial statements and the results of operations during the reporting period. Estimates and assumptions are used in accounting for, among other things, the valuation of acquisition-related assets and liabilities, deferred income taxes and related valuation allowances, fair value measurements, useful lives of long-lived assets, and share-based compensation. Management believes that the estimates used in the preparation of the consolidated financial statements are prudent and reasonable. Management’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

2.4.
Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable, provided that early adoption is permitted by the new or revised accounting standard. The Company has elected to not opt out of such extended transition period, which means that the Company, as an emerging growth company, can adopt new or revised standard at the same time as private companies. While the Company may early adopt the new or revised standard if the standard permits, it is able to avail itself of any additional transition time which is granted to private companies. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

2.5.
Liquidity

The accompanying condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In accordance with ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued.

The Company has historically funded its operations with cash flow from debt and equity capital raises agreements from investors. The Company's principal uses of cash have been working capital and funding operations.

As of June 30, 2024, the Company had an accumulated deficit of $239.1 million. For the six months ended June 30, 2024, the Company incurred a net loss of $12.8 million and net cash used in operating activities was $4.9 million. Cash and cash equivalents totaled $0.06 million as of June 30, 2024. The Company has a working capital deficit of $18.8 million as at June 30, 2024. The Company continues to incur losses while it develops technological services and targets customers. Our sources of cash for these activities rely on debt and equity funding. The ability to raise funding proved challenging beginning in the year ended December 31, 2022 which coincided with the increase in interest rates. Interest rates have started to decrease, however the ability to raise funding continues to be constrained.

In the six months ending June 30, 2024, the Company obtained two unsecured convertible loans (Note 5.4) as well as an unsecured promissory note (Note 5.5). Subsequent to the date of these condensed interim carve-out consolidated financial statements, the Company executed an amended to it’s senior secured convertible notes (5.3) whereby the maturity date was extended to August 14th, 2027.

Management has assessed whether they believe there are events or conditions that give rise to doubt the ability of the Company to continue as a going concern for a period of twelve months after the preparation of the condensed interim carve-out consolidated financial statements. The assessment includes knowledge of the Company’s subsequent financial position, the estimated economic outlook and identified risks and uncertainties in relation thereto.

As a result of our losses and our projected cash needs combined with our current liquidity level, the Company’s ability to continue as a going concern is contingent upon successful execution of management’s intended plan over the next twelve months to improve the Company’s liquidity and profitability, which includes, without limitation:

•
Seeking additional capital through the issuance of debt or equity securities.
•
Generating revenue by execution of successful trials and long-term partner arrangements.
•
Reducing expenses by taking restructuring actions and reducing the number of employees and consultants.
•
Controlling expenses and limiting capital expenditures.

Assumptions underlying the Company’s business plan are highly sensitive to the signing of revenue generating contracts, the successful outcome of trials for our services and the ability to control expenses.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

Furthermore, the review of the strategic plan and budget, including expected developments in liquidity and capital from definitive agreements entered (Note 5.4), were considered. Consequently, it has been concluded that significant doubt exists regarding the entity’s ability to continue as a going concern.

2.6.
Recently issued accounting pronouncements

In December 2023, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) No. 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09), which is intended to enhance the transparency of income tax matters within financial statements, providing stakeholders with a clearer understanding of tax positions and their associated risks and uncertainties. ASU 2023-09 requires public business entities to disclose, on an annual basis, specific categories in the rate reconciliation and provide additional information for reconciling items that meet a specific quantitative threshold. There is a further requirement that public business entities will need to disclose a tabular reconciliation, using both percentages and reporting currency amounts. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. We are currently evaluating the impact of ASU 2023-09 on our consolidated financial statements and disclosures.

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (ASU 2023-07), which aims to improve reportable segment disclosure requirements, primarily through enhanced disclosures regarding significant segment expenses. ASU 2023-07 requires public companies to disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker and included within each reported measure of segment profit or loss. ASU 2023-07 also requires a public entity to disclose, on an annual and interim basis for each reportable segment, an amount for other segment items and a description of its composition. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024 and is required to be applied on a retrospective basis. We are currently evaluating the impact of ASU 2023-07 on our consolidated financial statements and disclosures.

In October 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”). This ASU incorporates certain SEC disclosure requirements into the FASB Accounting Standards Codification (“ASC”). The amendments in the ASU are expected to clarify or improve disclosure and presentation requirements of a variety of ASC Topics, allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the ASC with the SEC’s regulations. The ASU has an unusual effective date and transition requirements since it is contingent on future SEC rule setting. If the SEC fails to enact required changes by June 30, 2027, this ASU is not effective for any entities. Early adoption is not permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

2.7.
Recently adopted accounting pronouncements

A number of amended standards became applicable for the current reporting period. The Company did not have to change its accounting policies or make retrospective adjustments as a result of adopting these amended standards.

2.8.
Net loss per share

The Company has two classes of issued shares, ordinary shares and series A preferred. Each series A preferred and ordinary shareholder are entitled to one vote per share. Holders of ordinary shares are entitled to receive dividends out of any asset legally available for payment of dividends only when such dividends are declared by the Board of Directors and approved by the majority of the shareholders. As of June 30, 2024, and December 31, 2023, the Company’s Board of Directors had not declared any dividends for ordinary shares.

Basic net loss per share is based on the weighted average number of ordinary shares issued and outstanding and is calculated by dividing net loss attributable to ordinary shareholders by the weighted average shares outstanding during the period.

Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares used in the net loss per share calculation plus the number of ordinary shares that would be issued assuming conversion of all potentially dilutive securities outstanding. If the Company reports a net loss, the computation of diluted loss per share excludes

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

the effect of dilutive ordinary share equivalents, as their effect would be antidilutive. Diluted loss per share is equal to the net loss per share as all potentially dilutive securities are anti-dilutive in the periods presented. For the periods ended June 30, 2024 and 2023 the Company incurred net losses and therefore no potential dilutive ordinary share were utilized in the calculation of losses per share.

If the company reports net income, basic earnings per share is based on the weighted average number of ordinary and series A preferred shares issued and outstanding and is calculated by dividing net income attributable to ordinary and series A preferred shareholders by the weighted average shares outstanding during the period.

Diluted earnings per share is calculated by dividing net income attributable to ordinary and series A preferred shareholders by the weighted average number of ordinary and series A preferred shares used in the net earnings per share calculation plus the number of ordinary shares that would be issued assuming conversion of all potentially dilutive securities outstanding.

The series A preferred shares are entitled to the same dividend rights as the ordinary shares and therefore as participating securities, are included in the basic and diluted earnings per share calculation. The holders of the series A preferred shares do not have a contractual obligation to share in the losses of the Company. The Company computes earnings per share using the two-step method for its series A preferred and ordinary shares.

The following table presents the potential shares of ordinary shares outstanding that were excluded from the computation of diluted net loss per share of ordinary shares as of the periods presented because including them would have been antidilutive:

	June 30, 2024	June 30, 2023
Convertible loans	5,423,768	4,273,552
Convertible loan from related party	—	1,037,575
Shares payable	140,000	140,000
Warrants	3,521,846	—
Share options	5,200,000	5,200,000
Preferred shares	28,039,517	28,039,517
Total	42,325,131	38,690,644

The Company uses the if converted method for calculating the dilutive effect of the convertible loans and shares payable and the treasury stock method for calculating the dilutive effect of the warrants and share options. The preferred shares are convertible at the rate of one preferred share into one common share in the event of an initial public offering.

	Employee Shares at Par Value	Employee Shares Requiring Additional Paid in Capital	($)
Exercise price	£ 0.0001	£ 0.016
As at January 1, 2023	58,315,800	10,700,000	215,448
Issued during the period ended June 30, 2023	—	—	—

As at June 30, 2023	58,315,800	10,700,000	215,448
Issued during the period ended June 30, 2024	—	—	—

As at June 30, 2024	58,315,800	10,700,000	215,448

These employee shares have significant restrictions including management’s and or the board’s rights to cancel the shares any time, restrictions on right to transfer, to vote and cumulative dividends. There are no vesting conditions including service conditions in relation to the shares issued. Considering the restrictions imposed on these shares, these shares are considered to be ungranted to the employees. The amount receivable for these employee shares and such employee shares issued have been adjusted from the share subscription receivable and number of ordinary shares, respectively in the Company’s carve-out consolidated statement of changes in shareholder’s deficit.

Management expect to amend the articles of incorporation of the Company to remove these restrictions prior to the completion of the Demerger. After removal of such restrictions it is expected that the employee shares will trigger a “grant date” as defined in ASC 718 and be fully vested. If such restrictions had been removed as at June 30, 2024, the Company estimates the total share-based

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

payment expense to have been recognized immediately for the grant of 58,315,800 employee shares to be $13,995,792. This estimate uses a fair value per employee share of $ based on the last equity funding of the Company at $.24 per Ordinary share and an exercise price of £0.0001 for each employee share.

Accumulated deficit includes current and prior period losses. Accumulated other comprehensive losses primarily consists of foreign currency translation reserves. Additional paid in capital primarily consists of additional subscription consideration received over and above the par value of the shares as well as the fair value of share-based payments.

2.9.
Restatement of error in previously filed condensed interim carve-out consolidated financial statements:

In the initial and four amended filings of the Company’s F-4 registration statement in connection with the proposed business combination with that of Armada Acquisition Corp I (“Armada”, note 7.3), the Company consolidated ANY Lifestyle Management GmbH (“ANY”, Note 14) as a VIE with Rezolve as the primary beneficiary as of August 30, 2021 in its consolidated combined carve-out financial statements.

On August 30, 2021, the Company executed a binding term sheet to acquire ANY from the Radio Group GmbH. In accordance with the binding term sheet, the Company issued 14,427,185 ordinary shares valued at $1.03 per share. The ordinary shares were issued on February 11, 2022 at which point all of the outstanding shares of ANY were transferred from the Radio Group to the Company. On December 28, 2022 the legal ownership of ANY reverted back to the sellers of ANY, the consideration shares were reclassified as deferred shares. On April 13, 2024, the board of directors of the Company approved a decision to abandon its plans to complete the acquisition of ANY. The Radio Group was notified immediately upon the board’s decision. The Company has no plans to pursue acquiring ANY at a later date.

The Company reassessed the legal rights under the binding term sheet to acquire ANY in early 2024 and concluded that the Company is not the primary beneficiary, and does not have the power to direct the activities of ANY

The Company has therefore restated its comparative condensed interim carve-out consolidated financial statements for the six months ending June 30, 2023 by restating the comparative financial statements in these condensed interim carve-out consolidated financial statements.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

The following presents a reconciliation of the impacted financial statement line items as filed to the restated amounts as of and for the six months then ended. The previously reported amounts reflect those included in the third and fourth amended registration statements as of and for the six months ended June 30, 2023 filed with the SEC on December 12, 2023 and January 19, 2024. These amounts are labeled as “As filed” in the tables below. The amounts labeled “Restatement Adjustments” represent the effects of this restatement due to the change in judgement associated with the Company as ANY’s primary beneficiary. The impact of correcting this material error was an decrease in net loss of $7.3 million, a decrease in total assets of $0.3 million and total liabilities and shareholders equity of $0.3 million.

Carve-out consolidated balance sheet	As filed	Restatement adjustments	June 30, 2023 (as restated)
Assets
Current assets
Cash	122,364	(1,275)	121,089
Accounts receivable	75,353	(67,032)	8,321
Prepayments and other current assets	738,274	(161,304)	576,970
Total current assets	935,991	(229,611)	706,380
Non-current assets
Property and equipment, net	119,591	(24,263)	95,328
Intangible assets	589,524	(18,225)	571,299
Total non-current assets	709,115	(42,488)	666,627
Total assets	1,645,106	(272,099)	1,373,007
Liabilities and Shareholders’ deficit
Current liabilities
Accounts payable	4,050,668	(74,773)	3,975,895
Due to related party	895,170	(795,050)	100,120
Accrued expenses and other payables	2,875,038	(348,254)	2,526,784
Ordinary shares payable	1,786,335	—	1,786,335
Short term debt	762,505	—	762,505
Short term debt to related party	5,661,193	—	5,661,193
Total current liabilities	16,030,909	(1,218,077)	14,812,832
Non-current liabilities
Convertible debt	30,968,733	(1,053,869)	29,914,864
Share-based payment liability	1,242,533	—	1,242,533
Total non-current liabilities	32,211,266	(1,053,869)	31,157,397
Total liabilities	48,242,175	(2,271,946)	45,970,229
Liabilities and Shareholder’s deficit
Ordinary shares	127,310	—	127,310
Deferred shares	1,993	(1,993)	—
Series A shares	3,868	—	3,868
Additional paid-in capital	168,358,010	1,993	168,360,003
Share subscription receivable	(178,720)	—	(178,720)
Accumulated deficit	(213,740,307)	908,901	(212,831,406)
Accumulated other comprehensive loss	(1,169,223)	1,090,946	(78,277)
Total shareholders’ deficit	(46,597,069)	1,999,847	(44,597,222)
Total liabilities and shareholders’ deficit	1,645,106	(272,099)	1,373,007

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

Carve-out consolidated financial statements	As filed	Restatement Adjustments	As restated
Revenue	4,604,332	(4,557,568)	$46,764
Operating expenses
Cost of revenue	2,334,088	(2,317,977)	16,111
Sales and marketing expenses	5,509,407	(799,233)	4,710,174
General and administrative expenses	11,112,591	(2,369,214)	8,743,377
Other operating expenses	6,397,167	(5,612,167)	785,000
Depreciation and amortization expenses	379,900	(258,329)	121,571
Impairment of goodwill	1,080,110	(1,080,110)	-
Total operating expenses	26,813,263	(12,437,030)	14,376,233
Operating loss	(22,208,931)	7,879,462	(14,329,469)
Other expenses
Interest expense	(4,106,733)	1,051,787	(3,054,946)
Other non-operating income (expense), net	269,510	(97,759)	171,751
Total other expenses, net	(3,837,223)	954,028	(2,883,195)
Loss before taxes	(26,046,154)	8,833,490	(17,212,664)
Income tax recovery (expense)	1,477,389	(1,540,797)	(63,408)
Net loss for the year	(24,568,765)	7,292,693	(17,276,072)
Net loss per share – Basic and diluted	$(0.03)	$(0.01)	$(0.02)
Weighted average number of shares – Basic and diluted	922,013,028		922,013,028

Carve-out consolidated statement of cash flows	As Filed	Restatement Adjustments	As Restated
Cash flows from operating activities:
Net loss	(24,568,765)	7,292,693	(17,276,072)
Adjustments to reconcile net loss to net cash (used in)
operating activities:
Depreciation and amortization	379,900	(258,329)	121,571
Unrealized foreign exchange (gain)/loss	63,284	264,099	327,383
Share based compensation issued to related parties for consultancy services	—	1,291,429	1,291,429
Employee share based compensation	4,880,389	(1,291,429)	3,588,960
Impairment of prepayments and other current assets	1,156,316	—	1,156,316
Impairment of customer list intangible asset	5,612,167	(5,612,167)	—
Impairment of goodwill	1,080,110	(1,080,110)	—
Deferred tax benefit	(1,459,336)	1,459,336	—
Interest expense	4,134,431	(1,079,485)	3,054,946
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	(605)	1,139	534
(Increase) in prepayment and other current assets	236,410	(931,436)	(695,026)
Decrease in receivable with related parties	(320,702)	320,702	—
Decrease in accounts payable, accrued expenses and other payables	(825,679)	562,331	(263,348)
Increase (decrease) in payables to related parties	670,050	(795,050)	(125,000)
Net cash (used in) operating activities	(8,962,030)	143,723	(8,818,307)
Cash flows from investing activities:
Purchase of property and equipment	(104,604)	—	(104,604)
Development of intangible assets	(8,060)	—	(8,060)
Net cash (used in) investing activities	(112,664)	—	(112,664)
Cash flows from financing activities:
Proceeds from rights issuance	1,653,882	—	1,653,882
Proceeds from issuance of common stock to related parties	199,974	—	199,974
Repayment of short term debt obligation from related parties	(250,000)	—	(250,000)
Proceeds from short-term debt from related party	4,178,008	—	4,178,008
Proceeds from short-term debt	762,505	—	762,505
Proceeds from convertible debt	2,627,543	—	2,627,543
Net cash flow generated from financing activities	9,171,912		9,171,912
Effect of exchange rate changes on cash	(16,563)	(142,667)	(159,230)
Net change in cash	80,655	1,056	81,711
Cash and cash equivalents, beginning of year	41,709	(2,329)	39,380
Cash and cash equivalents, end of year	122,364	(1,273)	121,091

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

2.10.
Fair value measurement and concentration of credit risk

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities.

The Company reports all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Observable inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Observable inputs other than Level 1 inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

Fair value measurement at reporting date:

Description	Level 1	Level 2	Level 3
June 30, 2024
Fair value on recurring basis
(1) Share-based payment liability	—	—	$1,383,298

December 31, 2023
Fair value on recurring basis
(1) Share-based payment liability	—	—	$1,311,028

(1)
The fair value of the common shares payable was valued using a discounted cash flow method using a risk adjusted discount rate of 10.8%.

The carrying amount of the Company’s cash equivalents, accounts receivables, accounts payable and accrued expenses approximated their fair values due to their short maturities.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

Credit risk

Accounts receivable is potentially subject to credit risk concentration. The Company has not experienced any material losses related to concentrations during the years presented. The Company however has a concentration risk related to its contract with its only customer such that as at June 30, 2024 and December 31, 2023, 100% of the Company’s accounts receivable is through its sole revenue generating agreement. If the sole agreement was terminated then such losses due to concentration risk may be material in the future and management makes no assurance that these losses may be avoided.

Accounts payable include balances for work incurred by third parties for the benefit of the company. As at June 30, 2024 and December 31, 2023, the following vendors represented more than 10% of total accounts payable.

	June 23, 2024	December 31, 2023
KPMG LLP	11%	10%
Taylor Wessing LLP	—	13%
Wilson Sonsini Goodrich & Rosati	15%	14%
Amazon Web Services	14%	—

Foreign currency risk

All of the Company’s revenue is denominated in the Euro (“EUR”) since the sales of the Company is in Spain. Based upon the Company’s level of operations for the period ended June 30, 2024, a sensitivity analysis shows that a 10% appreciation or depreciation in the EUR against the dollar would have increased or decreased, respectively, the Company’s revenue for the periods ended June 30, 2024 and 2023 by approximately $ 5,339 and $ 4,676 respectively.

3.
Prepayments and other current assets

	June 30, 2023 $	December 31, 2023 $
Prepaid expense	207,829	130,309
Receivable from government authorities	3,393	582
Other receivable	68,788	27,690
Input tax credit receivable	150,681	140,432
Total	430,691	299,013

4.
Intangible assets, net

	June 30, 2024 $	December 31, 2023 $
Software	1,014,094	1,009,272
In development intangible asset	3,218,169	1,862,465
	4,232,263	2,871,737
Less - Accumulated amortization	(835,774)	(736,834)
Intangible assets, net	3,396,489	2,134,903

Amortization expense in each of the six months ended June 30, 2024 and June 30, 2023 was $ $98,940.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

5.
Debt and other liabilities

	June 30, 2024 $	December 31, 2023 $
Short-term debt
Short-term debt from Related parties (5.1)	860,778	6,225,815
Short-term debt to related party (5.2)	—	132,269
Convertible debt (5.3)	—	31,088,259
Promissory loan note (5.5)	437,956	—
Total short-term debt	1,298,734	37,446,343
Long-term debt
Convertible promissory notes (5.4)	5,395,702	—
Convertible loans (5.3)	38,737,594	—
Total long-term debt	44,133,296	—

The details of the Company’s debt are follows:

5.1.
Short-term debt from Related parties:

Unsecured interest free loan taken from related party (DBLP Sea Cow Ltd) of $860,778 consists of a $447,067 loan repayable on demand. Additionally, DBLP Sea Cow Ltd is owed $413,711 for amounts to be re-imbursed for expenses incurred on behalf of Rezolve at June 30, 2024 (December 31, 2023, $191,405).

In March 2023, the Company obtained two unsecured convertible loans from a related party (Igor Lychagov) consisting of $2,000,000 and €2,000,000. Each loan bore a borrowing fee of $660,000 and €660,000, respectively, which has been recorded in interest expense in the six months ended June 30, 2023. The loans were due to mature on July 31, 2023 or at the option of the investor, can be converted into ordinary shares of the Company including the accrued borrowing fees at a conversion rate of 0.50 to the Company’s share price at listing after completing any reorganization. The loans were not repaid by the maturity date and therefore the Company was in default of the two unsecured convertible loans and the loans remained repayable on demand at December 31, 2023 for a total of $5,587,343 including their accrued borrowing fee. On January 26, 2024, the two unsecured convertible loans were added to the Company’s senior secured convertible notes (note 5.3). The loan principal and accrued borrowing fees were rounded to a sum of $8,000,000. The key terms of the loan amendment include that of the senior secured convertible notes, as noted below:

•
The maturity date was extended to three years from the date of an IPO or Business Combination, or December 31, 2024 if an IPO or Business Combination with a publicly listed company has not yet occurred by December 31, 2024.
•
The interest rate was reduced to 7.5% per annum from the date that the amendment was executed.
•
Conversion into ordinary shares of the Company at the option of the investor from any date of an IPO or Business Combination with a publicly listed company.
•
The conversion price has been amended to seventy percent of the lesser of 1) the price per share implied in connection with an IPO or Business Combination with a publicly listed company and 2) the annual volume-weighted average share price of the Company on the last calendar day of each calendar year ending after the date of an IPO or Business Combination with a publicly listed company and prior to the maturity date.

As a result of the loan amendment and addition to the Company’s senior secured convertible notes, the default was remediated.

5.2.
A Short term convertible debt to a related party of $132,269 was also added to the Company’s senior secured convertible note. The loan includes principal of $125,000 and $11,943 of interest. The loan was originally entered into March 2, 2023 and bore interest at 7.5% per annum. Upon adding to the Company's senior secured convertible note on January 26, 2024, the note now bears the same terms and conditions as Igor Lychagov's loan discussed above in note 5.2.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

5.3.
On December 17, 2021, the Company and Armada Acquisition Corp I, a special purpose acquisition company (“SPAC”) listed on the Nasdaq Capital Market (“NASDAQ”), and certain other parties entered into a definitive agreement for a business combination that would result in Rezolve becoming a publicly listed company upon completion of the aforementioned transaction. The transaction included a $41 million fully committed private placement of ordinary shares of the combined company (the “PIPE”), $20 million of which has been advanced to Rezolve pursuant to a secured convertible loan note as further described below. The transaction closed on August 15, 2024.

In accordance with the executed subscription agreements, the investors that pre-funded the PIPE entered into an agreement to purchase secured convertible notes of the Company for a total of $20 million. These notes were due to mature on December 16, 2023, and are redeemable by the noteholder on the occurrence of:

•
On maturity, with interest accrued at 20% per annum, or
•
On redemption, at the principal amount if the Company becomes insolvent, enters into administration, winds up, incurs an event of default, liquidates, or dissolves (except for the purposes of reorganization or amalgamation), with interest accrued unless the loan is converted into ordinary shares.

Immediately prior to an IPO or SPAC transaction, the principal amount and accrued interest is converted into ordinary shares at a 30% discount to the pre-close equity value of the Company.

The interest rate is 20% per annum, and is reduced in the following events to:

•
10% per annum if the IPO or SPAC transaction occurred prior to December 16, 2022, and
•
15% per annum if the IPO or SPAC transaction occurs between December 16, 2022 and June 16, 2023.

Upon the issuance of the notes, the amount pre-funded by each participating investor reduces their remaining respective commitment in the PIPE.

On November 21, 2022, the original as well as a new PIPE investor agreed to extend their commitment under the notes, by committing an additional $4 million which was drawn by December 31, 2022. In return for their commitment, the Company granted each investor 850,000 warrants. These warrants have been accounted for as a discount to the convertible debt. The Company also agreed to provide as collateral all buildings, fittings, fixtures and intellectual property.

The secured convertible notes has been accounted for as a liability in accordance with ASC 470–20. The Company has adopted ASU 2020-06, and therefore no bifurcation of the beneficial conversion feature has been recorded in equity. Debt discount, comprised of the fair value of the warrants issued to lenders with issuance of the convertible debt aggregating approximately $2.1 million were initially recorded as a reduction to the principal amount of the debt and will be amortized to interest expense using the effective interest method.

The Company has not incurred any material debt issuance costs.

On May 23, 2023, the Company executed a further amendment to the secured convertible loan notes.

The amendments are as follows:

•
An additional $15,625,000 commitment has been added to the principal amount of the notes, split between a
•
Conversion of accrued interest of $3,000,000 into loan principal. Additionally $1.5m of Loans for no value , plus $1,040,989 of interest foregone giving total of $4,041,989 of total interest capitalized.
•
$1,250,000 of loan principal previously advanced in February 2023
•
$125,000 of loan principal advanced by a director and related party in February 2023
•
An additional $2,750,000 of loan notes to be advanced, and
•
$8,500,000 in notes upon completion of the Demerger, for which no monetary consideration will be received by the Company

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

•
The maturity date was extended to three years from the date of an IPO or Business Combination, or December 31, 2024 if an IPO or Business Combination with a publicly listed company has not yet occurred by December 31, 2024.
•
The interest rate was reduced to 7.5% per annum from the date that the amendment was executed.
•
Conversion into ordinary shares of the Company is at the option of the investor from any date of an IPO or Business Combination with a publicly listed company.
•
The conversion price has been amended to seventy per cent of the lesser of 1) the price per share implied in connection with an IPO or Business Combination with a publicly listed company and 2) the annual volume-weighted average share price of the Company on the last calendar day of each calendar year ending after the date of an IPO or Business Combination with a publicly listed company and prior to the maturity date.

Under the May 23, 2023 amendment terms of the secured convertible notes, Rezolve has given certain covenants to the noteholders which remain in force while the convertible notes are outstanding, including that

(i)
the Rezolve group shall not incur any indebtedness that would rank senior to the secured convertible notes without the prior consent of holders of more than two thirds of the aggregate principal amount of the secured convertible notes outstanding from time to time (the "Noteholder Majority"); and
(ii)
for so long as one or more of Apeiron Investment Group Ltd, Bradley Wickens and any of their affiliates (including any other person with the prior written consent of Rezolve, not to be unreasonably withheld, delayed or conditioned) holds at least $20,000,000 in aggregate of the principal amount of the Convertible Notes from time to time, the Rezolve group shall not enter into any Extraordinary Transactions (as defined below) without the prior consent of a Noteholder Majority.

The definition of "Extraordinary Transactions" covers the occurrence of (a) making, or permitting any subsidiary to make, any loan or advance to any person unless such person is wholly owned by Rezolve or, in the case of a natural person, is an employee or director of Rezolve and such loan or advance is made in the ordinary course of business under the terms of an employee share or option plan that has been notified to the noteholders; (b) guaranteeing, directly or indirectly, or permitting any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of Rezolve or any subsidiary arising in the ordinary course of business; (c) changing the principal business of Rezolve, entering new lines of business, or exiting the current line of business; (d) selling, assigning, licensing, charging, pledging, or encumbering material technology or intellectual property, other than licenses granted in the ordinary course of business; (e) entering into any corporate strategic relationship, joint venture, cooperation or other similar agreement, other than in the ordinary course of business; (f) acquiring or disposing of assets (including shares) (x) where the consideration paid or received exceeds 20% of the average market capitalization of Rezolve for the 90 calendar days prior to such M&A (merger or acquisition) transaction (calculated based on the volume-weighted average share price of the Rezolve shares in that period) or (y) other than (A) on arm’s length terms, and (B) for the purpose of promoting the success of Rezolve; (g) amending the articles of association of Rezolve in a manner that is adverse to the noteholders; (h) effecting any merger, combination, reorganization, scheme of arrangement, restructuring plan or other similar transaction; and (i) liquidating, dissolving or winding up the affairs of Rezolve.

Upon execution of the amendment the secured convertible notes are then referred to as “the senior secured convertible notes”.

It is the Company’s current intent to settle the principal amount and accrued interest of its outstanding convertible debt in the Company’s ordinary shares.

The execution of the senior secured convertible note has been accounted for as troubled debt restructuring since May 23, 2023. No gain has been recognized.

The carrying value of the convertible debt does not include the $8,500,000 of notes issuable upon completion of the Demerger ("the Demerger notes"). These are contingent upon completion of the Demerger and will only be included in the carrying amount of the convertible debt upon completion of the Demerger. On June 4, 2024 the Demerger was completed and the Demerger notes will be issued. The issuance of the Demerger notes do no result in any further cash to be received by the Company, rather they are treated as interest payable at maturity. The Demerger notes trigger a remeasurement of the senior secured convertible notes and the effective interest rate used to account for the senior secured convertible notes as a troubled debt restructuring.

Upon execution of the senior secured convertible note on August 16, 2024, and extension to the maturity date to at least August 16, 2027, the Company classified the Convertible debt as non-current as at June 30, 2024 under the guidance in ASC 470-10-45-14.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

The carrying amount of the convertible debt was as follows:

	June 30, 2024	December 31, 2023
Convertible debt
Convertible debt under troubled debt restructuring	38,737,594	31,220,528
	38,737,594	31,220,528

5.4.
Convertible promissory notes:

Convertible promissory notes
Convertible promissory note	2,508,685	—
Promissory loan note	2,887,017	—
Total convertible promissory notes	5,395,702	—

On February 2nd, 2024, the Company obtained an unsecured loan of $2,000,000 from YA II PN, LTD ( “Yorkville”) with principal amount of $2,500,000. The Yorkville Note was issued at a 20% discount to the principal amount, and has a maturity date falling 6 months from the date of issue (unless extended by Yorkville) subject to acceleration upon the occurrence of an event of default.

The interest rate was agreed at 10.0% per annum from the date the agreement was executed. Interest increases to 18% upon the occurrence of an event of default. Whilst the Yorkville Note is not directly secured, Yorkville is entitled to share recoveries enforced under various debentures granted by Rezolve pursuant to an intercreditor agreement with Apeiron Investment Group Ltd. Further.

The Yorkville Note is convertible into ordinary shares in Rezolve AI Limited upon public listing (or if an event of default occurs or the note reaches maturity). Conversion is at the option of the noteholder at a conversion price calculated by reference to the lower of (i) a fixed price of $10 per share or (ii) a variable price based on 90% of the lowest daily VWAP during 10 consecutive trading days immediately prior to conversion provided that such variable price shall not be lower than the floor price of $2 per share.

In connection with the Yorkville note, an additional convertible promissory note (“the Other Promissory notes”) was offered to certain other investors on the same terms as the Yorkville Note. The Other Promissory Notes have a face value of $2,877,319 and were issued at a 20% discount. The interest rate was agreed at 10.0% per annum from the date the agreement was executed. Interest increases to 18% upon the occurrence of an event of default. The Other Promissory notes have a maturity date six months from issue.

The Other Promissory Notes are convertible into ordinary shares in Rezolve AI Limited upon public listing (or if an event of default occurs or the note reaches maturity). Conversion is at the option of the noteholder at a conversion price calculated by reference to the lower of (i) a fixed price of $10 per share or (ii) a variable price based on 90% of the lowest daily VWAP during 10 consecutive trading days immediately prior to conversion provided that such variable price shall not be lower than the floor price of $2 per share.

On September 6, 2024, Yorkville and the Company amended and restated the Yorkville Note (the “Second A&R YA Agreement”) to incorporate an additional prepaid advance arrangement pursuant to which Yorkville committed to provide the Company with prepaid advances in an aggregate original principal amount of an additional Seven Million Five Hundred Thousand Dollars ($7,500,000), which will be in three tranches, with the first tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded upon execution of the Second A&R YA Agreement, the second tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded upon filing of the Company’s F-1 registration statement, and the third tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) to be funded upon the effectiveness of the F-1 registration statement. The Second A&R YA Agreement superseded the YA Agreement. The maturity date of the Yorkville Note and the Other Promissory Notes were extended to September 11th, 2025.

5.5.
Promissory note:

On April 30th, 2024, the Company entered into a promissory note (“the promissory note”) agreement with an investor in the amount of $400,000. The promissory note bears a borrowing fee of $100,000 and matures on November 1st, 2024. The borrowing fee has been recognized in interest expense over the term of the loan using the effective interest rate method.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

6.
Other current and long-term liabilities

	June 30, 2024 $	December 31, 2023 $
Other current liabilities
Ordinary shares payable (6.1)	10,236,655	8,223,928
Share-based payment liability (6.2)	1,383,298	1,311,028

6.1.
On May 25, 2023, the Company offered to all existing investors and employees of the Company an advanced subscription agreement for ordinary shares of the Company at a discount from the pre-close equity value of the Company per share (“the Rights Issue”) in connection with its business combination with Armada Acquisition Corp I (refer to note 5.3). The Company expects prior to the close of the business combination to complete a reorganization under the Demerger, such that the existing shares transferred from Rezolve Limited to Rezolve AI Limited would result in a transfer of shares of approximately 6.13 ordinary shares of Rezolve Limited for one share of Rezolve AI Limited. In connection with the funding received through advanced subscription agreements as of June 30, 2023, the number of ordinary shares to be issued as part of the Rights Issue post re-organization is fixed at 1,115,217 and will not fluctuate with the Company’s pre-close equity value of the Company or that of Armada Acquisition Corp I. The Company may received additional funding under advanced subscription agreements which would increase the number of Ordinary shares to issue post-reorganization.
6.2.
On October 7th, 2021, the Group acquired Jaymax International Service Inc. (“Jaymax”) (later renamed to “Rezolve Taiwan Limited”). As part of the acquisition of Jaymax, the Company agreed to issue $1,400,000 in Rezolve common stock to Jaymax’s former owner for completion of a 3-year noncompete period which began on the October 7th, 2021. The share-based payment is to be settled by a fixed dollar amount of shares and therefore represents a liability in accordance with ASC 480. The liability was been measured at fair value using a discounted cash-flow model using the Company’s cost of capital of 10.8%.
7.
Other Non-operating (income)/ expenses, net

	Six months ended June 30, 2024 $	Six months ended June 30, 2023 $
Foreign exchange (gain) loss	108,224	327,383
R&D credits	—	(496,448)
Other, net	(408)	(2,686)
Total	107,816	(171,751)

8.
Related party disclosures

Key managerial personnel (KMP) and Members of their immediate families

Dan Wagner	Director and chief executive officer
Richard Burchill	Chief financial officer
Sauvik Banerjjee	Chief executive officer, products, technology and digital services
Salman Ahmad	Chief technical officer
Peter Vesco	Chief commercial officer
Arthur Yao (1)	Chief executive officer, Rezolve China
Anthony Sharp	Non-executive deputy chairman
Sir David Wright	Non-executive director
Steve Perry	Non-executive director
Derek Smith	Non-executive director
Susan Wagner	Member

(1)
Amounts paid to Arthur Yao were paid out of Rezolve Limited in the UK. The Company’s operations in China have since been approved for a planned liquidation through the Demerger (Refer to Note 2.1 – Basis of presentation).

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

Transactions with and outstanding balances with related parties were as follows:

Transactions during the period

	June 30, 2024	June 30, 2023
Share Capital Issued at nominal value
Igor Lychagov (number of Ordinary shares issued in 2023 - 163,265)	—	20
Loans repaid
DBLP Sea Cow Ltd.	—	250,000
Loans taken
Steve Perry	—	125,000
Igor Lychagov	—	4,000,000
Convertible promissory notes
DBLP Sea Cow Limited	1,250,000	—
Arthur Yao	93,750	—
Adam Wagner	31,250	—
John Wagner	19,844	—
Stephen Perry	63,500	—
Sauvik Banerjee	27,413	—
Anthony Sharp	79,250	—
Reimbursement of expenses
Dan Wagner	50,000	79,180
Managerial remuneration
Key Management Personnel
Dan Wagner	151,799	147,702
Salman Ahmad	113,849	110,776
Richard Burchill	139,149	135,393
Sauvik Banerjjee	195,075	115,682
Share-based compensation
DBLP Sea Cow Ltd	1,250,000
Richard Burchill	673,282	673,282
Sauvik Banerjjee	345,896	345,896
Peter Vesco	100,000	—
Arthur Yao	100,000	—
Consulting fees
DBLP Sea Cow	150,000	150,000
Peter Vesco	189,749	184,627
Arthur Yao	150,000	150,000
Director remuneration
Anthony Sharp	184,627	200,129
Sir David Wright	46,157	49,212
Steve Perry	46,157	49,212
Derek Smith	46,157	49,212
Business development expenses
Rezolve China (2)	—	570,917

(1)
DBLP Sea Cow Ltd. (a company incorporated in the Seychelles) (“DBLP Sea Cow”) is wholly legally owned by Dan Wagner, Chief Executive Officer of Rezolve.
(2)
The Company has expensed all cash transferred to its subsidiary Rezolve China. Please refer to the basis of presentation discussed in note 2.1.

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

Outstanding balances as at reporting date

	June 30, 2024 $	December 31, 2023 $
Unsecured Loans payable
DBLP Sea Cow	447,067	447,067
Trade and other payables
DBLP Sea Cow	450,000	350,000
Dan Wagner	334,725	147,485
Arthur Yao	151,105	61,495
Peter Vesco	30,407	31,248
Sauvik Banerjjee	—	58,320
Anthony Sharp	126,223	127,325
Steve Perry	—	1,133
Share Subscription Receivables
Dan Wagner	111,845	111,845
DBLP Sea Cow	7,999	7,999
Convertible debt
Steve Perry (note 5.2)	136,943	125,000
Igor Lychagov (note 5.3)	6,028,177	5,587,343
Convertible promissory notes
DBLP Sea Cow Limited	1,260,417	—
Arthur Yao	94,531	—
Adam Wagner	31,510	—
John Wagner	20,009	—
Stephen Perry	64,029	—
Sauvik Banerjee	27,641	—
Anthony Sharp	79,910	—

9.
Income taxes

Provision for income taxes in the six months ended June 30, 2024 and 2023 was not material. The effective tax rate was 0.5% and 0.4% for the six months ended June 30, 2024 and 2023, respectively. The effective tax rates differ significantly from the statutory tax rate of 25%, primarily due to the Company’s valuation allowance movement in each period presented.

10.
Subsequent events

For the condensed interim carve-out financial statements as of June 30, 2024, we have evaluated the following subsequent events through October 1, 2024 which is the date such financial statements are available to be issued:

Close of business combination with Armada Acquisition Corp I. (“Armada”)

On August 15, 2024, Armada Acquisition Corp. I, a Delaware corporation (“Armada”), a special acquisition corporation, the Company and Rezolve Merger Sub, Inc., a Delaware corporation (“Rezolve Merger Sub”), consummated the business combination pursuant to the terms of the Business Combination Agreement, dated as of December 17th, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”). The consummation of the acquisition of Armada resulted in Rezolve AI Limited becoming a publicly traded company with it’s shares trading on the NASDAQ from August 20, 2024.

Amendment and restatement to the Yorkville Note

On September 6, 2024, Yorkville and the Company amended and restated the Yorkville Note (the “Second A&R YA Agreement”) to incorporate an additional prepaid advance arrangement pursuant to which Yorkville committed to provide the Company with prepaid advances in an aggregate original principal amount of an additional Seven Million Five Hundred Thousand Dollars ($7,500,000), which will be in three tranches, with the first tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded upon execution of the Second A&R YA Agreement, the second tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded upon filing of the Company’s F-1 registration

REZOLVE AI LIMITED

Notes to Condensed Interim Carve-out Consolidated Financial Statements

June 30, 2024 (unaudited)

statement, and the third tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) to be funded upon the effectiveness of the F-1 registration statement. The Second A&R YA Agreement superseded the YA Agreement. The maturity date of the Yorkville Note and the Other Promissory Notes were extended to September 11th, 2025.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Rezolve AI Limited and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying carve-out consolidated balance sheets of Rezolve AI Limited and Subsidiaries (the Company) as of December 31, 2023 (restated) and 2022 (restated), and the related carve-out consolidated statements of operations, comprehensive loss, stockholders’ deficit and cash flows for each of the years in the two year period ended December 31, 2023 (restated), and the related notes (collectively referred to as the carve-out consolidated financial statements). In our opinion, the carve-out consolidated financial statements present fairly, in all material respects, the financial position of the Company as December 31, 2023 (restated) and 2022 (restated), and the results of its operations and its cash flows for each of the years in the two – year period ended December 31, 2023 (restated), in conformity with accounting principles generally accepted in the United States of America.

Restatement of the 2023 and 2022 Financial Statements

As discussed in Note 2, the accompanying 2023 and 2022 carve-out consolidated financial statements have been restated.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying carve-out consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the carve-out consolidated financial statements, the Company has incurred losses since inception, has negative cash flows from operations, and has negative working capital, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The carve-out consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These carve-out consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s carve-out consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the carve-out consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the carve-out consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the carve-out consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Grassi & Co., CPAs, P.C.

We have served as the Company’s auditor since 2024

Jericho, New York

May 20, 2024, except for Notes 2.20, 13 and 14, as to which the date is June 11, 2024, expect Note 17 as to which the date is October 28, 2024.

REZOLVE AI LIMITED AND SUBSIDIARIES

Carve-out Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Assets
Current assets
Cash	$10,441	$39,380
Accounts receivable	12,534	8,855
Prepayments and other current assets	299,013	440,846
Loans receivable (net of credit loss provision of $785,000 and nil as at December 31, 2023 and 2022)	—	598,414
Total current assets	321,988	1,087,495
Non-current assets
Property and equipment, net	79,593	110,998
Intangible assets	2,134,903	450,446
Total non-current assets	2,214,496	561,444
Total assets	2,536,484	1,648,939
Liabilities and Shareholders’ deficit
Current liabilities
Accounts payable	$4,569,703	$3,728,974
Due to related party (refer to note 14)	777,576	621,791
Accrued expenses and other payables	4,492,790	2,640,384
Ordinary shares payable	8,223,928	—
Short term convertible debt to related party (refer to note 14)	132,269
Short term debt to related party (refer to note 2.20 and note 14)	6,225,815	697,067
Share-based payment liability	1,311,028	—
Convertible debt (current)	31,088,259	—
Total current liabilities	56,821,368	7,688,216
Non-current liabilities
Convertible debt (long-term)	—	25,302,709
Share-based payment liability (long-term)	—	1,177,617
Total non-current liabilities	—	26,480,326
Total liabilities	56,821,368	34,168,542
Shareholders’ deficit
Ordinary shares, £0.0001 nominal value 932,969,424 shares issued and outstanding as of December 31, 2023 927,806,159 shares issued and outstanding as of December 31, 2022 991,285,244 and 986,121,959 shares authorized as of December 31, 2023 and 2022	$127,310	$126,677
Series A shares, £0.0001 nominal value 28,039,517 shares issued, authorized and outstanding as of December 31, 2023 and 2022	3,868	3,868
Additional paid-in capital	172,204,832	163,165,083
Share subscription receivable (1)	(178,720)	(178,720)
Accumulated deficit	(226,291,430)	(195,555,332)
Accumulated other comprehensive loss	(150,744)	(81,179)
Total shareholders’ deficit	(54,284,884)	(32,519,603)
Total liabilities and shareholders’ deficit	2,536,484	1,648,939

(1)
Includes related party balances of $(119,844) as at December 31, 2023 and 2022, refer to note 14.

The accompanying notes are an integral part of these carve-out consolidated financial statements

REZOLVE AI LIMITED AND SUBSIDIARIES

Carve-out Consolidated Statement of Operations

	Year ended December 31, 2023	Year ended December 31, 2022
	(as restated)	(as restated)
Revenue	$145,051	$115,159
Operating expenses
Cost of revenue (refer to note 2.11)	34,791	745,040
Sales and marketing expenses (Including related party transactions of 2,072,224 and 869,777 refer to Note 14)	6,731,254	4,338,557
General and administrative expenses (Including related party transactions of 3,831,291 and 41,231,704, refer to Note 14)	17,986,528	86,640,500
Other operating expenses	1,156,316	334,952
Depreciation and amortization expenses	242,436	235,797
Impairment of investment in ANY	—	14,822,022
Impairment of goodwill	—	44,438
Total operating expenses	26,151,325	107,161,306
Operating loss	(26,006,274)	(107,046,147)
Other expenses
Interest expense	(4,791,782)	(3,884,695)
Other non-operating income (expense), net	125,366	256,659
Total other expenses, net	(4,666,416)	(3,628,036)
Loss before taxes	(30,672,690)	(110,674,183)
Income tax expense	(63,408)	(38,765)
Net loss for the year	$(30,736,098)	$(110,712,948)
Net loss per share – Basic and diluted	$(0.03)	$(0.12)
Weighted average number of shares – Basic and diluted	927,204,508	913,109,577

The accompanying notes are an integral part of these carve-out consolidated financial statements.

REZOLVE AI LIMITED AND SUBSIDIARIES

Carve-out Consolidated Statements of Comprehensive Loss

	Year ended December 31, 2023	Year ended December 31, 2022
	(as restated)	(as restated)
Net loss	$(30,736,098)	$(110,712,948)
Other comprehensive loss, net of tax
Foreign currency translation loss	(69,565)	(87,941)
Total comprehensive loss	$(30,805,663)	$(110,800,889)

The accompanying notes are an integral part of these carve-out consolidated financial statements.

REZOLVE AI LIMITED AND SUBSIDIARIES

Carve-out Consolidated Statements of Changes in Shareholders’ Deficit

	Ordinary shares		Series A shares		Additional paid-in	Accumulated	Share subscription	Accumulated other comprehensive	Total Shareholders
	Shares	Amount	Shares	Amount	capital	deficit	receivable	income	deficit
Balance as at January 1, 2022	891,818,882	122,427	28,039,517	3,868	83,692,381	(84,842,384)	(175,505)	6,762	(1,192,451)
Ordinary shares issued	2,040,816	166	—	—	2,499,754	—	—	—	2,499,920
Ordinary shares issued for ANY (note 2.20) (as restated)	14,427,185	1,993	—	—	14,858,007	—	—	—	14,860,000
Share-based compensation to consultant (note 11)	5,000,000	677	—	—	18,417,139	—	—	—	18,417,816
Ordinary shares issued against exercise of warrants (note 9)	1,700,000	192	—	—	2,082,308	—	—	—	2,082,500
Share-based compensation – related parties (note 11)	27,246,461	3,215	—	—	39,498,486	—	(3,215)	—	39,498,486
Employee share-based compensation (note 11)	—	—	—	—	2,115,015	—	—	—	2,115,015
ANY shares reverted (note 2.20)	(14,427,185)	(1,993)	—	—	1,993	—	—	—	—
Net Loss (as restated)	—	—	—	—	—	(110,712,948)	—	—	(110,712,948)
Foreign currency translation (loss) (as restated)	—	—	—	—	—	—	—	(87,941)	(87,941)
Balance as at December 31, 2022	927,806,159	126,677	28,039,517	3,868	163,165,083	(195,555,332)	(178,720)	(81,179)	(32,519,603)
Ordinary shares issued to related parties	163,265	20	—	—	199,954	—	—	—	199,974
Ordinary shares issued from exercise of share-options	5,000,000	613	—	—	(613)	—	—	—	—
Share-based compensation in lieu of services	—	—	—	—	115,190	—	—	—	115,190
Share-based compensation related parties	—	—	—	—	3,646,017	—		—	3,646,017
Employee share-based compensation	—				5,079,201	—	—	—	5,079,201
Net loss	—	—	—	—	—	(30,736,098)	—	—	(30,736,098)
Foreign currency translation (loss)	—	—	—	—	—	—	—	(69,565)	(69,565)
Balance as at December 31, 2023	932,969,424	127,310	28,039,517	3,868	172,204,832	(226,291,430)	(178,720)	(150,744)	(54,284,884)

The accompanying notes are an integral part of these carve-out consolidated financial statements.

REZOLVE AI LIMITED AND SUBSIDIARIES

Carve-out Consolidated Statements of Cash Flows

	Year ended December 31, 2023	Year ended December 31, 2022
	(as restated)	(as restated)
Cash flows from operating activities:
Net loss	$(30,736,098)	$(110,712,948)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	242,436	244,208
Unrealized foreign exchange (gain)/loss	375,298	(277,838)
Share based compensation issued to related parties for consultancy services	3,646,017	39,501,701
Share based compensation for consultancy services	—	18,417,816
Employee share based compensation	5,079,201	2,115,015
Impairment of ROU asset, net of lease termination	—	46,236
Impairment of prepayments and other current assets	—	731,940
Impairment of accounts receivable		334,952
Impairment of loans receivable	1,156,316	0
Impairment of goodwill	—	44,438
Impairment of investment in ANY	—	14,600,000
Interest expense	4,791,782	3,884,695
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	(3,679)	712,554
(Increase) in prepayment and other current assets	(416,069)	(56,523)
(Decrease) in operating lease liability	—	(46,236)
Decrease in receivable with related parties	—	168,754
Increase in accounts payable, accrued expenses and other payables	2,310,465	3,340,539
Increase (decrease) in payables to related parties	552,456	161,791
Net cash (used in) operating activities	(13,001,875)	(26,788,906)
Cash flows from investing activities:
Purchase of property and equipment	(14,376)	(36,854)
Development of intangible assets	(1,767,148)	—
Net cash (used in) investing activities	(1,781,524)	(36,854)
Cash flows from financing activities:
Proceeds from rights issuance	7,767,674	—
Proceeds from issuance of ordinary shares	—	2,499,920
Proceeds from issuance of common stock to related parties	199,974	—
Repayment of short-term debt obligation from related parties	(250,000)	—
Proceeds from short-term debt from related party	4,369,413	—
Proceeds from long-term debt obligation	2,625,000	21,500,000
Net cash flow generated from financing activities	14,712,061	23,999,920
Effect of exchange rate changes on cash	42,399	177,287
Net change in cash	(28,939)	(2,648,553)
Cash and cash equivalents, beginning of year	39,380	2,687,933
Cash and cash equivalents, end of year	10,441	39,380
Supplemental disclosures
Share-based payment for development of intangible asset	115,190	—
Cash paid for interest	—	—
Cash paid for taxes	—	—
Accrued interest payable converted to principal	4,040,989	—

The accompanying notes are an integral part of these carve-out consolidated financial statements.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

1.
Organization and nature of operations

Rezolve Group Limited (“Rezolve” or “the Company”) was incorporated in England and Wales on January 5, 2023 and changed its name on June 5, 2023 to Rezolve AI Limited.

Rezolve is a mobile commerce and engagement platform that enables retailers and brands to deliver rich and engaging mobile experiences to consumers. The mailing address of Rezolve’s registered office is 3rd Floor, 80 New Bond Street, London, United Kingdom, W1S 1SB.

2.
Basis of presentation and summary of significant accounting policies
2.1.
Basis of presentation

The Carve-out Consolidated Financial Statements of Rezolve AI Limited and subsidiaries (together “the Company” or “we”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The carve-out consolidated financial statements have been prepared using the United Stated Dollar (“$” or “US dollar”) as the reporting currency.

The accompanying Carve-out Consolidated Financial Statements include the financial statements of Rezolve AI Limited, Rezolve Limited, its consolidated subsidiaries and any variable interest entity (“VIE”) in which we are the primary beneficiary, with the exception of the subsidiaries Rezolve Information Technology (Shanghai) Co., Ltd. (“Rezolve China”) and Rezolve China’s subsidiary Nine Stone (Shanghai) Ltd (“Nine Stone”)(collectively “the China Business”).

On January 3, 2023, the Company’s directors approved a plan to abandon its operations in China completely. Subsequently, on January 5, 2023, the Company’s directors approved an application to the United Kingdom (the “UK”) tax authorities requesting tax clearance for a solvent demerger (the “Demerger”) of the Company under section 110 of the UK Insolvency Act, 1986 which clearance was subsequently granted. Our board of directors decision to abandon operations in China completely and approve the Pre-Closing Demerger was based, in part, on our inability to complete an audit as a result of not having access to certain information from our local third-party company.

The Demerger involves establishing a new holding company, Rezolve AI Limited (“Rezolve AI”), which will acquire specified assets of Rezolve Limited and issue shares for distribution to the existing shareholders in Rezolve Limited in a tax-efficient manner. Assets relevant to the simplified structure in the Company will be segregated and transferred to Rezolve AI. The assets related to the Chinese business which include Rezolve Information Technology (Shanghai) Co. Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd will not be transferred to Rezolve AI. Rezolve AI will end up with the same business as the existing Rezolve Limited but without the Chinese business. If a contract is not assignable it will have to be novated from Rezolve Limited to Rezolve AI. It is anticipated that the Demerger will be completed before the completion of the business combination with Armada, which will be effected with Rezolve AI instead of Rezolve Limited. The listed company will consist of Rezolve AI and its subsidiaries, which will legally not include Rezolve Shanghai directly or indirectly.

These Carve-out Consolidated Financial Statements have been prepared on the basis that the Demerger was completed retrospectively on December 31, 2021, and thus reflects the predecessor company prior to completion of the Demerger. They are prepared on a carve-out basis. All costs of doing business in Rezolve Limited have been reflected in Rezolve AI Limited on a 100% allocation basis since management feels that this fully reflects the Carve-out Consolidated Financial Statements had the Demerger completed on December 31, 2021. Investments made in the China Business by Rezolve Limited in the People’s Republic of China (“China”) for the years ending December 31, 2023 and 2022 have been recorded as “Business development expenses”, a component of General and Administrative expenses within the Company’s

Consolidated Statement of Operations in accordance with Staff Accounting Bulletin Topic 1-B1, Costs Reflected in Historical Financial Statements (“SAB 1-B1”). Management asserts that this method used is reasonable.

2.2.
Basis of consolidation

We consolidate investments in companies in which we control directly or indirectly through the control of more than 50% of the voting rights. We also consolidate entities in which we hold a variable interest where we are the primary beneficiary of the entity. A variable interest entity “VIE” is defined as a legal entity where either (a) the total equity at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) equity interest holders as a group lack either (i) the power

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

to direct the activities of the entity that most significantly impact on its economic performance, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the voting rights of some investors in the entity are not proportional to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest. We are the primary beneficiary of a VIE when we have both (1) the power to direct the activities of the entity Ih most significantly impact on the entity’s economic performance, and (2) the right to receive benefits or the obligation to absorb losses from the entity which could potentially be significant to the entity.

All intercompany balances and transactions have been eliminated.

A list of subsidiaries and Rezolve Limited’s holding as of December 31, 2023 and 2022 is as follows:

Name of the entity	Date of incorporation	Country of incorporation	Group shareholding (%)
Rezolve Mobile Commerce Inc.	April 20, 2016	United States of America	100%
Rezolve Technology S.L.	August 25, 2020	Spain	100%
Rezolve Taiwan Limited	November 9, 2000	Taiwan	100%
Rezolve Technology (India) Private Limited	March 19, 2021	India	100%

The carve-out consolidated financial statements have been prepared using the United Stated Dollar ($) as its reporting currency.

2.3.
Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable, provided that early adoption is permitted by the new or revised accounting standard. The Company has elected to not opt out of such extended transition period, which means that the Company, as an emerging growth company, can adopt new or revised standard at the same time as private companies. While the Company may early adopt the new or revised standard if the standard permits, it is able to avail itself of any additional transition time which is granted to private companies. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

2.4.
Liquidity

Pursuant to ASC 205-40, Presentation of Financial Statements—Going Concern (“ASC 205-40”), management must evaluate whether there are conditions and events, considered in aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that these Carve-out Consolidated Financial Statements are issued. In accordance with ASC 205-40, management’s analysis can only include the potential mitigating impact of management’s plans that have not been fully implemented as of the issuance date if (a) it is probable that management’s plans will be effectively implemented on a timely basis, and (b) it is probable that the plans, when implemented, will alleviate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern.

As of December 31, 2023, the Company had an accumulated deficit of $226.3 million. For the year ended December 31, 2023, the Company incurred a net loss of $30.7 million and net cash used in operating activities was $13.0 million. Cash and cash equivalents totaled $0.01 million as of December 31, 2023, a decrease of $0.03 million from December 31, 2022. The Company has a working capital deficit of $57.3 million as at December 31, 2023. The Company continues to incur losses while it develops technological services, targets customers and incurs costs for an initial public offering or business combination. Our sources of cash for these activities rely on debt and equity funding. The ability to raise funding has proven challenging in the years ending December 31, 2023 and 2022. Interest rates have risen and the ability to raise funding has been constrained. These conditions raise substantial doubt about the entity’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

As a result of our losses and our projected cash needs combined with our current liquidity level, the Company’s ability to continue as a going concern is contingent upon successful execution of management’s intended plan over the next twelve months to improve the Company’s liquidity and profitability, which includes, without limitation:

•
Seeking additional capital through the issuance of debt or equity securities.
•
Generating revenue by execution of successful trials and long-term partner arrangements.
•
The ability to generate revenue from our technology
•
Reducing expenses by taking restructuring actions and reducing the number of employees and consultants.
•
Controlling expenses and limiting capital expenditures.

Assumptions underlying the Company’s business plan are highly sensitive to the signing of revenue generating contracts, the successful outcome of trials for our services and the ability to control expenses.

Furthermore, the review of the strategic plan and budget, including expected developments in liquidity and capital from definitive agreements entered into (Notes 7.3 and 19), were considered. Consequently, it has been concluded that adequate resources and liquidity to meet the cash flow requirements for the next twelve months are present, and it is reasonable to apply the going concern basis as the underlying assumption for the carve-out consolidated financial statements. The Company’s plan includes the items noted above as well as securing external financing which may include raising debt or equity capital. These plans are not entirely within the Company’s control including our ability to raise sufficient capital on favorable terms.

2.5.
Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and to disclose contingent assets and liabilities at the date of financial statements and the results of operations during the reporting period. Estimates and assumptions are used in accounting for, among other things, the valuation of acquisition-related assets and liabilities, deferred income taxes and related valuation allowances, fair value measurements, useful lives of long-lived assets, and share-based compensation. Management believes that the estimates used in the preparation of the consolidated financial statements are prudent and reasonable. Although these estimates are based upon management’s best knowledge of current events and actions, actual results could differ from estimates

2.6.
Foreign currency translation and transactions

The functional currency of the Company is the US dollar, being the currency in which the Company predominantly generates cash through financing transactions and expends cash in Rezolve Limited. The subsidiaries have different functional currencies such as the Euro, Indian Rupee and New Taiwan Dollar which have been determined on the basis of the primary economic environment in which each entity of the Company operates. Management believes that each individual entity’s functional currency reflects the transactions, events and conditions under which the entity conducts its business.

Transactions denominated in currencies other than our or our subsidiaries’ functional currencies are recorded based on exchange rates at the time such transactions arise. Assets and liabilities denominated in currencies other than the functional currency are remeasured using the current exchange rate for monetary accounts and historical exchange rates for nonmonetary accounts, with exchange differences on remeasurement included in other income (expense), net in our consolidated statements of operations. Foreign subsidiaries that utilize foreign currency as their functional currency translate such currency into U.S. dollars using (i) the exchange rate on the balance sheet dates for assets and liabilities, (ii) the average exchange rates prevailing during the period for revenues and expenses, and (iii) historical exchange rates for equity. Any translation adjustments resulting from this process are shown separately as a component of accumulated other comprehensive income (loss) within shareholder’s deficit in the consolidated balance sheets and statement of comprehensive income (loss).

With the exception of certain material transactions, the cash flows from our operations in foreign countries are translated at the average rate for the applicable period in our consolidated statements of cash flows. The impacts of material transactions generally are recorded at the applicable spot rates in our consolidated statements of operations and cash flows. The effects of exchange rates on cash balances held in foreign currencies are separately reported in our consolidated statements of cash flows.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

2.7.
Cash

Cash comprises cash on hand and in current accounts which are readily available. Our cash is held in creditworthy financial institutions and is insured up to GBP 85,000 in accordance with the regulations of the United Kingdom’s Financial Conduct Authority. The Company has not experienced any losses associated with cash held with financial institutions.

2.8.
Accounts receivable, net

The Company has adopted ASC 326 “Financial Instruments—Credit Losses” as of January 31, 2023 (refer to note 3.) Account receivable consists primarily of amounts related to fees charged to customers. Credit is extended based on evaluation of a customer’s financial condition and generally collateral is not required. Accounts receivable is stated at amounts due from customers net of allowance for doubtfull accounts. The allowance for doubtful accounts is based upon our current estimate of lifetime expected credit losses related to uncollectible accounts receivable. The Company evaluates the need for an allowance for doubtful accounts based on historical collection trends, prevailing and anticipated macroeconomic conditions and specific customer credit risk. Accounts receivable in the accompanying consolidated financial statements does not have any allowances created for doubtful accounts.

2.9.
Property and equipment

Property and equipment are stated at cost of acquisition less accumulated depreciation and accumulated impairment provisions, however, there have been no indicators identified during the reporting periods.

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the net carrying amount of the asset) is included in the consolidated statement of comprehensive operations, in the year the asset is derecognized.

Depreciation on property and equipment is charged to expense on a systematic basis over the useful life of assets as estimated by the management. Depreciation is computed using the straight-line method. The useful lives estimated by the management are as follows:

Assets	Useful life
Computers	3 years
Office equipment	3 years

Repairs and maintenance of property and equipment are expensed as incurred; enhancements and improvements that extend the life of property and equipment are capitalized into their cost.

2.10.
Intangible assets

Intangible assets consist of computer software, customer lists and goodwill.

Computer software

Computer software acquired separately is measured on initial recognition at cost. Following initial recognition, such assets are carried at cost less any accumulated amortization and any accumulated impairment losses, however, there have been no indicators of impairment identified during the years ended 2023 and 2022.

Computer software assets are amortized over their useful economic life less their estimated residual value and assessed for impairment whenever there is an indication that the intangible asset may be impaired. Gains or losses arising from de-recognition of an intangible asset are measured as the difference between the net disposal proceeds and the net carrying amount of the asset and are recognized in profit or loss in the consolidated statement of operations when the asset is derecognized.

The initial useful lives of computer software assets as estimated by management are summarized as follows:

Assets	Useful life
Software	5 years

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

Internal-use software

We capitalize internal and external costs directly associated with the development of internal-use software. Maintenance and training costs, as well as costs incurred during the preliminary stage of an internal-use software development project, are expensed as incurred.

2.11.
Impairment of assets

The Company reviews assets, including the property and equipment and intangibles, for impairment when an event or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from use of the asset and its eventual disposition are less than the carrying amount. Impairment loss, if any, is measured as the difference between the fair value of an asset, as measured by discounted cash flows and the asset’s carrying value. Management identified indicators of impairment in its Taiwanese subsidiary during the year-ended December 31, 2022, and as a result impairment charges for accounts receivable of $334,952, other current assets of $731,940 were recognized in the Company’s Carve-out Consolidated Statement of Operations.

The Company reviews goodwill for impairment annually in its fourth quarter by initially considering qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill, as a basis for determining whether it is necessary to perform a quantitative analysis. If it is determined that it is more likely than not that the fair value of reporting unit is less than its carrying amount, a quantitative analysis is performed to identify goodwill impairment.

The Company identified indicators of impairment in Taiwan which led to the recognition of a goodwill impairment loss of $44,438 in the Company’s Carve-out Consolidated Statement of Operations for the year-ended December 31, 2022.

There were no other indicators of impairment for any of the long-lived assets as of December 31, 2023 and December 31, 2022 and the years then ended.

2.12.
Convertible Debt

The Company early adopted ASU 2020-06 retrospectively within these consolidated financial statements in the year prior to those years. Had we adopted ASU 2020-06 on January 1, 2021 under the modified retrospective method, such adoption would had not have had a material impact on our carve-out consolidated financial statements.

The Company’s senior secured notes issued in December 2021 and unsecured convertible loans from a related party are accounted for as single liability instruments measured at its amortized cost, as no other embedded features require bifurcation and recognition as derivatives.

2.13.
Deferred financing costs

Deferred financing costs include debt discounts and debt issuance costs related to a recognized debt liability and are presented in the balance sheet as a direct reduction from the carrying value of the debt liability. Amortization of deferred financing costs are included as a component of interest expense. Deferred financing costs are amortized using the effective interest method.

2.14.
Revenue recognition

Under ASC 606, the Company determines revenue recognition through the following steps:

•
Identifying the contract, or contracts, with the customer;
•
Identifying the performance obligations in the contract;
•
Determining the transaction price;
•
Allocating the transaction price to performance obligations in the contract; and
•
Recognizing revenue when, or as, the Company satisfies performance obligations by transferring the promised goods or services.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

Ticketing Commissions (Spain)

The Company’s single source of revenue is for the commission from sales of football tickets for La Liga in Spain through our platform technology. La Liga pays a commission for each football ticket sold through our platform technology.

Revenue is recognized in accordance with ASC 606 “Revenue from Contracts with Customers” at the point in time when a football ticket is sold on our platform technology.

2.15.
Cost of revenue

Cost of revenues consists of expenses incurred directly in relation to the earning of revenues such as partner’s fees and inventory plus the impairment of current assets (see note 2.11).

2.16.
Operating segments

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Group’s Chief Executive Officer is the Company’s CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. The Company has determined that it operates as one operating segment.

2.17.
Research and development credits

Credits for research and development activities relate to government incentives on qualifying research and development expenditures in the United Kingdom. These refundable credits are recognized within other non-operating income when they are filed with the government authorities and there is no uncertainty on the realization of the credits until they are refundable.

2.18.
Share-based compensation

The Company measures the cost of share-based awards granted to employees, non-employees and directors based on the grant-date fair value of the awards. The grant-date fair value of the share options is calculated using a Black-Scholes Merton option pricing model. The value of the portion of the award, after considering potential forfeitures, that is ultimately expected to vest is recognized as expense in our statements of operations on a over the requisite service periods. The Company elected to recognize the effect of forfeitures in the period that they occur.

2.19.
Shareholders’ deficit and reserves

Authorized and Outstanding Shares

The Company has three classes of issued shares, ordinary shares, deferred shares and series A preferred. Each series A preferred and ordinary shareholder are entitled to one vote per share. Holders of deferred shares are not entitled to any votes. Holders of ordinary shares are entitled to receive dividends out of any asset legally available for payment of dividends only when such dividends are declared by the Board of Directors and approved by the majority of the shareholders. As of December 31, 2023, and 2022, the Company’s Board of Directors had not declared any dividends for ordinary shares.

As of December 31, 2023 the Company had authorized 1,019,324,741shares consisting of 991,285,224 shares ordinary shares and 28,039,517 Series A shares. During 2022, the Company increased its authorized shares by 35,987,277 ordinary shares at a par value £0.0001.

As of December 31, 2023 and 2022, there were 932,969,424 and 927,806,159 common shares, and 28,039,517 Series A shares outstanding, respectively.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

In in the carve-out consolidated financial statements, the following employee shares are outstanding due to an unofficial and unapproved equity incentive plan. These shares par value of £0.0001 per share remain unpaid by the employees.

	Employee Shares at Par Value	Employee Shares Requiring Additional Paid in Capital
Exercise price	£0.0001	£0.016	($)
Balance as on January 1, 2022	58,315,800	10,700,000	215,448
Issued during the year December 31, 2022	—	—	—
Forfeited during the year December 31, 2022	—	—	—
As at December 31, 2022	58,315,800	10,700,000	215,448
Issued during the year December 31, 2023	—	—	—
Forfeited during the year December 31, 2023	—	—	—
As at December 31, 2023	58,315,800	10,700,000	215,448

These employee shares have significant restrictions including management’s and or the board’s rights to cancel the shares any time, restrictions on right to transfer, to vote and cumulative dividends. There are no vesting conditions including service conditions in relation to the shares issued. Considering the restrictions imposed on these shares, these shares are considered to be ungranted to the employees. The amount receivable for these employee shares and such employee shares issued have been adjusted from the share subscription receivable and number of ordinary shares, respectively in the Company’s carve-out consolidated statement of changes in shareholder’s deficit.

Management expect to amend the articles of incorporation of the Company to remove these restrictions prior to the completion of the Demerger. After removal of such restrictions it is expected that the employee shares will trigger a “grant date” as defined in ASC 718 and be fully vested. If such restrictions had been removed as at December 31, 2023, the Company estimates the total share-based payment expense to have been recognized immediately for the grant of 58,315,800 employee shares to be $36,738,954. This estimate uses a fair value per employee share of $.63 based on a recent funding of the Company at $.63 per Ordinary share and an exercise price of £0.0001 for each employee share.

Accumulated deficit includes current and prior period losses. Accumulated other comprehensive losses primarily consists of foreign currency translation reserves. Additional paid in capital primarily consists of additional subscription consideration received over and above the par value of the shares as well as the fair value of share-based payments.

2.20.
Restatement of error in previously filed consolidated combined carve-out financial statements:

In the initial and four amended filings of the Company’s F-4 registration statement in connection with the proposed business combination with that of Armada Acquisition Corp I (“Armada”, note 7.3), the Company consolidated ANY Lifestyle Management GmbH (“ANY”, Note 14) as a VIE with Rezolve as the primary beneficiary as of August 30, 2021 in its consolidated combined carve-out financial statements.

On August 30th, 2021, the Company executed a binding term sheet to acquire ANY from the Radio Group GmbH. In accordance with the binding term sheet, the Company issued 14,427,185 ordinary shares valued at $1.03 per share. The ordinary shares were issued on February 11th , 2022 at which point all of the outstanding shares of ANY were transferred from the Radio Group to the Company. On December 28, 2022 the legal ownership of ANY reverted back to the sellers of ANY, the consideration shares were reverted back to Rezolve. On April 13th, 2024, the board of directors of the Company approved a decision to abandon its plans to complete the acquisition of ANY. The Radio Group was notified immediately upon the board’s decision. The Company has no plans to pursue acquiring ANY at a later date.

The Company reassessed the legal rights under the binding term sheet to acquire ANY in early 2024 and concluded that the Company is not the primary beneficiary, and does not have the power to direct the activities of ANY

The Company has therefore restated its consolidated combined carve-out financial statements for the year ending December 31, 2022 by restating the comparative financial statements for the year ended December 31, 2023 submitted with its fifth amended F-4 registration statement by not consolidating ANY.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

The following presents a reconciliation of the impacted financial statement line items as filed to the restated amounts as of December 31, 2022 and for the year then ended. The previously reported amounts reflect those included in the initial and four amended registration statements as of and for the years ended December 31, 2022 filed with the SEC on June 16, 2023, August 10, 2023, September 25, 2023, December 12, 2023 and January 19, 2024. These amounts are labeled as “As Filed” in the tables below. The amounts labeled “Restatement Adjustments” represent the effects of this restatement due to the change in judgement associated with the Company as ANY’s primary beneficiary. The impact of correcting this material error was an increase in net loss of $6.6 million, a decrease in total assets of $7.7 million and total liabilities and shareholders equity of $7.7 million.

The investment in ANY of $14,600,000 plus loans to ANY of $222,022 was impaired as the Company abandoned its plans to complete the acquisition of ANY.

Carve-out consolidated balance sheet	As filed	Restatement adjustments	December 31, 2022 (as restated)
Assets
Current assets
Cash	41,709	(2,329)	39,380
Accounts receivable	74,748	(65,893)	8,855
Receivables from related party	607,726	(607,726)
Prepayments and other current assets	1,202,572	(163,312)	1,039,260
Total current assets	1,926,755	(839,260)	1,087,495
Non-current assets
Property and equipment, net	139,560	(28,562)	110,998
Goodwill	1,061,763	(1,061,763)	—
Intangible assets	6,237,443	(5,786,997)	450,446
Total non-current assets	7,738,766	(6,877,322)	561,444
Total assets	9,365,521	(7,716,582)	1,648,939
Liabilities and Shareholders’ deficit
Current liabilities
Short term debt to related party	697,067	—	697,067
Accounts payable	4,262,476	(533,502)	3,728,974
Due to related party	225,120	396,671	621,791
Accrued expenses and other payables	3,488,909	(848,525)	2,640,384
Total current liabilities	8,673,572	(985,356)	(7,688,216)
Non-current liabilities
Convertible debt	25,302,709	—	25,302,709
Share-based payment liability	1,177,616	—	1,177,617
Deferred tax liability	1,526,622	(1,526,622)	—
Total non-current liabilities	28,006,947	(1,526,622)	26,480,326
Total liabilities	(36,680,519)	(2,511,978)	34,168,542
Liabilities and Shareholder’s deficit
Ordinary shares	126,677	—	126,677
Deferred shares	1,993	(1,993)	—
Series A shares	3,868	—	3,868
Additional paid-in capital	163,163,090	1,993	163,165,083
Share subscription receivable	(178,720)	—	(178,720)
Accumulated deficit	(189,171,542)	(6,383,790)	(195,555,332)
Accumulated other comprehensive loss	(1,260,364)	1,179,185	(81,179)
Total shareholders’ deficit	(27,314,998)	(5,204,605)	(32,519,603)
Total liabilities and shareholders’ deficit	9,365,521	(7,716,583)	1,648,939

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

		Restatement	December 31, 2022
Carve-out consolidated financial statements	As filed	Adjustments	(As restated)
Revenue	$11,879,343	(11,764,184)	$115,159
Operating expenses
Cost of revenue	5,604,129	(4,859,089)	745,040
Sales and marketing expenses	6,827,211	(2,488,654)	4,338,557
General and administrative expenses	91,604,396	(4,963,896)	86,640,500
Other operating expenses	334,952	—	334,952
Depreciation and amortization expenses	742,113	(506,316)	235,797
Impairment of investment in ANY		14,822,022	14,822,022
Impairment of goodwill	7,418,302	(7,373,864)	44,438
Total operating expenses	112,531,103	(5,369,797)	107,161,306
Operating loss	(100,651,760)	(6,394,387)	(107,046,147)
Other expenses
Interest expense	(3,884,698)	3	(3,884,695)
Other non-operating income (expense), net	315,574	(58,915)	256,659
Total other expenses, net	(3,569,124)	(58,912)	(3,628,036)
Loss before taxes	(104,220,884)	(31,521,733)	(110,674,183)
Income tax expense	115,447	(63,408)	(38,765)
Net loss for the year	(104,105,437)	(31,585,141)	$(110,712,948)
Net loss per share – Basic and diluted	$(0.11)	$(0.01)	$(0.12)
Weighted average number of shares – Basic and diluted	913,109,577		913,109,577

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

		Restatement	December 31, 2022
Carve-out consolidated statement of cash flows	As Filed	Adjustments	(As Restated)
Cash flows from operating activities:
Net loss	(104,105,438)	(6,607,510)	$(110,712,948)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	742,113	(497,905)	244,208
Unrealized foreign exchange (gain)/loss	(277,838)	—	(277,838)
Share based compensation issued to related parties for consultancy services	39,501,701	—	39,501,701
Share based compensation for consultancy services	18,417,816	—	18,417,816
Employee share based compensation	2,115,015	—	2,115,015
Impairment of ROU asset, net of lease termination	46,236	—	46,236
Impairment of prepayments and other current assets	731,940	—	731,940
Impairment of accounts receivable	334,952	—	334,952
Impairment of goodwill	7,418,302	(7,373,864)	44,438
Impairment of investment in ANY	—	14,600,000	14,600,000
Deferred tax benefit	(243,835)	243,835	—
Interest expense	3,884,695	—	3,884,695
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	646,661	65,893	712,554
(Increase) in prepayment and other current assets	(215,468)	158,945	(56,523)
(Decrease) in operating lease liability	(46,236)	—	(46,236)
Decrease in receivable with related parties	(245,266)	414,020	168,754
Increase in accounts payable, accrued expenses and other payables	4,766,607	(1,426,068)	3,340,539
Increase (decrease) in payables to related parties	(234,880)	396,671	161,791
Net cash (used in) operating activities	(26,762,923)	(25,983)	(26,788,906)
Cash flows from investing activities:
Purchase of property and equipment	(25,973)	(14,376)	(36,854)
Development of intangible assets	—	(1,767,148)	—
Net cash (used in) investing activities	(25,973)	(1,781,524)	(36,854)
Cash flows from financing activities:
Proceeds from issuance of ordinary shares	2,499,920	—	2,499,920
Proceeds from long-term debt obligation	21,500,000	—	21,500,000
Net cash flow generated from financing activities	23,999,920	—	23,999,920
Effect of exchange rate changes on cash	140,658	36,639	177,287
Net change in cash	(2,648,318)	(235)	(2,648,553)
Cash and cash equivalents, beginning of year	2,690,024	(2,091)	2,687,933
Cash and cash equivalents, end of year	41,709	(2,329)	39,380

Management also reclassified amounts Due to related party, previously disclosed in the related party note disclosure as at December 31, 2022. The amounts were reclassified from Accounts payable.

Carve-out consolidated balance sheet	As Filed	Restatement Adjustments	December 31, 2023 (As Restated)
Deferred shares	1,993	(1,993)	—
Additional paid-in capital	172,202,839	1,993	172,204,832

The carve-out consolidated balance sheet for December 31, 2023 was restated only to reflect the return of the deferred shares and the cancellation of the shares.

In addition, amounts were restated in the following

•
Note 4 – Prepayments and other current assets
•
Note 6 – Property and equipment, net

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

•
Note 7 – Intangible assets, net
•
Note 12 – Accrued expenses and other payables
•
Note 13 – Expenses and other Non-operating (income) expense, net
•
Note 14 – Related party disclosures
•
Note 16 – Income taxes
2.21.
Fair value measurement and concentration of credit risk

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price at which an asset could be exchanged or a liability transferred in an orderly transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.

The Company reports all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

Fair value measurement at reporting date:

Description	Level 1	Level 2	Level 3
December 31, 2023 Fair value on recurring basis
(1) Share-based payment liability	—	—	$1,311,028
December 31, 2022 Fair value on recurring basis
(1) Share-based payment liability	—	—	$1,177,617

(1)
The fair value of the share-based payment liability was valued using a discounted cash flow method using a risk adjusted discount rate of 10.8%. Please also refer to note 7.4.

The carrying amount of the Company’s cash, accounts receivable, accounts payable and accrued expenses approximated their fair values due to their short term to maturity.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

Credit risk

Accounts receivable and loan notes receivable are potentially subject to credit risk concentration. The Company has not experienced any material losses related to concentrations during the years presented. The Company however has a concentration risk related to its contract with its only customer such that as at December 31, 2023, 100% of the Company’s accounts receivable is through its sole revenue generating agreement. If the sole agreement was terminated then such losses due to concentration risk may be material in the future and management makes no assurance that these losses may be avoided.

Accounts payable include balances for work incurred by third parties for the benefit of the company. For the years ended December 31, 2023 and 2022, the following vendors represented more than 10% of total accounts payable.

	December 31, 2023	December 31, 2022
KPMG LLP	10%	14%
Taylor Wessing LLP	13%	17%
Wilson Sonsini Goodrich & Rosati	14%	15%
SThree Partnership LLP	—	13%

Foreign currency risk

All of the Company’s revenue is denominated in the Euro (“EUR”) since the sales of the Company are in Spain. Based upon the Company’s level of operations for the year ended December 31, 2023 and 2022, a sensitivity analysis shows that a 10% appreciation or depreciation in the EUR against the dollar would have increased or decreased, respectively, the Company’s revenue for the years ended December 31, 2023 and 2022 by approximately $ 14,505 and $ 11,515 respectively.

Revenue risk

We currently generate a significant portion of our revenue from a single agreement with La Liga from which we expect to generate most of our revenues in the near future. 100% of our revenue was derived from commission from the sale of La Liga football tickets for the year ended December 31, 2023 and 2022, respectively, and we anticipate that a significant portion of our revenue will continue to be derived from this agreement in the near future. The sudden loss of the agreement with La Liga or their decision not to renew the agreement, could harm our business, results, operations and condition.

2.22.
Income taxes

The Company accounts for income taxes and the related accounts in accordance with ASC 740, Income Taxes. Deferred income tax assets and liabilities are computed annually, for differences between the carrying amounts and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when it is necessary to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes includes both current taxes for the period plus or minus the change during the period in deferred tax assets and liabilities.

Tax benefits from uncertain tax position are recognized for financial statement purposes only when it is more-likely-than-not that the position will be sustained with the local taxing authority. Measurement of the tax effects of positions that meet this recognition threshold is based on the largest amount of tax benefit that is greater than 50 percent likely of being realized upon settlement with the taxing authorities.

As a result of operating losses in most of the geographies where the Company operates, we concluded that our deferred tax assets on unutilized tax losses were not more likely than not to be realized in the future and a full valuation allowance has been recorded.

2.23.
Loss and earnings per share

In accordance with ASC-260 Earnings Per Share, basic earnings per share, basic net loss per share is based on the weighted average number of ordinary shares issued and outstanding and is calculated by dividing net loss attributable to ordinary shareholders by the weighted average shares outstanding during the period.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares used in the net loss per share calculation plus the number of ordinary shares that would be issued assuming conversion of all potentially dilutive securities outstanding. If the Company reports a net loss, the computation of diluted loss per share excludes the effect of dilutive ordinary share equivalents, as their effect would be antidilutive. Diluted loss per share is equal to the net loss per share as all potentially dilutive securities are anti-dilutive in the periods presented. For the years ended December 31, 2023 and 2022 the Company incurred net losses and therefore no potential dilutive ordinary share were utilized in the calculation of losses per share.

If the company reports net income, basic earnings per share is based on the weighted average number of ordinary and series A preferred shares issued and outstanding and is calculated by dividing net income attributable to ordinary and series A preferred shareholders by the weighted average shares outstanding during the period.

Diluted earnings per share is calculated by dividing net income attributable to ordinary and series A preferred shareholders by the weighted average number of ordinary and series A preferred shares used in the net earnings per share calculation plus the number of ordinary shares that would be issued assuming conversion of all potentially dilutive securities outstanding.

The series A preferred shares are entitled to the same dividend rights as the ordinary shares and therefore as participating securities, are included in the basic and diluted earnings per share calculation. The holders of the series A preferred shares do not have a contractual obligation to share in the losses of the Company. The Company computes earnings per share using the two-step method for its series A preferred and ordinary shares.

The following table presents the potential shares of ordinary shares outstanding that were excluded from the computation of diluted net loss per share of ordinary shares as of the periods presented because including them would have been antidilutive:

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Convertible debt (note 7.3)	3,929,566	3,428,571
Shares payable (note 7.4)	140,000	140,000
Share options	—	5,200,000
Series A preferred shares	28,039,517	28,039,517
Short-term debt to related party (note 7.1)	1,037,575	—
Total	33,146,658	36,808,088

The Company uses the “if converted” method for calculating the dilutive effect of the convertible debt, shares payable and series A preferred shares and the treasury share method for calculating the dilutive effect of the options and warrants. The series A preferred shares are convertible at the rate of one series A preferred share into one ordinary share in the event of an initial public offering. The Company included the deferred shares as they are expected to be converted to ordinary shares in the future. The Company does not include the employee ungranted shares (Note 2.17) as they are contingent on removal of significant restrictions including management’s and or the board’s rights to cancel the shares any time, restrictions on the right to transfer, to vote and cumulative dividends.

3.
Recently adopted accounting pronouncements

ASC 326 “Financial Instruments—Credit Losses”

The standard requires a financial asset (including trade receivables) measured at amortized cost basis to be presented at the net amount expected to be collected. Thus, the statement of operations will reflect the measurement of credit losses for newly recognized financial assets as well as the expected increases or decreases of expected credit losses that have taken place during the period. This standard is effective for the calendar year ending December 31, 2023. The Company adopted the standard on January 1, 2023. The adoption of the standard did not have a material impact on the combined carve-out consolidated financial statements.

ASU No. 2020-06 “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06)”

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

In August 2020, the FASB issued ASU No. 2020-06. This ASU simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument and more convertible preferred share as a single equity instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments.

Our adoption of ASU 2020-06 was performed retrospectively within these consolidated financial statements in the year prior to those years presented. Had we adopted ASU 2020-06 on January 1, 2021 under the modified retrospective method, such adoption would had not have had a material impact on our carve-out consolidated financial statements.

A number of amended standards became applicable for the current reporting period. The Company did not have to change its accounting policies or make retrospective adjustments as a result of adopting these amended standards.

4.
Prepayments and other current assets

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Prepaid expenses	$130,309	$214,514
Receivable from government authorities	582	4,155
Input tax credit	140,432	219,421
Other receivables	27,690	2,756
Total	$299,013	$440,846

5.
Loans Receivable

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Loans receivable	—	598,414
Total	$—	$598,414

The loans receivable consists of:

•
Loan receivable—Neighbor Inc (“Swipeby”)—The loan allows up to $65,000 to be loaned to Swipeby on a monthly basis beginning in July 2022. The loan bears interest of 8% and matures at the earlier of 1) The Company acquiring Swipeby or 2) December 31, 2022. The loan agreement was amended on February 23, 2023 such that the maturity date was extended to the earlier of 1) The Company acquiring Swipeby or 2) June 30, 2023. Swipeby was not acquired by the Company by June 30, 2023, and as such the balance of $785,000 was considered non-recoverable and an impairment charge of $785,000 was recorded in “Other operating expenses”.
•
Loan receivable—Grupo Hanhei (“Moneymatic”). The loan initially provided $100,000 in August 2022, plus up to $25,000 per month terminating on October 31, 2022 while the Company completes integration of the Company’s technology into Moneymatic’s applications. As at December 31, 2022, the loan of $181,816 to Moneymatic was in the process of being negotiated and was extended in June 2023. Moneymatic’s loan was also considered recoverable due at the time, due to the fact that Moneymatic were then integrating Rezolve’s technology into Moneymatic’s applications in Mexico. The loan amount $371,316 at December 31, 2023 was considered non-recoverable and an impairment charge of $371,316 was recorded in “Other operating expenses”.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

6.
Property and equipment, net

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Computers	$195,140	$181,784
Office equipment	290	495
Less—Accumulated depreciation	(115,837)	(71,281)
Property and equipment, net	$79,593	$110,998

Depreciation expense for the years ended December 31, 2023 and 2022 was $44,556 and $37,917 respectively.

7.
Intangible assets, net

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Software	$1,009,272	$989,400
In development intangible asset	1,862,465	—
	2,871,737	989,400
Less—Accumulated amortization	(736,834)	(538,954)
Intangible assets, net	$2,134,903	$450,446

Amortization expense for each of the years ended December 31, 2023 and 2022 was $197,800.

As of December 31, 2023, expected amortization expense over the remaining intangible asset lives is as follows:

2024	$183,578
2025	445,453
2026	376,468
2027	376,468
2028	376,468
Thereafter	376,468
$2,134,903

8.
Debt and other liabilities

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Short-term debt and other liabilities
Short-term debt to related parties (8.1)	$6,225,815	$697,067
Short term convertible debt to related party (8.4)	132,269
Ordinary shares payable (8.2)	8,223,928	—
Share-based payment liability (8.5)	1,311,028	—
Convertible debt (8.3)	31,088,259	—
Non-current debt and other liabilities
Share-based payment liability (8.4)	—	1,177,617
Convertible debt (8.3)	—	25,302,709

8.1.
Unsecured interest free loan taken from related party (DBLP Sea Cow Ltd) of $447,067 is repayable on demand. During the year ended December 31, 2023, the Company repaid $250,000 to DBLP Sea Cow Ltd. Additionally, DBLP Sea Cow Ltd is owed $191,405 for amounts to be re-imbursed for expenses incurred on behalf of Rezolve at December 31, 2023, nil for 2022.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

In March 2023, the Company obtained two unsecured convertible loans from a related party (Igor Lychagov) consisting of $2,000,000 and €2,000,000. Each loan bears a borrowing fee of $660,000 and €660,000, respectively, which has been recorded in interest expense in the year ended December 31, 2023, a total $5,587,343. The loans were due to mature on July 31, 2023 or at the option of the investor, can be converted into ordinary shares of the Company including the accrued borrowing fees at a conversion rate of 0.50 to the Company’s share price at listing after completing any reorganization. The loans were not repaid by the maturity date at which until further terms and conditions are negotiated such as extended repayment terms or conversion into ordinary shares of the Company, the Company was in default of the two unsecured convertible loans and the loans remained repayable on demand at December 31, 2023. On January 26, 2024, the two unsecured convertible loans were added to the Company’s senior secured convertible notes (note 8.3). The loan principal and accrued borrowing fees were rounded to a sum of $8,000,000. The key terms of the loan amendment include that of the senior secured convertible notes, as noted below:

•
The maturity date was extended to three years from the date of an IPO or Business Combination, or December 31, 2024 if an IPO or Business Combination with a publicly listed company has not yet occurred by December 31, 2024.
•
The interest rate was reduced to 7.5% per annum from the date that the amendment was executed.
•
Conversion into ordinary shares of the Company is at the option of the investor from any date of an IPO or Business Combination with a publicly listed company.
•
The conversion price has been amended to seventy per cent of the lesser of 1) the price per share implied in connection with an IPO or Business Combination with a publicly listed company and 2) the annual volume-weighted average share price of the Company on the last calendar day of each calendar year ending after the date of an IPO or Business Combination with a publicly listed company and prior to the maturity date.

As a result of the loan amendment and addition to the Company’s senior secured convertible notes, the default was remediated.

8.2.
On May 25, 2023, the Company offered to all existing investors and employees of the Company an advanced subscription agreement for ordinary shares of the Company at a discount from the pre-close equity value of the Company per share (“the Rights Issue”) in connection with its business combination with Armada Acquisition Corp I (refer to note 8.3). The Company expects prior to the close of the business combination to complete a reorganization under the Demerger, such that the existing shares transferred from Rezolve Limited to Rezolve AI Limited would result in a transfer of shares of approximately 6.1 ordinary shares to 1 of Rezolve Limited for one share of Rezolve AI Limited. In connection with the funding received through advanced subscription agreements as of December 31, 2023, the number of ordinary shares to be issued as part of the Rights Issue post re-organization is fixed at 1,180,735 and will not fluctuate with the Company’s pre-close equity value of the Company or that of Armada Acquisition Corp I. The Company may receive additional funding under advanced subscription agreements which would increase the number of Ordinary shares to issue post-reorganization.
8.3.
On December 17, 2021, the Company and Armada Acquisition Corp I, a special purpose acquisition company (“SPAC”) listed on the Nasdaq Capital Market (“NASDAQ”), and certain other parties entered into a definitive agreement for a business combination that would result in Rezolve becoming a publicly listed company upon completion of the aforementioned transaction. The transaction included a $41 million fully committed private placement of ordinary shares of the combined company (the “PIPE”), $20 million of which has been advanced to Rezolve pursuant to a secured convertible loan note as further described below. The transaction is expected to close by the end of 2024.

In accordance with the executed subscription agreements, the investors that pre-funded the PIPE entered into an agreement to purchase secured convertible notes of the Company for a total of $20 million. Prior to amending the terms on May 23, 2023 (further below), these notes were due to mature on December 16, 2023, and were redeemable by the noteholder on the occurrence of:

•
On maturity, with interest accrued at 20% per annum, or
•
On redemption, at the principal amount if the Company becomes insolvent, enters into administration, winds up, incurs an event of default, liquidates, or dissolves (except for the purposes of reorganization or amalgamation), with interest accrued unless the loan is converted into ordinary shares.

Immediately prior to an IPO or SPAC transaction, the principal amount and accrued interest is converted into ordinary shares at a 30% discount to the pre-close equity value of the Company.

The interest rate is 20% per annum, and is reduced in the following events to:

•
10% per annum if the IPO or SPAC transaction occurred prior to December 16, 2022, and
•
15% per annum if the IPO or SPAC transaction occurs between December 16, 2022 and June 16, 2023.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

Upon the issuance of the notes, the amount pre-funded by each participating investor reduces their remaining respective commitment in the PIPE.

On November 21, 2022, the original as well as a new PIPE investor agreed to extend their commitment under the notes, by committing an additional $4 million which was drawn by December 31, 2022. In return for their commitment, the Company granted each investor 850,000 warrants (refer to note 9). These warrants have been accounted for as a discount to the convertible debt. The Company also agreed to provide as collateral all buildings, fittings, fixtures and intellectual property.

The secured convertible notes has been accounted for as a liability in accordance with ASC 470–20. The Company has adopted ASU 2020-06, and therefore no bifurcation of the beneficial conversion feature has been recorded in equity. Debt discount, comprised of the fair value of the warrants issued to lenders with issuance of the convertible debt aggregating approximately $2.1 million were initially recorded as a reduction to the principal amount of the debt and will be amortized to interest expense on a straight line basis over the contractual terms of the secured convertible loan notes. The Company estimates that the difference between amortizing the debt discounts and the issuance costs using the straight line method as compared to using effective interest rate method is immaterial. Debt discount, comprised of the fair value of the warrants issued to lenders with issuance of the convertible debt aggregating approximately $2.1 million were initially recorded as a reduction to the principal amount of the debt and will be amortized to interest expense using the effective interest method.

The Company has not incurred any significant debt issuance costs and has expensed them as incurred.

On May 23, 2023, the Company executed a further amendment to the secured convertible loan notes.

The amendments are as follows:

•
An additional $15,625,000 commitment has been added to the principal amount of the notes, split between a
•
Conversion of accrued interest of $3,000,000 into loan principal. Additionally $1.5m of Loans for no value , plus $1,040,989 of interest foregone giving total of $4,041,989 of total interest capitalized.
•
$1,250,000 of loan principal previously advanced in February 2023
•
$125,000 of loan principal advanced by a director and related party in February 2023
•
An additional $2,750,000 of loan notes to be advanced, and
•
$8,500,000 in notes upon completion of the Demerger, for which no monetary consideration will be received by the Company
•
The maturity date was extended to three years from the date of an IPO or Business Combination, or December 31, 2024 if an IPO or Business Combination with a publicly listed company has not yet occurred by December 31, 2024.
•
The interest rate was reduced to 7.5% per annum from the date that the amendment was executed.
•
Conversion into ordinary shares of the Company is at the option of the investor from any date of an IPO or Business Combination with a publicly listed company.
•
The conversion price has been amended to seventy percent of the lesser of 1) the price per share implied in connection with an IPO or Business Combination with a publicly listed company and 2) the annual volume-weighted average share price of the Company on the last calendar day of each calendar year ending after the date of an IPO or Business Combination with a publicly listed company and prior to the maturity date.
(1)
Under the May 23, 2023 amendment terms of the secured convertible notes, Rezolve has given certain covenants to the noteholders which remain in force while the convertible notes are outstanding, including that the Rezolve group shall not incur any indebtedness that would rank senior to the secured convertible notes without the prior consent of holders of more than two thirds of the aggregate principal amount of the secured convertible notes outstanding from time to time (“he “Noteholder Majority”); and
(ii)
for so long as one or more of Apeiron Investment Group Ltd and any of their affiliates (including any other person with the prior written consent of Rezolve, not to be unreasonably withheld, delayed or conditioned) holds at least $20,000,000 in aggregate of the principal amount of the Convertible Notes from time to time, the Rezolve group shall not enter into any Extraordinary Transactions (as defined below) without the prior consent of a Noteholder Majority.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

The definition of “Extraordinary Transactions” covers the occurrence of (a) making, or permitting any subsidiary to make, any loan or advance to any person unless such person is wholly owned by Rezolve or, in the case of a natural person, is an employee or director of Rezolve and such loan or advance is made in the ordinary course of business under the terms of an employee share or option plan that has been notified to the noteholders; (b) guaranteeing, directly or indirectly, or permitting any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of Rezolve or any subsidiary arising in the ordinary course of business; (c) changing the principal business of Rezolve, entering new lines of business, or exiting the current line of business; (d) selling, assigning, licensing, charging, pledging, or encumbering material technology or intellectual property, other than licenses granted in the ordinary course of business (e) entering into any corporate strategic relationship, joint venture, cooperation or other similar agreement, other than in the ordinary course of business; (f) acquiring or disposing of assets (including shares) (x) where the consideration paid or received exceeds 20% of the average market capitalization of Rezolve for the 90 calendar days prior to such M&A (merger or acquisition) transaction (calculated based on the volume-weighted average share price of the Rezolve shares in that period) or (y) other than (A) on arm’s length terms, and (B) for the purpose of promoting the success of Rezolve; (g) amending the articles of association of Rezolve in a manner that is adverse to the noteholders; (h) effecting any merger, combination, reorganization, scheme of arrangement, restructuring plan or other similar transaction; and (i) liquidating, dissolving or winding up the affairs of Rezolve.

Upon execution of the amendment the secured convertible notes are then referred to as “the senior secured convertible notes”.

Upon execution of the senior secured convertible note on May 23, 2023, and extension to the maturity date to at least December 31, 2024, the Company classified the Convertible debt as non-current as at December 31, 2022 under the guidance in ASC 470-10-45-14.

The execution of the senior secured convertible note has been accounted for as troubled debt restructuring since May 23, 2023. No gain has been recognized.

The carrying value of the convertible debt does not include the $8,500,000 of notes issuable upon completion of the Demerger. These are contingent upon completion of the Demerger and will only be included in the carrying amount of the convertible debt upon completion of the Demerger.

The carrying amount of the convertible debt was as follows:

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Convertible debt
Principal amount of notes	$—	$24,000,000
Accrued interest	—	3,221,233
Discount on convertible debt	—	(1,918,524)
Short term convertible debt to related party	132,269
Convertible debt under troubled debt restructuring	31,088,259	—
	31,220,528	25,302,709

The Company has not incurred any material debt issuance costs.

The following table sets forth the interest expense recognized related to the senior secured convertible notes and unsecured convertible loans:

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Convertible debt
Accrued interest	$7,269	$3,221,233
Amortization of debt discount	—	163,976
	7,269	3,385,209

8.4.
A Short term convertible debt to a related party of $132,269 was also added to the Company’s senior secured convertible note. Including $125,000 of convertible debt and $7,269 of interest.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

8.5.
On October 7, 2021, the Group acquired Jaymax International Service Inc. (“Jaymax”) (later renamed to “Rezolve Taiwan Limited”). As part of the acquisition of Jaymax, the Company agreed to issue $1,400,000 in Rezolve ordinary share to Jaymax’s former owner for completion of a 3-year noncompete period which began on the October 7, 2021. The cost of the share-based payment is considered to have vested immediately upon commencement of the non-compete period as the Company’s assumption is that that it is more likely than not that the former owner will not breach the non-compete agreement. The share-based payment liability is to be settled by a fixed dollar amount of shares and therefore represents a liability in accordance with ASC 480. The liability has been measured at fair value using a discounted cash-flow model and a market participant borrowing rate of 10.8%. The Company has considered this to be a non-recurring item.
9.
Warrants

On November 21, 2022, the Company granted 850,000 warrants each to Apeiron and Bradley Wickens for agreeing to extend their commitment in the exchangeable notes (convertible debt, note 8.3). The warrants are equity classified because they are freestanding financial instruments that are legally detachable and separately exercisable from the convertible notes and do not embody an obligation for the Company to repurchase its shares or provide any guarantee of value or return. These warrants were exercised on November 30, 2022. The Company valued the warrants using the Black-Scholes Merton option pricing model and determined the fair value of the Warrants to be $1.20 per unit. The key inputs to the valuation model included an average volatility of 61.9% based on a group of similar companies, a risk-free rate as of the grant date of 4.2% developed from a range between 3.8% and 4.6% and the fair value of the ordinary shares of $1.22 of the Company based on a recent financing. The Company assumed an exercise period of 2.5 years. The Company assumed a dividend payment rate of nil. These warrants have been recorded as a discount of $2.1 million to the Convertible debt.

10.
Ordinary shares issued at nominal value in lieu of services

On February 15, 2022 the Company issued 5,000,000 ordinary shares to an advisor for services provided at a fair value of $1.80 per unit which were vested and allocated on the same date. The Company agreed to issue to the same advisor an additional 5,000,000 ordinary shares at the end of the year ending December 31, 2022 at a fair value of $1.80. The Company recognized $18.4 million as general and administrative costs with a corresponding credit in shareholders’ deficit. The fair value of the ordinary shares was based on a Black-Scholes model using an average volatility of 60.4% based on a group of similar companies, a risk-free rate available on the issuance date of 1.8% developed from a range between 0.0% and 2.4%, and the exercise price of £.0001 per share, and the fair value of the ordinary shares of the Company based on a recent financing. The expected term was nil and 3.4 years to exercise, respectively for each grant of 5,000,000 ordinary shares. The Company assumed a dividend payment rate of nil.

On November 30, 2022, the Company awarded 27,246,461 ordinary shares at a fair value of $1.20 per unit respectively to DBLP Sea Cow Limited (founding shareholder) in lieu of services to the Company which were vested and allotted on the same date. The Company recognized $33.4 million as a general and administrative cost with a corresponding credit in shareholders’ deficit in the year ended December 31, 2022. The fair value of the ordinary shares was based on a Black-Scholes model using an average volatility of 61.9% based on a group of similar companies, a risk-free rate available on the issuance date, the exercise price of £.0001 per share, and the fair value of the ordinary shares of the Company based on a recent financing. The Company assumed an exercise period of 2.5 years and a dividend payment rate of nil.

11.
Share-based Compensation

11.1 2022 LTIP Plan

In November 2022, the Company’s Board approved the 2022 Long-Term Incentive Plan (the “2022 LTIP”). Under the 2022 LTIP, as of December 31, 2022, the Company was authorized to issue a maximum number of 52,696,461 ordinary shares before any grants made in the year to directors, shareholders, consultants or financers to purchase or acquire ordinary shares. After awarding 1,700,000 warrants (note 8), 5,000,000 (note 9.1) and 27,246,461 (note 9.2) ordinary shares to financers, a consultant and its principal shareholder and founder, respectively, the Company had 18,750,000 ordinary shares available to grant. The Company granted 15,750,000 share options in the year ended December 31, 2022.

The share options under the terms of the 2022 LTIP have an exercise price equal to the nominal value of £0.0001 per option. Most share options granted have service-based vesting conditions with the exception of only two employees whose combined 2,500,000 share options vest at the earlier of a 3-year requisite service period and an IPO. The Company’s Board was required to approve the grant of the Company’s Share options and therefore as a result of some grantees who had completed their requisite service period prior to the Board’s approval, a number of grantee’s options fully vested on the grant date, while the remainder of grantees

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

have partially completed their requisite service period. Option holders have a 5-year period to exercise the options before they expire. Forfeitures are recognized in the period of occurrence. No share options were granted by the Company prior to 2022.

2022
Expected term—years (1)	2.5 – 5.1
Current share value	1.23
Expected volatility (2)	59.6% - 63.5%
Risk-free interest rate (3)	3.8% - 4.2%
Dividend yield (4)	0%

(1)
The expected term is the length of time the grant is expected to be outstanding before it is exercised or terminated. This number is calculated as the midpoint between the end of the vesting term and the contractual period to exercise.
(2)
Volatility, or the standard deviation of annualized returns, was calculated based on comparable companies’ reported volatilities.
(3)
Risk free rate was obtained from US treasury notes for the expected terms noted as of the valuation date.
(4)
The Company has assumed a dividend yield of zero as it has no plans to declare dividends in the foreseeable future.

Given the absence of a public trading market, the fair value of the Company’s ordinary share was determined using recent financing transactions with third parties. The fair value from financing transactions which occurred during the year have been compared with third-party valuations of the ordinary shares of the Company.

The Company’s share option activity for the year ended December 31, 2022 was as follows:

	Number of share options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual life (years)	Aggregate Intrinsic Value (In millions)
Outstanding as of December 31, 2021	—	—
Issued	15,750,000	£0.0001
Exercised	—	—
Cancelled/Forfeited	—	—
Outstanding as of December 31, 2022	15,750,000	£0.0001	6.5	$19.2
Vested and exercisable	5,700,000	£0.0001	5	$7.0
Vested and expected to vest	15,750,000	£0.0001	6.5	$19.2

The weighted-average grant date fair-value per share of the options granted during the year December 31, 2022 was $1.20. The total fair value of the options that vested during the year ended December 31, 2022 was $6,982,500.

No share options were exercised during the year ended December 31, 2022.

As of December 31, 2022, the Company had $11.6 million of unrecognized share-based compensation expense related to share options. This cost is expected to be recognized over a weighted-average period of 15 months.

11.3 2023 LTIP Plan

In September 2023, the Company’s Board approved the 2023 Long-Term Incentive Plan (the “2023 LTIP”). Under the 2023 LTIP, as of December 31, 2023, the Company was authorized to issue a maximum number of 49,305,537 ordinary shares before any grants made in the year to directors, shareholders, consultants or financers to purchase or acquire ordinary shares. The Company granted 49,305,537 share options in the year ended December 31, 2023 including 25,000,000 share options issued to DBLP Sea Cow Ltd. (principal shareholder, and company owned by founder, chairman and CEO Dan Wagner).

The 2023 LTIP also amends the 2022 LTIP (issued in November 2022) to:

•
Amend any who grantees whose requisite service period completes in the year 2024 to complete in the month of September 2024, and therefore consolidate the end vesting date to the month of September, and

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

•
Those whose share options whose requisite service period was meant to complete in 2025 and 2026, vest in September of those years, and
•
Amend the vesting profile from a cliff vesting to a graded vesting.

Executives, board members and DBLP Sea Cow Ltd who received a grant in the 2023 LTIP, vest over one year, to September 2024. As a result of the 2023 amendment to the 2022 LTIP, any grantees unrecognized compensation cost vests over their revised remaining requisite service period. The amendments did not trigger a remeasurement of the cost of the share options.

The share options under the terms of the 2023 LTIP have an exercise price equal to the nominal value of £0.0001 per option. Option holders have a 5-year period to exercise the options before they expire. Forfeitures are recognized in the period of occurrence.

Executives, board members and DBLP Sea Cow Ltd who received a grant in the 2023 LTIP, vest over one year, to September 2024. As a result of the 2023 amendment to the 2022 LTIP, any grantees unrecognized compensation cost vests over their revised remaining requisite service period. The amendments did not trigger a remeasurement of the cost of the share options.

2023
Expected term—years (1)	1 – 5.1
Current share value	$0.10
Expected volatility (2)	59.6% - 63.5%
Risk-free interest rate (3)	3.8% - 4.2%
Dividend yield (4)	0%

(1)
The expected term is the length of time the grant is expected to be outstanding before it is exercised or terminated. This number is calculated as the midpoint between the end of the vesting term and the contractual period to exercise.
(2)
Volatility, or the standard deviation of annualized returns, was calculated based on comparable companies’ reported volatilities.
(3)
Risk free rate was obtained from US treasury notes for the expected terms noted as of the valuation date.
(4)
The Company has assumed a dividend yield of zero as it has no plans to declare dividends in the foreseeable future.

Given the absence of a public trading market, the fair value of the Company’s ordinary share was determined using recent financing transactions with third parties. The fair value from financing transactions which occurred during the year have been compared with third-party valuations of the ordinary shares of the Company.

The Company’s share option activity for the year ended December 31, 2023 was as follows:

	Number of share options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual life (years)	Aggregate Intrinsic Value (In millions)
Outstanding as of December 31, 2022	15,750,000	£0.0001	6.5	$19.2
Issued	49,305,537	£0.0001	5.9	4.9
Exercised	—	—
Cancelled/Forfeited	—	—
Outstanding as of December 31, 2023	65,055,537	£0.0001	5.5	$24.1
Vested and exercisable	11,600,000	£0.0001	5	$13.9
Vested and expected to vest	65,055,537	£0.0001	6.5	$24.1

The weighted-average grant date fair-value per share of the options granted during the year December 31, 2023 was $.10. The total fair value of the options that vested during the year ended December 31, 2022 was $8,725,218.

No share options were exercised during the year ended December 31, 2023.

As of December 31, 2023, the Company had $7.0 million of unrecognized share-based compensation expense related to share options. This cost is expected to be recognized over a weighted-average period of 19 months.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

12.
Accrued expenses and other payables

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Employee related payables	$2,632,334	$763,181
Accrued expenses	1,323,842	1,686,609
VAT, duty and tax liability	188,766	11,515
Other	347,848	179,079
Total	4,492,790	2,640,384

13.
Expenses and other Non-operating (income) expense, net

Sales and marketing expenses

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Advertisement and publicity expenses	$144,584	635,166
Employee salaries and benefits	1,371,468	1,788,941
Consultancy charges	1,602,332	1,538,729
Share-based payments to employees	2,649,012	375,721
Share-based payments to related parties	963,858	—
Total	6,731,254	4,338,557

General and administrative expenses

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
IT expenses	$1,135,355	1,066,708
Legal and professional expenses	2,274,891	5,569,989
Business development expenses	777,161	7,136,168
Employee salaries and benefits	4,340,558	3,506,501
Consultancy charges	3,472,170	8,223,297
Share-based payments to employees	2,543,621	1,739,294
Share-based payments to related parties	2,083,647	39,501,701
Share-based payments for consultancy	485,080	18,417,816
Other	874,045	1,479,026
Total	17,986,528	86,640,500

Other non-operating (income) expense, net

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Foreign exchange loss	$375,298	194,524
R&D credits	(497,978)	(467,563)
Other, net	(2,686)	16,380
Total	125,366	(256,659)

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

14.
Related party disclosures

Key managerial personnel (KMP) and Members of their immediate families

Dan Wagner	Director and chief executive officer
Richard Burchill	Chief financial officer
Sauvik Banerjjee	Chief executive officer, products, technology and digital services
Salman Ahmad	Chief technical officer
Peter Vesco	Chief commercial officer
Arthur Yao (1)	Chief executive officer, Rezolve China
Anthony Sharp	Non-executive deputy chairman
Sir David Wright	Non-executive director
Steve Perry	Non-executive director
Derek Smith	Non-executive director
Igor Lychagov	Non-Executive director (resigned May 19, 2023)
Susan Wagner	Member

(1)
Amounts paid to Arthur Yao were paid out of Rezolve Limited in the UK. The Company’s operations in China have since been approved for a planned liquidation through the Demerger (Refer to Note 2.1—Basis of presentation).

Transactions and outstanding balances of related parties were as follows:

Transactions during the year

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Share Capital Issued at nominal value
DBLP Sea Cow (2) (number of ordinary shares issued in 2–23 – Nil and 2–22 – 27,246,461)	$—	$3,225
Loans Repaid
DBLP Sea Cow (2)	250,000	—
Convertible Loans taken
Steve Perry	132,269	—
Loans Taken
Dan Wagner	191,405	—
Igor Lychagov	5,587,343	—
Managerial remuneration
Key Management Personnel
Dan Wagner	296,067	298,654
Salman Ahmad	222,535	207,395
Richard Burchill	271,395	273,761
Sauvik Banerjee	393,440	188,972
	1,183,437	968,782
Sales and marketing	393,440	188,972
General and Administrative	789,997	779,810
	1,183,437	968,782
Share-based compensation
DBLP Sea Cow (2)	756,944	33,374,018
Richard Burchill	1,326,703	—
Steve Perry	—	2,449,787
Peter Vesco	60,556	—
Arthur Yao (1)	60,556	—
Sauvik Banerjee	842,746	—
Derek Smith	—	3,677,896
	3,047,505	39,501,701
Sales and marketing	963,858	—
General and Administrative	2,083,647	39,501,701
	3,047,505	39,501,701

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Consulting fees
DBLP Sea Cow (2)	300,000	300,000
Peter Vesco	414,926	380,805
Arthur Yao (1)	300,000	300,000
	1,014,926	980,805
Sales and marketing	714,926	680,805
General and Administrative	300,000	300,000
	1,014,926	980,805
Director remuneration
Sir David Wright	92,521	87,107
Anthony Sharp	380,084	376,428
Steve Perry	92,521	93,329
Derek Smith	92,521	93,329
	657,647	650,193
Sales and marketing	—	—
General and Administrative	657,647	650,193
	657,647	650,193
Management remuneration
Sales and marketing	2,072,224	869,777
General and Administrative	3,831,291	41,231,704
	5,903,515	42,101,481
Business development expenses
Rezolve China (3)	777,161	7,136,168

(2)
DBLP Sea Cow Ltd. (a company incorporated in the Seychelles) (“DBLP Sea Cow”) is wholly legally owned by Dan Wagner, Chief Executive Officer of Rezolve.
(3)
The Company has expensed all cash transferred to its subsidiary Rezolve China. Please refer to the basis of presentation discussed in note 2.1.

Outstanding balances as at reporting date

	December 31, 2023	December 31, 2022
	$ (as restated)	$ (as restated)
Short term debt to related party
DBLP Sea Cow (2)	447,067	697,067
Dan Wagner	191,405	—
Igor Lychagov	5,587,343	—
	6,225,815	697,067

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

	December 31, 2023	December 31, 2022
	$ (as restated)	$ (as restated)
Due to related party
DBLP Sea Cow (2)	350,000	225,000
Dan Wagner	147,605	172,476
Richard Burchill	—	535
Arthur Yao	61,945	51,414
Peter Vesco	31,248	42,906
Steve Perry	1,133	—
Sauvik Banerjjee	58,320	—
Anthony Sharp	127,325	129,460
	777,576	621,791
Short term convertible debt
Steve Perry	132,269	—
Share Subscription Receivables
Dan Wagner	111,845	111,845
DBLP Sea Cow (2)	7,999	7,999
	119,844	119,844

(2)
DBLP Sea Cow Ltd. (a company incorporated in the Seychelles) (“DBLP Sea Cow”) is wholly legally owned by Dan Wagner, Chief Executive Officer of Rezolve.
15.
Operating leases as lessee

The Company leased its head office space under a short-term lease which expired in the financial year 2021. The only other lease arrangement in place during the years ended December 31, 2022 and 2021 was for the Company’s Taiwanese subsidiary, Jaymax, which had a two-year lease in place since October 1, 2021. This lease was terminated in December 2022 to which an immaterial termination fee was incurred.

16.
Income taxes

The Company files its primary tax return in the United Kingdom (“the UK”). Its subsidiaries file income tax returns in the US, Spain, India and Taiwan. The income taxes of the Company are presented on a separate return basis for each tax-paying entity.

The components of our loss (income) before income taxes are as follows:

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
UK	$29,427,631	$107,945,740
US	994,933	634,526
Spain	298,927	381,321
India	(92,982)	(300,433)
Taiwan	44,181	2,051,794
Total	30,672,980	110,712,948

Current Income tax expense (benefit) consists of:

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Taiwan	—	10,639
India	63,408	28,126
Total	63,408	38,765

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

Income tax benefit attributable to our loss before income taxes differs from the amounts computed using the applicable income tax rate as a result of the following factors:

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Loss before income taxes	$(30,672,690)	$(110,712,948)
Income tax benefit at statutory tax rates (a)	7,208,082	21,035,460
Effect of:
Non-deductible or non-taxable foreign currency exchange results	(88,195)	(214,299)
International rate differences (b)	(9,845)	282,884
Non-deductible expenses	(2,050,426)	(14,818,455)
Change in valuation allowance	(4,996,208)	(6,246,825)
Income tax expense	63,408	38,765

(a)
The statutory or “expected” tax rates are the U.K. rates of 23.5% for 2023 and 19.0% for 2022 and 2021. The 2023 statutory rate represents that blended rate in effect for the year ended December 31, 2023 based on the 19.0% statutory rate that was in effect for the first quarter of 2023 and the 25.0% statutory rate that was in effect for the remainder of 2023.
(b)
Amounts reflect adjustments (either a benefit or expense) to the “expected” tax expense for statutory rates in jurisdictions in which we operate outside of the UK.

The Company and its subsidiaries are liable to income taxes in their respective jurisdiction. The Company has unused tax losses as follows as at December 31, 2023:

Subsidiaries in Jurisdiction	Tax loss carryforward	Expiration date
UK (1)	191,771,010	(1)
US	5,542,459	Indefinite
Spain	844,411	Indefinite
India	—	N/A
Taiwan	2,359,658	10 years

(1)
Tax losses carried forward in Rezolve Limited will not be transferred to Rezolve AI Limited in the Demerger. As a result, all tax losses previously created in the UK will be lost upon completion of the Demerger.
(2)
The Company has created a valuation allowance against the deferred tax asset resulting from such losses due to the Company’s history of past losses and lack of conclusive evidence to support the view that sufficient taxable profit will be generated in the future by the operating entities to offset such losses.

The changes in our unrecognized tax benefits for the indicated periods are summarized below:

	2023	2022
	(as restated)	(as restated)
Balance at January 1	$24,388,433	$11,811,695
Effect of rate changes	—	—
Additions based on tax positions related to current year	6,882,336	13,857,760
Foreign currency translation	2,483,300	(1,281,022)
Balance at December 31	33,754,069	24,388,433

No assurance can be given that any of these tax benefits will be recognized or realized.

During 2024, we do not expect any material reductions to our unrecognized tax benefits related to tax positions taken as of December 31, 2023. No assurance can be given as to the nature or impact of any changes in our unrecognized tax positions during 2023.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

The tax effects of temporary differences that give rise to the significant portions of our deferred tax assets and liabilities are presented below:

	December 31, 2023	December 31, 2022
	(as restated)	(as restated)
Deferred tax assets:
Net operating loss and other carryforwards	$33,754,069	$24,388,433
PP&E	—	2,661
Short-term debt	1,556,454	174,267
Share-based payment liability	327,757	294,404
Convertible debt	8,110,222	6,325,677
Deferred tax assets	43,748,501	31,185,442
Valuation allowance	(43,748,501)	(31,185,442)
Deferred tax assets, net of valuation allowance	—	—

The Company files income tax returns as prescribed by the tax laws of its operating jurisdictions. In the normal course of business, the Company is subject to examination by tax authorities. In connection with such reviews, disputes could arise with the taxing authorities over the interpretation or application of certain income tax rules related to our business in that tax jurisdiction. Such disputes may result in future tax and interest and penalty assessments by these taxing authorities. The ultimate resolution of tax contingencies will take place upon the earlier of (i) the settlement date with the applicable taxing authorities in either cash or agreement of income tax positions or (ii) the date when the tax authorities are statutorily prohibited from adjusting the Company’s tax computations.

The Company has not recognized any uncertain tax position for the year ended December 31, 2023 and December 31, 2022, respectively.

17.
Subsequent events

For financial statements as of December 31, 2023, we have evaluated subsequent events through April 28, 2024, which is the date such financial statements are available to be issued.

Igor Loan amendment

In March 2023, the Company obtained two unsecured convertible loans from a related party (Igor Lychagov) consisting of $2,000,000 and €2,000,000. Each loan bears a borrowing fee of $660,000 and €660,000, respectively, which has been recorded in interest expense in the year ended December 31, 2023. The loans were due to mature on July 31, 2023 or at the option of the investor, can be converted into ordinary shares of the Company including the accrued borrowing fees at a conversion rate of 0.50 to the Company’s share price at listing after completing any reorganization. The loans were not repaid by the maturity date at which until further terms and conditions are negotiated such as extended repayment terms or conversion into ordinary shares of the Company, the Company was in default of the two unsecured convertible loans and the loans remained repayable on demand at December 31, 2023. On January 26, 2024, the two unsecured convertible loans were added to the Company’s senior secured convertible notes (note 7.3). The loan principal and accrued borrowing fees were rounded to a sum of $8,000,000. The key terms of the loan amendment include that of the senior secured convertible notes, as noted below:

•
The maturity date was extended to three years from the date of an IPO or Business Combination, or December 31, 2024 if an IPO or Business Combination with a publicly listed company has not yet occurred by December 31, 2024.
•
The interest rate was reduced to 7.5% per annum from the date that the amendment was executed.
•
Conversion into ordinary shares of the Company is at the option of the investor from any date of an IPO or Business Combination with a publicly listed company.
•
The conversion price has been amended to seventy per cent of the lesser of 1) the price per share implied in connection with an IPO or Business Combination with a publicly listed company and 2) the annual volume-weighted average share price of the Company on the last calendar day of each calendar year ending after the date of an IPO or Business Combination with a publicly listed company and prior to the maturity date.

As a result of the loan amendment and addition to the Company’s senior secured convertible notes, the default was remediated.

REZOLVE AI LIMITED AND SUBSIDIARIES

Notes to the Carve-out Consolidated Financial Statements

Yorkville Standby Equity Purchase Agreement (“SEPA”)

On 2nd February 2024, the Company obtained an unsecured loan of $2,000,000 from YA II PN, LTD (“Yorkville”) with principal amount of $2,500,000. The Yorkville Note was issued at a 20% discount to the principal amount, and has a maturity date falling 6 months from the date of issue (unless extended by Yorkville) subject to acceleration upon the occurrence of an event of default.

The interest rate was agreed at 10.0% per annum from the date the agreement was executed. Interest increases to 18% upon the occurrence of an event of default. Whilst the Yorkville Note is not directly secured, Yorkville is entitled to share recoveries enforced under various debentures granted by Rezolve pursuant to an intercreditor agreement with Apeiron Investment Group Ltd. Further.

The Yorkville Note is convertible into ordinary shares in Rezolve AI Limited upon public listing (or if an event of default occurs or the note reaches maturity). Conversion is at the option of the noteholder at a conversion price calculated by reference to the lower of (i) a fixed price of $10 per share or (ii) a variable price based on 90% of the lowest daily VWAP during 10 consecutive trading days immediately prior to conversion provided that such variable price shall not be lower than the floor price of $2 per share.

In connection with the Yorkville note, an additional convertible promissory note (“the Other Promissory notes”) was offered to certain other investors on the same terms as the Yorkville Note. The Other Promissory Notes have a face value of $2,877,319 and were issued at a 20% discount. The interest rate was agreed at 10.0% per annum from the date the agreement was executed. Interest increases to 18% upon the occurrence of an event of default. The Other Promissory notes have a maturity date six months from issue.

The Other Promissory Notes are convertible into ordinary shares in Rezolve AI Limited upon public listing (or if an event of default occurs or the note reaches maturity). Conversion is at the option of the noteholder at a conversion price calculated by reference to the lower of (i) a fixed price of $10 per share or (ii) a variable price based on 90% of the lowest daily VWAP during 10 consecutive trading days immediately prior to conversion provided that such variable price shall not be lower than the floor price of $2 per share.

On September 6, 2024, Yorkville and the Company amended and restated the Yorkville Note (the “Second A&R YA Agreement”) to incorporate an additional prepaid advance arrangement pursuant to which Yorkville committed to provide the Company with prepaid advances in an aggregate original principal amount of an additional Seven Million Five Hundred Thousand Dollars ($7,500,000), which will be in three tranches, with the first tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded upon execution of the Second A&R YA Agreement, the second tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) funded upon filing of the Company’s F-1 registration statement, and the third tranche in an original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) to be funded upon the effectiveness of the F-1 registration statement. The Second A&R YA Agreement superseded the YA Agreement. The maturity date of the Yorkville Note and the Other Promissory Notes were extended to September 11th, 2025.

Promissory note

On April 30th, 2024, the Company entered into a promissory note (“the promissory note”) agreement with an investor in the amount of $400,000. The promissory note bears a borrowing fee of $100,000 and matures on November 1st, 2024. The borrowing fee has been recognized in interest expense over the term of the loan using the effective interest rate method.

Add to subsequent events

Close of business combination with Armada Acquisition Corp I. (“Armada”)

On August 15, 2024, Armada Acquisition Corp. I, a Delaware corporation (“Armada”), a special acquisition corporation, the Company and Rezolve Merger Sub, Inc., a Delaware corporation (“Rezolve Merger Sub”), consummated the business combination pursuant to the terms of the Business Combination Agreement, dated as of December 17th, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”). The consummation of the acquisition of Armada resulted in Rezolve AI Limited becoming a publicly traded company with it’s shares trading on the NASDAQ from August 20, 2024.

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

ARMADA ACQUISITION CORP. I

CONDENSED BALANCE SHEETS

	June 30, 2024	September 30, 2023
	Unaudited
Assets
Cash	$13,242	$60,284
Prepaid expenses	41,788	33,605
Total current assets	55,030	93,889
Cash held in Trust Account	16,126,337	25,324,028
Total Assets	$16,181,367	$25,417,917
Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable	$6,035,757	$4,708,050
Franchise tax payable	46,000	12,100
Income tax payable	50,026	10,783
Subscription agreements liability, net	354,503	—
Promissory Notes-Related Party	3,056,726	2,564,439
Excise tax payable	1,395,596	1,291,751
Total current liabilities	10,938,608	8,587,123
Commitments and Contingencies (Note 5)
Common stock subject to possible redemption, 1,417,687 and 2,363,349 shares at redemption value of approximately $11.31 and $10.71 per share at June 30, 2024 and September 30, 2023, respectively	16,040,786	25,316,806
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 5,709,500 shares issued and outstanding (excluding 1,417,687 and 2,363,349 shares subject to possible redemption) at June 30, 2024 and September 30, 2023, respectively	570	570
Additional paid-in capital	261,161	—
Accumulated deficit	(11,059,758)	(8,486,582)
Total Stockholders’ Deficit	(10,798,027)	(8,486,012)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$16,181,367	$25,417,917

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2024	2023	2024	2023
Formation and operating costs	$844,718	$775,911	$1,876,158	$1,960,998
Stock-based compensation	526,209	134,363	601,809	190,289
Loss from operations	(1,370,927)	(910,274)	(2,477,967)	(2,151,287)
Other (expense) income
Interest expense	(220,050)	—	(344,248)	—
Trust interest income	206,289	433,066	811,281	2,697,147
Total other (expense) income, net	(13,761)	433,066	467,033	2,697,147
Loss before provision for income taxes	(1,384,688)	(477,208)	(2,010,934)	545,860
Provision for income taxes	(38,407)	(82,376)	(153,321)	(525,560)
Net (loss) income	$(1,423,095)	$(559,584)	$(2,164,255)	$20,300
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	1,417,687	3,508,852	1,893,969	8,770,367
Basic and diluted net (loss) income per share	$(0.20)	$(0.06)	$(0.28)	$0.00
Basic and diluted weighted average shares outstanding, non- redeemable common stock	5,709,500	5,709,500	5,709,500	5,709,500
Basic and diluted net (loss) income per share	$(0.20)	$(0.06)	$(0.28)	$0.00

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2024

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of September 30, 2023	5,709,500	$570	$—	$(8,486,582)	$(8,486,012)
Stock-based compensation	—	—	50,400	—	50,400
Proceeds allocated to Sponsor Shares for subscription agreement liability (see note 4)	—	—	108,634	—	108,634
Subsequent remeasurement of common stock subject to possible redemption	—	—	(159,034)	(308,850)	(467,884)
Net loss	—	—	—	(360,314)	(360,314)
Balance as of December 31, 2023	5,709,500	$570	$—	$(9,155,746)	$(9,155,176)
Stock-based compensation	—	—	25,200	—	25,200
Proceeds allocated to Sponsor Shares for subscription agreement liability (see note 4)	—	—	325,826	—	325,826
Subsequent remeasurement of common stock subject to possible redemption	—	—	(347,252)	—	(347,252)
Excise tax payable on redemption	—	—	(3,774)	(100,071)	(103,845)
Net loss	—	—	—	(380,846)	(380,846)
Balance as of March 31, 2024	5,709,500	$570	$—	$(9,636,663)	$(9,636,093)
Stock-based compensation	—	—	526,209	—	526,209
Proceeds allocated to Sponsor Shares for subscription agreement liability (see note 4)	—	—	28,292	—	28,292
Subsequent remeasurement of common stock subject to possible redemption	—	—	(293,340)	—	(293,340)
Net loss	—	—	—	(1,423,095)	(1,423,095)
Balance as of June 30, 2024	5,709,500	$570	$261,161	$(11,059,758)	$(10,798,027)

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2023

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of September 30, 2022	5,709,500	$570	$941,796	$(4,091,693)	$(3,149,327)
Stock-based compensation	—	—	27,963	—	27,963
Remeasurement of common stock subject to possible redemption	—	—	—	(2,479,343)	(2,479,343)
Net income	—	—	—	607,027	607,027
Balance as of December 31, 2022	5,709,500	$570	$969,759	$ (5,964,009)	$ (4,993,680)
Stock-based compensation	—	—	27,963	—	27,963
Capital contribution made by Sponsor related to the stockholder non-redemption agreements			1,102,909
Cost of raising capital related to the stockholder non-redemption agreements			(1,102,909)
Remeasurement of common stock subject to possible redemption	—	—	—	(669,074)	(669,074)
Excise tax payable on redemption	—	—	(997,722)	(173,077)	(1,170,799)
Net loss	—	—	—	(27,143)	(27,143)
Balance as of March 31, 2023	5,709,500	$570	$—	$(6,833,303)	$(6,832,733)
Stock-based compensation	—	—	134,363	—	134,363
Remeasurement of common stock subject to possible redemption	—	—	—	(329,131)	(329,131)
Net loss	—	—	—	(559,584)	(559,584)
Balance as of June 30, 2023	5,709,500	$570	$134,363	$(7,722,018)	$(7,587,085)

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities:
Net (loss) income	$(2,164,255)	$20,300
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(811,281)	(2,697,147)
Interest expense	344,248	—
Stock-based compensation	601,809	190,289
Changes in current assets and liabilities:
Prepaid expenses	(8,183)	25,706
Accounts payable and accrued expenses	1,327,705	979,793
Income tax payable	39,243	117,873
Franchise tax payable	33,900	(28,000)
Net cash used in operating activities	(636,814)	(1,391,186)
Cash Flows from Investing Activities:
Withdrawals from trust for redemptions	10,384,496	117,079,879
Withdrawals from trust to pay for taxes	156,174	804,072
Principal deposited in Trust Account	(531,697)	(1,500,000)
Net cash provided by investing activities	10,008,973	116,383,951
Cash Flows from Financing Activities:
Proceeds from issuance of promissory note to related party	492,287	1,950,000
Proceeds from subscription agreement	473,008	—
Redemptions of shares	(10,384,496)	(117,079,879)
Net cash used in financing activities	(9,419,201)	(115,129,879)
Net change in cash	(47,042)	(137,114)
Cash, beginning of the period	60,284	177,578
Cash, end of the period	$13,242	$40,464
Supplemental disclosure of non-cash financing activities:
Remeasurement of common stock subject to possible redemption	$1,108,476	$3,477,548
Excise tax payable on redemptions	$103,845	$1,170,799
Income Taxes Paid	$114,078	$—
Cost of issuance of debt under subscription agreements	$462,751	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2024

Note–1 - Organization, Business Operations and Going Concern

Armada Acquisition Corp. I (the “Company” or “Armada”) is a blank check company incorporated as a Delaware corporation on November 5, 2020. The Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). On December 17, 2021, the Company entered into a business combination agreement with a target business which was amended and restated on June 16, 2023, and further amended on August 4, 2023. The Company concentrated its efforts in identifying businesses in the financial services industry with particular emphasis on businesses that are providing or changing technology for traditional financial services.

As of June 30, 2024, the Company had not commenced any operations. All activity for the period from November 5, 2020 (inception) through June 30, 2024, relates to the Company’s formation and the initial public offering (the “IPO”) described below, and since the closing of the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Armada Sponsor LLC (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on August 12, 2021 (the “Effective Date”). On August 17, 2021, the Company commenced the IPO of 15,000,000 units at $10.00 per unit (the “Units”).

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 459,500 shares of common stock (“Private Shares”) at a price of $10.00 per share for an aggregate purchase price of $4,595,000.

Transaction costs amounted to $3,537,515, consisting of $1,500,000 of underwriting commissions, and $2,037,515 of other offering costs.

Following the closing of the IPO, a total of $150,000,000 ($10.00 per Unit) was held in the Trust Account (“Trust Account”). The funds held in the Trust Account are required to be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, on August 10, 2023 we instructed the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest bearing demand deposit account until the earlier of the consummation of a Business Combination or our liquidation. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay tax obligations and up to $100,000 to pay dissolution expenses, the proceeds from the IPO and the sale of the Private Shares will not be released from the Trust Account except as follows: (i) the redemption of public shares held by stockholders requesting redemption in connection with the approval by the stockholders of an amendment to the Company’s charter to further extend the required time during which the Company must complete a Business Combination; (ii) the redemption of public shares held by stockholders requesting redemption in connection with the approval by the stockholders of a proposed Business Combination; (iii) upon the completion of a Business Combination; or (iv) the redemption of all remaining public shares if the Company has not completed a Business Combination during the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

In connection with any proposed Business Combination, the Company will either (1) seek stockholders approval of the initial Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholders approval of a proposed Business Combination or will allow stockholders to sell their shares to the Company in a tender offer will be made by the Company, solely in its discretion.

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination (unless the proposal amending the Company charter to remove the net tangible assets requirement in connection with the Business Combination is approved and implemented at the special meeting approving the Business Combination) and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company had until February 17, 2023 (or 18 months following the IPO) to consummate a Business Combination (the “Combination Period”). On February 2, 2023, the stockholders approved an amendment to our certificate of incorporation to extend the Combination Period until August 17, 2023. On August 2, 2023, the stockholders approved a second amendment to our certificate of incorporation to extend the Combination Period for six monthly periods or until no later than February 17, 2024. On February 15, 2024, the stockholders approved a third amendment to the Company’s certificate of incorporation to extend the Combination Period for up to six additional monthly periods or until no later than August 17, 2024.

On August 8, 2023, the Company deposited $70,900 into the Trust Account thereby extending the Combination Period until September 17, 2023, and on each of September 12, 2023, October 11, 2023, November 9, 2023, December 15, 2023 and January 16, 2024, the Company deposited $70,900 into the Trust Account, thereby extending the Combination Period for five additional months or until February 17, 2024. On February 13, 2024, the Company deposited $49,619 into the Trust Account thereby extending the Combination Period until March 17, 2024, and on each of March 13, 2024 and April 16, 2024, May 17, 2024, June 17, 2024 and July 16, 2024, the Company deposited $49,619 into the Trust Account thereby extending the Combination Period until August 17, 2024.

However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company but net of taxes payable (and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed (i) to vote any shares owned by them in favor of any proposed Business Combination, (ii) not to redeem any shares in connection with a stockholder vote to approve a proposed initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed initial Business Combination, (iii) that the founders’ shares will not participate in any liquidating distributions from the Company’s Trust Account upon winding up if a Business Combination is not consummated.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement to be entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity, which has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

On December 17, 2021, the Company entered into a business combination agreement as amended on November 10, 2022, June 16, 2023, and August 4, 2023 with Rezolve Limited, a private limited company incorporated under the laws of England and Wales (“Rezolve”), Rezolve Group Limited, a Cayman Islands exempted company (“Cayman NewCo”), and Rezolve Merger Sub, Inc., (“Rezolve Merger Sub”) (such business combination agreement, the “Business Combination Agreement,” and such business combination, the “Business Combination”).

On November 10, 2022, the Company and Rezolve entered into a First Amendment to the Business Combination Agreement (the “Amendment,” and together with the Original Business Combination Agreement, the “Business Combination Agreement” and the business combination contemplated thereby, the “Business Combination”), to among other things, extend the date on which either party to the Business Combination Agreement had the right to terminate the Business Combination Agreement if the Business Combination had not been completed by such date to the later of (i) January 31, 2023 or (ii) fifteen days prior to the last date on which the Company may consummate a Business Combination, and change the structure of the Business Combination such that Cayman NewCo is no longer a party to the Business Combination Agreement or the Business Combination.

On February 2, 2023, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Charter to extend the date by which the Company must consummate a Business Combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of the Company’s common stock issued in the Company’s IPO, from February 17, 2023 for up to six additional months at the election of the Company, ultimately until as late as August 17, 2023 (the “Extension”). In connection with the Extension, the holders of 11,491,148 shares of Common Stock elected to redeem their shares at a per share redemption price of approximately $10.19. As a result, $117,079,879 was removed from the Company’s Trust Account to pay such holders.

On June 16, 2023, the Company, Rezolve, Rezolve AI Limited, a private limited liability company incorporated under the laws of England and Wales (“Rezolve AI”) and Rezolve Merger Sub amended and restated the Business Combination Agreement (the “Amended and Restated Business Combination Agreement”) by way of a Deed of Release, Amendment and Restatement to, among other things, amend (a) the enterprise value of Rezolve by which the aggregate stock consideration is calculated to $1.60 billion, and (b) provide for (i) a pre-Closing demerger (the“Pre-Closing Demerger”) of Rezolve pursuant to UK legislation under which (x) part of Rezolve’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch and certain other excluded assets) are to be transferred to Rezolve AI in exchange for the issue by Rezolve AI of shares of the same classes of capital stock as in Rezolve for distribution among the original shareholders of Rezolve in proportion to their holdings of shares of each class of capital stock in Rezolve as at immediately prior to the Pre-Closing Demerger, (y) Rezolve AI will be assigned, assume and/or reissue the secured convertible notes currently issued by Rezolve pursuant to the Loan Agreements (as defined in the Amended and Restated Business Combination Agreement) and (z) Rezolve will then be wound up, and (ii) the merger of the Company with and into Rezolve Merger Sub, with the Company continuing as the surviving entity (the “Merger”) such that after completion of the Pre-Closing Demerger and Merger, the Company will become a wholly owned subsidiary of Rezolve AI.

Concurrently with the execution and delivery of the Amended and Restated Business Combination Agreement, the Company and the Key Company Shareholders (as defined in the Amended and Restated Business Combination Agreement) have entered into the Transaction Support Agreement, pursuant to which, among other things, the Key Company Shareholders have agreed to (a) vote in favor of the Company Reorganization (b) vote in favor of the Amended and Restated Business Combination Agreement and the agreements contemplated thereby and the transactions contemplated thereby, (c) enter into the Investor Rights Agreement (as defined in the Amended and Restated Business Combination Agreement) at Closing and (d) the termination of certain agreements effective as of Closing.

On August 2, 2023, the Company held a special meeting of its stockholders to approve an amendment to its Charter (the “Charter Amendment”) to extend the date (the “Termination Date”) by which Armada has to consummate a Business Combination from August 17, 2023 (the “Original Termination Date”) to September 17, 2023 (the “Charter Extension Date”) and to allow Armada, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to five times by an additional one month each time after the Charter Extension Date, by resolution of Armada’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until February 17, 2024, or a total of up to nine months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Second Extension Amendment Proposal”). The stockholders of Armada approved the Second Extension Amendment Proposal at the special meeting and on August 3, 2023, Armada filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 1,145,503 public shares of Common Stock of Armada exercised their right to redeem their shares for cash at a redemption price of approximately $10.56 per share, for an aggregate redemption amount of approximately $12,095,215.

In connection with the approval of the Second Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $425,402 (the “Extension Note”) to the Sponsor. The Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that Armada does not consummate a Business Combination, the Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $70,900 to be deposited into the Trust Account within five business days following approval of the Charter Amendment by the Company’s stockholders, and up to $354,502 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions. On August 8, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to September 17, 2023, and on September 12, 2023, October 11, 2023, November 9, 2023, December 19, 2023 and January 16, 2024 the Company borrowed $70,900 under the Extension Note on each such date and deposited the funds into the Trust Account thereby extending the Combination Period for five additional months or until February 17, 2024. Payments made on December 19, 2023 and January 16, 2024 were funded under the terms of the Subscription Agreement with Polar (see Note 4 below).

On August 4, 2023, the Company, Rezolve, Rezolve AI, and Rezolve Merger Sub amended the Business Combination Agreement to remove the requirement that after giving effect to the transactions contemplated by the Business Combination Agreement, Rezolve shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the closing of the Business Combination.

On February 15, 2024, the Company held a special meeting of its stockholders to approve an amendment to its Charter (the “Charter Amendment”) to extend the date (the “Termination Date”) by which the Company has to consummate a Business Combination from February 17, 2024 (the “Termination Date”) to March 17, 2024 (the “Charter Extension Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to five times by an additional one month each time after the Charter Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until August 17, 2024, or a total of up to nine months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Third Extension Amendment Proposal”). The stockholders of the Company approved the Third Extension Amendment Proposal at the special meeting and on February 15, 2024 the Company filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 945,662 shares of Common Stock of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.98 per share, for an aggregate redemption amount of $10,384,496.

In connection with the approval of the Third Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $297,714 (the “Second Extension Note”) to the Sponsor. The Second Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that the Company does not consummate a Business Combination, the Second Extension Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Second Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $49,619 to be deposited into the Trust Account within three business days following February 17, 2024, and up to $248,095 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions. On February 13, 2024, the Company deposited $49,619 into the Trust Account thereby extending the Combination Period until March 17, 2024, and on each of March 13, 2024 and April 16, 2024, the Company deposited $49,619 into the Trust Account thereby extending the Combination Period for an additional two months or until May 17, 2024. The payments made on February 13, 2024 and March 13, 2024 were funded under the terms of the Subscription Agreement with Polar (see Note 4 below).

Liquidity and Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.

As of June 30, 2024, the Company had $13,242 of cash in its bank operating account and a working capital deficiency of approximately $10.9 million.

Following the completion of our IPO, the Sponsor has from time to time provided loans to the Company in order to assist the Company to fund its working capital needs and to provide funds to pay for the extensions of the Combination Period, all as more fully described in Note 3.

The aggregate balance outstanding under all promissory notes, including the Extension Note and the Second Extension Note, was $3,056,726 and $2,564,439 as of June 30, 2024, and September 30, 2023, respectively. The balance of subscription agreement liability (net of debt discount) was $354,503 as of June 30, 2024, and $0 as of September 30, 2023.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update(“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that the liquidity condition and date for mandatory liquidation and dissolution raise substantial doubt about the Company’s ability to continue as a going concern through August 17, 2024, the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. The Company completed its Business Combination on August 15, 2024.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry, the geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus and related individuals and entities, as well as the war between Israel and Hamas, and the possibility of these conflicts spreading in the surrounding region, the status of debt and equity markets, and protectionist legislation in our target markets. Management has concluded that while it is reasonably possible that any of the foregoing could have a negative effect on the Company’s financial position, results of its operations and/or that of Rezolve’s or any other target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs on or after January 1, 2023, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of the Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the Business Combination (or otherwise issued not in connection with the Business Combination but issued within the same taxable year of the Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination. The Company has agreed that any such excise taxes shall not be paid from the interest earned on the funds held in the Trust Account.

As discussed above, during February 2023, holders of 11,491,148 shares of Common Stock elected to redeem their shares in connection with the Extension. As a result, $117,079,879 was removed from the Company’s Trust Account to pay such holders. During August 2023, holders of 1,145,503 shares of Common Stock elected to redeem their shares in connection with the Second Amendment Extension Proposal. As a result, $12,095,215 was removed from the Company’s Trust Account to pay such holders. During February 2024, holders of 945,662 shares of Common Stock elected to redeem their shares in connection with the Third Amendment Extension Proposal. As a result, $10,384,496 was removed from the Company’s Trust Account to pay such holders.

Management has evaluated the requirements of the IR Act and the Company’s operations, and has determined that $1,395,596 related to the redemptions as described above is required to be recorded as a liability on the Company’s balance sheet as of June 30, 2024. This liability will be reevaluated and remeasured at the end of each quarterly period.

During the third quarter, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024.

The Company is currently evaluating its options with respect to payment of this obligation. If the Company is unable to pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows for the period presented in the unaudited condensed financial statements. Operating results for the three and nine months ended June 30, 2024, are not necessarily indicative of the results that may be expected through September 30, 2024.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, as filed with the SEC on December 4, 2023.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart the Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $13,242 and $60,284 in cash as of June 30, 2024 and September 30, 2023, respectively.

Cash Held in Trust Account

As of both June 30, 2024, and September 30, 2023, the assets held in the Trust Account were held in an interest-bearing demand deposit account. To mitigate the risk that the Company may be deemed an investment company for purposes of the Investment Company Act, on August 10, 2023, the Company instructed the trustee of the Trust Account to liquidate the investments held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest bearing demand deposit account until the earlier of consummation of a Business Combination or liquidation. Furthermore, such cash is held in bank accounts which exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of certain of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. At June 30, 2024 and September 30, 2023, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Offering Costs Associated with IPO

The Company complies with the requirements of ASC340-10-S99-1and SEC Staff Accounting Bulletin Topic 5A— “Expenses of Offering”. Offering costs consist of legal, accounting, underwriting and other costs incurred through the balance sheet date that are related to the IPO. The Company incurred offering costs amounting to $3,537,515 as a result of the IPO consisting of a $1,500,000 underwriting commissions and $2,037,515 of other offering costs.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ deficit. The Company’s shares of common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 1,417,687 and 2,363,349 and shares of common stock as of June 30, 2024 and September 30, 2023 subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value as they occur. Immediately upon the closing of the IPO, the Company recognized the remeasurement adjustment from initial carrying amount to redemption book value. The change in the carrying value of common stock subject to possible redemption resulted in charges against additional paid-in capital and accumulated deficit.

At June 30, 2024 and September 30, 2023, the common stock reflected in the balance sheets are reconciled in the following table:

Gross Proceeds	$150,000,000
Proceeds allocated to Public Warrants	(11,700,000)
Issuance costs related to common stock	(3,261,589)
Remeasurement of carrying value to redemption value	14,961,589
Subsequent remeasurement of carrying value to redemption value – Trust interest income (excluding the amount that can be withdrawn from Trust Account for taxes)	548,862
Common stock subject to possible redemption – September 30, 2022	$150,548,862
Redemptions	(129,175,094)
Remeasurement of carrying value to redemption value	3,943,038
Common stock subject to possible redemption – September 30, 2023	$25,316,806
Redemptions	(10,384,496)
Remeasurement of carrying value to redemption value	1,108,476
Common stock subject to possible redemption – June 30, 2024	$16,040,786

Net (Loss) Income Per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per common stock is computed by dividing net (loss) income by the weighted average number of common stock outstanding for the period. Remeasurement adjustments associated with the redeemable shares of common stock are excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted (loss) income per share does not consider the effect of the warrants issued in connection with the IPO because the warrants are contingently exercisable, and the contingencies have not yet been met. The warrants are exercisable to purchase 7,500,000 shares of common stock in the aggregate. As of June 30, 2024 and 2023, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net (loss) income per common stock is the same as basic net (loss) income per common stock for the periods presented.

Accretion of the carrying value of common stock subject to redemption value is excluded from net (loss) income per common stock because the redemption value approximates fair value.

	For the Three Months Ended June 30,				For the Nine Months Ended June 30,
	2024		2023		2024		2023
	Common stock subject to possible redemption	Common stock	Common stock subject to possible redemption	Common stock	Common stock subject to possible redemption	Common stock	Common stock subject to possible redemption	Common stock
Basic and diluted net (loss) income per share
Numerator: Allocation of net (loss) income, as adjusted	$(283,071)	$(1,140,024)	$(212,999)	$(346,585)	$(539,100)	$(1,625,155)	$12,296	$8,004
Denominator:
Basic and diluted weighted average shares outstanding	1,417,687	5,709,500	3,508,852	5,709,500	1,893,969	5,709,500	8,770,367	5,709,500
Basic and diluted net (loss) income per share	$(0.20)	$(0.20)	$(0.06)	$(0.06)	$(0.28)	$(0.28)	$0.00	$0.00

Stock-Based Compensation

The Company accounts for share-based payments in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” (“ASC 718”), which requires that all equity awards be accounted for at their “fair value.” The Company measures and recognizes compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the condensed statements of operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

On June 16, 2021, the Sponsor transferred 50,000 shares to each of its Chief Executive Officer and to its President and 35,000 shares to each of its three independent directors. The aforementioned transfer is within the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The aggregate fair value of these shares was $509,552 at issuance. A total of 100,000 shares vested upon consummation of the Initial Public Offering. The remaining 105,000 shares vest in equal quarterly installments until the second anniversary of the consummation of the Company’s Initial Public Offering, or August 17, 2023. At June 30, 2024, all shares under the June 16, 2021 grant were vested.

On June 26, 2023, the Sponsor allocated 270,000 shares to its three independent directors (90,000 each) and 100,000 shares to an executive officer. The aforementioned transfer is within the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the transfer date. The aggregate fair value of these shares was $207,200 at the date of the transfer. A total of 190,000 shares vested upon the transfer date. The remaining 180,000 shares will vest as follows: 90,000 upon the 6 month anniversary of the transfer date; and 90,000 upon the one year anniversary of the transfer date, provided that all unvested shares would become vested upon consummation of initial business combination. The Company recognized $100,800 of stock-based compensation related to this grant for the nine months ended June 30, 2024.

On April 18, 2024, the Chief Executive Officer and President of the Company each purchased 75,000 Founder Shares (or an aggregate of 150,000 shares) from other members of the Sponsor for $.006 per share or a total of $900. The Sponsor allocated these Founder Shares from the selling members to the Chief Executive Officer and President. The aforementioned transfer is within the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the transfer date. The excess of the fair value of the shares purchased by executives over the price that they paid for these shares is recorded as part of the stock compensation expense in the Company’s statement of operations.

The Company recognized $601,809 and $190,289 of stock-based compensation for the nine-month periods ended June 30, 2024 and June 30, 2023, respectively and $526,209 and $134,363 of stock-based compensation for the three month periods ended June 30, 2024 and 2023, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

As of June 30, 2024, and September 30, 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was (2.77)% and (17.26)% for the three months ended June 30, 2024 and 2023. Our effective tax rate was (7.62)% and 96.28% for the nine months ended June 30, 2024 and 2023. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended June 30, 2024, and 2023, due to the valuation allowance on the deferred tax assets and permanent differences related to the business acquisition, stock-based compensation expenses and non-deductible interest.

While ASC 740 identifies usage of an effective annual tax rate for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual or infrequent. Computing the effective tax rate for the Company is complicated due to the potential impact of the timing of any Business Combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in a current period based on ASC 740-270-25-3 which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (benefit) but is otherwise able to make a reasonable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income (loss) and associated income tax provision based on actual results through June 30, 2024.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2024, and September 30, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Debt Discounts

Debt discounts represent issuance costs related to subscription agreement liability, and are included in the condensed consolidated balance sheets as a direct deduction from the face amount of the subscription agreement liability. Debt discounts are amortized over the term of the related subscription agreements and are included in the interest expense.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09)”, which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Note 3 — Related Party Transactions

Founder Shares

On February 3, 2021, the Sponsor paid $25,000, approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 shares of common stock, par value $0.0001. On June 16, 2021, the Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, or an aggregate $4,070, and transferred 50,000 shares to its Chief Executive Officer and to its President and 35,000 shares to each of its three independent directors. On July 23, 2021, the Sponsor purchased an additional 1,200,000 shares of common stock at a purchase price of $0.006 per share, or an aggregate $6,975, resulting in the Sponsor holding an aggregate of 6,007,500 shares of common stock and the Chief Executive Officer, President and independent directors holding an aggregate of 205,000 shares of common stock (such shares, collectively, the “Founder Shares”). The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. On October 1, 2021 the underwriters’ over-allotment option expired unused resulting in 1,125,000 Founder Shares forfeited to the Company for no consideration.

The Sponsor, officers and directors have agreed not to transfer, assign or sell any Founder Shares held by them until the earliest of (A)180 days after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their public shares for cash, securities or other property (except with respect to permitted transferees). Any permitted transferees would be subject to the same restrictions and other agreements of the Sponsor, officers, and directors with respect to any Founder Shares.

Additionally, upon consummation of the IPO, the Sponsor sold membership interests in the Sponsor to 10 anchor investors that purchased 9.9% of the units sold in the IPO. The Sponsor sold membership interests in the Sponsor entity reflecting an allocation of 131,250 Founder Shares to each anchor investor, or an aggregate of 1,312,500 Founder Shares to all 10 anchor investors, at a purchase price of approximately $0.006 per share. The Company estimated the aggregate fair value of these founder shares attributable to each anchor investor to be $424,491, or $3.23 per share. The Company has offset the excess of the fair value against the gross proceeds from these anchor investors as a reduction in its additional paid-in capital in accordance with Staff Accounting Bulletin Topic 5A.

Representative Common Stock

On February 8, 2021, EarlyBirdCapital, Inc. and Northland Securities, Inc. (“Northland”) purchased 162,500 and 87,500 shares of common stock (“representative shares”), respectively, at an average purchase price of approximately $0.0001 per share, or an aggregate purchase price of $25. On May 29, 2021, Northland returned 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled.

The representative shares are identical to the public shares included in the Units being sold in the IPO, except that the representative shares are subject to certain transfer restrictions, as described in more detail below.

The holders of the representative shares have agreed not to transfer, assign or sell any such shares until 30 days after the completion of an initial Business Combination. In addition, the holders of the representative shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of an initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete an initial Business Combination.

Promissory Notes-to Related Party

On May 9, 2022, the Sponsor loaned the Company the aggregate amount of $483,034 in order to assist the Company to fund its working capital needs. The loan is evidenced by two promissory notes in the aggregate principal amount of $483,034 from the Company, as maker, to the Sponsor, as payee. During July 2022, the Company fully repaid one of the promissory notes in the amount of $187,034, which represented monies loaned to the Company for the payment of Delaware franchise taxes. The Company utilized the interest earned on the Trust Account to repay the promissory note. The Company also paid $0 and $4,300 on behalf of the Sponsor for tax services in the three and nine-month periods ended June 30, 2024 and 2023, respectively. These amounts were applied against the balance owing to the Sponsor under the remaining promissory note. As of June 30, 2024 and September 30, 2023, the net amount outstanding under the promissory note was $247,454 and $247,454, respectively.

On November 10, 2022, the Sponsor loaned the Company $1,500,000 in order to cover the additional contribution to the Trust Account in connection with the Company’s exercise of the extension of the Combination Period until February 17, 2023, and $450,000 to fund its working capital needs. The promissory notes are non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On July 28, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $125,245. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $125,245 as of June 30, 2024.

On August 2, 2023, the Company entered into a promissory note to the Sponsor in the amount of up to $425,402. The Extension Note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. Upon consummation of a Business Combination, the Sponsor shall have the option, but not the obligation, to convert up to $425,402 of the total principal amount of this note, in whole or in part at the option of the Sponsor, into common stock of the Company at a price of $10.00 per share (the “Common Stock”). The Common Stock shall be identical to the private placement shares issued to the Sponsor at the time of the Company’s IPO. On August 8, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to September 17, 2023. On September 12, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to October 17, 2023. On October 10, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to November 17, 2023. On November 9, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to December 17, 2023. On December 19, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to January 17, 2024. As of June 30, 2024, $354,502 was drawn and outstanding under this note. Management has determined that the conversion feature described above should not be accounted for separately from its host instrument. The December 19, 2023 draw of $70,900 under the Extension Note was attributable to a draw down under the Subscription Agreement with Polar as described in the Note 4 below.

On August 8, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $20,840 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $20,840 as of June 30, 2024.

On September 8, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $79,099 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $79,099 as of June 30, 2024.

On October 10, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $59,099 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $59,099 as of June 30, 2024.

On November 20, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $12,510 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $12,510 as of June 30, 2024.

On December 19, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $39,100 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. This promissory note is attributable to a draw down under the Subscription Agreement with Polar as described in the Note 4 below.

On January 16, 2024, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to February 17, 2024. The funds made available by the Sponsor to the Company under the Extension Note were attributable to a draw down under the Subscription Agreement with Polar described in Note 4 below.

On January 16, 2024, the Company borrowed $39,100 from the Sponsor to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. This promissory note was funded by the Sponsor pursuant to a draw down under the Subscription Agreement with Polar (as described in Note 4 below).

In connection with the approval of the Third Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $297,714 (the “Second Extension Note”) to the Sponsor. The Second Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that the Company does not consummate a Business Combination, the Second Extension Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Second Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $ 49,619 to be deposited into the Trust Account within three business days following February 17, 2024, and up to $248,095 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions. As of June 30, 2024, $248,095 was drawn and outstanding under the Second Extension Note.

On February 16, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to March 17, 2024. The funds made available by the Sponsor to the Company under the Second Extension Note were attributable to a draw down under the Subscription Agreement with Polar described in Note 4 below.

On February 16, 2024, the Company borrowed $60,381 from the Sponsor to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. This promissory note was funded by the Sponsor pursuant to a draw down under the Subscription Agreement with Polar described in Note 4 below.

On March 13, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to April 17, 2024. The funds made available by the Sponsor to the Company under the Second Extension Note were attributable to the fourth and final draw down under the Subscription Agreement with Polar described in Note 4 below.

On March 13, 2024, the Company borrowed $60,381 from the Sponsor to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. This promissory note was funded by the Sponsor pursuant to the fourth and final draw down under the Subscription Agreement with Polar described in Note 4 below.

On April 16, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to May 17, 2024.

On April 16, 2024 the Company issued a promissory note to the Sponsor for the aggregate amount of $53,388 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. This promissory note was partially funded by the Sponsor pursuant to the funds provided under the Subscription Agreement with Vellar described in Note 4 below.

On April 22, 2024 the Company issued a promissory note to the Sponsor for the aggregate amount of $40,939 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On April 25, 2024 the Company issued a promissory note to the Sponsor for the aggregate amount of $19,054 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On May 15, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to June 17, 2024.

On May 15, 2024, the Company issued a promissory note to the Sponsor for the aggregate amount of $12,381 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On June 6, 2024, the Company issued a promissory note to the Sponsor for the aggregate amount of $5,150 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On June 15, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to July 17, 2024.

On June 21, 2024, the Company issued a promissory note to the Sponsor for the aggregate amount of $1,364 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On June 21, 2024, the Company issued a promissory note to the Sponsor for the aggregate amount of $32,000 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time

The aggregate balance outstanding under all promissory notes, excluding the funding under the Subscription Agreements (as described in Note 4 below) was $3,056,726 and $2,564,439 as of June 30, 2024 and September 30, 2023, respectively.

Administrative Service Fee

Commencing on the date of the IPO, the Company will pay the Sponsor $10,000 per month for office space, utilities and secretarial support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended June 30, 2024, the Company incurred $30,000 and $90,000, respectively in administrative service fees. For each of the three and nine months ended June 30, 2023, the Company incurred and paid

$30,000 and $90,000, respectively, in administrative service fees. The Company has $60,000 and $0 related to the administrative service fees, included in the accounts payable as of June 30, 2024 and September 30, 2023, respectively.

Note 4 — Subscription Agreements Liability

Effective December 12, 2023, the Company and the Sponsor entered into a subscription agreement (the “Subscription Agreement”) with Polar Multi-Strategy Master Fund (“Polar”), an unaffiliated third party of the Company, pursuant to which Polar agreed to make certain capital contributions (the “Investor Capital Contribution”) from time to time, at the request of the Sponsor, subject to the terms and conditions of the Subscription Agreement, to the Sponsor to meet the Sponsor’s commitment to fund the Company’s working capital needs and extension payments. In exchange for the commitment of Polar to provide the Investor Capital Contribution, (i) the Sponsor will transfer shares of common stock, par value $0.0001 per share, to Polar at the closing of its initial business combination, as further described below; and (ii) the Company and the Sponsor have agreed jointly and severally to return the Investor Capital Contribution to the Investor at the closing of an initial business combination. The maximum aggregate Investor Capital Contribution is $440,000, with an initial Investor Capital Contribution of $110,000 available for drawdown within five (5) business days of the Subscription Agreement and the remaining amount to be available for drawdown in three equal tranches of $110,000 during January, February and March 2024. On December 19, 2023, the initial Investor Capital Contribution of $110,000 was funded to the Sponsor, on January 16, 2024, the second Investor Capital Contribution of $110,000 was funded to the Sponsor, on February 13, 2024, the third Investor Capital Contribution of $110,000 was funded to the Sponsor, and on March 13, 2024, the fourth and final Investor Capital Contribution of $110,000 was funded to the Sponsor. In exchange for the foregoing commitment of Polar to make the Investor Capital Contributions to the Sponsor, the Company agrees to, or cause the surviving entity following the closing of the Company’s initial business combination to, issue 880,000 shares of Company’s common stock.

In the event that Sponsor or the Company defaults in its obligations under the terms of the Subscription Agreement with Polar and in the event that such default continues for a period of five (5) business days following written notice to the Sponsor and Company (the “Default Date”), the Company (or the surviving entity following the De-SPAC Closing) shall immediately issue to Investor 220,000 shares of Company’s Common Stock (the “Default Shares” and together with the Subscription Shares, the “Investor Shares”) on the Default Date and shall issue an additional 220,000 Default Shares on each monthly anniversary of the Default Date thereafter, until the default is cured.

If the Company liquidates without consummating an initial business combination, neither the Company nor the Sponsor shall have any further obligation under the Subscription Agreement other than distributing to the Investor any available cash balances in their operating accounts up to the amount of the Investor Capital Contribution (subject to applicable law) excluding any funds held in the Trust Account.

The shares currently held by the Sponsor in consideration for the amount that has been funded by Polar as of or prior to the closing of an initial business combination (the “Subscription Shares”). The Company or the surviving entity of the business combination shall promptly file a registration statement for resale to register the Subscription Shares after the closing of an initial business combination, but no later than 45 calendar days after the closing of business combination, and cause the registration statement to be declared effective by 150 calendar days after the closing of an initial business combination. The Subscription Shares shall be free from the lockup provisions currently applicable to these shares (for a period of 180 days following the closing of the business combination), provided that the stockholders of the Company shall have approved a proposal to such effect at the stockholders meeting held to approve the initial business combination.

On April 18, 2024, the Company entered into a subscription agreement with an entity related to the Sponsor pursuant to which (i) the entity funded $33,008 to the Sponsor which is to be returned to the entity by the Sponsor promptly following the closing of the initial business combination and (ii) as an inducement for the investment, the Sponsor allocated 33,000 Founder Shares to the entity. The funds received from the entity were loaned by the Sponsor to the Company.

The Company accounts for the subscription agreements liability as a bundled transaction with allocation of individual items based on their relative fair values. The fair value of shares issuable under the Subscription Agreements is considered cost of borrowing of the funds lent by the Sponsor upon receipt of the Contributions from the Investor and the net amount is recorded as subscription agreement liability in the Company’s condensed balance sheet. The Company recognized $462,716 of cost of borrowing attributable to the draws under the Subscription Agreements. Such cost of borrowing is amortized over the term of the Subscription Agreements and is included in the Company’s statement of operations as interest expense. For the nine months ended June 30, 2024, the Company recorded $344,226 of interest expense attributable to the previously recognized cost of borrowing. The net amount of subscription liability of $354,503 is presented as a separate line item in the Company’s condensed balance sheet as of June 30, 2024.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares issued and outstanding on the date of the IPO, as well as the holders of the representative shares, Private Shares and any shares the Sponsor may receive in payment of the Extension Note, will be entitled to registration rights pursuant to an agreement signed on the effective date of the IPO. The holders of a majority of these securities (other than the holders of the representative shares) are entitled to make up to two demands that the Company registers such securities.

The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Shares and shares issued to the Sponsor in payment of the Extension Note can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of 1.0% of the gross proceeds of the IPO, or $1,500,000 (and are entitled to an additional $225,000 of deferred underwriting commission payable at the time of an initial Business Combination if the underwriters’ over-allotment is exercised in full). On October 1, 2021 the underwriters’ over-allotment option expired unused resulting in the $225,000 deferred underwriting commission to be not payable to the underwriter.

Financial Advisory Fee

The Company has engaged Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), an affiliate of a member of the Sponsor, to provide consulting and advisory services in connection with the IPO, for which it received an advisory fee equal to one (1.0) percent of the aggregate proceeds of the IPO, or $1,500,000, upon closing of the IPO. Affiliates of CCM have and manage investment vehicles with a passive investment in the Sponsor. On August 18, 2021, the Company paid to CCM an aggregate of $1,500,000. The Company engaged CCM as a capital markets advisor in connection with the initial Business Combination for which it will earn an advisory fee of $3,000,000 payable only upon closing of the Business Combination. The Company also engaged CCM as a financial advisor in connection with the initial Business Combination for which it will earn an advisory fee of $8,750,000 payable only upon closing of the Business Combination.

The Company has engaged D.A. Davidson & Co. as a financial advisor and investment banker in connection with the initial Business Combination for which it will earn an advisory fee of $600,000, payable only upon closing of the Business Combination.

The Company has engaged Craig Hallum Capital Group LLC as a financial advisor in connection with the initial Business Combination for which it will earn an advisory fee of $500,000, payable only upon closing of the Business Combination.

The Company had engaged ICR LLC (“ICR”) to provide investor relations services in connection with the initial Business Combination for which ICR was entitled to a monthly fee of $10,400 for the period from November 2021 through December 2022 when the contract with ICR was terminated. A total of $145,600 is recorded by the Company and is due and payable to ICR upon either the termination of or the closing of the initial Business Combination. Under the contract, an additional $145,600 would be due and payable to ICR only upon the closing of the initial Business Combination.

The Company has engaged Bishop IR (“Bishop”) as an investor relations advisor in connection with the initial Business Combination for the period from June 21, 2023 through June 20, 2024 with a monthly fee of $8,000, which will increase to $12,000 upon the closing of the initial Business Combination. Either party can terminate the contract at any time upon thirty days prior notice to the other party. Upon completion of initial Business Combination, Bishop would be entitled to a success fee of $100,000 payable only upon closing of the initial Business Combination.

Business Combination Marketing Agreement

The Company engaged Northland Securities, Inc., the representative of the underwriters, as an advisor in connection with Business Combination to assist in holding meetings with the Company’s stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the initial Business Combination and assist the Company with press releases and public filings in connection with the Business Combination. The Company will pay the representative a cash fee for such services only upon the consummation of the initial Business Combination in an amount equal to 2.25% of the gross proceeds of the IPO, or $3,375,000. The

Company will also pay the representative a separate capital market advisory fee of $2,500,000 only upon the completion of the initial Business Combination. Additionally, the Company will pay the representative a cash fee equal to 1.0% of the total consideration payable in the proposed Business Combination if the representative introduces the Company to the target business with which the Company completes a Business Combination. On February 8, 2021, Northland purchased 87,500 shares of common stock at an average purchase price of approximately $0.0001 per share. On May 29, 2021, Northland returned these 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled.

We also will pay to the representative only upon the closing of the initial Business Combination, $1,030,000 due under two separate engagement letters in connection with fairness opinions delivered to our Board of Directors. An aggregate of $120,000 has already been paid under these engagement letters and expensed in the Company’s statement of operations for the fiscal year ended September 30, 2022.

Non-Redemption Agreements

On January 20, 2023, the Company and its Sponsor entered into ten agreements (the “Non-Redemption Agreements” ) with one or more third parties in exchange for them agreeing not to redeem shares of the Company’s common stock sold in its IPO in connection with the upcoming Annual Meeting at which a proposal to approve an extension of time for the Company to consummate an initial business combination from February 17, 2023 to August 17, 2023 had also been submitted to the stockholders. The Non-Redemption Agreements provide for the allocation of up to 75,000 Founder Shares held by the Sponsor in exchange for such investor and/or investors agreeing to hold and not redeem certain public shares at the Meeting. Certain of the parties to the Non-Redemption Agreements are also members of the Sponsor. The Company estimated the aggregate fair value of the 713,057 Founder Shares attributable to the non-redeeming stockholders to be $1,102,909 or on average $1.55 per share. The excess of the fair value of the Founder Shares was determined to be a contribution to the Company from the Sponsor in accordance with Staff Accounting Bulletin (“SAB”) Topic 5T and an offering cost in accordance with SAB Topic 5A. Accordingly, the offering cost was recorded against additional paid-in capital. Pursuant to the Non-Redemption Agreements, the Company agreed not to satisfy any of its excise tax obligations from the interest earned on the funds held in the Trust Account.

Right of First Refusal

If the Company determines to pursue any equity, equity-linked, debt or mezzanine financing relating to or in connection with an initial Business Combination, then Northland Securities, Inc. shall have the right, but not the obligation, to act as book running manager, placement agent and/or arranger, as the case may be, in any and all such financing or financings. This right of first refusal extends from the date of the IPO until the earlier of the consummation of an initial Business Combination or the liquidation of the Trust Account if the Company fails to consummate a Business Combination during the required time period.

Purchasing Agreement

On February 23, 2023, Armada, Rezolve and YA II PN, Ltd., a Cayman Islands exempted company (“YA”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, upon the closing of the Business Combination, Rezolve shall have the right to issue and sell to YA up to $250 million of the ordinary shares of Rezolve during the 36 month period following the closing of the Business Combination. Rezolve will not be obligated to draw any amount under the Agreement, will control both the timing and amount of all drawdowns, and will issue stock to YA on each drawn down from the facility. Subject to closing of the Business Combination, Rezolve must file and maintain a registration statement, or multiple registration statements, for resale by YA of the shares. If the Business Combination Agreement is terminated, other than in connection with the consummation of the Business Combination, then the Purchase Agreement shall be terminated and of no further effect, without any liability of any party thereunder. Other than making appropriate disclosure of the Purchase Agreement under the Federal securities laws, the Company has no obligations under the Purchase Agreement.

On February 2, 2024, Armada, Rezolve, Rezolve AI and YA amended and restated the Purchase Agreement, (the “Amended and Restated Purchase Agreement”) to, among other things, incorporate a prepaid advance arrangement, whereby YA committed to provide Rezolve with a prepaid advance in an original principal amount of $2,500,000 (the “Prepaid Advance”). Upon execution of the Amended and Restated Purchase Agreement, $2,000,000 of the Prepaid Advance was funded to Rezolve.

Note 6 — Recurring Fair Value Measurements

Funds in the Company’s Trust Account were held in an interest-bearing demand deposit account as of June 30, 2024 and September 30, 2023 and classified as Level 1 in the hierarchy of fair value measurements with carrying value approximating fair value.

	June 30, 2024		September 30, 2023
	Level	Amount	Level	Amount
Assets:
Interest-bearing demand deposit account	1	$16,126,337	1	$25,324,028

Note 7 — Stockholders’ Deficit

Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with apar value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2024 and September 30, 2023, there were no shares of preferred stock issued or outstanding.

Common stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At June 30, 2024 and September 30, 2023, there were 5,709,500 shares of common stock issued and outstanding, excluding 1,417,687 and 2,363,349 shares subject to redemption, respectively. On February 3, 2021, affiliates of the Sponsor paid $25,000, or approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 Founder Shares. On February 8, 2021, EarlyBirdCapital, Inc. and Northland purchased 162,500 and 87,500 representative shares, respectively, at an average purchase price of approximately $0.0001 per share, or an aggregate purchase price of $25.00.

On May 29, 2021, Northland returned 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled and on June 16, 2021, the Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, resulting in the Sponsor holding an aggregate of 5,012,500 shares of common stock. On June 16, 2021, the Sponsor transferred 50,000 shares to its Chief Executive Officer and to its President and 35,000 shares to each of its three outside directors. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. On October 1, 2021 the underwriter’s over-allotment option expired unused resulting in 1,125,000 founder shares forfeited to the Company for no consideration.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial Business Combination, the Sponsor, as well as all of the Company’s officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed Business Combination.

Warrants

Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, in whole and not in part:

•
at any time after the warrants become exercisable,
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder
•
if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Note 8— Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in these condensed financial statements.

In connection with the Business Combination Agreement, on July 4, 2024, Rezolve effected a pre-Closing demerger (the “Pre-Closing Demerger”) pursuant to UK legislation under which (x) part of Rezolve’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch) were transferred to Rezolve AI in exchange for the issue by Rezolve AI of shares of the same classes as in Rezolve Limited for distribution among the original shareholders of Rezolve in proportion to their holdings of shares of each class in Rezolve as at immediately prior to the Pre-Closing Demerger, (y) Rezolve AI assumed the secured convertible notes issued by Rezolve and (z) Rezolve was placed into a members’ voluntary liquidation.

On July 5, 2024, the Company issued a promissory note to the Sponsor for the aggregate amount of $5,150 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On July 17, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to August 17, 2024.

On July 17, 2024, the Company issued a promissory note to the Sponsor for the aggregate amount of $381 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On August 1, 2024, the Company held a special meeting of stockholders (the “Special Meeting”) virtually to approve, among other things, the Company’s initial business combination, as more fully described in the Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on July 10, 2024.

In connection with the Special Meeting, Public Stockholders holding 1,300,391 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $14,803,608 (approximately $11.38 per share) was removed from the Trust Account to pay such holders.

At the Special Meeting, the stockholders also approved a proposal to amend the Company’s second amended and restated certificate of incorporation to eliminate the limitation that the Company may not consummate a business combination to the extent the Company would have net tangible assets of less than $5,000,001, which amendment will be effective immediately prior to or upon consummation of a business combination in order to allow the Company to consummate the Business Combination irrespective of whether the Company would exceed such limitation.

On August 15, 2024, subsequent to the fiscal quarter ended June 30, 2024, the fiscal quarter to which this Quarterly Report on Form 10-Q relates, the Company consummated the previously announced business combination pursuant to the Business Combination Agreement, by and among the Company, Rezolve, Rezolve AI and the other parties thereto.

Upon consummation of the Business Combination, on August 15, 2024, (i) Rezolve AI effected a re-classification of its share capital whereby Rezolve AI series A shares were reclassified as ordinary shares of same class as existing ordinary shares on issue in Rezolve AI, with nominal value £0.0001 per share (the “Rezolve Ordinary Shares”), and (ii) the Company merged with and into Rezolve Merger Sub, with the Company surviving as a wholly owned subsidiary of Rezolve AI, with shareholders of the Company received Rezolve Ordinary Shares in exchange for their existing common stock of the Company and the Company warrant holders having their warrants automatically exchanged for warrants of Rezolve.

In contemplation of closing of the Business combination the Company has entered into the following agreements with their vendors which were not paid in cash at the closing of the Business Combination:

On July 30, 2024 the Company issued a promissory note to Northland Securities, Inc. (“Northland”) for an amount of $5,141,250 and agreed to pay interest on the principal amount outstanding from time to time from July 30, 2024 until the note is fully paid, at the rate of 10% per annum, compounded annually. The timing and repayment amounts under the note will depend on the amounts of financing raised by the Company and its direct and indirect parent companies after completion of the Business Combination. If more than (a) $25,000,000 in proceeds is raised while the note is outstanding, 50% of the outstanding principal and all accrued and unpaid interest on the note shall become immediately due and payable and (b) if more than $50,000,000 in gross proceeds is raised, all of the outstanding principal and all accrued and unpaid interest shall become immediately due and payable. In the event that the Company and its direct and indirect parent companies after completion of the Business Combination have less than $20,000,000 in cash, cash equivalents and marketable securities as of December 31, 2024, the Company may, at its option, on or before March 31, 2025, convert all but $1,135,000 into shares of the Company’s common stock at a price of $10.00 per share. In the event the Company and its direct and indirect parent companies after completion of the Business Combination have $20,000,000 or more in cash, cash equivalents and marketable securities as of any time on or prior to December 31, 2025, Northland may, at its option on or prior to June 30, 2026, sell any or all of the shares of the Company’s common stock received pursuant to the prior sentence to the Company at a price of $10.00 per share. The note was entered into in full satisfaction of the cash payments otherwise due to Northland by the Company at the time of closing and which are described above. All of the Company’s obligations under the Note were guaranteed by Rezolve and Rezolve AI.

On August 14, 2024 the Company issued a promissory note to J.V.B. Financial Group, LLC (“JVB”) ) for an amount of $7,500,000 and agreed to pay interest on the principal amount outstanding from time to time from August 14, 2024 until the note is fully paid, at the rate of 4.95% per annum. The note is to be repaid in installments of $625,000 (“Amortization Payment”) beginning on January 31, 2025, and on each month end thereafter until December 31, 2025. The Company may, in its sole discretion, elect to pay all or any portion of the Amortization Payment or any interest due and payable on the maturity date in ordinary shares of Rezolve AI, with the number of such shares determined by dividing the Amortization Payment by a price per ordinary share equal to 95% of the arithmetic average of the daily VWAP for the 5 days ending on the day immediately preceding the due date of the Amortization Payment. The note was entered into in full satisfaction of the cash payments otherwise due to JVB by the Company at the time of closing and which are described above. All of the Company’s obligations under the Note were guaranteed by Rezolve and Rezolve AI.

On August 14, 2024 Rezolve AI issued a promissory note to pay to Cohen & Company Financial Management LLC (the “Agent”) as an agent for the Sponsor, in the principal sum of $3,144,883.06 (the “Original Amount”), with the Original Amount, the accrued interest thereon and other amounts due and payable (unless prepaid earlier or converted into shares of common stock) on August 14, 2027 (the “Maturity Date’). The note bears interest at 4.95% per annum. Starting from January 31, 2025, upon Agent’s request, Rezolve AI shall pay the Agent the principal amount plus all of the accrued interest in increments of 1/18 of the outstanding principal amount (the “Amortization Payment”) on a date determined by Agent (a “Payment Date”) until the Original Amount has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, of prepayment of the note in accordance with the terms of the note. At the option of the Company, the Amortization Payments shall be made in cash or in shares of common stock of Rezolve AI, based on the price described in the promissory note. From and after January 15, 2025, Agent shall have the right, at Agent’s sole option, on any business day, to convert at the conversion price described in the note all or any portion of the outstanding principal amount of the note up to an amount described in the note. The convertible note was entered into in exchange for the Sponsor’s interest in and extinguishment of its interest in the existing loans from the Sponsor to the Company exclusive of the funding by Polar under the subscription agreement which is described above. The funding by Polar was repaid by the Company to Polar at the time of closing as required by the subscription agreement with Polar.

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

ARMADA ACQUISITION CORP. I

CONDENSED BALANCE SHEETS

	March 31, 2024	September 30, 2023
	Unaudited
Assets
Cash	$107,722	$60,284
Prepaid expenses	3,781	33,605
Total current assets	111,503	93,889
Investments held in Trust Account	15,771,190	25,324,028
Total Assets	$15,882,693	$25,417,917
Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,392,262	$4,708,050
Franchise tax payable	22,600	12,100
Income tax payable	54,544	10,783
Subscription agreement liability, net	129,738	—
Promissory Notes-Related Party	2,776,600	2,564,439
Excise tax payable	1,395,596	1,291,751
Total current liabilities	9,771,340	8,587,123
Commitments and Contingencies (Note 5)
Common stock subject to possible redemption, 1,417,687 and 2,363,349 shares at redemption value of approximately $11.11 and $10.71 per share at March 31, 2024 and September 30, 2023, respectively	15,747,446	25,316,806
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 5,709,500 shares issued and outstanding (excluding 1,417,687 and 2,363,349 shares subject to possible redemption) at March 31, 2024 and September 30, 2023, respectively	570	570
Additional paid-in capital	—	—
Accumulated deficit	(9,636,663)	(8,486,582)
Total Stockholders’ Deficit	(9,636,093)	(8,486,012)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$15,882,693	$25,417,917

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2024	2023	2024	2023
Formation and operating costs	$459,911	$790,735	$1,031,440	$1,185,087
Stock-based compensation	25,200	27,963	75,600	55,926
Loss from operations	(485,111)	(818,698)	(1,107,040)	(1,241,013)
Other income
Interest expense	(118,811)	—	(124,198)	—
Trust interest income	270,156	974,408	604,992	2,264,081
Total other income, net	151,345	974,408	480,794	2,264,081
(Loss) Income before provision for income taxes	(333,766)	155,710	(626,246)	1,023,068
Provision for income taxes	(47,080)	(182,853)	(114,914)	(443,184)
Net loss	$(380,846)	$(27,143)	$(741,160)	$579,884
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	1,895,714	7,722,273	2,130,809	11,401,124
Basic and diluted net (loss) income per share	$(0.05)	$(0.00)	$(0.09)	$0.03
Basic and diluted weighted average shares outstanding, non-redeemable common stock	5,709,500	5,709,500	5,709,500	5,709,500
Basic and diluted net (loss) income per share	$(0.05)	$(0.00)	$(0.09)	$0.03

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2024

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of September 30, 2023	5,709,500	$570	$—	$(8,486,582)	$(8,486,012)
Stock-based compensation	—	—	50,400	—	50,400
Proceeds allocated to Sponsor Shares for subscription agreement liability (see note 4)	—	—	108,634	—	108,634
Subsequent remeasurement of common stock subject to possible redemption	—	—	(159,034)	(308,850)	(467,884)
Net loss	—	—	—	(360,314)	(360,314)
Balance as of December 31, 2023	5,709,500	$570	$—	$(9,155,746)	$(9,155,176)
Stock-based compensation	—	—	25,200	—	25,200
Proceeds allocated to Sponsor Shares for subscription agreement liability (see note 4)	—	—	325,826	—	325,826
Subsequent remeasurement of common stock subject to possible redemption	—	—	(347,252)	—	(347,252)
Excise tax payable on redemption	—	—	(3,774)	(100,071)	(103,845)
Net loss	—	—	—	(380,846)	(380,846)
Balance as of March 31, 2024	5,709,500	$570	$—	$(9,636,663)	$(9,636,093)

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2023

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of September 30, 2022	5,709,500	$570	$941,796	$(4,091,693)	$(3,149,327)
Stock-based compensation	—	—	27,963	—	27,963
Subsequent remeasurement of common stock subject to possible redemption	—	—	—	(2,479,343)	(2,479,343)
Net income	—	—	—	607,027	607,027
Balance as of December 31, 2022	5,709,500	$570	$969,759	$(5,964,009)	$(4,993,680)
Stock-based compensation	—	—	27,963	—	27,963
Capital contribution made by Sponsor related to the shareholder non-redemption agreements	—	—	1,102,909	—	—
Cost of raising capital related to the shareholder non-redemption agreements	—	—	(1,102,909)	—	—
Subsequent remeasurement of common stock subject to possible redemption	—	—	—	(669,074)	(669,074)
Excise tax payable on redemption	—	—	(997,722)	(173,077)	(1,170,799)
Net loss	—	—	—	(27,143)	(27,143)
Balance as of March 31, 2023	5,709,500	$570	$—	$(6,833,303)	$(6,832,733)

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net (loss) income	$(741,160)	$579,884
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(604,992)	(2,264,081)
Interest expense	124,198	—
Stock-based compensation	75,600	55,926
Changes in current assets and liabilities:
Prepaid expenses	29,824	58,206
Accounts payable and accrued expenses	684,212	407,667
Income tax payable	43,761	35,497
Franchise tax payable	10,500	(68,800)
Net cash used in operating activities	(378,057)	(1,195,701)
Cash Flows from Investing Activities:
Withdrawals from Trust Account for redemptions	10,384,496	117,079,879
Withdrawals from Trust Account to pay for income and franchise taxes	156,174	804,072
Principal deposited in Trust Account	(382,840)	(1,500,000)
Net cash provided by investing activities	10,157,830	116,383,951
Cash Flows from Financing Activities:
Proceeds from issuance of promissory note to related party	212,161	1,950,000
Proceeds from subscription agreement	440,000	—
Redemptions of class A shares	(10,384,496)	(117,079,879)
Net cash used in financing activities	(9,732,335)	(115,129,879)
Net change in cash	47,438	58,371
Cash, beginning of the period	60,284	177,578
Cash, end of the period	$107,722	$235,949
Supplemental disclosure of non-cash financing activities and taxes paid:
Subsequent remeasurement of common stock subject to possible redemption	$815,136	$3,148,417
Excise tax payable on redemptions	$103,845	$1,170,799
Cost of issuance of debt under Polar agreement	$434,460	$—
Income taxes paid	$71,153	$407,687

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2024

Note–1 - Organization, Business Operations and Going Concern

Armada Acquisition Corp. I (the “Company” or “Armada”) is a blank check company incorporated as a Delaware corporation on November 5, 2020. The Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). On December 17, 2021, the Company entered into a business combination agreement with a target business which was amended and restated on June 16, 2023, and further amended on August 4, 2023. The Company concentrated its efforts in identifying businesses in the financial services industry with particular emphasis on businesses that are providing or changing technology for traditional financial services.

As of March 31, 2024, the Company had not commenced any operations. All activity for the period from November 5, 2020 (inception) through March 31, 2024, relates to the Company’s formation and the initial public offering (the “IPO”) described below, and since the closing of the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company has generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Armada Sponsor LLC (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on August 12, 2021 (the “Effective Date”). On August 17, 2021, the Company commenced the IPO of 15,000,000 units at $10.00 per unit (the “Units”).

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 459,500 shares of common stock (“Private Shares”) at a price of $10.00 per share for an aggregate purchase price of $4,595,000.

Transaction costs amounted to $3,537,515, consisting of $1,500,000 of underwriting commissions, and $2,037,515 of other offering costs.

Following the closing of the IPO, a total of $150,000,000 ($10.00 per Unit) was held in the Trust Account (“Trust Account”). The funds held in the Trust Account are required to be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, on August 10, 2023 we instructed the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest bearing demand deposit account until the earlier of the consummation of a Business Combination or our liquidation. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay tax obligations and up to $100,000 to pay dissolution expenses, the proceeds from the IPO and the sale of the Private Shares will not be released from the Trust Account except as follows: (i) the redemption of public shares held by stockholders requesting redemption in connection with the approval by the stockholders of an amendment to the Company’s charter to further extend the required time during which the Company must complete a Business Combination; (ii) the redemption of public shares held by stockholders requesting redemption in connection with the approval by the stockholders of a proposed Business Combination; (iii) upon the completion of a Business Combination; or (iv) the redemption of all remaining public shares if the Company has not completed a Business Combination during the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

In connection with any proposed Business Combination, the Company will either (1) seek stockholders approval of the initial Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholders approval of a proposed Business Combination or will allow stockholders to sell their shares to the Company in a tender offer will be made by the Company, solely in its discretion.

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination (unless the proposal amending the Company charter to remove the net tangible assets requirement in connection with the Business Combination is approved and implemented at the special meeting approving the Business Combination) and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company had until February 17, 2023 (or 18 months following the IPO) to consummate a Business Combination (the “Combination Period”). On February 2, 2023, the stockholders approved an amendment to our certificate of incorporation to extend the Combination Period until August 17, 2023. On August 2, 2023, the stockholders approved a second amendment to our certificate of incorporation to extend the Combination Period for six monthly periods or until no later than February 17, 2024. On February 15, 2024, the stockholders approved a third amendment to the Company’s certificate of incorporation to extend the Combination Period for up to six additional monthly periods or until no later than August 17, 2024.

On August 8, 2023, the Company deposited $70,900 into the Trust Account thereby extending the Combination Period until September 17, 2023, and on each of September 12, 2023, October 11, 2023, November 9, 2023, December 15, 2023 and January 16, 2024, the Company deposited $70,900 into the Trust Account, thereby extending the Combination Period for five additional months or until February 17, 2024. On February 13, 2024, the Company deposited $49,619 into the Trust Account thereby extending the Combination Period until March 17, 2024, and on each of March 13, 2024 and April 16, 2024, the Company deposited $49,619 into the Trust Account thereby extending the Combination Period for an additional two months or until May 17, 2024.

However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company but net of taxes payable (and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed (i) to vote any shares owned by them in favor of any proposed Business Combination, (ii) not to redeem any shares in connection with a stockholder vote to approve a proposed initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed initial Business Combination, (iii) that the founders’ shares will not participate in any liquidating distributions from the Company’s Trust Account upon winding up if a Business Combination is not consummated.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement to be entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity, which has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

On December 17, 2021, the Company entered into a business combination agreement as amended on November 10, 2022, June 16, 2023, and August 4, 2023 with Rezolve Limited, a private limited company incorporated under the laws of England and Wales (“Rezolve”), Rezolve Group Limited, a Cayman Islands exempted company (“Cayman NewCo”), and Rezolve Merger Sub, Inc., (“Rezolve Merger Sub”) (such business combination agreement, the “Business Combination Agreement,” and such business combination, the “Business Combination”).

On November 10, 2022, the Company and Rezolve entered into a First Amendment to the Business Combination Agreement (the “Amendment,” and together with the Original Business Combination Agreement, the “Business Combination Agreement” and the business combination contemplated thereby, the “Business Combination”), to among other things, extend the date on which either party to the Business Combination Agreement had the right to terminate the Business Combination Agreement if the Business Combination had not been completed by such date to the later of (i) January 31, 2023 or (ii) fifteen days prior to the last date on which the Company may consummate a Business Combination, and change the structure of the Business Combination such that Cayman NewCo is no longer a party to the Business Combination Agreement or the Business Combination.

On February 2, 2023, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Charter to extend the date by which the Company must consummate a Business Combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of the Company’s common stock issued in the Company’s IPO, from February 17, 2023 for up to six additional months at the election of the Company, ultimately until as late as August 17, 2023 (the “Extension”). In connection with the Extension, the holders of 11,491,148 shares of Common Stock elected to redeem their shares at a per share redemption price of approximately $10.19. As a result, $117,079,879 was removed from the Company’s Trust Account to pay such holders.

On June 16, 2023, the Company, Rezolve, Rezolve AI Limited, a private limited liability company incorporated under the laws of England and Wales (“Rezolve AI”) and Rezolve Merger Sub amended and restated the Business Combination Agreement (the “Amended and Restated Business Combination Agreement”) by way of a Deed of Release, Amendment and Restatement to, among other things, amend (a) the enterprise value of Rezolve by which the aggregate stock consideration is calculated to $1.60 billion, and (b) provide for (i) a pre-Closing demerger (the“Pre-Closing Demerger”) of Rezolve pursuant to UK legislation under which (x) part of Rezolve’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch and certain other excluded assets) are to be transferred to Rezolve AI in exchange for the issue by Rezolve AI of shares of the same classes of capital stock as in Rezolve for distribution among the original shareholders of Rezolve in proportion to their holdings of shares of each class of capital stock in Rezolve as at immediately prior to the Pre-Closing Demerger, (y) Rezolve AI will be assigned, assume and/or reissue the secured convertible notes currently issued by Rezolve pursuant to the Loan Agreements (as defined in the Amended and Restated Business Combination Agreement) and (z) Rezolve will then be wound up, and (ii) the merger of the Company with and into Rezolve Merger Sub, with the Company continuing as the surviving entity (the “Merger”) such that after completion of the Pre-Closing Demerger and Merger, the Company will become a wholly owned subsidiary of Rezolve AI.

Concurrently with the execution and delivery of the Amended and Restated Business Combination Agreement, the Company and the Key Company Shareholders (as defined in the Amended and Restated Business Combination Agreement) have entered into the Transaction Support Agreement, pursuant to which, among other things, the Key Company Shareholders have agreed to (a) vote in favor of the Company Reorganization (b) vote in favor of the Amended and Restated Business Combination Agreement and the agreements contemplated thereby and the transactions contemplated thereby, (c) enter into the Investor Rights Agreement (as defined in the Amended and Restated Business Combination Agreement) at Closing and (d) the termination of certain agreements effective as of Closing.

On August 2, 2023, the Company held a special meeting of its stockholders to approve an amendment to its Charter (the “Charter Amendment”) to extend the date (the “Termination Date”) by which Armada has to consummate a Business Combination from August 17, 2023 (the “Original Termination Date”) to September 17, 2023 (the “Charter Extension Date”) and to allow Armada, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to five times by an additional one month each time after the Charter Extension Date, by resolution of Armada’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until February 17, 2024, or a total of up to six months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Second Extension Amendment Proposal”). The stockholders of Armada approved the Second Extension Amendment Proposal at the special meeting and on August 3, 2023, Armada filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 1,145,503 public shares of Common Stock of Armada exercised their right to redeem their shares for cash at a redemption price of approximately $10.56 per share, for an aggregate redemption amount of approximately $12,095,215.

In connection with the approval of the Second Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $425,402 (the “Extension Note”) to the Sponsor. The Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that Armada does not consummate a Business Combination, the Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $70,900 to be deposited into the Trust Account within five business days following approval of the Charter Amendment by the Company’s stockholders, and up to $354,502 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions. On August 8, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to September 17, 2023, and on September 12, 2023, October 11, 2023, November 9, 2023, December 19, 2023 and January 16, 2024 the Company borrowed $70,900 under the Extension Note on each such date and deposited the funds into the Trust Account thereby extending the Combination Period for five additional months or until February 17, 2024. Payments made on December 19, 2023 and January 16, 2024 were funded under the terms of the Subscription Agreement with Polar (see Note 4 below).

On August 4, 2023, the Company, Rezolve, Rezolve AI, and Rezolve Merger Sub amended the Business Combination Agreement to remove the requirement that after giving effect to the transactions contemplated by the Business Combination Agreement, Rezolve shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the closing of the Business Combination.

On February 15, 2024, the Company held a special meeting of its stockholders to approve an amendment to its Charter (the “Charter Amendment”) to extend the date (the “Termination Date”) by which the Company has to consummate a Business Combination from February 17, 2024 (the “Termination Date”) to March 17, 2024 (the “Charter Extension Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to five times by an additional one month each time after the Charter Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until August 17, 2024, or a total of up to six months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Third Extension Amendment Proposal”). The stockholders of the Company approved the Third Extension Amendment Proposal at the special meeting and on February 15, 2024 the Company filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 945,662 shares of Common Stock of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.98 per share, for an aggregate redemption amount of $10,384,496.

In connection with the approval of the Third Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $297,714 (the “Second Extension Note”) to the Sponsor. The Second Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that the Company does not consummate a Business Combination, the Second Extension Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Second Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $49,619 to be deposited into the Trust Account within three business days following February 17, 2024, and up to $248,095 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions. On February 13, 2024, the Company deposited $49,619 into the Trust Account thereby extending the Combination Period until March 17, 2024, and on each of March 13, 2024 and April 16, 2024, the Company deposited $49,619 into the Trust Account thereby extending the Combination Period for an additional two months or until May 17, 2024. The payments made on February 13, 2024 and March 13, 2024 were funded under the terms of the Subscription Agreement with Polar (see Note 4 below).

Liquidity and Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.

As of March 31, 2024, the Company had $107,722 of cash in its bank operating account and a working capital deficiency of approximately $9.7 million.

Following the completion of our IPO, the Sponsor has from time to time provided loans to the Company in order to assist the Company to fund its working capital needs and to provide funds to pay for the extensions of the Combination Period, all as more fully described in Note 3.

The aggregate balance outstanding under all promissory notes, including the Extension Note and the Second Extension Note, was $2,776,600 and $2,564,439 as of March 31, 2024, and September 30, 2023, respectively. The balance of subscription agreement liability (net of debt discount) was $129,738 as of March 31, 2024, and $0 as of September 30, 2023.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that the liquidity condition and date for mandatory liquidation and dissolution raise substantial doubt about the Company’s ability to continue as a going concern through August 17, 2024, the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry, the geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus and related individuals and entities, as well as the war between Israel and Hamas, and the possibility of these conflicts spreading in the surrounding region, the status of debt and equity markets, and protectionist legislation in our target markets. Management has concluded that while it is reasonably possible that any of the foregoing could have a negative effect on the Company’s financial position, results of its operations and/or that of Rezolve’s or any other target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs on or after January 1, 2023, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of the Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the Business Combination (or otherwise issued not in connection with the Business Combination but issued within the same taxable year of the Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination. The Company has agreed that any such excise taxes shall not be paid from the interest earned on the funds held in the Trust Account.

As discussed above, during February 2023, holders of 11,491,148 shares of Common Stock elected to redeem their shares in connection with the Extension. As a result, $117,079,879 was removed from the Company’s Trust Account to pay such holders. During August 2023, holders of 1,145,503 shares of Common Stock elected to redeem their shares in connection with the Second Amendment Extension Proposal. As a result, $12,095,215 was removed from the Company’s Trust Account to pay such holders. During February 2024, holders of 945,662 shares of Common Stock elected to redeem their shares in connection with the Third Amendment Extension Proposal. As a result, $10,384,496 was removed from the Company’s Trust Account to pay such holders.

Management has evaluated the requirements of the IR Act and the Company’s operations, and has determined that $1,395,596 related to the redemptions as described above is required to be recorded as a liability on the Company’s balance sheet as of March 31, 2024. This liability will be reevaluated and remeasured at the end of each quarterly period.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows for the period presented in the unaudited condensed financial statements. Operating results for the three and six months ended March 31, 2024, are not necessarily indicative of the results that may be expected through September 30, 2024.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, as filed with the SEC on December 4, 2023.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart the Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $107,722 and $60,284 in cash as of March 31, 2024 and September 30, 2023, respectively.

Investments Held in Trust Account

As of both March 31, 2024, and September 30, 2023, the assets held in the Trust Account were held in an interest bearing demand deposit account. To mitigate the risk that the Company may be deemed an investment company for purposes of the Investment Company Act, on August 10, 2023, the Company instructed the trustee of the Trust Account to liquidate the investments held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest bearing demand deposit account until the earlier of consummation of a Business Combination or liquidation. Furthermore, such cash is held in bank accounts which exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of certain of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. At March 31, 2024 and September 30, 2023, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Offering Costs Associated with IPO

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A— “Expenses of Offering”. Offering costs consist of legal, accounting, underwriting and other costs incurred through the balance sheet date that are related to the IPO. The Company incurred offering costs amounting to $3,537,515 as a result of the IPO consisting of a $1,500,000 underwriting commissions and $2,037,515 of other offering costs.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ deficit. The Company’s shares of common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 1,417,687 and 2,363,349 and shares of common stock as of March 31, 2024 and September 30, 2023 subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value as they occur. Immediately upon the closing of the IPO, the Company recognized the remeasurement adjustment from initial carrying amount to redemption book value. The change in the carrying value of common stock subject to possible redemption resulted in charges against additional paid-in capital and accumulated deficit.

At March 31, 2024 and September 30, 2023, the common stock reflected in the balance sheets are reconciled in the following table:

Gross Proceeds	$150,000,000
Proceeds allocated to Public Warrants	(11,700,000)
Issuance costs related to common stock	(3,261,589)
Remeasurement of carrying value to redemption value	14,961,589
Subsequent remeasurement of carrying value to redemption value – Trust interest income (excluding the amount that can be withdrawn from Trust Account for taxes)	548,862
Common stock subject to possible redemption – September 30, 2022	$150,548,862
Redemptions	(129,175,094)
Remeasurement of carrying value to redemption value	3,943,038
Common stock subject to possible redemption – September 30, 2023	$25,316,806
Remeasurement of carrying value to redemption value	467,884
Common stock subject to possible redemption – December 31, 2023	$25,784,690
Redemptions	(10,384,496)
Remeasurement of carrying value to redemption value	347,252
Common stock subject to possible redemption – March 31, 2024	$15,747,446

Net (Loss) Income Per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per common stock is computed by dividing net (loss) income by the weighted average number of common stock outstanding for the period. Remeasurement adjustments associated with the redeemable shares of common stock are excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted (loss) income per share does not consider the effect of the warrants issued in connection with the IPO because the warrants are contingently exercisable, and the contingencies have not yet been met. The warrants are exercisable to purchase 7,500,000 shares of common stock in the aggregate. As of March 31, 2024 and 2023, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net (loss) income per common stock is the same as basic net (loss) income per common stock for the periods presented.

Accretion of the carrying value of common stock subject to redemption value is excluded from net (loss) income per common stock because the redemption value approximates fair value.

	For the Three Months Ended March 31,
	2024		2023
	Common stock subject to possible redemption	Common stock	Common stock subject to possible redemption	Common stock
Basic and diluted net (loss) income per share
Numerator:
Allocation of net (loss) income	$(94,932)	$(285,914)	$(15,605)	$(11,538)
Denominator
Weighted-average shares outstanding	1,895,714	5,709,500	7,722,273	5,709,500
Basic and diluted net (loss) income per share	$(0.05)	$(0.05)	$(0.00)	$(0.00)

	For the Six Months Ended March 31,
	2024		2023
	Common stock subject to possible redemption	Common stock	Common stock subject to possible redemption	Common stock
Basic and diluted net (loss) income per share
Numerator:
Allocation of net (loss) income	$(201,430)	$(539,730)	$386,387	$193,497
Denominator
Weighted-average shares outstanding	2,130,809	5,709,500	11,401,124	5,709,500
Basic and diluted net (loss) income per share	$(0.09)	$(0.09)	$0.03	$0.03

Stock-Based Compensation

The Company accounts for share-based payments in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” (“ASC 718”), which requires that all equity awards be accounted for at their “fair value.” The Company measures and recognizes compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the condensed statements of operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

On June 16, 2021, the Sponsor transferred 50,000 shares to each of its Chief Executive Officer and to its President and 35,000 shares to each of its three independent directors. The aforementioned transfer is within the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The aggregate fair value of these shares was $509,552 at issuance. A total of 100,000 shares vested upon consummation of the Initial Public Offering. The remaining 105,000 shares vest in equal quarterly installments until the second anniversary of the consummation of the Company’s Initial Public Offering, or August 17, 2023. At March 31, 2024, all shares under the June 16, 2021 grant were vested.

On June 26, 2023, the Sponsor allocated 270,000 shares to its three independent directors (90,000 each) and 100,000 shares to an executive officer. The aforementioned transfer is within the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the transfer date. The aggregate fair value of these shares was $207,200 at the date of the transfer. A total of 190,000 shares vested upon the transfer date. The remaining 180,000 shares will vest as follows: 90,000 upon the 6 month anniversary of the transfer date; and 90,000 upon the one year anniversary of the transfer date, provided that all unvested shares would become vested upon consummation of initial business combination. The Company recognized $75,600 of stock-based compensation related to this grant for the six months ended March 31, 2024.

The Company recognized $75,600 and $55,926 of stock-based compensation for the six-month periods ended March 31, 2024 and March 31, 2023, respectively and $25,200 and $27,963 of stock-based compensation for the three month periods ended March 31, 2024 and 2023, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

As of March 31, 2024, and September 30, 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was (18.35%) and 43.32% for the six months ended March 31, 2024, and 2023 . The effective tax rate differs from the statutory tax rate of 21% due to valuation allowance on the deferred tax assets and permanent differences related to the business acquisition expenses and interest expense related to subscription agreement liability.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2024, and September 30, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

As of March 31, 2024, and September 30, 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was (14.11)% and 117.43% for the three months ended March 31, 2024 and 2023. Our effective tax rate was (18.35)% and 43.32% for the six months ended March 31, 2024 and 2023. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended March 31, 2024, and 2023, due to the valuation allowance on the deferred tax assets and permanent differences related to the business acquisition and stock-based compensation expenses.

Debt Discounts

Debt discounts represent issuance costs related to subscription agreement liability, and are included in the condensed consolidated balance sheets as a direct deduction from the face amount of the subscription agreement liability. Debt discounts are amortized over the term of the related subscription agreements and are included in the interest expense.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09)”, which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Note 3 — Related Party Transactions

Founder Shares

On February 3, 2021, the Sponsor paid $25,000, approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 shares of common stock, par value $0.0001. On June 16, 2021, the Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, or an aggregate $4,070, and transferred 50,000 shares to its Chief Executive Officer and to its President and 35,000 shares to each of its three independent directors. On July 23, 2021, the Sponsor purchased an additional 1,200,000 shares of common stock at a purchase price of $0.006 per share, or an aggregate $6,975, resulting in the Sponsor holding an aggregate of 6,007,500 shares of common stock and the Chief Executive Officer, President and independent directors holding an aggregate of 205,000 shares of common stock (such shares, collectively, the “Founder Shares”). The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. On October 1, 2021 the underwriters’ over-allotment option expired unused resulting in 1,125,000 Founder Shares forfeited to the Company for no consideration.

The Sponsor, officers and directors have agreed not to transfer, assign or sell any Founder Shares held by them until the earliest of (A)180 days after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their public shares for cash, securities or other property (except with respect to permitted transferees). Any permitted transferees would be subject to the same restrictions and other agreements of the Sponsor, officers, and directors with respect to any Founder Shares.

Additionally, upon consummation of the IPO, the Sponsor sold membership interests in the Sponsor to 10 anchor investors that purchased 9.9% of the units sold in the IPO. The Sponsor sold membership interests in the Sponsor entity reflecting an allocation of 131,250 Founder Shares to each anchor investor, or an aggregate of 1,312,500 Founder Shares to all 10 anchor investors, at a purchase price of approximately $0.006 per share. The Company estimated the aggregate fair value of these founder shares attributable to each anchor investor to be $424,491, or $3.23 per share. The Company has offset the excess of the fair value against the gross proceeds from these anchor investors as a reduction in its additional paid-in capital in accordance with Staff Accounting Bulletin Topic 5A.

Representative Common Stock

On February 8, 2021, EarlyBirdCapital, Inc. and Northland Securities, Inc. (“Northland”) purchased 162,500 and 87,500 shares of common stock (“representative shares”), respectively, at an average purchase price of approximately $0.0001 per share, or an aggregate purchase price of $25. On May 29, 2021, Northland returned 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled.

The representative shares are identical to the public shares included in the Units being sold in the IPO, except that the representative shares are subject to certain transfer restrictions, as described in more detail below.

The holders of the representative shares have agreed not to transfer, assign or sell any such shares until 30 days after the completion of an initial Business Combination. In addition, the holders of the representative shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of an initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete an initial Business Combination.

Promissory Notes-to Related Party

On May 9, 2022, the Sponsor loaned the Company the aggregate amount of $483,034 in order to assist the Company to fund its working capital needs. The loan is evidenced by two promissory notes in the aggregate principal amount of $483,034 from the Company, as maker, to the Sponsor, as payee. During July 2022, the Company fully repaid one of the promissory notes in the amount of $187,034, which represented monies loaned to the Company for the payment of Delaware franchise taxes. The Company utilized the interest earned on the Trust Account to repay the promissory note. The Company also paid $0 and $4,300 on behalf of the Sponsor for tax services in the three and six-month periods ended March 31, 2024 and 2023, respectively. These amounts were applied against the balance owing to the Sponsor under the remaining promissory note. As of March 31, 2024 and September 30, 2023, the net amount outstanding under the promissory note was $247,454 and $247,454, respectively.

On November 10, 2022, the Sponsor loaned the Company $1,500,000 in order to cover the additional contribution to the Trust Account in connection with the Company’s exercise of the extension of the Combination Period until February 17, 2023, and $450,000 to fund its working capital needs. The promissory notes are non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On July 28, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $125,245. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $125,245 as of March 31, 2024.

On August 2, 2023, the Company entered into a promissory note to the Sponsor in the amount of up to $425,402. The Extension Note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. Upon consummation of a Business Combination, the Sponsor shall have the option, but not the obligation, to convert up to $425,402 of the total principal amount of this note, in whole or in part at the option of the Sponsor, into common stock of the Company at a price of $10.00 per share (the “Common Stock”). The Common Stock shall be identical to the private placement shares issued to the Sponsor at the time of the Company’s IPO. On August 8, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to September 17, 2023. On September 12, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to October 17, 2023. On October 10, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to November 17, 2023. On November 9, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to December 17, 2023. On December 19, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to January 17, 2024. As of March 31, 2024, $354,502 was drawn and outstanding under this note. Management has determined that the conversion feature described above should not be accounted for separately from its host instrument. The December 19, 2023 draw of $70,900 under the Extension Note was attributable to a draw down under the Subscription Agreement with Polar as described in the Note 4 below.

On August 8, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $20,840 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $20,840 as of March 31, 2024.

On September 8, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $79,099 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $79,099 as of March 31, 2024.

On October 10, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $59,099 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $59,099 as of March 31, 2024.

On November 20, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $12,510 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $12,510 as of March 31, 2024.

On December 19, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $39,100 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. This promissory note is attributable to a draw down under the Subscription Agreement with Polar as described in the Note 4 below.

On January 16, 2024, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to February 17, 2024. The funds made available by the Sponsor to the Company under the Extension Note were attributable to a draw down under the Subscription Agreement with Polar described in Note 4 below.

On January 16, 2024, the Company borrowed $39,100 from the Sponsor to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. This promissory note was funded by the Sponsor pursuant to a draw down under the Subscription Agreement with Polar (as described in Note 4 below).

In connection with the approval of the Third Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $297,714 (the “Second Extension Note”) to the Sponsor. The Second Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that the Company does not consummate a Business Combination, the Second Extension Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Second Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $ 49,619 to be deposited into the Trust Account within three business days following February 17, 2024, and up to $248,095 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions.

On February 16, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to March 17, 2024. The funds made available by the Sponsor to the Company under the Second Extension Note were attributable to a draw down under the Subscription Agreement with Polar described in Note 4 below.

On February 16, 2024, the Company borrowed $60,381 from the Sponsor to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. This promissory note was funded by the Sponsor pursuant to a draw down under the Subscription Agreement with Polar described in Note 4 below.

On March 13, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to April 17, 2024. The funds made available by the Sponsor to the Company under the Second Extension Note were attributable to the fourth and final draw down under the Subscription Agreement with Polar described in Note 4 below.

On March 13, 2024, the Company borrowed $60,381 from the Sponsor to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. This promissory note was funded by the Sponsor pursuant to the fourth and final draw down under the Subscription Agreement with Polar described in Note 4 below.

The aggregate balance outstanding under all promissory notes, excluding the funding under the Subscription Agreement with Polar (as described in Note 4 below) was $2,776,600 and $2,564,439 as of March 31, 2024 and September 30, 2023, respectively.

Administrative Service Fee

Commencing on the date of the IPO, the Company will pay the Sponsor $10,000 per month for office space, utilities and secretarial support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and six months ended March 31, 2024, the Company incurred $30,000 and $60,000, respectively in administrative service fees. The Company has $10,000 and $0 related to the administrative service fees, included in the accounts payable as of March 31, 2024 and September 30, 2023, respectively.

Note 4 — Subscription Agreement Liability

Effective December 12, 2023, the Company and the Sponsor entered into a subscription agreement (the “Subscription Agreement”) with Polar Multi-Strategy Master Fund (“Polar”), an unaffiliated third party of the Company, pursuant to which Polar agreed to make certain capital contributions (the “Investor Capital Contribution”) from time to time, at the request of the Sponsor, subject to the terms and conditions of the Subscription Agreement, to the Sponsor to meet the Sponsor’s commitment to fund the Company’s working capital needs and extension payments. In exchange for the commitment of Polar to provide the Investor Capital Contribution, (i) the Sponsor will transfer shares of common stock, par value $0.0001 per share, to Polar at the closing of its initial business combination, as further described below; and (ii) the Company and the Sponsor have agreed jointly and severally to return the Investor Capital Contribution to the Investor at the closing of an initial business combination. The maximum aggregate Investor Capital Contribution is $440,000, with an initial Investor Capital Contribution of $110,000 available for drawdown within five (5) business days of the Subscription Agreement and the remaining amount to be available for drawdown in three equal tranches of $110,000 during January, February and March 2024. On December 19, 2023, the initial Investor Capital Contribution of $110,000 was funded to the Sponsor, on January 16, 2024, the second Investor Capital Contribution of $110,000 was funded to the Sponsor, on February 13, 2024, the third Investor Capital Contribution of $110,000 was funded to the Sponsor, and on March 13, 2024, the fourth and final Investor Capital Contribution of $110,000 was funded to the Sponsor. In exchange for the foregoing commitment of Polar to make the Investor Capital Contributions to the Sponsor, the Company agrees to, or cause the surviving entity following the closing of the Company’s initial business combination to, issue 880,000 shares of Company’s common stock. currently held by the Sponsor in consideration for the amount that has been funded by Polar as of or prior to the closing of an initial business combination (the “Subscription Shares”). The Company or the surviving entity of the business combination shall promptly file a registration statement for resale to register the Subscription Shares after the closing of an initial business combination, but no later than 45 calendar days after the closing of business combination, and cause the registration statement to be declared effective by 150 calendar days after the closing of an initial business combination. The Subscription Shares shall be free from the lockup provisions currently applicable to these shares (for a period of 180 days following the closing of the business combination), provided that the stockholders of the Company shall have approved a proposal to such effect at the stockholders meeting held to approve the initial business combination.

In the event that Sponsor or the Company defaults in its obligations under the terms of the Subscription Agreement and in the event that such default continues for a period of five (5) business days following written notice to the Sponsor and Company (the “Default Date”), the Company (or the surviving entity following the De-SPAC Closing) shall immediately issue to Investor 220,000 shares of Company’s Common Stock (the “Default Shares” and together with the Subscription Shares, the “Investor Shares”) on the Default Date and shall issue an additional 220,000 Default Shares on each monthly anniversary of the Default Date thereafter, until the default is cured.

If the Company liquidates without consummating an initial business combination, neither the Company nor the Sponsor shall have any further obligation under the Subscription Agreement other than distributing to the Investor any available cash balances in their operating accounts up to the amount of the Investor Capital Contribution (subject to applicable law) excluding any funds held in the Trust Account.

The Company accounts for the subscription agreement liability as a bundled transaction with allocation of individual items based on their relative fair values. The fair value of shares issuable under the Subscription Agreement is considered cost of borrowing of the funds lent by the Sponsor upon receipt of the Contributions from the Investor and the net amount is recorded as subscription agreement liability in the Company’s condensed balance sheet. The Company recognized $434,460 of cost of borrowing attributable to the draws under the Subscription Agreement. Such cost of borrowing is amortized over the term of the Subscription Agreement and is included in the Company’s statement of operations as interest expense. For the six months ended March 31, 2024, the Company recorded $124,198 of interest expense attributable to the previously recognized cost of borrowing. The net amount of subscription liability of $129,738 is presented as a separate line item in the Company’s condensed balance sheet as of March 31, 2024.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares issued and outstanding on the date of the IPO, as well as the holders of the representative shares, Private Shares and any shares the Sponsor may receive in payment of the Extension Note, will be entitled to registration rights pursuant to an agreement signed on the effective date of the IPO. The holders of a majority of these securities (other than the holders of the representative shares) are entitled to make up to two demands that the Company registers such securities.

The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Shares and shares issued to the Sponsor in payment of the Extension Note can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of 1.0% of the gross proceeds of the IPO, or $1,500,000 (and are entitled to an additional $225,000 of deferred underwriting commission payable at the time of an initial Business Combination if the underwriters’ over-allotment is exercised in full). On October 1, 2021 the underwriters’ over-allotment option expired unused resulting in the $225,000 deferred underwriting commission to be not payable to the underwriter.

Financial Advisory Fee

The Company has engaged Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), an affiliate of a member of the Sponsor, to provide consulting and advisory services in connection with the IPO, for which it received an advisory fee equal to one (1.0) percent of the aggregate proceeds of the IPO, or $1,500,000, upon closing of the IPO. Affiliates of CCM have and manage investment vehicles with a passive investment in the Sponsor. On August 18, 2021, the Company paid to CCM an aggregate of $1,500,000. The Company engaged CCM as a capital markets advisor in connection with the initial Business Combination for which it will earn an advisory fee of $3,000,000 payable only upon closing of the Business Combination. The Company also engaged CCM as a financial advisor in connection with the initial Business Combination for which it will earn an advisory fee of $8,750,000 payable only upon closing of the Business Combination.

The Company has engaged D.A. Davidson & Co. as a financial advisor and investment banker in connection with the initial Business Combination for which it will earn an advisory fee of $600,000, payable only upon closing of the Business Combination.

The Company has engaged Craig Hallum Capital Group LLC as a financial advisor in connection with the initial Business Combination for which it will earn an advisory fee of $500,000, payable only upon closing of the Business Combination.

The Company had engaged ICR LLC (“ICR”) to provide investor relations services in connection with the initial Business Combination for which ICR was entitled to a monthly fee of $10,400 for the period from November 2021 through December 2022 when the contract with ICR was terminated. A total of $145,600 is recorded by the Company and is due and payable to ICR upon either the termination of or the closing of the initial Business Combination. Under the contract, an additional $145,600 would be due and payable to ICR only upon the closing of the initial Business Combination.

The Company has engaged Bishop IR (“Bishop”) as an investor relations advisor in connection with the initial Business Combination for the period from June 21, 2023 through June 20, 2024 with a monthly fee of $8,000, which will increase to $12,000 upon the closing of the initial Business Combination. Either party can terminate the contract at any time upon thirty days prior notice to the other party. Upon completion of initial Business Combination, Bishop would be entitled to a success fee of $100,000 payable only upon closing of the initial Business Combination.

Business Combination Marketing Agreement

The Company engaged Northland Securities, Inc., the representative of the underwriters, as an advisor in connection with Business Combination to assist in holding meetings with the Company’s stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the initial Business Combination and assist the Company with press releases and public filings in connection with the Business Combination. The Company will pay the representative a cash fee for such services only upon the consummation of the initial Business Combination in an amount equal to 2.25% of the gross proceeds of the IPO, or $3,375,000. The Company will also pay the representative a separate capital market advisory fee of $2,500,000 only upon the completion of the initial Business Combination. Additionally, the Company will pay the representative a cash fee equal to 1.0% of the total consideration payable in the proposed Business Combination if the representative introduces the Company to the target business with which the Company completes a Business Combination. On February 8, 2021, Northland purchased 87,500 shares of common stock at an average purchase price of approximately $0.0001 per share. On May 29, 2021, Northland returned these 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled.

We also will pay to the representative only upon the closing of the initial Business Combination, $1,030,000 due under two separate engagement letters in connection with fairness opinions delivered to our Board of Directors. An aggregate of $120,000 has already been paid under these engagement letters and expensed in the Company’s statement of operations for the fiscal year ended September 30, 2022.

Non-Redemption Agreements

On January 20, 2023, the Company and its Sponsor entered into ten agreements (the “Non-Redemption Agreements” ) with one or more third parties in exchange for them agreeing not to redeem shares of the Company’s common stock sold in its IPO in connection with the upcoming Annual Meeting at which a proposal to approve an extension of time for the Company to consummate an initial business combination from February 17, 2023 to August 17, 2023 had also been submitted to the stockholders. The Non-Redemption Agreements provide for the allocation of up to 75,000 Founder Shares held by the Sponsor in exchange for such investor and/or investors agreeing to hold and not redeem certain public shares at the Meeting. Certain of the parties to the Non-Redemption Agreements are also members of the Sponsor. The Company estimated the aggregate fair value of the 713,057 Founder Shares attributable to the non-redeeming stockholders to be $1,102,909 or on average $1.55 per share. The excess of the fair value of the Founder Shares was determined to be a contribution to the Company from the Sponsor in accordance with Staff Accounting Bulletin (“SAB”) Topic 5T and an offering cost in accordance with SAB Topic 5A. Accordingly, the offering cost was recorded against additional paid-in capital. Pursuant to the Non-Redemption Agreements, the Company agreed not to satisfy any of its excise tax obligations from the interest earned on the funds held in the Trust Account.

Right of First Refusal

If the Company determines to pursue any equity, equity-linked, debt or mezzanine financing relating to or in connection with an initial Business Combination, then Northland Securities, Inc. shall have the right, but not the obligation, to act as book running manager, placement agent and/or arranger, as the case may be, in any and all such financing or financings. This right of first refusal extends from the date of the IPO until the earlier of the consummation of an initial Business Combination or the liquidation of the Trust Account if the Company fails to consummate a Business Combination during the required time period.

Purchasing Agreement

On February 23, 2023, Armada, Rezolve and YA II PN, Ltd., a Cayman Islands exempted company (“YA”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, upon the closing of the Business Combination, Rezolve shall have the right to issue and sell to YA up to $250 million of the ordinary shares of Rezolve during the 36 month period following the closing of the Business Combination. Rezolve will not be obligated to draw any amount under the Agreement, will control both the timing and amount of all drawdowns, and will issue stock to YA on each drawn down from the facility. Subject to closing of the Business Combination, Rezolve must file and maintain a registration statement, or multiple registration statements, for resale by YA of the shares. If the Business Combination Agreement is terminated, other than in connection with the consummation of the Business Combination, then the Purchase Agreement shall be terminated and of no further effect, without any liability of any party thereunder. Other than making appropriate disclosure of the Purchase Agreement under the Federal securities laws, the Company has no obligations under the Purchase Agreement.

On February 2, 2024, Armada, Rezolve, Rezolve AI and YA amended and restated the Purchase Agreement, (the “Amended and Restated Purchase Agreement”) to, among other things, incorporate a prepaid advance arrangement, whereby YA committed to provide Rezolve with a prepaid advance in an original principal amount of $2,500,000 (the “Prepaid Advance”). Upon execution of the Amended and Restated Purchase Agreement, $2,000,000 of the Prepaid Advance was funded to Rezolve.

Note 6 — Recurring Fair Value Measurements

Funds in the Company’s Trust Account were held in an interest-bearing demand deposit account as of March 31, 2024 and September 30, 2023 and classified as Level 1 in the hierarchy of fair value measurements with carrying value approximating fair value.

	March 31, 2024		December 31, 2023
	Level	Amount	Level	Amount
Assets:
Interest-bearing demand deposit account	1	$15,771,190	1	$25,324,028

Note 7 — Stockholders’ Deficit

Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with apar value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2024 and September 30, 2023, there were no shares of preferred stock issued or outstanding.

Common stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At March 31, 2024 and September 30, 2023, there were 5,709,500 shares of common stock issued and outstanding, excluding 1,417,687 and 2,363,349 shares subject to redemption, respectively. On February 3, 2021, affiliates of the Sponsor paid $25,000, or approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 Founder Shares. On February 8, 2021, EarlyBirdCapital, Inc. and Northland purchased 162,500 and 87,500 representative shares, respectively, at an average purchase price of approximately $0.0001 per share, or an aggregate purchase price of $25.00.

On May 29, 2021, Northland returned 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled and on June 16, 2021, the Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, resulting in the Sponsor holding an aggregate of 5,012,500 shares of common stock. On June 16, 2021, the Sponsor transferred 50,000 shares to its Chief Executive Officer and to its President and 35,000 shares to each of its three outside directors. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. On October 1, 2021 the underwriter’s over-allotment option expired unused resulting in 1,125,000 founder shares forfeited to the Company for no consideration.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial Business Combination, the Sponsor, as well as all of the Company’s officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed Business Combination.

Warrants

Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, in whole and not in part:

•
at any time after the warrants become exercisable,
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder
•
if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within a30-tradingday period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Note 8— Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in these condensed financial statements.

On April 16, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to May 17, 2024.

On April 16, 2024 the Company issued a promissory note to the Sponsor for the aggregate amount of $53,388 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On April 18, 2024, the Company entered into a subscription agreement with an entity related to the Sponsor pursuant to which (i) the entity funded $33,008 to the Sponsor which is to be returned to the entity by the Sponsor promptly following the closing of the initial business combination and (ii) as an inducement for the investment, the Sponsor allocated 33,000 Founder Shares to the entity. The funds received from the entity were loaned by the Sponsor to the Company.

On April 22, 2024 the Company issued a promissory note to the Sponsor for the aggregate amount of $40,939 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On April 25, 2024 the Company issued a promissory note to the Sponsor for the aggregate amount of $19,054 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

ARMADA ACQUISITION CORP. I

CONDENSED BALANCE SHEETS

	December 31, 2023	September 30, 2023
	unaudited
Assets
Cash	$54,405	$60,284
Prepaid expenses	13,534	33,605
Total current assets	67,939	93,889
Investments held in Trust Account	25,871,565	25,324,028
Total Assets	$25,939,504	$25,417,917
Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,132,351	$4,708,050
Franchise tax payable	23,919	12,100
Income tax payable	78,617	10,783
Subscription agreement liability, net	6,752	—
Promissory Notes-Related Party	2,776,600	2,564,439
Excise tax payable	1,291,751	1,291,751
Total current liabilities	9,309,990	8,587,123
Commitments and Contingencies (Note 5)
Common stock subject to possible redemption, 2,363,349 shares at redemption value of approximately $10.91 and $10.71 per share at December 31, 2023 and September 30, 2023, respectively	25,784,690	25,316,806
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 5,709,500 shares issued and outstanding (excluding 2,363,349 and 2,363,349 shares subject to possible redemption) at December 31, 2023 and September 30, 2023, respectively	570	570
Additional paid-in capital	159,034	—
Accumulated deficit	(9,314,780)	(8,486,582)
Total Stockholders’ Deficit	(9,155,176)	(8,486,012)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$25,939,504	$25,417,917

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	December 31, 2023	December 31, 2022
Formation and operating costs	$571,529	$394,352
Stock-based compensation	50,400	27,963
Loss from operations	(621,929)	(422,315)
Other income
Trust interest income	334,836	1,289,673
Interest expense	(5,387)	—
Total other income	329,449	1,289,673
Income before provision for income taxes	(292,480)	867,358
Provision for income taxes	(67,834)	(260,331)
Net (loss) income	$(360,314)	$607,027
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	2,363,349	15,000,000
Basic and diluted net (loss) income per share	$(0.04)	$0.03
Basic and diluted weighted average shares outstanding, non-redeemable common stock	5,709,500	5,709,500
Basic and diluted net (loss) income per share	$(0.04)	$0.03

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2023

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of September 30, 2023	5,709,500	$570	$—	$(8,486,582)	$(8,486,012)
Stock-based compensation	—	—	50,400	—	50,400
Proceeds allocated to Sponsor Shares for subscription agreement liability (see note 4)	—	—	108,634	—	108,634
Subsequent remeasurement of common stock subject to possible redemption	—	—	—	(467,884)	(467,884)
Net loss	—	—	—	(360,314)	(360,314)
Balance as of December 31, 2023	5,709,500	$570	$159,036	$(9,314,780)	$(9,155,176)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2022

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of September 30, 2022 (audited)	5,709,500	$570	$941,796	$(4,091,693)	$(3,149,327)
Stock-based compensation	—	—	27,963	—	27,963
Subsequent remeasurement of common stock subject to possible redemption	—	—	—	(2,479,343)	(2,479,343)
Net income	—	—	—	607,027	607,027
Balance as of December 31, 2022	5,709,500	$570	$969,759	$(5,964,009)	$(4,993,680)

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities:
Net (loss) income	$(360,314)	$607,027
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(334,836)	(1,289,673)
Interest expense	5,387	—
Stock-based compensation	50,400	27,963
Changes in current assets and liabilities:
Prepaid expenses	20,071	55,678
Accounts payable	424,300	24,344
Income tax payable	67,834	260,331
Franchise tax payable	11,819	50,000
Net cash used in operating activities	(115,339)	(264,331)
Cash Flows from Investing Activities:
Principal deposited in Trust Account	(212,701)	—
Net cash used in investing activities	(212,701)	(1,500,000)
Cash Flows from Financing Activities:
Proceeds from issuance of promissory notes to related party	212,161	1,950,000
Proceeds from subscription agreement	110,000	—
Net cash provided by financing activities	322,161	1,950,000
Net change in cash	(5,879)	185,669
Cash, beginning of the period	60,284	177,578
Cash, end of the period	$54,405	$363,247
Supplemental disclosure of noncash investing and financing activities
Subsequent remeasurement of common stock subject to possible redemption	$467,884	$2,479,343
Cost of issuance of debt under Polar agreement	$108,634	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

ARMADA ACQUISITION CORP. I

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note–1 - Organization, Business Operations and Going Concern

Armada Acquisition Corp. I (the “Company”) is a blank check company incorporated as a Delaware corporation on November 5, 2020. The Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). As more fully described in this Note 1, on December 17, 2021 the Company entered into a business combination agreement with a target business which was amended and restated on June 16, 2023, and further amended on August 4, 2023. The Company concentrated its efforts in identifying businesses in the financial services industry with particular emphasis on businesses that are providing or changing technology for traditional financial services.

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from November 5, 2020 (inception) through December 31, 2023, relates to the Company’s formation and the initial public offering (the “IPO”) described below, and since the closing of the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Armada Sponsor LLC (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on August 12, 2021 (the “Effective Date”). On August 17, 2021, the Company commenced the IPO of 15,000,000 units at $10.00 per unit (the “Units”).

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 459,500 shares of common stock (“Private Shares”) at a price of $10.00 per share for an aggregate purchase price of $4,595,000.

Transaction costs amounted to $3,537,515, consisting of $1,500,000 of underwriting commissions, and $2,037,515 of other offering costs.

Following the closing of the IPO, a total of $150,000,000 ($10.00 per Unit) was held in the Trust Account (“Trust Account”). The funds held in the Trust Account are required to be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, on August 10, 2023 we instructed the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest bearing demand deposit account until the earlier of the consummation of a Business Combination or our liquidation. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay tax obligations and up to $100,000 to pay dissolution expenses, the proceeds from the IPO and the sale of the Private Shares will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s redemption of 100% of the outstanding public shares if it has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

In connection with any proposed Business Combination, the Company will either (1) seek stockholders approval of the initial Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholders approval of a proposed Business Combination or will allow stockholders to sell their shares to the Company in a tender offer will be made by the Company, solely in its discretion.

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination (unless the proposal amending the Company charter to remove the net tangible assets requirement in connection with the Business Combination is approved and implemented at the special meeting approving the Business Combination) and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company had until February 17, 2023 (or 18 months following the IPO) to consummate a Business Combination (the “Combination Period”). As further described in Note 1, on February 2, 2023, the stockholders approved an amendment to our certificate of incorporation to extend the Combination Period until August 17, 2023. On August 2, 2023, the stockholders approved a second amendment to our certificate of incorporation to extend the Combination Period for six monthly periods or until no later than February 17, 2024. On February 15, 2024, the stockholders approved a third amendment to the Company’s certificate of incorporation to extend the Combination Period for up to six additional monthly periods or until no later than August 17, 2024.

On August 8, 2023, the Company deposited $70,900 into the Trust Account thereby extending the Combination Period until September 17, 2023, and on each of September 12, 2023, October 11, 2023, November 9, 2023, December 15, 2023 and January 16, 2024, the Company deposited $70,900 into the Trust Account, thereby extending the Combination Period for five additional months or until February17, 2024.

However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company but net of taxes payable (and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed (i) to vote any shares owned by them in favor of any proposed Business Combination, (ii) not to redeem any shares in connection with a stockholder vote to approve a proposed initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed initial Business Combination, (iii) that the founders’ shares will not participate in any liquidating distributions from the Company’s Trust Account upon winding up if a Business Combination is not consummated.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement to be entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity, which has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

On December 17, 2021, the Company entered into a business combination agreement as amended on November 10, 2022, June 16, 2023, and August 4, 2023 with Rezolve Limited, a private limited company incorporated under the laws of England and Wales (“Rezolve”), Rezolve Group Limited, a Cayman Islands exempted company (“Cayman NewCo”), and Rezolve Merger Sub, Inc., (“Rezolve Merger Sub”) (such business combination agreement, the “Business Combination Agreement,” and such business combination, the “Business Combination”).

On November 10, 2022, the Company and Rezolve entered into a First Amendment to the Business Combination Agreement (the “Amendment,” and together with the Original Business Combination Agreement, the “Business Combination Agreement” and the business combination contemplated thereby, the “Business Combination”), to among other things, extend the date on which either party to the Business Combination Agreement had the right to terminate the Business Combination Agreement if the Business Combination had not been completed by such date to the later of (i) January 31, 2023 or (ii) fifteen days prior to the last date on which the Company may consummate a Business Combination, and change the structure of the Business Combination such that Cayman NewCo is no longer a party to the Business Combination Agreement or the Business Combination.

On February 2, 2023, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Charter to extend the date by which the Company must consummate a Business Combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of the Company’s common stock issued in the Company’s IPO, from February 17, 2023 for up to six additional months at the election of the Company, ultimately until as late as August 17, 2023 (the “Extension”). In connection with the Extension, the holders of 11,491,148 shares of Common Stock elected to redeem their shares at a per share redemption price of approximately $10.19. As a result, $117,079,879 was removed from the Company’s Trust Account to pay such holders.

On June 16, 2023, the Company, Rezolve, Rezolve AI Limited, a private limited liability company incorporated under the laws of England and Wales (“Rezolve AI”) and Rezolve Merger Sub amended and restated the Business Combination Agreement (the “Amended and Restated Business Combination Agreement”) by way of a Deed of Release, Amendment and Restatement to, among other things, amend (a) the enterprise value of Rezolve by which the aggregate stock consideration is calculated to $1.60 billion, and (b) provide for (i) a pre-Closing demerger (the “Pre-Closing Demerger”) of Rezolve pursuant to UK legislation under which (x) part of Rezolve’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch and certain other excluded assets) are to be transferred to Rezolve AI in exchange for the issue by Rezolve AI of shares of the same classes of capital stock as in Rezolve for distribution among the original shareholders of Rezolve in proportion to their holdings of shares of each class of capital stock in Rezolve as at immediately prior to the Pre-Closing Demerger, (y) Rezolve AI will be assigned, assume and/or reissue the secured convertible notes currently issued by Rezolve pursuant to the Loan Agreements (as defined in the Amended and Restated Business Combination Agreement) and (z) Rezolve will then be wound up, and (ii) the merger of the Company with and into Rezolve Merger Sub, with the Company continuing as the surviving entity (the “Merger”) such that after completion of the Pre-Closing Demerger and Merger, the Company will become a wholly owned subsidiary of Rezolve AI.

Concurrently with the execution and delivery of the Amended and Restated Business Combination Agreement, the Company and the Key Company Shareholders (as defined in the Amended and Restated Business Combination Agreement) have entered into the Transaction Support Agreement, pursuant to which, among other things, the Key Company Shareholders have agreed to (a) vote in favor of the Company Reorganization (b) vote in favor of the Amended and Restated Business Combination Agreement and the agreements contemplated thereby and the transactions contemplated thereby, (c) enter into the Investor Rights Agreement (as defined in the Amended and Restated Business Combination Agreement) at Closing and (d) the termination of certain agreements effective as of Closing.

On August 2, 2023, the Company held a special meeting of its stockholders to approve an amendment to its Charter (the “Charter Amendment”) to extend the date (the “Termination Date”) by which Armada has to consummate a Business Combination from August 17, 2023 (the “Original Termination Date”) to September 17, 2023 (the “Charter Extension Date”) and to allow Armada, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to five times by an additional one month each time after the Charter Extension Date, by resolution of Armada’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until February 17, 2024, or a total of up to six months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Second Extension Amendment Proposal”). The stockholders of Armada approved the Second Extension Amendment Proposal at the special meeting and on August 3, 2023, Armada filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 1,145,503 public shares of Common Stock of Armada exercised their right to redeem their shares for cash at a redemption price of approximately $10.56 per share, for an aggregate redemption amount of approximately $12,095,215.

In connection with the approval of the Second Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $425,402 (the “Extension Note”) to the Sponsor. The Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that Armada does not consummate a Business Combination, the Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $70,900 to be deposited into the Trust Account within five business days following approval of the Charter Amendment by the Company’s stockholders, and up to $354,502 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions. On August 8, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to September 17, 2023, and on September 12, 2023, October 11, 2023, November 9, 2023, December 19, 2023 and January 16, 2024 the Company borrowed $70,900 under the Extension Note on each such date and deposited the funds into the Trust Account thereby extending the Combination Period for five additional months or until February 17, 2024. Payments made on December 19, 2023 and January 16, 2024 were funded under the terms of the Subscription Agreement with Polar (see Note 4 below).

On August 4, 2023, the Company, Rezolve, Rezolve AI, and Rezolve Merger Sub amended the Business Combination Agreement to remove the requirement that after giving effect to the transactions contemplated by the Business Combination Agreement, Rezolve shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the closing of the Business Combination.

On February 15, 2024, the Company held a special meeting of its stockholders to approve an amendment to its Charter (the “Charter Amendment”) to extend the date (the “Termination Date”) by which the Company has to consummate a Business Combination from February 17, 2024 (the “Termination Date”) to March 17, 2024 (the “Charter Extension Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to five times by an additional one month each time after the Charter Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until August 17, 2024, or a total of up to six months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Third Extension Amendment Proposal”). The stockholders of the Company approved the Third Extension Amendment Proposal at the special meeting and on February 15, 2024 the Company filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 945,662 shares of Common Stock of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.98 per share, for an aggregate redemption amount of $10,384,496.

In connection with the approval of the Third Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $297,714 (the “Second Extension Note”) to the Sponsor. The Second Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that the Company does not consummate a Business Combination, the Second Extension Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Second Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $49,619 to be deposited into the Trust Account within three business days following February 17, 2024, and up to $248,095 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions.

Liquidity and Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.

As of December 31, 2023, the Company had approximately $54,000 of cash in its bank operating account and a working capital deficiency of approximately $9.1 million (excluding income tax payable and franchise tax payable).

Following the completion of our IPO, the Sponsor has from time to time provided loans to the Company in order to assist the Company to fund its working capital needs and to provide funds to pay for the extensions of the Combination Period, all as more fully described in Note 3.

The aggregate balance outstanding under all promissory notes, including the Extension Note, was $2,776,600 and $2,564,439 as of December 31, 2023, and September 30, 2023, respectively. The balance of subscription agreement liability (net of debt discount) was $6,752 as of December 31, 2023, and $0 as of September 30, 2023.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that the liquidity condition and date for mandatory liquidation and dissolution raise substantial doubt about the Company’s ability to continue as a going concern through August 17, 2024, the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry, the geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus and related individuals and entities, as well as the war between Israel and Hamas, and the possibility of these conflicts spreading in the surrounding region, the status of debt and equity markets, and protectionist legislation in our target markets. Management has concluded that while it is reasonably possible that any of the foregoing could have a negative effect on the Company’s financial position, results of its operations and/or that of Rezolve’s or any other target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs on or after January 1, 2023, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of the Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the Business Combination (or otherwise issued not in connection with the Business Combination but issued within the same taxable year of the Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination. The Company has agreed that any such excise taxes shall not be paid from the interest earned on the funds held in the Trust Account.

As discussed above, during February 2023, holders of 11,491,148 shares of Common Stock elected to redeem their shares in connection with the Extension. As a result, $117,079,879 was removed from the Company’s Trust Account to pay such holders. During August 2023, holders of 1,145,503 shares of Common Stock elected to redeem their shares in connection with the Second Amendment Extension Proposal. As a result, $12,095,215 was removed from the Company’s Trust Account to pay such holders. During February 2024, holders of 945,662 shares of Common Stock elected to redeem their shares in connection with the Third Amendment Extension Proposal at a redemption price of approximately $10.98 per share, for an aggregate redemption amount of $10,384,496.

Management has evaluated the requirements of the IR Act and the Company’s operations, and has determined that $1,291,751 is required to be recorded as a liability on the Company’s balance sheet as of December 31, 2023. This liability will be reevaluated and remeasured at the end of each quarterly period.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by US GAAP. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows for the period presented in the unaudited condensed financial statements. Operating results for the three months ended December 31, 2023, are not necessarily indicative of the results that may be expected through September 30, 2024.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form10-K, as filed with SEC on December 4, 2023.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart the Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $54,405 and $60,284 in cash as of December 31, 2023 and September 30, 2023, respectively.

Investments Held in Trust Account

As of both December 31, 2023 and September 30, 2023, the assets held in the Trust Account were held in an interest bearing demand deposit account. To mitigate the risk that the Company may be deemed an investment company for purposes of the Investment Company Act, on August 10, 2023, the Company instructed the trustee of the Trust Account to liquidate the investments held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest bearing demand deposit account until the earlier of consummation of a Business Combination or liquidation. Furthermore, such cash is held in bank accounts which exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of certain of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. At December 31, 2023 and September 30, 2023, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Offering Costs Associated with IPO

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A— “Expenses of Offering”. Offering costs consist of legal, accounting, underwriting and other costs incurred through the balance sheet date that are related to the IPO. The Company incurred offering costs amounting to $3,537,515 as a result of the IPO consisting of a $1,500,000 underwriting commissions and $2,037,515 of other offering costs.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ deficit. The Company’s shares of common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 2,363,349 shares of common stock as of September 30, 2023 and December 31, 2023 subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value as they occur. Immediately upon the closing of the IPO, the Company recognized the remeasurement adjustment from initial carrying amount to redemption book value. The change in the carrying value of common stock subject to possible redemption resulted in charges against additional paid-in capital and accumulated deficit.

At December 31, 2023 and September 30, 2023, the common stock reflected in the balance sheets are reconciled in the following table:

Gross Proceeds	$150,000,000
Proceeds allocated to Public Warrants	(11,700,000)
Issuance costs related to common stock	(3,261,589)
Remeasurement of carrying value to redemption value	14,961,589
Subsequent remeasurement of carrying value to redemption value – Trust interest income (excluding the amount that can be withdrawn from Trust Account for taxes)	548,862
Common stock subject to possible redemption – September 30, 2022	150,548,862
Redemptions	(129,175,094)
Remeasurement of carrying value to redemption value	3,943,038
Common stock subject to possible redemption – September 30, 2023	$25,316,806
Remeasurement of carrying value to redemption value	467,884
Common stock subject to possible redemption – December 31, 2023	$25,784,690

Net (Loss) Income Per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per common stock is computed by dividing net (loss) income by the weighted average number of common stock outstanding for the period. Remeasurement adjustments associated with the redeemable shares of common stock are excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted (loss) income per share does not consider the effect of the warrants issued in connection with the IPO because the warrants are contingently exercisable, and the contingencies have not yet been met. The warrants are exercisable to purchase 7,500,000 shares of common stock in the aggregate. As of December 31, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net (loss) income per common stock is the same as basic net loss per common stock for the periods presented.

Accretion of the carrying value of common stock subject to redemption value is excluded from net (loss) income per common stock because the redemption value approximates fair value.

	For the Three Months Ended December 31,
	2023		2022
	Common Stock Subject to Possible Redemption	Non-Redeemable Common Stock	Common Stock Subject to Possible Redemption	Non-Redeemable Common Stock
Basic and diluted net (loss) income per share
Numerator:
Allocation of net (loss) income	$(105,483)	$(254,831)	$439,673	$167,354
Denominator
Weighted-average shares outstanding	2,363,349	5,709,500	15,000,000	5,709,500
Basic and diluted net (loss) income per share	$(0.04)	$(0.04)	$0.03	$0.03

Stock-Based Compensation

The Company accounts for share-based payments in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” (“ASC 718”), which requires that all equity awards be accounted for at their “fair value.” The Company measures and recognizes compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the statements of operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

On June 16, 2021, the Sponsor transferred 50,000 shares to each of its Chief Executive Officer and to its President and 35,000 shares to each of its three independent directors. The aforementioned transfer is within the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The aggregate fair value of these shares was $509,552 at issuance. A total of 100,000 shares vested upon consummation of the Initial Public Offering. The remaining 105,000 shares vest in equal quarterly installments until the second anniversary of the consummation of the Company’s Initial Public Offering, or August 17, 2023. At December 31, 2023, all shares under the June 16, 2021 grant were vested.

On June 26, 2023, the Sponsor allocated 270,000 shares to its three independent directors (90,000 each) and 100,000 shares to an executive officer. The aforementioned transfer is within the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the transfer date. The aggregate fair value of these shares was $207,200 at the date of the transfer. A total of 190,000 shares vested upon the transfer date. The remaining 180,000 shares will vest as follows: 90,000 upon the 6 month anniversary of the transfer date; and 90,000 upon the one year anniversary of the transfer date, provided that all unvested shares would become vested upon consummation of initial business combination. The Company recognized $50,400 of stock-based compensation related to this grant for the three months ended December 31, 2023.

The Company recognized $50,400 and $27,963 of stock-based compensation for the three-month periods ended December 31, 2023 and December 31, 2022, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

As of December 31, 2023, and September 30, 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was 23.19% and 30.01% for the three months ended December 31, 2023 and 2022. The effective tax rate differs from the statutory tax rate of 21% for three months ended December 31, 2023, and 2022, due to the valuation allowance on the deferred tax assets and permanent differences related to the business acquisition and stock-based compensation expenses.

Debt discounts

Debt discounts relate to the issuance costs of some of the promissory notes to related parties, and are included in the condensed consolidated balance sheets as a direct deduction from the face amount of the promissory notes. Debt discounts are amortized over the term of the related promissory notes and included in the interest expense.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

Note 3 — Related Party Transactions

Founder Shares

On February 3, 2021, the Sponsor paid $25,000, approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 shares of common stock, par value $0.0001. On June 16, 2021, the Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, or an aggregate $4,070, and transferred 50,000 shares to its Chief Executive Officer and to its President and 35,000 shares to each of its three independent directors. On July 23, 2021, the Sponsor purchased an additional 1,200,000 shares of common stock at a purchase price of $0.006 per share, or an aggregate $6,975, resulting in the Sponsor holding an aggregate of 6,007,500 shares of common stock and the Chief Executive Officer, President and independent directors holding an aggregate of 205,000 shares of common stock (such shares, collectively, the “Founder Shares”). The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. On October 1, 2021 the underwriters’ over-allotment option expired unused resulting in 1,125,000 Founder Shares forfeited to the Company for no consideration.

The Sponsor, officers and directors have agreed not to transfer, assign or sell any Founder Shares held by them until the earliest of (A)180 days after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their public shares for cash, securities or other property (except with respect to permitted transferees). Any permitted transferees would be subject to the same restrictions and other agreements of the Sponsor, officers, and directors with respect to any Founder Shares.

Additionally, upon consummation of the IPO, the Sponsor sold membership interests in the Sponsor to 10 anchor investors that purchased 9.9% of the units sold in the IPO. The Sponsor sold membership interests in the Sponsor entity reflecting an allocation of 131,250 Founder Shares to each anchor investor, or an aggregate of 1,312,500 Founder Shares to all 10 anchor investors, at a purchase price of approximately $0.006 per share. The Company estimated the aggregate fair value of these founder shares attributable to each anchor investor to be $424,491, or $3.23 per share. The Company has offset the excess of the fair value against the gross proceeds from these anchor investors as a reduction in its additional paid-in capital in accordance with Staff Accounting Bulletin Topic 5A.

Representative Common Stock

On February 8, 2021, EarlyBirdCapital, Inc. and Northland Securities, Inc. (“Northland”) purchased 162,500 and 87,500 shares of common stock (“representative shares”), respectively, at an average purchase price of approximately $0.0001 per share, or an aggregate purchase price of $25.00. On May 29, 2021, Northland returned 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled.

The representative shares are identical to the public shares included in the Units being sold in the IPO, except that the representative shares are subject to certain transfer restrictions, as described in more detail below.

The holders of the representative shares have agreed not to transfer, assign or sell any such shares until 30 days after the completion of an initial Business Combination. In addition, the holders of the representative shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of an initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete an initial Business Combination.

Promissory Notes-to Related Party

On May 9, 2022, the Sponsor loaned the Company the aggregate amount of $483,034 in order to assist the Company to fund its working capital needs. The loan is evidenced by two promissory notes in the aggregate principal amount of $483,034 from the Company, as maker, to the Sponsor, as payee. During July 2022, the Company fully repaid one of the promissory notes in the amount of $187,034, which represented monies loaned to the Company for the payment of Delaware franchise taxes. The Company utilized the interest earned on the Trust Account to repay the promissory note. The Company also paid $0 and $4,300 on behalf of the Sponsor for tax services in period ended December 31, 2023 and September 30, 2023, respectively. These amounts were applied against the balance owing to the Sponsor under the remaining promissory note. As of December 31, 2023 and September 30, 2023, the net amount outstanding under the promissory note was $247,454 and $247,454, respectively.

On November 10, 2022, the Sponsor loaned the Company $1,500,000 in order to cover the additional contribution to the Trust Account in connection with the Company’s exercise of the extension of the Combination Period until February 17, 2023, and $450,000 to fund its working capital needs. The promissory notes are non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On July 28, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $125,245. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $125,245 as of December 31, 2023.

On August 2, 2023, the Company entered into a promissory note to the Sponsor in the amount of up to $425,402. The Extension Note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. Upon consummation of a Business Combination, the Sponsor shall have the option, but not the obligation, to convert up to $425,402 of the total principal amount of this note, in whole or in part at the option of the Sponsor, into common stock of the Company at a price of $10.00 per share (the “Common Stock”). The Common Stock shall be identical to the private placement shares issued to the Sponsor at the time of the Company’s IPO. On August 8, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to September 17, 2023. On September 12, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to October 17, 2023. On October 10, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to November 17, 2023. On November 9, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to December 17, 2023. On December 19, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to January 17, 2024. As of December 31, 2023, $354,502 was drawn and outstanding under this note. Management has determined that the conversion feature described above should not be accounted for separately from its host instrument. The December 19, 2023 draw of $70,900 under the Extension Note was attributable to a draw down under the Subscription Agreement with Polar as described in the Note 4 below.

On August 8, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $20,840 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $20,840 as of December 31, 2023.

On September 8, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $79,099 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $79,099 as of December 31, 2023.

On October 10, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $59,099 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $59,099 as of December 31, 2023.

On November 20, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $12,510 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount outstanding under this promissory note was $12,510 as of December 31, 2023.

On December 19, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $39,100 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. This promissory note is attributable to a draw down under the Subscription Agreement with Polar as described in the Note 4 below.

The aggregate balance outstanding under all promissory notes, excluding the funding under the Subscription Agreement with Polar (as described in the Not 4 below) was $2,776,600 and $2,564,439 as of December 31, 2023 and September 30, 2023, respectively.

Administrative Service Fee

Commencing on the date of the IPO, the Company will pay the Sponsor $10,000 per month for office space, utilities and secretarial support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three months ended December 31, 2023, the Company incurred $30,000 in administrative service fees which were not paid and which were recorded in the accounts payable and accrued liabilities in the Company’s balance sheet, and for the three months ended December 31, 2022, the Company incurred and paid $30,000 in administrative service fees.

Note 4 — Subscription Agreement Liability

Effective December 12, 2023, the Company and the Sponsor, entered into a subscription agreement (the “Subscription Agreement”) with Polar Multi-Strategy Master Fund (“Polar”), an unaffiliated third party of the Company, pursuant to which Polar agreed to make certain capital contributions (the “Investor Capital Contribution”) from time to time, at the request of the Sponsor, subject to the terms and conditions of the Subscription Agreement, to the Sponsor to meet the Sponsor’s commitment to fund the Company’s working capital needs and extension payments. In exchange for the commitment of Polar to provide the Investor Capital Contribution, (i) the Sponsor will transfer shares of common stock, par value $0.0001 per share, to Polar at the closing of its initial business combination, as further described below; and (ii) the Company and the Sponsor have agreed jointly and severally to return the Investor Capital Contribution to the Investor at the closing of an initial business combination. The maximum aggregate Investor Capital Contribution is $440,000, with an initial Investor Capital Contribution of $110,000 available for drawdown within five (5) business days of the Subscription Agreement and the remaining amount to be available for drawdown in three equal tranches of $110,000 during January, February and March 2024. The initial Investor Capital Contribution of $110,000 has been funded to the Sponsor, on January 16, 2024, the second Investor Capital Contribution of $110,000 was funded to the Sponsor, and on February 13, 2024, the third Investor Capital Contribution of $110,000 was funded to the Sponsor. In exchange for the foregoing commitment of Polar to make the Investor Capital Contributions to the Sponsor, the Company agrees to, or cause the surviving entity following the closing of the Company’s initial business combination to, issue 880,000 shares of Company common stock currently held by the Sponsor in consideration for the amount that has been funded by Polar as of or prior to the closing of an initial business combination (the “Subscription Shares”). The Company or the surviving entity of the business combination shall promptly file a registration statement for resale to register the Subscription Shares after the closing of an initial business combination, but no later than 45 calendar days after the closing of business combination, and cause the registration statement to be declared effective by 150 calendar days after the closing of an initial business combination. The Subscription Shares shall be free from the lockup provisions currently applicable to these shares (for a period of 180 days following the closing of the business combination), provided that the stockholders of the Company shall have approved a proposal to such effect at the stockholders meeting held to approve the initial business combination.

In the event that Sponsor or the Company defaults in its obligations under the terms of the Subscription Agreement and in the event that such default continues for a period of five (5) business days following written notice to the Sponsor and Company (the “Default Date”), the Company (or the surviving entity following the De-SPAC Closing) shall immediately issue to Investor 220,000 shares of Company’s Common Stock (the “Default Shares” and together with the Subscription Shares, the “Investor Shares”) on the Default Date and shall issue an additional 220,000 Default Shares on each monthly anniversary of the Default Date thereafter, until the default is cured.

If the Company liquidates without consummating an initial business combination, neither the Company nor the Sponsor shall have any further obligation under the Subscription Agreement other than distributing to the Investor any available cash balances in their operating accounts up to the amount of the Investor Capital Contribution (subject to applicable law) excluding any funds held in the Trust Account.

The Company accounts for the subscription agreement liability as a bundled transaction with allocation of individual items based on their relative fair values. The fair value of shares issuable under the Subscription Agreement is considered cost of borrowing of the funds lent by the Sponsor upon receipt of the Contributions from the Investor and the net amount is recorded as subscription agreement liability in the Company’s balance sheet. The Company recognized $108,634 of cost of borrowing attributable to the draw under the Subscription Agreement in December 2023. Such cost of borrowing is amortized over the term of the Subscription Agreement and is included in the Company’s statement of operations as interest expense. For the three months ended December 31, 2023, the Company recorded $5,384 of interest expense attributable to the previously recognized cost of borrowing. The net amount of subscription liability is presented as a separate line item in the Company’s balance sheet as of December 31, 2023.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares issued and outstanding on the date of the IPO, as well as the holders of the representative shares, Private Shares and any shares the Sponsor may receive in payment of the Extension Note, will be entitled to registration rights pursuant to an agreement signed on the effective date of the IPO. The holders of a majority of these securities (other than the holders of the representative shares) are entitled to make up to two demands that the Company registers such securities.

The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Shares and shares issued to the Sponsor in payment of the Extension Note can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of 1.0% of the gross proceeds of the IPO, or $1,500,000 (and are entitled to an additional $225,000 of deferred underwriting commission payable at the time of an initial Business Combination if the underwriters’ over-allotment is exercised in full). On October 1, 2021 the underwriters’ over-allotment option expired unused resulting in the $225,000 deferred underwriting commission to be not payable to the underwriter.

Financial Advisory Fee

The Company has engaged Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), an affiliate of a member of the Sponsor, to provide consulting and advisory services in connection with the IPO, for which it received an advisory fee equal to one (1.0) percent of the aggregate proceeds of the IPO, or $1,500,000, upon closing of the IPO. Affiliates of CCM have and manage investment vehicles with a passive investment in the Sponsor. On August 18, 2021, the Company paid to CCM an aggregate of $1,500,000. The Company engaged CCM as a capital markets advisor in connection with the initial Business Combination for which it will earn an advisory fee of $3,000,000 payable only upon closing of the Business Combination. The Company also engaged CCM as a financial advisor in connection with the initial Business Combination for which it will earn an advisory fee of $8,750,000 payable only upon closing of the Business Combination.

The Company has engaged D.A. Davidson & Co. as a financial advisor and investment banker in connection with the initial Business Combination for which it will earn an advisory fee of $600,000, payable only upon closing of the Business Combination.

The Company has engaged Craig Hallum Capital Group LLC as a financial advisor in connection with the initial Business Combination for which it will earn an advisory fee of $500,000, payable only upon closing of the Business Combination.

The Company had engaged ICR LLC (“ICR”) to provide investor relations services in connection with the initial Business Combination for which ICR was entitled to a monthly fee of $10,400 for the period from November 2021 through December 2022 when the contract with ICR was terminated. A total of $145,600 is recorded by the Company and is due and payable to ICR upon either the termination of or the closing of the initial Business Combination. Under the contract, an additional $145,600 would be due and payable to ICR only upon the closing of the initial Business Combination.

The Company has engaged Bishop IR (“Bishop”) as an investor relations advisor in connection with the initial Business Combination for the period from June 21, 2023 through June 20, 2024 with a monthly fee of $8,000, which will increase to $12,000 upon the closing of the initial Business Combination. Either party can terminate the contract at any time upon thirty days prior notice to the other party. Upon completion of initial Business Combination, Bishop would be entitled to a success fee of $100,000 payable only upon closing of the initial Business Combination.

Business Combination Marketing Agreement

The Company engaged Northland Securities, Inc., the representative of the underwriters, as an advisor in connection with Business Combination to assist in holding meetings with the Company’s stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the initial Business Combination and assist the Company with press releases and public filings in connection with the Business Combination. The Company will pay the representative a cash fee for such services only upon the consummation of the initial Business Combination in an amount equal to 2.25% of the gross proceeds of the IPO, or $3,375,000. The

Company will also pay the representative a separate capital market advisory fee of $2,500,000 only upon the completion of the initial Business Combination. Additionally, the Company will pay the representative a cash fee equal to 1.0% of the total consideration payable in the proposed Business Combination if the representative introduces the Company to the target business with which the Company completes a Business Combination. On February 8, 2021, Northland purchased 87,500 shares of common stock at an average purchase price of approximately $0.0001 per share. On May 29, 2021, Northland returned these 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled.

We also will pay to the representative only upon the closing of the initial Business Combination, $1,030,000 due under two separate engagement letters in connection with fairness opinions delivered to our Board of Directors. An aggregate of $120,000 has already been paid under these engagement letters and expensed in the Company’s statement of operations for the fiscal year ended September 30, 2022.

Non-Redemption Agreements

On January 20, 2023, the Company and its Sponsor entered into ten agreements (the “Non-Redemption Agreements” ) with one or more third parties in exchange for them agreeing not to redeem shares of the Company’s common stock sold in its IPO in connection with the upcoming Annual Meeting at which a proposal to approve an extension of time for the Company to consummate an initial business combination from February 17, 2023 to August 17, 2023 had also been submitted to the stockholders. The Non-Redemption Agreements provide for the allocation of up to 75,000 Founder Shares held by the Sponsor in exchange for such investor and/or investors agreeing to hold and not redeem certain public shares at the Meeting. Certain of the parties to the Non-Redemption Agreements are also members of the Sponsor. The Company estimated the aggregate fair value of the 713,057 Founder Shares attributable to the non-redeeming stockholders to be $1,102,909 or on average $1.55 per share. The excess of the fair value of the Founder Shares was determined to be a contribution to the Company from the Sponsor in accordance with Staff Accounting Bulletin (“SAB”) Topic 5T and an offering cost in accordance with SAB Topic 5A. Accordingly, the offering cost was recorded against additional paid-in capital. Pursuant to the Non-Redemption Agreements, the Company agreed not to satisfy any of its excise tax obligations from the interest earned on the funds held in the Trust Account.

Right of First Refusal

If the Company determines to pursue any equity, equity-linked, debt or mezzanine financing relating to or in connection with an initial Business Combination, then Northland Securities, Inc. shall have the right, but not the obligation, to act as book running manager, placement agent and/or arranger, as the case may be, in any and all such financing or financings. This right of first refusal extends from the date of the IPO until the earlier of the consummation of an initial Business Combination or the liquidation of the Trust Account if the Company fails to consummate a Business Combination during the required time period.

Purchasing Agreement

On February 23, 2023, Armada, Rezolve and YA II PN, Ltd., a Cayman Islands exempted company (“YA”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, upon the closing of the Business Combination, Rezolve shall have the right to issue and sell to YA up to $250 million of the ordinary shares of Rezolve during the 36 month period following the closing of the Business Combination. Rezolve will not be obligated to draw any amount under the Agreement, will control both the timing and amount of all drawdowns, and will issue stock to YA on each drawn down from the facility. Subject to closing of the Business Combination, Rezolve must file and maintain a registration statement, or multiple registration statements, for resale by YA of the shares. If the Business Combination Agreement is terminated, other than in connection with the consummation of the Business Combination, then the Purchase Agreement shall be terminated and of no further effect, without any liability of any party thereunder. Other than making appropriate disclosure of the Purchase Agreement under the Federal securities laws, the Company has no obligations under the Purchase Agreement.

On February 2, 2024, Armada, Rezolve, Rezolve AI and YA amended and restated the Purchase Agreement, (the “Amended and Restated Purchase Agreement”) to, among other things, incorporate a prepaid advance arrangement, whereby YA committed to provide Rezolve with a prepaid advance in an original principal amount of $2,500,000 (the “Prepaid Advance”). Upon execution of the Amended and Restated Purchase Agreement, $2,000,000 of the Prepaid Advance was funded to Rezolve.

Note 6 — Stockholders’ Deficit

Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with apar value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and September 30, 2023, there were no shares of preferred stock issued or outstanding.

Common stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2023 and September 30, 2023, there were 5,709,500 shares of common stock issued and outstanding, excluding 2,363,349 and 2,363,349 shares subject to redemption, respectively. On February 3, 2021, affiliates of the Sponsor paid $25,000, or approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 Founder Shares. On February 8, 2021, EarlyBirdCapital, Inc. and Northland purchased 162,500 and 87,500 representative shares, respectively, at an average purchase price of approximately $0.0001 per share, or an aggregate purchase price of $25.00.

On May 29, 2021, Northland returned 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled and on June 16, 2021, the Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, resulting in the Sponsor holding an aggregate of 5,012,500 shares of common stock. On June 16, 2021, the Sponsor transferred 50,000 shares to its Chief

Executive Officer and to its President and 35,000 shares to each of its three outside directors. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. On October 1, 2021 the underwriter’s over-allotment option expired unused resulting in 1,125,000 founder shares forfeited to the Company for no consideration.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial Business Combination, the Sponsor, as well as all of the Company’s officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed Business Combination.

Warrants

Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, in whole and not in part:

•
at any time after the warrants become exercisable,
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder
•
if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Note 7— Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in these financial statements.

On January 16, 2024, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to February 17, 2024. The funds made available by the Sponsor to the Company under the Extension Note were attributable to a draw down under the Subscription Agreement with Polar described in Note 4 above.

On January 16, 2024, the Company borrowed $39,100 from the Sponsor to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. This promissory note was funded by the Sponsor pursuant to a draw down under the Subscription Agreement with Polar (as described in Note 4 above).

On February 2, 2024, Armada, Rezolve, Rezolve AI and YA amended and restated the Purchase Agreement, (the “Amended and Restated Purchase Agreement”) to, among other things, incorporate a prepaid advance arrangement, whereby YA committed to provide Rezolve with a prepaid advance in an original principal amount of $2,500,000 (the “Prepaid Advance”). Upon execution of the Amended and Restated Purchase Agreement, $2,000,000 of the Prepaid Advance was funded to Rezolve.

On February 15, 2024 the Company held a special meeting of its stockholders to approve an amendment to its Charter (the “Charter Amendment”) to extend the date (the “Termination Date”) by which the Company has to consummate a Business Combination from February 17, 2024 (the “Termination Date”) to March 17, 2024 (the “Charter Extension Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date on a monthly basis up to five times by an additional one month each time after the Charter Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until August 17, 2024, or a total of up to six months after the Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Third Extension Amendment Proposal”). The stockholders of the Company approved the Third Extension Amendment Proposal at the special meeting and on February 15, 2024 the Company filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 945,662 shares of Common Stock of the Company exercised their right to redeem their shares for cash at a redemption price of approximately $10.98 per share, for an aggregate redemption amount of $10,384,496.

In connection with the approval of the Third Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $297,714 (the “Second Extension Note”) to the Sponsor. The Second Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that the Company does not consummate a Business Combination, the Second Extension Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Second Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $49,619 to be deposited into the Trust Account within three business days following February 17, 2024, and up to $248,095 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions.

On February 16, 2024, the Company borrowed $49,619 under the Second Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to March 17, 2024. The funds made available by the Sponsor to the Company under the Extension Note were attributable to a draw down under the Subscription Agreement with Polar described in Note 4 above.

On February 16, 2024, the Company borrowed $60,381 from the Sponsor to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. This promissory note was funded by the Sponsor pursuant to a draw down under the Subscription Agreement with Polar described in Note 4 above.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Armada Acquisition Corp. I

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Armada Acquisition Corp. I (the “Company”) as of September 30, 2023 and 2022, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended September 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant costs and needs to raise additional funds to meet its obligations and sustain its operations. Additionally, the Company’s business plan is dependent on the completion of a business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

East Hanover, NJ

December 4, 2023

ARMADA ACQUISITION CORP. I

BALANCE SHEETS

	September 30, 2023	September 30, 2022
Assets
Cash	$60,284	$177,578
Prepaid expenses	33,605	61,942
Total current assets	93,889	239,520
Investments held in Trust Account	25,324,028	150,844,925
Total Assets	$25,417,917	$151,084,445
Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,708,050	$3,137,535
Franchise tax payable	12,100	150,000
Income tax payable	10,783	145,621
Promissory Notes-Related Party	2,564,439	251,754
Excise tax payable	1,291,751	—
Total current liabilities	8,587,123	3,684,910
Commitments and Contingencies (Note 4)
Common stock subject to possible redemption, 2,363,349 and 15,000,000 shares at redemption value of approximately $10.71 and $10.04 per share at September 30, 2023 and 2022, respectively	25,316,806	150,548,862
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 5,709,500 shares issued and outstanding (excluding 2,363,349 and 15,000,000 shares subject to possible redemption) at September 30, 2023 and 2022, respectively	570	570
Additional paid-in capital	—	941,796
Accumulated deficit	(8,486,582)	(4,091,693)
Total Stockholders’ Deficit	(8,486,012)	(3,149,327)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$25,417,917	$151,084,445

The accompanying notes are an integral part of these financial statements.

ARMADA ACQUISITION CORP. I

STATEMENTS OF OPERATIONS

	For the Year Ended September 30,
	2023	2022
Formation and operating costs	$2,570,872	$4,391,263
Stock-based compensation	218,254	111,852
Loss from operations	(2,789,126)	(4,503,115)
Other income
Trust interest income	3,084,260	1,025,942
Total other income	3,084,260	1,025,942
Income (loss) before income tax provision	295,134	(3,477,173)
Income tax provision	(615,284)	(145,621)
Net loss	$(320,150)	$(3,622,794)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	7,259,013	15,000,000
Basic and diluted net loss per share	$(0.02)	$(0.17)
Basic and diluted weighted average shares outstanding, non-redeemable common stock	5,709,500	5,709,500
Basic and diluted net loss per share	$(0.02)	$(0.17)

The accompanying notes are an integral part of these financial statements.

ARMADA ACQUISITION CORP. I

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance as of September 30, 2021	6,834,500	$683	$1,378,693	$(468,899)	$910,477
Forfeiture of founder shares	(1,125,000)	(113)	113	—	—
Stock-based compensation	—	—	111,852	—	111,852
Subsequent remeasurement of common stock subject to possible redemption	—	—	(548,862)	—	(548,862)
Net loss	—	—	—	(3,622,794)	(3,622,794)
Balance as of September 30, 2022	5,709,500	$570	$941,796	$(4,091,693)	$(3,149,327)
Capital contribution made by Sponsor related to the stockholder non-redemption agreements	—	—	1,102,909	—	1,102,909
Cost of raising capital related to the stockholder non-redemption agreements	—	—	(1,102,909)	—	(1,102,909)
Excise tax on redemptions	—	—	(1,160,050)	(131,701)	(1,291,751)
Stock-based compensation	—	—	218,254	—	218,254
Subsequent remeasurement of common stock subject to possible redemption	—	—	—	(3,943,038)	(3,943,038)
Net loss	—	—	—	(320,150)	(320,150)
Balance as of September 30, 2023	5,709,500	$570	$—	$(8,486,582)	$(8,486,012)

The accompanying notes are an integral part of these financial statements.

ARMADA ACQUISITION CORP. I

STATEMENTS OF CASH FLOWS

	For the Year Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(320,150)	$(3,622,794)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(3,084,260)	(1,025,942)
Stock-based compensation	218,254	111,852
Changes in current assets and liabilities:
Prepaid expenses	28,337	398,920
Accounts payable	1,570,515	2,954,179
Franchise tax payable	(137,900)	124,329
Income tax payable	(134,838)	145,621
Net cash used in operating activities	(1,860,042)	(913,835)
Cash Flows from Investing Activities:
Withdrawals from Trust Account for redemptions of common stock	129,175,094	—
Withdrawals from Trust Account to pay for taxes	1,071,864	182,069
Extension deposits in Trust Account	(1,641,801)	—
Net cash provided by investing activities	128,605,157	182,069
Cash Flows from Financing Activities:
Proceeds from issuance of Promissory Notes to Related Party	2,316,985	483,034
Repayment of Promissory Notes to Related Party	(4,300)	(231,280)
Redemptions of common stock	(129,175,094)	—
Net cash provided by (used in) financing activities	(126,862,409)	251,754
Net change in cash	(117,294)	(480,012)
Cash, beginning of the period	177,578	657,590
Cash, end of the period	$60,284	$177,578
Supplemental disclosure of noncash investing and financing activities
Remeasurement of common stock subject to possible redemption	$3,943,038	$548,862
Excise tax on redemptions	$1,291,751	$—

The accompanying notes are an integral part of these financial statements.

ARMADA ACQUISITION CORP. I

NOTES TO FINANCIAL STATEMENTS

Note–1 - Organization, Business Operations and Going Concern

Armada Acquisition Corp. I (the “Company”) is a blank check company incorporated as a Delaware corporation on November 5, 2020. The Company was incorporated for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). As more fully described in this Note 1, on December 17, 2021 the Company entered into a business combination agreement with a target business which was amended and restated on June 16, 2023. The Company concentrated its efforts in identifying businesses in the financial services industry with particular emphasis on businesses that are providing or changing technology for traditional financial services.

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from November 5, 2020 (inception) through September 30, 2023, relates to the Company’s formation and the initial public offering (the “IPO”) described below, and since the closing of the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

The Company’s sponsor is Armada Sponsor LLC (the “Sponsor”).

The registration statement for the Company’s IPO was declared effective on August 12, 2021 (the “Effective Date”). On August 17, 2021, the Company commenced the IPO of 15,000,000 units at $10.00 per unit (the “Units”).

Simultaneously with the consummation of the IPO, the Company consummated the private placement of 459,500 shares of common stock (“Private Shares”) at a price of $10.00 per share for an aggregate purchase price of $4,595,000.

Transaction costs amounted to $3,537,515, consisting of $1,500,000 of underwriting commissions, and $2,037,515 of other offering costs.

Following the closing of the IPO, a total of $150,000,000 ($10.00 per Unit) was held in the Trust Account (“Trust Account”). The funds held in the Trust Account are required to be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, on August 10, 2023 we instructed the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in an interest bearing demand deposit account until the earlier of the consummation of a Business Combination or our liquidation. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay tax obligations and up to $100,000 to pay dissolution expenses, the proceeds from the IPO and the sale of the Private Shares will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s redemption of 100% of the outstanding public shares if it has not completed a Business Combination in the required time period. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company completes a Business Combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business. The Trust Account has released $130,246,958 and $182,069 as of September 30, 2023 and 2022, respectively, to the Company to pay its income and franchise tax obligations and in connection with redemptions.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.

In connection with any proposed Business Combination, the Company will either (1) seek stockholders approval of the initial Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), or (2) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), in each case subject to the limitations described herein. The decision as to whether the Company will seek stockholders approval of a proposed Business Combination or will allow stockholders to sell their shares to the Company in a tender offer will be made by the Company, solely in its discretion.

The shares of common stock subject to redemption are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination (unless the proposal amending the Company charter to remove the net tangible assets requirement in connection with the Business Combination is approved and implemented at the special meeting approving the Business Combination) and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company had until February 17, 2023 (or 18 months following the IPO) to consummate a Business Combination (the “Combination Period”). As further described in Note 1, on February 2, 2023, the stockholders approved an amendment to our certificate of incorporation to extend the Combination Period until August 17, 2023, and on August 2, 2023, the stockholders approved a further amendment to our certificate of incorporation to extend the Combination Period for six monthly periods or until no later than February 17, 2024. On August 8, 2023, the Company deposited $70,900 into the Trust Account thereby extending the Combination Period until September 17, 2023, and on each of September 8, 2023, October 11, 2023 and November 9, 2023, the Company deposited $70,900 into the Trust Account thereby extending the Combination Period for three additional months or until December 17, 2023. However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company but net of taxes payable (and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed (i) to vote any shares owned by them in favor of any proposed Business Combination, (ii) not to redeem any shares in connection with a stockholder vote to approve a proposed initial Business Combination or sell any shares to the Company in a tender offer in connection with a proposed initial Business Combination, (iii) that the founders’ shares will not participate in any liquidating distributions from the Company’s Trust Account upon winding up if a Business Combination is not consummated.

The Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below $10.00 per share by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. The agreement to be entered into by the Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity, which has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has it independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company believes it is unlikely that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so.

On December 17, 2021, the Company entered into a business combination agreement as amended on November 10, 2022, June 16, 2023, and August 4, 2023 with Rezolve Limited, a private limited company incorporated under the laws of England and Wales (“Rezolve”), Rezolve Group Limited, a Cayman Islands exempted company (“Cayman NewCo”), and Rezolve Merger Sub, Inc., (“Rezolve Merger Sub”) (such business combination agreement, the “Business Combination Agreement,” and such business combination, the “Business Combination”).

On November 10, 2022, the Company and Rezolve entered into a First Amendment to the Business Combination Agreement (the “Amendment,” and together with the Original Business Combination Agreement, the “Business Combination Agreement” and the business combination contemplated thereby, the “Business Combination”), to among other things, extend the date on which either party to the Business Combination Agreement had the right to terminate the Business Combination Agreement if the Business Combination had not been completed by such date to the later of (i) January 31, 2023 or (ii) fifteen days prior to the last date on which the Company may consummate a Business Combination, and change the structure of the Business Combination such that Cayman NewCo is no longer a party to the Business Combination Agreement or the Business Combination.

On February 2, 2023, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Charter to extend the date by which the Company must consummate a Business Combination or, if it fails to do so, cease its operations and redeem or repurchase 100% of the shares of the Company’s common stock issued in the Company’s IPO, from February 17, 2023 for up to six additional months at the election of the Company, ultimately until as late as August 17, 2023 (the “Extension”). In connection with the Extension, the holders of 11,491,148 shares of Common Stock elected to redeem their shares at a per share redemption price of approximately $10.19. As a result, $117,079,879 was removed from the Company’s Trust Account to pay such holders.

On June 16, 2023, the Company, Rezolve, Rezolve AI Limited, a private limited liability company incorporated under the laws of England and Wales (“Rezolve AI”) and Rezolve Merger Sub amended and restated the Business Combination Agreement (the “Amended and Restated Business Combination Agreement”) by way of a Deed of Release, Amendment and Restatement to, among other things, amend (a) the enterprise value of Rezolve by which the aggregate stock consideration is calculated to $1.60 billion, and (b) provide for (i) a pre-Closing demerger (the “Pre-Closing Demerger”) of Rezolve pursuant to UK legislation under which (x) part of Rezolve’s business and assets (being all of its business and assets except for certain shares in Rezolve Information Technology (Shanghai) Co Ltd and its wholly owned subsidiary Nine Stone (Shanghai) Ltd and Rezolve Information Technology (Shanghai) Co Ltd Beijing Branch and certain other excluded assets) are to be transferred to Rezolve AI in exchange for the issue by Rezolve AI of shares of the same classes of capital stock as in Rezolve for distribution among the original shareholders of Rezolve in proportion to their holdings of shares of each class of capital stock in Rezolve as at immediately prior to the Pre-Closing Demerger, (y) Rezolve AI will be assigned, assume and/or reissue the secured convertible notes currently issued by Rezolve pursuant to the Loan Agreements (as defined in the Amended and Restated Business Combination Agreement) and (z) Rezolve will then be wound up, and (ii) the merger of the Company with and into Rezolve Merger Sub, with the Company continuing as the surviving entity (the “Merger”) such that after completion of the Pre-Closing Demerger and Merger, the Company will become a wholly owned subsidiary of Rezolve AI.

Concurrently with the execution and delivery of the Amended and Restated Business Combination Agreement, the Company and the Key Company Shareholders (as defined in the Amended and Restated Business Combination Agreement) have entered into the Transaction Support Agreement, pursuant to which, among other things, the Key Company Shareholders have agreed to (a) vote in favor of the Company Reorganization (b) vote in favor of the Amended and Restated Business Combination Agreement and the agreements contemplated thereby and the transactions contemplated thereby, (c) enter into the Investor Rights Agreement (as defined in the Amended and Restated Business Combination Agreement) at Closing and (d) the termination of certain agreements effective as of Closing.

On August 2, 2023, the Company held a special meeting of its stockholders to approve an amendment to its Charter (the “Charter Amendment”) to extend the date (the “Termination Date”) by which Armada has to consummate a Business Combination from August 17, 2023 (the “Original Termination Date”) to September 17, 2023 (the “Charter Extension Date”) and to allow Armada, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to five times by an additional one month each time after the Charter Extension Date, by resolution of Armada’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until February 17, 2024, or a total of up to six months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Second Extension Amendment Proposal”). The stockholders of Armada approved the Second Extension Amendment Proposal at the special meeting and on August 3, 2023, Armada filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 1,145,503 public shares of Common Stock of Armada exercised their right to redeem their shares for cash at a redemption price of approximately $10.56 per share, for an aggregate redemption amount of approximately $12,095,215.

In connection with the approval of the Second Extension Amendment Proposal, the Company issued an unsecured promissory note in the principal amount of up to $425,402 (the “Extension Note”) to the Sponsor. The Extension Note does not bear interest and matures upon closing of the Business Combination. In the event that Armada does not consummate a Business Combination, the Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. The proceeds of the Extension Note will be deposited in the Trust Account in connection with the Charter Amendment as follows: $70,900 to be deposited into the Trust Account within five business days following approval of the Charter Amendment by the Company’s stockholders, and up to $354,502 in five equal installments to be deposited into the Trust Account for each of the five one-month extensions. On August 8, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to September 17, 2023, and on September 8, 2023, October 11, 2023 and November

9, 2023 the Company borrowed $70,900 under the Extension Note on each such date and deposited the funds into the Trust Account thereby extending the Combination Period for three additional months or until December 17, 2023.

On August 4, 2023, the Company, Rezolve, Rezolve AI, and Rezolve Merger Sub amended the Business Combination Agreement to remove the requirement that after giving effect to the transactions contemplated by the Business Combination Agreement, Rezolve shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the closing of the Business Combination.

Liquidity and Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.

As of September 30, 2023, the Company had approximately $60,000 of cash in its bank operating account and a working capital deficiency of approximately $8.5 million (excluding income tax payable and franchise tax payable).

Prior to the completion of the IPO, the Company’s liquidity needs have been satisfied through the $36,045 proceeds received from the sale of its founder shares to the Sponsor, the advances of $230,352 from the Sponsor to cover the Company’s offering costs in connection with the IPO, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The balance of the advances from Sponsor was fully repaid on August 17, 2021.

Following the completion of our IPO, the Sponsor has from time to time provided loans to the Company in order to assist the Company to fund its working capital needs and to provide funds to pay for the extensions of the Combination Period, all as more fully described in Note 3.

The aggregate balance outstanding under all promissory notes, including the Extension Note, was $2,564,439 and $251,754 as of September 30, 2023 and 2022, respectively.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that the liquidity condition and date for mandatory liquidation and dissolution raise substantial doubt about the Company’s ability to continue as a going concern through February 17, 2024, the scheduled liquidation date of the Company if it does not complete a Business Combination prior to such date. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry, the geopolitical conditions resulting from the recent invasion of Ukraine by Russia and subsequent sanctions against Russia, Belarus and related individuals and entities, as well as the war between Israel and Hamas, and the possibility of these conflicts spreading in the surrounding region, the status of debt and equity markets, and protectionist legislation in our target markets. Management has concluded that while it is reasonably possible that any of the foregoing could have a negative effect on the Company’s financial position, results of its operations and/or that of Rezolve’s or any other target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs on or after January 1, 2023, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of the Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the Business Combination (or otherwise issued not in connection with the Business Combination but issued within the same taxable year of the Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination. The Company has agreed that any such excise taxes shall not be paid from the interest earned on the funds held in the Trust Account.

As discussed above, during February 2023, holders of 11,491,148 shares of Common Stock elected to redeem their shares in connection with the Extension. As a result, $117,079,879 was removed from the Company’s Trust Account to pay such holders. During August 2023, holders of 1,145,503 shares of Common Stock elected to redeem their shares in connection with the Second Amendment Extension Proposal. As a result, $12,095,215 was removed from the Company’s Trust Account to pay such holders. Management has evaluated the requirements of the IR Act and the Company’s operations, and has determined that $1,291,751 is required to be recorded as a liability on the Company’s balance sheet as of September 30, 2023. This liability will be reevaluated and remeasured at the end of each quarterly period.

Note 2 - Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP) and with the instructions to Form 10-K and Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart the Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $60,284 and $177,578 in cash as of September 30, 2023 and 2022, respectively.

Investments Held in Trust Account

As of September 30, 2023 the assets held in the Trust Account were held in an interest bearing demand deposit account. To mitigate the risk that the Company may be deemed an investment company for purposes of the Investment Company Act, on August 10, 2023, the Company instructed the trustee of the Trust Account to liquidate the investments held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest bearing demand deposit account until the earlier of consummation of a Business Combination or liquidation. Furthermore, such cash is held in bank accounts which exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation.

As of September 30, 2022, the assets held in the Trust Account were held in U.S. Treasury Bills with a maturity of 185 days or less.

The Company classifies its U.S. Treasury bills as held-to-maturity in accordance with FASB ASC Topic 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.

A decline in the market value of held-to-maturity securities below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry in which the investee operates. Management had determined that there has not been an impairment of held-to-maturity securities as of September 30, 2022.

Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective-interest method. Such amortization and accretion are included in the “interest income” line item in the statements of operations. Interest income is recognized when earned.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of certain of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. At September 30, 2023 and 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Offering Costs Associated with IPO

The Company complies with the requirements of ASC340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A— “Expenses of Offering”. Offering costs consist of legal, accounting, underwriting and other costs incurred through the balance sheet date that are related to the IPO. The Company incurred offering costs amounting to $3,537,515 as a result of the IPO consisting of a $1,500,000 underwriting commissions and $2,037,515 of other offering costs.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. The Company’s shares of common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 15,000,000 shares of common stock as of September 30, 2022, and 2,363,349 shares of common stock as of September 30, 2023 subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the remeasurement adjustment from initial carrying amount to redemption book value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital.

At September 30, 2023 and 2022, the common stock reflected in the balance sheets are reconciled in the following table:

Gross Proceeds	$150,000,000
Proceeds allocated to Public Warrants	(11,700,000)
Issuance costs related to common stock	(3,261,589)
Remeasurement of carrying value to redemption value	14,961,589
Subsequent remeasurement of carrying value to redemption value – Trust interest income (excluding the amount that can be withdrawn from Trust Account for taxes)	548,862
Common stock subject to possible redemption – September 30, 2022	150,548,862
Redemptions	(129,175,094)
Remeasurement of carrying value to redemption value	3,943,038
Common stock subject to possible redemption – September 30, 2023	$25,316,806

Net Loss Per Common Stock

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per common stock is computed by dividing net loss by the weighted average number of common stock outstanding for the period. Remeasurement adjustments associated with the redeemable shares of common stock are excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the IPO because the warrants are contingently exercisable, and the contingencies have not yet been met. The warrants are exercisable to purchase 7,500,000 shares of common stock in the aggregate. As of September 30, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net loss per common stock is the same as basic net loss per common stock for the periods presented.

Accretion of the carrying value of common stock subject to redemption value is excluded from net loss per common stock because the redemption value approximates fair value.

	For The Year Ended September 30,
	2023		2022
	Common stock subject to redemption	Common stock	Common stock subject to redemption	Common stock
Basic and diluted net loss per share
Numerator:
Allocation of net loss	$(179,201)	$(140,949)	$(2,624,009)	$(998,785)
Denominator
Weighted-average shares outstanding	7,259,013	5,709,500	15,000,000	5,709,500
Basic and diluted net loss per share	$(0.02)	$(0.02)	$(0.17)	$(0.17)

Stock-Based Compensation

The Company accounts for share-based payments in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” (“ASC 718”) which requires that all equity awards be accounted for at their “fair value.” The Company measures and recognizes compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the statements of operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

On June 16, 2021, the Sponsor transferred 50,000 shares to each of its Chief Executive Officer and to its President and 35,000 shares to each of its three independent directors. The aforementioned transfer is in the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The aggregate fair value of these shares was $509,552 at issuance. A total of 100,000 shares vested upon consummation of the Initial Public Offering. The remaining 105,000 shares vest in equal quarterly installments until the second anniversary of the consummation of the Company’s Initial Public Offering, or August 17, 2023. At September 30, 2023, all shares under the June 16, 2021 grant were vested.

On June 26, 2023, the Sponsor allocated 270,000 shares to its three independent directors (90,000 each) and 100,000 shares to an executive officer. The aforementioned transfer is in the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the transfer date. The aggregate fair value of these shares was $207,200 at the date of the transfer. A total of 190,000 shares vested upon the transfer date. The remaining 180,000 shares will vest as follows: 90,000 upon the 6 month anniversary of the transfer date; and 90,000 upon the one year anniversary of the transfer date; provided that all unvested shares would become vested upon consummation of initial business combination. The Company recognized $106,400 of stock-based compensation related to this grant for the year ended September 30, 2023.

The Company recognized $218,254 and $111,852 of stock-based compensation for the fiscal years ended September 30, 2023, and 2022, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Note 3 — Related Party Transactions

Founder Shares

On February 3, 2021, the Sponsor paid $25,000, approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 shares of common stock, par value $0.0001. On June 16, 2021, the Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, or an aggregate $4,070, and transferred 50,000 shares to its Chief Executive Officer and to its President and 35,000 shares to each of its three independent directors. On July 23, 2021, the Sponsor purchased an additional 1,200,000 shares of common stock at a purchase price of $0.006 per share, or an aggregate $6,975, resulting in the Sponsor holding an aggregate of 6,007,500 shares of common stock and the Chief Executive Officer, President and independent directors holding an aggregate of 205,000 shares of common stock (such shares, collectively, the “Founder Shares”). The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. On October 1, 2021 the underwriters’ over-allotment option expired unused resulting in 1,125,000 founder shares forfeited to the Company for no consideration.

The Sponsor, officers and directors have agreed not to transfer, assign or sell any Founder Shares held by them until the earliest of (A) 180 days after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their public shares for cash, securities or other property (except with respect to permitted transferees). Any permitted transferees would be subject to the same restrictions and other agreements of the Sponsor, officers, and directors with respect to any Founder Shares.

Additionally, upon consummation of the IPO, the Sponsor sold membership interests in the Sponsor to 10 anchor investors that purchased 9.9% of the units sold in the IPO. The Sponsor sold membership interests in the Sponsor entity reflecting an allocation of 131,250 Founder Shares to each anchor investor, or an aggregate of 1,312,500 Founder Shares to all 10 anchor investors, at a purchase price of approximately $0.006 per share. The Company estimated the aggregate fair value of these founder shares attributable to each anchor investor to be $424,491, or $3.23 per share. The Company has offset the excess of the fair value against the gross proceeds from these anchor investors as a reduction in its additional paid-in capital in accordance with Staff Accounting Bulletin Topic 5A.

Representative Common Stock

On February 8, 2021, EarlyBirdCapital, Inc. and Northland Securities, Inc. (“Northland”) purchased 162,500 and 87,500 shares of common stock (“representative shares”), respectively, at an average purchase price of approximately $0.0001 per share, or an aggregate purchase price of $25.00. On May 29, 2021, Northland returned 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled.

The representative shares are identical to the public shares included in the Units being sold in the IPO, except that the representative shares are subject to certain transfer restrictions, as described in more detail below.

The holders of the representative shares have agreed not to transfer, assign or sell any such shares until 30 days after the completion of an initial Business Combination. In addition, the holders of the representative shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of an initial Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete an initial Business Combination within 15 months (or 18 months if extended) from the closing of the IPO.

Promissory Notes-to Related Party

On May 9, 2022, the Sponsor loaned the Company the aggregate amount of $483,034 in order to assist the Company to fund its working capital needs. The loan is evidenced by two promissory notes in the aggregate principal amount of $483,034 from the Company, as maker, to the Sponsor, as payee. During July 2022, the Company fully repaid one of the promissory notes in the amount of $187,034, which represented monies loaned to the Company for the payment of Delaware franchise taxes. The Company utilized the interest earned on the Trust Account to repay the promissory note. The Company also paid $4,300 and $44,246 on behalf of the Sponsor for tax services in fiscal years 2023 and 2022, respectively. These amounts were applied against the balance owing to the

Sponsor under the remaining promissory note. As of September 30, 2023 and 2022, the net amount outstanding under the promissory note was $247,454 and $251,754, respectively.

On November 10, 2022, the Sponsor loaned the Company $1,500,000 in order to cover the additional contribution to the Trust Account in connection with the Company’s exercise of the extension of the Combination Period until February 17, 2023, and $450,000 to fund its working capital needs. The promissory notes are non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time.

On July 28, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $125,245. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount of the promissory note was fully drawn and outstanding as of the date of this report.

On August 2, 2023, the Company entered into a promissory note to the Sponsor in the amount of up to $425,402. The Extension Note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. Upon consummation of a Business Combination, the Sponsor shall have the option, but not the obligation, to convert up to $425,402 of the total principal amount of this note, in whole or in part at the option of the Sponsor, into common stock of the Company at a price of $10.00 per share (the “Common Stock”). The Common Stock shall be identical to the private placement shares issued to the Sponsor at the time of the Company’s IPO. On August 8, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to September 17, 2023. On September 12, 2023, the Company borrowed an additional $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to October 17, 2023. As of September 30, 2023, $141,800 was drawn and outstanding under this note. Management has determined that the conversion feature described above should not be accounted for separately from its host instrument.

On August 8, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $20,840 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount of the promissory note was fully drawn and outstanding as of the date of this report.

On September 8, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $79,099 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount of the promissory note was fully drawn and outstanding as of the date of this report.

The aggregate balance outstanding under all promissory notes, including the Extension Note, was $2,564,439 and $251,754 as of September 30, 2023 and 2022, respectively.

Administrative Service Fee

Commencing on the date of the IPO, the Company will pay the Sponsor $10,000 per month for office space, utilities and secretarial support. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the two fiscal years ended September 30, 2023 and 2022, the Company incurred and paid $120,000 in administrative service fees.

Note 4 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares issued and outstanding on the date of the IPO, as well as the holders of the representative shares, Private Shares and any shares the Sponsor may receive in payment of the Extension Note, will be entitled to registration rights pursuant to an agreement signed on the effective date of the IPO. The holders of a majority of these securities (other than the holders of the representative shares) are entitled to make up to two demands that the Company registers such securities.

The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Shares and shares issued to the Sponsor in payment of the Extension Note can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were paid a cash underwriting discount of 1.0% of the gross proceeds of the IPO, or $1,500,000 (and are entitled to an additional $225,000 of deferred underwriting commission payable at the time of an initial Business Combination if the underwriters’ over-allotment is exercised in full). On October 1, 2021 the underwriters’ over-allotment option expired unused resulting in the $225,000 deferred underwriting commission to be not payable to the underwriter.

Financial Advisory Fee

The Company has engaged Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), an affiliate of a member of the Sponsor, to provide consulting and advisory services in connection with the IPO, for which it received an advisory fee equal to one (1.0) percent of the aggregate proceeds of the IPO, or $1,500,000, upon closing of the IPO. Affiliates of CCM have and manage investment vehicles with a passive investment in the Sponsor. On August 18, 2021, the Company paid to CCM in aggregate of $1,500,000. The Company engaged CCM as a capital markets advisor in connection with the initial Business Combination for which it will earn an advisory fee of $3,000,000 payable only upon closing of the Business Combination. The Company also engaged CCM as a financial advisor in connection with the initial Business Combination for which it will earn an advisory fee of $8,750,000 payable only upon closing of the Business Combination.

The Company has engaged D.A. Davidson & Co. as a financial advisor and investment banker in connection with the initial Business Combination for which it will earn an advisory fee of $600,000, payable only upon closing of the Business Combination.

The Company has engaged Craig Hallum Capital Group LLC as a financial advisor in connection with the initial Business Combination for which it will earn an advisory fee of $500,000, payable only upon closing of the Business Combination.

The Company had engaged ICR LLC (“ICR”) to provide investor relations services in connection with the initial Business Combination for which ICR was entitled to a monthly fee of $10,400 for the period from November 2021 through December 2022 when the contract with ICR was terminated. A total of $145,600 is recorded by the Company and is due and payable to ICR upon either the termination of or the closing of the initial Business Combination. Under the contract, an additional $145,600 would be due and payable to ICR only upon the closing of the initial Business Combination.

The Company has engaged Bishop IR (“Bishop”) as an investor relations advisor in connection with the initial Business Combination for the period from June 21, 2023 through June 20, 2024 with a monthly fee of $8,000 which will increase to $12,000 upon the closing of the initial Business Combination. Either party can terminate the contract at any time upon thirty days prior notice to the other party. Upon completion of initial Business Combination, Bishop would be entitled to a success fee of $100,000 payable only upon closing of the initial Business Combination.

Business Combination Marketing Agreement

The Company engaged Northland Securities, Inc., the representative of the underwriters, as an advisor in connection with Business Combination to assist in holding meetings with the Company’s stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with the initial Business Combination and assist the Company with press releases and public filings in connection with the Business Combination. The Company will pay the representative a cash fee for such services only upon the consummation of the initial Business Combination in an amount equal to 2.25% of the gross proceeds of the IPO, or $3,375,000. The Company will also pay the representative a separate capital market advisory fee of $2,500,000 only upon the completion of the initial Business Combination. Additionally, the Company will pay the representative a cash fee equal to 1.0% of the total consideration payable in the proposed Business Combination if the representative introduces the Company to the target business with which the Company completes a Business Combination. On February 8, 2021, Northland purchased 87,500 shares of common stock at an average purchase price of approximately $0.0001 per share. On May 29, 2021, Northland returned these 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled.

We also will pay to the representative only upon the closing of the initial Business Combination, $1,030,000 due under two separate engagement letters in connection with fairness opinions delivered to our Board of Directors. An aggregate of $120,000 has already been paid under these engagement letters and expensed in the Company’s statement of operations for the fiscal year ended September 30, 2022.

Non-Redemption Agreements

On January 20, 2023, the Company and its Sponsor entered into ten agreements (the “Non-Redemption Agreements” ) with one or more third parties in exchange for them agreeing not to redeem shares of the Company’s common stock sold in its IPO in connection with the upcoming Annual Meeting at which a proposal to approve an extension of time for the Company to consummate an initial business combination from February 17, 2023 to August 17, 2023 had also been submitted to the stockholders. The Non-Redemption Agreements provide for the allocation of up to 75,000 Founder Shares held by the Sponsor in exchange for such investor and/or investors agreeing to hold and not redeem certain public shares at the Meeting. Certain of the parties to the Non-Redemption Agreements are also members of the Sponsor. The Company estimated the aggregate fair value of the 713,057 Founder Shares attributable to the non-redeeming stockholders to be $1,102,909 or on average $1.55 per share. The excess of the fair value of the Founder Shares was determined to be a contribution to the Company from the Sponsor in accordance with Staff Accounting Bulletin (“SAB”) Topic 5T and an offering cost in accordance with SAB Topic 5A. Accordingly, the offering cost was recorded against additional paid-in capital. Pursuant to the Non-Redemption Agreements, the Company agreed not to satisfy any of its excise tax obligations from the interest earned on the funds held in the Trust Account.

Right of First Refusal

If the Company determines to pursue any equity, equity-linked, debt or mezzanine financing relating to or in connection with an initial Business Combination, then Northland Securities, Inc. shall have the right, but not the obligation, to act as book running manager, placement agent and/or arranger, as the case may be, in any and all such financing or financings. This right of first refusal extends from the date of the IPO until the earlier of the consummation of an initial Business Combination or the liquidation of the Trust Account if the Company fails to consummate a Business Combination during the required time period.

Purchasing Agreement

On February 23, 2023, Armada, Rezolve and YA II PN, Ltd., a Cayman Islands exempted limited partnership (“YA”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, upon the closing of the Business Combination, Rezolve shall have the right to issue and sell to YA up to $250 million of the ordinary shares of Rezolve during the 36 month period following the closing of the Business Combination. Rezolve will not be obligated to draw any amount under the Agreement, will control both the timing and amount of all drawdowns, and will issue stock to YA on each drawn down from the facility. Subject to closing of the Business Combination, Rezolve must file and maintain a registration statement, or multiple registration statements, for resale by YA of the shares. If the Business Combination Agreement is terminated, other than in connection with the consummation of the Business Combination, then the Purchase Agreement shall be terminated and of no further effect, without any liability of any party thereunder. Other than making appropriate disclosure of the Purchase Agreement under the Federal securities laws, the Company has no obligations under the Purchase Agreement.

Note 5 — Recurring Fair Value Measurements

Funds in the Company’s Trust Account were held in an interest bearing demand deposit account of September 30, 2023 and measured as Level 1 in the hierarchy of fair value measurements with carrying value approximating fair value.

	Carrying Value as of September 30, 2023	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of September 30, 2023
Interest bearing demand deposit account	$25,324,028	$—	$—	$25,324,028

Funds in the Company’s Trust Account were invested in U.S. Treasury securities as of September 30, 2022, and classified as held-to-maturity and Level 1 in the hierarchy of fair value measurements as follows:

	Carrying Value as of September 30, 2022	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of September 30, 2022
Cash	$320	$—	$—	$320
U.S. Treasury Bills	150,844,605	19,242	—	150,863,847

	$150,844,925	$19,242	$—	$150,864,167

There were no transfers between Levels 1, 2 or 3 during the years ended September 30, 2023 and 2022.

Note 6 — Stockholders’ Equity

Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2023 and 2022, there were no shares of preferred stock issued or outstanding.

Common stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. At September 30, 2023 and 2022, there were 5,709,500 shares of common stock issued and outstanding, excluding 2,363,349 and 15,000,000 shares subject to redemption, respectively. On February 3, 2021, affiliates of the Sponsor paid $25,000, or approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 Founder Shares. On February 8, 2021, EarlyBirdCapital, Inc. and Northland purchased 162,500 and 87,500 representative shares, respectively, at an average purchase price of approximately $0.0001 per share, or an aggregate purchase price of $25.00.

On May 29, 2021, Northland returned 87,500 shares of common stock to the Company, for no consideration, which were subsequently cancelled and on June 16, 2021, the Sponsor purchased an additional 700,000 shares of common stock at a purchase price of $0.006 per share, resulting in the Sponsor holding an aggregate of 5,012,500 shares of common stock. On June 16, 2021, the Sponsor transferred 50,000 shares to its Chief Executive Officer and to its President and 35,000 shares to each of its three outside directors. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part. On October 1, 2021 the underwriter’s over-allotment option expired unused resulting in 1,125,000 founder shares forfeited to the Company for no consideration.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the initial Business Combination, the Sponsor, as well as all of the Company’s officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO and any shares purchased in the IPO or following the IPO in the open market in favor of the proposed Business Combination.

Warrants

Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable 30 days after the completion of the Company’s initial Business Combination. However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, in whole and not in part:

•
at any time after the warrants become exercisable,
•
upon not less than 30 days’ prior written notice of redemption to each warrant holder
•
if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities.

Note 7 — Income Tax

The Company’s net deferred tax assets are as follows:

	September 30,
	2023	2022
Deferred tax asset
Organizational costs/Startup expenses	$504,667	$351,592
Stock-based compensation	129,350	83,517
Total deferred tax asset	634,017	435,209
Valuation allowance	(634,017)	(435,209)
Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	September 30,
	2023	2022
Federal
Current	$615,284	$145,621
Deferred	(198,808)	(336,741)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	198,808	336,741
Income tax provision	$615,284	$145,621

As of September 30, 2023 and 2022, the Company had $0 of U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance at September 30, 2023. For the years ended September 30, 2023 and 2022, the change in the valuation allowance was $198,808 and $336,741, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at September 30, 2023 and 2022 are as follows:

	September 30,
	2023	2022
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	0.00%	0.00%
Prior year true up	0.99%	—
Business combination expenses	119.13%	(15.50)%
Change in valuation allowance	67.40%	(9.70)%
Income tax provision	207.49%	(4.25)%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in these financial statements.

On October 10, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $59,099 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount of the promissory note was fully drawn and outstanding as of the date of this report.

On October 11, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to November 17, 2023.

On November 9, 2023, the Company borrowed $70,900 under the Extension Note and deposited the funds into the Trust Account thereby extending the Termination Date to December 17, 2023.

On November 20, 2023, the Company issued a promissory note to the Sponsor for the aggregate amount of $12,510 to be used for working capital. The promissory note is non-interest bearing and due on the earlier of: (i) the liquidation or release of all of the monies held in the Trust Account or (ii) the date on which the Company consummates an acquisition, merger or other business combination transaction involving the Company or its affiliates. The principal balance may be prepaid at any time. The amount of the promissory note was fully drawn and outstanding as of the date of this report.